As filed with the Securities and Exchange Commission on September 1, 2005
Registration Statement No. 333-126995
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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM S-1
PRE-EFFECTIVE AMENDMENT NO. 2
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
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Fonix Corporation
(Exact name of registrant as specified in its charter)

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DELAWARE 22-2994719
(State or other jurisdiction (I.R.S. Employer Identification No.)
of incorporation or organization) 7373 (SIC Code)

9350 S 150 E, Suite 700
Salt Lake City, Utah 84070
(801) 553-6600
(Address, including zip code, and
telephone number, including area code,
of registrant's principal
executive offices)
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THOMAS A. MURDOCK
PRESIDENT, CEO
Fonix Corporation
9350 S 150 E, Suite 700
Salt Lake City, Utah 84070
(801) 553-6600
(Name, address, including zip code, and
telephone number, including area code,
of agent for service)

COPY TO:
JEFFREY M. JONES, ESQ.
C. PARKINSON LLOYD, ESQ.
DURHAM JONES & PINEGAR, P.C.
111 EAST BROADWAY, SUITE 900
SALT LAKE CITY, UTAH 84111

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: from time to time after the effective date of this Registration Statement as determined by market conditions.
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     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _______.

     If this Form is a post-effective amendment filed pursuant to Rule 462(c)

under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ________.

     If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

CALCULATION OF REGISTRATION FEE

======================================================================================================================
Proposed Proposed
Maximum Maximum
Amount Aggregate Aggregate Amount of
Title of Class of Securities To be Price Offering Registration
to be Registered Registered (1) Per Share Price Fee

Class A Common Stock, 50,000,000 shares (2) $0.05(3) $2,500,000(3) $295 (4)
$0.0001 par value per share

(1)

All shares offered for resale by the Selling Shareholders.

(2)

Consisting of shares of Class A common stock registered pursuant to the Securities Purchase Agreement and related agreements in connection with the acquisition of LTEL Holdings, Inc.

(3)

The fee was estimated pursuant to Rule 457(c) under the Act on the basis of the average of the bid and asked price of Fonix’s Class A common stock as reported on the OTC Bulletin Board on July 22, 2005.

(4)

Fee of $295 was paid with original filing.  No additional fee due.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a) OF THE ACT, MAY DETERMINE.

==============================================================================

Fonix Corporation

50,000,000 Shares

Class A Common Stock, par value $0.0001 per share

This prospectus covers the sale of up to 50,000,000 shares of our Class A common stock (the “Shares”).   Two of our shareholders, listed on page 4 (collectively, the “Selling Shareholders”), are offering all of the Shares covered by this prospectus.  The Selling Shareholders will receive all of the proceeds from the sale of the Shares and we will receive none of those proceeds.

Investment in the Shares involves a high degree of risk.  You should consider carefully the risk factors beginning on page 6 of this prospectus before purchasing any of the Shares offered by this prospectus.

Fonix Class A common stock is quoted on the OTC Bulletin Board and trades under the symbol “FNIX”.   The last reported sale price of our Class A common stock on the OTC Bulletin Board on August 10, 2005 was $0.05 per share. Nevertheless, the Selling Shareholders do not have to sell the Shares in transactions reported on the OTC Bulletin Board, and may offer their Shares through any type of public or private transactions.

Fonix currently has concurrent offerings of its shares that will have a dilutive effect on any purchaser of shares under this prospectus and the registration statement of which it is a part.  A registration statement on Form S-2 (SEC File Number 333-120957) covers sales by Queen of up to 75,000,000 shares of our Class A common stock issued in connection with a prior equity line of credit, described more fully in the section “Management’s discussion and analysis of financial condition and results of operations -- Liquidity and Capital Resources -- Equity Lines of Credit” below on pages 41-42.  The shares issuable under the prior equity line of credit are not covered by this prospectus or the registration statement of which it is a part.  Additionally, a registration statement on Form S-2 (SEC File Number 333-115367) covers sales by selling shareholders of up to 19,036,801 shares or our Class A common stock issued in connection with Fonix’s acquisition of the outstanding capital stock of LTEL Holdings Corporation.  The shares issuable in connection with our acquisition of LTEL are not covered by this prospectus or the registration statement of which it is a part.  Further, two registration statements on Form S-2 (SEC File Number 333-113290 and SEC File No. 333-125088) cover sales by Breckenridge of shares issued upon conversion of shares of a series of Fonix convertible preferred stock.  Those registration statements register the resales of up to 23,500,000 and 30,000,000 shares of our Class A common stock, respectively.   Finally, a registration statement on Form S-1 (SEC File Number 333-125350) covers sales by another selling shareholder of shares issued in connection with an equity line of credit, described more fully in the section “Recent Developments – Seventh Equity Line of Credit” below on page 7.  That registration statement registers the resale of up to 100,000,000 shares of our Class A common stock.  The shares issuable under the equity line of credit are not covered by this prospectus or the registration statement of which it is a part.  There are a total of 297,536,801 shares registered for resale under this and the other registration statements referred to above, although there is no guarantee that all of the shares will be sold.  Additionally, many of the shares under those registration statements have been sold, and accordingly those shares are included in the number of shares of our common stock which are issued and outstanding.

____________________

The Securities and Exchange Commission and State Securities Regulators have not approved or disapproved the Shares, or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

September __, 2005

Fonix has not registered the Shares for sale by the Equity Line Investor under the securities laws of any state.  Brokers or dealers effecting transactions in the Shares should confirm that the Shares have been registered under the securities laws of the state or states in which sales of the Shares occur as of the time of such sales, or that there is an available exemption from the registration requirements of the securities laws of such states.

This prospectus is not an offer to sell any securities other than the Shares.  This prospectus is not an offer to sell securities in any circumstances in which such an offer is unlawful.

Fonix has not authorized anyone, including any salesperson or broker, to give oral or written information about this offering, Fonix or the Shares that is different from the information included or incorporated by reference in this prospectus.  You should not assume that the information in this prospectus, or any supplement to this prospectus, is accurate at any date other than the date indicated on the cover page of this prospectus or any supplement to it.

Table of contents

Summary about Fonix Corporation and this offering 2
Risk factors 6
Information about Fonix Corporation 22
Business 22
Management's discussion and analysis of financial condition and results of operations 29
Special note regarding forward-looking statements 47
Market price of and dividends on Fonix Class A common stock 48
Selected financial data 49
Index to financial statements of Fonix Corporation 50
Legal proceedings 51
Directors and executive officers of Fonix 52
Security ownership of certain beneficial owners and management 56
Certain relationships and related transactions 57
Use of proceeds 58
Selling shareholders 58
Plan of distribution 59
Regulation M 60
Experts 61
Legal matters 61
Additional information 61
Where to get additional information 62
Financial Statements 63

_____________________

Summary about Fonix Corporation and this offering

Fonix Corporation

Fonix Corporation, a Delaware corporation ("Fonix" or the "Company"), delivers speech interface solutions and applications ("Products") that empower people to interact conversationally with information systems and computing devices. Fonix Products are based on our speech-enabling technologies, which include text-to-speech ("TTS") and neural network-based automated speech recognition ("ASR").  ASR and TTS technologies are sometimes collectively referred to in this registration statement as "Core Technologies."  Management believes our intuitive speech-enabling Products enhance user productivity and efficiency in a broad range of markets including mobile and wireless devices; embedded speech solutions for automotive applications; computer telephony and server applications; assistive and language learning applications for everyday use with computers and electronic devices; and end-to-end distributive speech processing and connectivity.

Prior to 2002, we were focused on research and development ("R&D") and prototype development projects for customized applications.  The R&D and prototype development utilized the Core Technologies and development and marketing of multiple operating systems and hardware platforms. The transition from R&D and prototype development to standard speech Products began in 2002.  We expect to leverage our standard speech Products across multiple platforms, multiple products, and markets.

 We currently market speech Products that utilize our Core Technologies to software developers, consumer electronics manufacturers, micro-processor manufacturers, third-party product developers, operating system developers, network developers, and wireless operators, as well as directly to consumers.  We currently focus our marketing efforts toward embedded systems for automotive applications and wireless and mobile electronic devices, server-based solutions for telephony voice-activated applications, and enterprise distributive speech solutions.  We pursue revenue opportunities through generation of royalty fees, product and technology licenses, product sales, non-recurring engineering fees, and support agreements.

Speech-enabled Products are a value-added interface solution for computing and communications devices.  We believe that manufacturers of consumer electronics products, software developers, wireless operators, telephony distributors, system integrators, and value added re-sellers ("VARs") can simplify the use and increase the functionality of their products and services by integrating our Products, resulting in broader market opportunities and significant competitive advantage.  Fonix Products support multiple hardware and software platforms, are environment and speaker independent, optimize cost and power efficiencies, provide easy integration within a relatively small memory requirement for embedded applications, and enhance scalability for high channel capacity for computer telephony and server-based systems.

On February 24, 2004, we completed our acquisition of all of the capital stock of LTEL Holdings Corporation (“LTEL”) and its wholly-owned subsidiaries, LecStar Telecom, Inc. and LecStar DataNet, Inc. (collectively “LecStar”).  LecStar, an Atlanta-based competitive local exchange carrier ("CLEC"), offers wire-line voice, data, long distance, and Internet services to business and residential customers throughout BellSouth’s Southeastern United States operating territory.  The acquisition of LecStar significantly accelerates Fonix’s growth strategy by providing a recurring revenue stream, built-in customer base and new marketing channels.

LecStar serves small-to-medium sized businesses and residential customers with a balanced focus on high-density metropolitan areas and under-served smaller communities.  Services are offered at moderate discounts of BellSouth prices and delivered through the cost-effective use of LecStar’s own network facilities, Unbundled Network Elements (“UNEs”) leased from BellSouth and/or resold services acquired through wholesale agreements with other carriers.  LecStar’s provisioning systems are electronically bonded with BellSouth enabling the efficient ordering of services in real-time.  We believe that unlike many traditional CLECs which failed by putting short-term growth ahead of long-term fundamentals - attempting to grow more quickly than the market could sustain, adding new network assets to new geographical markets too soon, and/or relying on unsustainable revenues such as reciprocal compensation - LecStar took a unique and cost-effective approach to building its business.

We believe that Fonix is well positioned to serve markets that are rapidly adopting speech-enabled solutions and applications.  As memory requirements, noise robustness, recognition accuracy, and efficiency of speech solutions become increasingly critical, we expect that our Products will provide compelling solutions to meet highly competitive customer demands.

At a special meeting of shareholders held March 24, 2003, in Salt Lake City, Utah, our shareholders approved a reverse stock split of our Class A common stock at a ratio of one (1) share for forty (40) shares, effective April 4, 2003.

This offering

The Shares covered by this prospectus are the shares of common stock issued by Fonix in connection with the recent acquisition of all of the outstanding capital stock of LTEL Holdings Corporation.

On February 24, 2004, we closed the previously announced acquisition of all of the capital stock of LTEL Holdings Corporation, a Delaware corporation ("LTEL").  LTEL is a holding company that owns all of the issued capital stock of LecStar Telecom, Inc., a Georgia corporation, and LecStar DataNet, Inc., a Georgia corporation (which two subsidiaries may be referred to collectively as "LecStar").  The acquisition of LTEL (the "Acquisition") was consummated pursuant to an Exchange Agreement (the "Exchange Agreement") dated as of February 24, 2004 among Fonix, Fonix Acquisition Corporation, a Delaware corporation and wholly owned subsidiary of Fonix ("LTEL Acquisition"), LTEL and the stockholders of LTEL identified therein (the "Sellers").  In connection with the Acquisition, we paid to the Sellers non-cash negotiated consideration of $33 million.  The terms of the Acquisition and the consideration received by the Sellers were the result of arm's-length negotiations between us and the Sellers.

The consideration we paid pursuant to the Acquisition was comprised of three components, including the following:

1.

To the Sellers who were holders of LTEL's common stock, we issued a total of 7,036,801 shares of restricted Fonix Class A common stock, which amount was equal to $3,000,000 divided by 90% of the average closing bid price of our common stock during the 30 trading day period ending on the third trading day prior to the closing;

2.

To certain of the Sellers who were holders of LTEL's Series B Preferred Stock (which was the only other class of capital stock issued and outstanding as of closing) we issued 2,000 shares of our newly authorized Series H Preferred Stock (the "Series H Preferred"), each share having a stated value of $10,000 per share ($20 million in the aggregate); and

3.

To McCormack Avenue, Ltd. ("McCormack"), a Seller and one of the holders of LTEL's Series B Preferred Stock, we issued a $10 million Secured Promissory Note (the "Note") secured by the stock and assets of LTEL Acquisition, the stock of LTEL, and the stock of LecStar pursuant to a Security Agreement (the "Security Agreement") and a Collateral Pledge Agreement (the "Pledge Agreement"), all dated as of February 24, 2004.

Also in connection with the Acquisition, we entered into a Registration Rights Agreement (the "Registration Rights Agreement") with the Sellers pursuant to which we agreed to register, within 120 days after the closing, the shares of our restricted common stock issued to the LTEL common stock holders, as well as 12,000,000 additional shares of our common stock issuable, at our option, as payment of interest on the Note and as dividends on the Series H Preferred.

Additionally, Kenzie Financial Management and McCormack may receive shares of common stock from us in connection with payment of interest on the Note (McCormack) or as payment of dividends on the Series H Preferred Stock (McCormack and Kenzie Financial Management).  As part of the Acquisition, we agreed to register the resale of up to 6,000,000 shares issuable at our option as payment of interest accrued under the Note and up to 6,000,000 shares issuable at our option as payment of dividends payable on the Series H Preferred Stock.  Unless and until we decide to issue shares as payment of interest on the Note or dividends on the Series H Preferred Stock, we cannot determine the number of shares that can be resold by McCormack or Kenzie Financial Services.  Under a prior registration statement, McCormack and Kenzie received and sold a total of 12,000,000 shares of our common stock which they received as payment of interest on the Note or dividends on the Series H Preferred Stock.

We subsequently agreed to register the resale of additional shares issuable to McCormack and Kenzie which they may receive as payment of interest on the Note or dividends on the Series H Preferred Stock.  This prospectus and the registration statement of which it is a part register the resale of up to 50,000,000 shares of common stock by Kenzie and McCormack.

This prospectus and the registration statement of which it is a part do not cover the resale by either Kenzie Financial Management or McCormack of shares of the Series H Preferred Stock or the Note; this prospectus and the registration statement of which it is a part cover only the resale by McCormack and Kenzie Financial Management of shares of our Class A common stock.

Recent Developments

Breckenridge Lawsuit - On May 3, 2004, we filed a lawsuit against The Breckenridge Fund, LLC ("Breckenridge"), alleging the improper transfer to and subsequent sale of shares of our common stock by Breckenridge.  That lawsuit was subsequently dismissed without prejudice and refilled in the Third Judicial District Court of Salt Lake County, Utah, on October 13, 2004 (the "Utah Action").  The complaint seeks (i) a declaratory judgment that we may set off the fair value of the Unauthorized Shares against the value we owe to Breckenridge in connection with the Series I Preferred Stock transaction, (ii) judgment against Breckenridge for the fair value of the Unauthorized Shares, and (iii) punitive damages from Breckenridge for improper conversion of the Unauthorized Shares.  We also sought and obtained a temporary restraining order against Breckenridge, prohibiting them from selling any of our common stock, or alternatively requiring Breckenridge to deposit the proceeds of any such sales into an interest bearing account.  Breckenridge removed the case to the United States District Court for the District of Utah, which: (1) found that the state court's temporary restraining order had expired; and (2) declined to enter its own injunction.   On March 18, 2005, the federal court dismissed the Breckenridge Lawsuit without prejudice, finding that a forum selection clause required the claims to be litigated in New York.  We have subsequently filed and are pursuing those claims in New York, as described below.

First Series I Complaint - On November 10, 2004, Breckenridge tendered to us a conversion notice, converting 16 shares of Series I Preferred Stock into 123,971 shares of common stock.  In light of the temporary restraining order that had been issued by the state court in the Utah Action, Fonix instructed its transfer agent to include on the share certificate a legend referencing the restraining order and the Utah Action.  Subsequently, Breckenridge filed a complaint against us in the Supreme Court of the State of New York, County of Nassau,  in connection with the Series I Preferred Stock (the "First Series I Complaint").  In the First Series I Complaint, Breckenridge alleges that it was improper for us to include any legends on the shares issued in connection with conversions of the Series I Preferred Stock other than those agreed to by Breckenridge in the Series I Preferred Stock purchase agreement (the "Series I Agreement").  Breckenridge also seeks liquidated damages for our failure to issue shares free of the allegedly inappropriate legend.  We seek $4,000,000 in compensatory damages and $10,000,000 in punitive damages.  We have filed a motion to dismiss and intend to vigorously defend against this complaint.

Subsequent to filing the complaint, Breckenridge moved for a temporary restraining order to prevent us from issuing shares with any legend other than those agreed upon by Breckenridge in the Series I Agreement.  On November 18, 2004, at a hearing on Breckenridge's motion, the court entered an order stating that we may not place any legend on shares issued to Breckenridge upon conversion of the Series I Preferred Stock other than those permitted under the Series I Agreement.

The Security Agreement Complaint - On November 23, 2004, Breckenridge filed a complaint against us (Supreme Court of the State of New York, County of Nassau, Index No. 015185/04) alleging: (1) Fonix executed a Security Agreement and a Registration Rights Agreement in connection with the Series I Agreement pursuant to which it granted to Breckenridge a security interest in certain collateral, including Fonix's intellectual property (the "Collateral"); (2) Fonix breached the Registration Rights Agreement and the Security Agreement; and (3) Breckenridge is entitled to damages totaling $585,000 and possession of the Collateral.  We have a motion to dismiss and intend to vigorously defend against this complaint.

Second Series I Complaint - On March 10, 2005, Breckenridge filed a complaint against us in the Supreme Court of the State of New York, County of Nassau,  in connection with the Series I Preferred Stock (the "Second Series I Complaint").  In the Second Series I Complaint, Breckenridge alleges that Fonix improperly failed to honor a conversion notice it tendered to us on February 25, 2005, converting 500 shares of Series I Preferred Stock into 6,180,469 shares of common stock.  Breckenridge sought a temporary restraining order and preliminary injunction requiring Fonix to honor that conversion notice, and all subsequently tendered conversion notices.  On March 14, 2005, the Court entered a temporary restraining order directing us to honor the February 25, 2005, conversion notice, and directed Breckenridge to deposit all proceeds from the sale of the converted shares to be deposited in an interest-bearing escrow account.  We have filed various counterclaims against Breckenridge, including many of the claims previously asserted in the Utah Action.  We intend to vigorously defend against this complaint and pursue our counterclaims against Breckenridge.

We are involved in other claims and actions arising in the ordinary course of business.  In the opinion of management, after consultation with legal counsel, the ultimate disposition of these other matters will not materially affect our consolidated financial position, liquidity, or results of operations.

Seventh Equity Line of Credit

On May 27, 2005, we entered into a seventh private equity line agreement (the "Seventh Equity Line Agreement") with Queen, LLC (the "Equity Line Investor"), on terms substantially similar to those of the Sixth Equity Line between Queen and us dated November 15, 2004.

Under the Seventh Equity Line Agreement, we have the right to draw up to $20,000,000 against an equity line of credit (the "Seventh Equity Line") from the Equity Line Investor.  We are entitled under the Seventh Equity Line Agreement to draw certain funds and to put to the Equity Line Investor shares of the Company's Class A common stock in lieu of repayment of the draw.  We are limited as to the amount of shares we may put to the Equity Line Investor in connection with each put; we may not put shares which would cause the Equity Line Investor to own more than 4.99% of our outstanding common stock on the date of the put notice.  The number of shares to be issued in connection with each draw is determined by dividing the amount of the draw by 93% of the average of the two lowest closing bid prices of our Class A common stock over the ten trading days after the put notice is tendered.  The Equity Line Investor is required under the Seventh Equity Line Agreement to tender the funds requested by us within two trading days after the ten-trading-day period used to determine the market price.

In connection with the Seventh Equity Line Agreement, we granted registration rights to the Equity Line Investor and filed a registration statement which covers the resales of the shares to be issued under the Seventh Equity Line.

We plan to use the proceeds of draws on the Seventh Equity Line for the capitalization or creation of a joint venture with a strategic partner, to pay part or all of the purchase price for the acquisition of another business or the assets thereof, and/or for working capital purposes.

Risk Factors

The short- and long-term success of Fonix is subject to certain risks, many of which are substantial in nature and outside the control of Fonix. You should consider carefully the following risk factors, in addition to other information contained herein.  All forward-looking statements contained herein are deemed by Fonix to be covered by and to qualify for the safe harbor protection provided by Section 21E of the Private Securities Litigation Reform Act of 1995.   When used in this prospectus, words such as "believes," "expects," "intends," "plans," "anticipates," "estimates," and similar expressions are intended to identify forward-looking statements, although there may be certain forward-looking statements not accompanied by such expressions.  You should understand that several factors govern whether any forward-looking statement contained herein will or can be achieved.  Any one of those factors could cause actual results to differ materially from those projected herein. These forward-looking statements include plans and objectives of management for future operations, including the strategies, plans and objectives relating to the products and the future economic performance of Fonix and its subsidiaries discussed above.  In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of any such statement should not be regarded as a representation by Fonix or any other person that the objectives or plans of Fonix will be achieved.

Risk Factors Associated with All of our Operations

Our substantial and continuing losses since inception, coupled with significant ongoing operating expenses, raise doubt about our ability to continue as a going concern.

Since inception, we have sustained substantial losses.  Such losses continue due to ongoing operating expenses and a lack of revenues sufficient to offset operating expenses.  We have raised capital to fund ongoing operations by private sales of our securities, some of which sales have been highly dilutive and involve considerable expense.  In our present circumstances, there is substantial doubt about our ability to continue as a going concern absent significant sales of our products and telecommunication services, substantial revenues from new licensing or co-development contracts, or continuing large sales of our securities.

We incurred net losses of $15,148,000, $13,543,000 and $19,898,000 for the years ended December 31, 2004, 2003 and 2002.  As of December 31, 2004, we had an accumulated deficit of $226,625,000, accrued liabilities of $6,815,000 and owed trade payables of $5,225,000.  For the six months ended June 30, 2005, we incurred a net loss of $8,414,000.  As of June 30, 2005, we had an accumulated deficit of $235,612,000, accrued liabilities of $7,674,000 and owed accounts payable of $5,903,000.

We expect to spend significant amounts to expand our telecommunications services, enhance our Products and technologies and fund further Product development.  As a result, we will need to generate significant additional revenue to achieve profitability.  Even if we do achieve profitability, we may not be able to sustain or increase profitability on a quarterly or annual basis.  If we do not achieve and maintain profitability, the market price for our common stock may further decline, perhaps substantially, and we may have to curtail or cease our operations.

The “going concern” paragraph in the reports of our independent registered public accounting firm for the years ended December 31, 2004, 2003 and 2002 raises doubts about our ability to continue as a going concern.

The independent registered public accounting firm’s reports for our financial statements for the years ended December 31, 2004, 2003 and 2002 include an explanatory paragraph regarding substantial doubt about our ability to continue as a going concern.  This may have an adverse effect on our ability to obtain financing for operations and to further develop and market Products.

LecStar's current operations may not provide sufficient cash flow to sustain operations, and we may be required to divert proceeds from our Seventh Equity Line towards offsetting cash flow shortfalls at LecStar for an indefinite time period.  If we do not receive additional capital when and in the amounts needed in the near future, our ability to continue as a going concern is in substantial doubt.

We anticipate incurring substantial sales and marketing, product development and research and general operating expenses in the future that will require substantial amounts of additional capital on an ongoing basis.  We will most likely have to obtain such capital from sales of our equity, convertible equity and/or debt securities.  Obtaining future financing may be costly and will likely be dilutive to existing stockholders.  We previously established six equity lines of credit with an unaffiliated third party (the “Equity Line Investor”) upon which we drew to pay operating expenses.  We have entered into a Seventh Equity Line agreement wherein we have registered the sale of up to 100,000,000 shares of Class A common stock and intend to begin drawing funds under the Seventh Equity Line once we have terminated the Sixth Equity Line.

LecStar’s operations did not generate sufficient operating revenue to pay all operating expenses in 2004 and required us to fund some of its operations and liabilities through our otherwise available financing sources, including the Fifth Equity Line.  Although management anticipates that LecStar will become self-sufficient during 2005, there can be no assurance that will occur during 2005 or at all, or that if LecStar becomes self-sufficient whether it will be able to maintain such level of operations.  If we are required to provide significant operating capital to LecStar for extended periods, our business and financial condition could be adversely and materially affected.  Accordingly, if we are not able to obtain adequate financing under the existing or additional equity line agreements or from other financing sources when and in the amounts needed, and on terms that are acceptable, our operations, financial condition and prospects could be materially and adversely affected, and we could be forced to curtail our operations or sell part or all of our assets, including our Core Technologies, LTEL or LecStar, or seek protection under bankruptcy laws.

Continuing debt obligations could impair our ability to continue as a going concern.

As of December 31, 2004, we had debt obligations of $6,085,000, remaining unpaid compensation payable to current and former employees was approximately $1,756,000 and vendor accounts payable was approximately $5,225,000.  As of June 30, 2005, we had debt obligations of $5,891,000, vendor accounts payable of $5,903,000 and remaining unpaid compensation to current and former employees of $501,000.  At present, our revenues from existing licensing arrangements, product sales and telecommunication services are not sufficient to offset our ongoing operating expenses or to pay in full our current debt obligations.

In connection with the acquisition of the capital stock of LTEL, we issued a 5% $10,000,000 secured, six-year note payable to McCormack Avenue, Ltd.  Under the terms of the note payable, quarterly interest only payments were required through January 15, 2005 with quarterly principal and interest payments which began April 2005 through the final payment due January 2010.

There is substantial risk, therefore, that the existence and extent of the debt obligations described above could adversely affect our business, operations and financial condition, and we may be forced to curtail our operations, sell part or all of our assets, including the Core Technologies, LTEL or LecStar, or seek protection under bankruptcy laws.  Additionally, there is substantial risk that the current or former employees or our vendors could bring lawsuits to collect the unpaid amounts.  In the event of lawsuits of this type, if we are unable to negotiate settlements or satisfy our obligations, we could be forced into bankruptcy.

There can be no guarantee that the proceeds available to us under the Seventh Equity Line will be sufficient for us to achieve profitable operations or to pay our current liabilities, which could have a material adverse impact on our ability to continue operations.

There is no assurance that the funds which are available to us under the Seventh Equity Line will be sufficient to allow us to continue our marketing and sales efforts to the point we achieve profitable operations.  Additionally, the payment of our current outstanding liabilities may require significant portions of the funds available to us under the Seventh Equity Line, and the amounts remaining may not be sufficient for us to use as working capital in our operations, which could have a material adverse effect on our ability to continue our operations.

Holders of Fonix Class A common stock are subject to the risk of additional and substantial dilution to their interests as a result of the issuances of Class A common stock in connection with the Seventh Equity Line.

The following table describes the number of shares of Class A common stock that would be issuable, assuming that the full remaining amount available under the Seventh Equity Line as of August 10, 2005, namely $19,000,000, had been put to the Equity Line Investor (irrespective of the availability of registered shares), and further assuming that the applicable conversion price at the time of such put were the following amounts:

Hypothetical Conversion Price	Shares issuable upon puts aggregating $19,000,000
$0.03	633,333,333
$0.05	380,000,000
$0.10	190,000,000
$0.15	126,666,667
$0.25	76,000,000
$0.30	63,333,333
$0.40	47,500,000
$0.50	38,000,000
$0.60	31,666,667
$0.70	27,142,857

Given the formulas for calculating the shares to be issued in connection with puts under the Seventh Equity Line, there effectively is no limitation on the number of shares of Class A common stock which may be issued in connection with a put under the Seventh Equity Line, except for the number of shares registered under the prospectus and the registration statement covering the resale of shares issued in connection with the Seventh Equity Line.  As such, shareholders are subject to the risk of substantial dilution to their interests as a result of our issuance of shares under the Seventh Equity Line.

Holders of Fonix Class A common stock are subject to the risk of additional and substantial dilution to their interests as a result of the issuances of Class A common stock in connection with conversions of shares of the Series I Preferred Stock.

Through August 10, 2005, the Breckenridge Fund, LLC (“Breckenridge”) had converted 2,078 shares of our Series I Preferred Stock, in connection with which we issued 27,066,095 shares of our common stock.  The following table describes the number of shares of Class A common stock that would be issuable, assuming that Breckenridge converted the full number of shares of the Series I Preferred Stock (not including any shares issuable as payment of dividends accrued) as of August 10, 2005, and further assuming that the applicable conversion prices at the time of such conversion were the following amounts:

Hypothetical Conversion Price	Shares issuable upon conversion of $1,171,793 stated value of Series I Preferred Stock
$0.03	39,059,767
$0.05	23,435,860
$0.10	11,717,930
$0.15	7,811,953
$0.25	4,687,172
$0.30	3,905,977
$0.40	2,929,483
$0.50	2,343,586
$0.60	1,952,988
$0.70	1,673,990

Our issuances of shares in connection with the conversions of the Series I Preferred Stock and in connection with the Seventh Equity Line likely will result in overall dilution to market value and relative voting power of previously issued common stock, which could result in substantial dilution to the value of shares held by shareholders.

Historically, the issuance of Class A common stock to the Equity Line Investor under the first six equity lines resulted in substantial dilution to the equity interests of all holders of Class A common stock, except the Equity Line Investor.  The issuance of Class A common stock in connection with conversions of the Series I Preferred Stock and with draws under the Seventh Equity Line may result in substantial dilution to the equity interests of holders of Fonix Class A common stock other than Breckenridge and the Equity Line Investor.  Specifically, the issuance of a significant amount of additional Class A common stock will result in a decrease of the relative voting control of the Class A common stock issued and outstanding prior to the issuance of Class A common stock in connection with conversions of the Series I Preferred Stock or with the Seventh Equity Line.  Furthermore, public resales of Class A common stock by Breckenridge or by the Equity Line Investor following the issuance of Class A common stock in connection with conversions of the Series I Preferred Stock or with puts under the Seventh Equity Line likely will depress the prevailing market price of the Class A common stock.  Even prior to the time of actual conversions, exercises, and public resales, the market “overhang” resulting from the mere existence of our obligation to honor such conversions or exercises could depress the market price of our Class A common stock.

Existing shareholders likely will experience increased dilution with decreases in market value of Class A common stock in relation to our issuances of shares upon conversion of the Series I Preferred Stock or in connection with puts made under the Seventh Equity Line, which could have a material adverse impact on the value of their shares.

The formulas for determining the number of shares of Class A common stock to be issued upon conversion of the shares of Series I Preferred Stock or in connection with puts made under the Seventh Equity Line are based, in part, on the market price of the Class A common stock and includes a discount from the market price equal to 87.5% of the average of the two lowest closing bid prices of the Class A common stock for the Series I Preferred Stock, and a discount from the market price equal to 93% of the average of the two lowest closing bid prices of the Class A common stock for puts under the Seventh Equity Line, over a specified trading period.  As a result, the lower the market price of our Class A common stock at and around the time Breckenridge converts shares of the Series I Preferred Stock or we put shares under the Seventh Equity Line, the more shares of Class A common stock Breckenridge or the Equity Line Investor, as applicable, would receive.  Any increase in the number of shares of Class A common stock issued upon puts of shares as a result of decreases in the prevailing market price would compound the risks of dilution described in the preceding paragraph.

There is an increased potential for short sales of the Class A common stock due to the sales of shares put to the Equity Line Investor in connection with the Seventh Equity Line, which could materially affect the market price of the stock.

Downward pressure on the market price of the Class A common stock that likely will result from sales of the Class A common stock by the Equity Line Investor issued in connection with a put under the Seventh Equity Line could encourage short sales of Class A common stock by the Equity Line Investor.  Significant amounts of such short selling could place further downward pressure on the market price of our Class A common stock.

Certain restrictions on the extent of puts may have little, if any, effect on the adverse impact of our issuance of shares under the Seventh Equity Line, and as such, the Equity Line Investor may sell a large number of shares, resulting in substantial dilution to the value of shares held by existing shareholders.

We are prohibited from putting shares to the Equity Line Investor under the Seventh Equity Line if such put would result in that investor holding more than 4.999% of the then-outstanding shares of Class A common stock.  These restrictions, however, do not prevent the Equity Line Investor from selling shares of Class A common stock received in connection with a put, and then receiving additional shares of Class A common stock in connection with a subsequent put.  In this way, the Equity Line Investor could sell more than 4.999% of the outstanding Class A common stock in a relatively short time frame while never holding more than 4.999% at one time.

Certain restrictions on the number of shares of Series I Preferred Stock Breckenridge may convert at any time may have little, if any, effect on the adverse impact of our issuance of shares upon conversion of the Series I Preferred Stock, and as such, Breckenridge may sell a large number of shares, resulting in substantial dilution to the value of shares held by existing shareholders.

Breckenridge is prohibited by the Series I Preferred Stock purchase agreement from converting shares of Series I Preferred Stock to the extent that the number of shares we issue upon conversion would result in Breckenridge’s holding more than 4.999% of the then-outstanding shares of Class A common stock.  These restrictions, however, do not prevent Breckenridge from converting certain shares of Series I Preferred Stock, selling the shares received in connection with the conversion, and then converting additional shares of Series I Preferred Stock in a subsequent conversion.  In this way, Breckenridge could sell more than 4.999% of the outstanding Class A common stock in a relatively short time frame while never holding more than 4.999% at one time.

We have registered under registration statements the resale of shares approximately equal to the number of shares currently issued and outstanding, which may result in substantial dilution to current shareholders if the selling shareholders under the other registration statements sell all of the shares under those registration statements.

We have filed, in connection with the Sixth and Seventh Equity Lines, the LTEL acquisition and the sale of the Series I Preferred Stock, registration statements which register, in the aggregate, the resale by the Equity Line Investor, the LTEL shareholders and Breckenridge of up to approximately 297,536,801 shares of our Class A common stock.  As of August 10, 2005, we had 271,265,451 shares of our Class A common stock issued and outstanding.  Accordingly, the sale by the Equity Line Investor, the LTEL shareholders and Breckenridge of all of the shares registered under the outstanding registration statements will result in substantial dilution to current holders of our Class A common stock.

Because the conversion price for the shares of Series I Preferred Stock is based on the market price of our Class A common stock, if the market price declines we may be unable to satisfy the conversion requests of Breckenridge without registering additional shares, which would impose additional costs in connection with the Series I Preferred Stock.

If the market price of the Class A common stock continues to decline, the number of shares of Class A common stock issuable in connection with conversions of the Series I Preferred Stock will increase.  Accordingly, we may run out of shares registered under this prospectus and the related registration statement, as well as the prior prospectus and registration statement, to issue to Breckenridge in connection with conversions of the Series I Preferred Stock.  In such an event, we would be required to, and would, file additional registration statements to cover the resale of additional shares issuable upon conversion of the Series I Preferred Stock.  The filing of the additional registration statement would impose additional costs in connection with the Series I Preferred Stock.

We have no dividend history and have no intention to pay dividends in the foreseeable future.

We have never paid dividends on or in connection with any class of our common stock and do not intend to pay any dividends to common stockholders for the foreseeable future.

Competition from other industry participants and rapid technological change could impede our ability to achieve profitable operations.  Additionally, our current and potential competitors, some of whom have greater resources and experience than we do, may develop products and technologies that may cause a decline in demand for, and the prices of, our Products and our telecommunications services.

The speech-enabled technologies market sector and telecommunications industry are characterized by rapid technological change.  Competition in the speech-enabled technologies market is based largely on marketing ability and resources, distribution channels, technology and product superiority and product service and support.  A number of companies have developed, or are expected to develop, products that compete with our Products and Core Technologies. Competitors in the speech technology software market include IBM, SpeechWorks International, Nuance, and ScanSoft. We expect additional competition from other companies, including Microsoft. Furthermore, our competitors may combine with each other, and other companies may enter our markets by acquiring or entering into strategic relationships with our competitors. Current and potential competitors have established, or may establish, cooperative relationships among themselves or with third parties to increase the abilities of their speech and language technology products to address the needs of our prospective customers.

Similarly, the market for telecommunications services is highly competitive. We compete, and expect to continue to compete, with current and potential market entrants, including: long-distance carriers; ILECs; other CLECs; competitive access providers (“CAPs”); cable television companies; electric utilities; microwave carriers; wireless telephone system operators; and private networks built by large end-users.   In addition, the possibility of combinations and strategic alliances in the telecommunications industry could give rise to significant new competitors.  We also expect increased competition from wireless service or voice VoIP providers as wireless and VoIP technologies improve.

Many of our current and potential competitors have competitive advantages over us, including substantially greater financial, technical, personnel and other resources, including brand name recognition and long-standing relationships with customers. These resources may place us at competitive disadvantage in our existing speech and telecommunications markets and may impair our ability to expand into new markets, which could adversely affect our business.  If we fail to grow rapidly or obtain additional capital we may not be able to compete with larger, more well established companies.  There can be no assurance that we will be able to successfully compete in our existing markets or in new markets.

We may incur a variety of costs to engage in future acquisitions of companies, products or technologies, and we may be unable to complete acquisitions that would enable us to grow our customer base, to expand into new markets, or to provide new services.  As such, the anticipated benefits of those acquisitions may never be realized.

We may acquire other businesses to grow our customer base, to expand into new markets, or to provide new services.   We may make acquisitions of, or significant investments in, complementary companies, products or technologies, such as the recent acquisition of the capital stock of LTEL Holdings Corporation and Empire One Telecommunications, both discussed elsewhere herein, although no additional material acquisitions or investments are currently pending.  Acquisitions may be accompanied by risks such as:

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difficulties in assimilating the operations and employees of acquired companies;

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diversion of our management's attention from ongoing business concerns;

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our potential inability to maximize our financial and strategic position through the successful incorporation of acquired technology and rights into our products and services;

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additional expense associated with amortization of acquired assets;

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additional expense associated with understanding and development of acquired business;

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maintenance and implementation of uniform standards, controls, procedures and policies; and

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impairment of existing relationships with employees, suppliers and customers as a result of the integration of new management employees.

We must attract and retain skilled personnel.  If we are unable to hire and retain technical, sales and marketing and operational employees, our business could be harmed.

Our ability to manage our growth will be particularly dependent on our ability to develop and retain an effective sales force and qualified technical and managerial personnel.  We intend to hire additional employees, including software engineers, sales and marketing employees and operational employees.  The competition for qualified sales, technical, and managerial personnel in the communications industry, as well as the speech technology industry,  is intense, and we may not be able to hire and retain sufficient qualified personnel.  In addition, we may not be able to maintain the quality of our operations, control our costs, maintain compliance with all applicable regulations, and expand our internal management, technical, information and accounting systems in order to support our desired growth, which could have an adverse impact on our operations.

We are subject to the risk that certain key personnel, including key scientific employees and independent contractors named below, on whom we depend, in part, for our operations, will cease to be involved with us.

We are dependent on the knowledge, skill and expertise of several key scientific and business development employees, including Dale Lynn Shepherd, R. Brian Moncur, Edward A. Bruckert and Walt Nawrocki, independent contractors including Tony R. Martinez, Ph.D.; and executive officers, including Thomas A. Murdock, Roger D. Dudley and William A. Maasberg, Jr.  The loss of any of the key personnel listed above could materially and adversely affect our future business efforts.  Although we have taken reasonable steps to protect our intellectual property rights including obtaining non-competition and non-disclosure agreements from all of our employees and independent contractors, if one or more of our key scientific employees, executive employees or independent contractors resigns from Fonix to join a competitor, to the extent not prohibited by such person's non-competition and non-disclosure agreement, the loss of such personnel and the employment of such personnel by a competitor could have a material adverse effect on us.  We do not presently have any key man life insurance on any of our employees.

Our present intention to integrate our Core Technologies into the services currently provided by LecStar may not proceed as planned, may take longer than anticipated, and may not become profitable.

We intend to integrate the development and distribution of Products into and through the telephone services and technologies made available to us through the LecStar acquisition.  Such integration may require significant additional capital investment and may not be fully financially or technologically feasible.  Further, there can be no guarantee that our plans to integrate our Products which utilize our Core Technologies into such telephone services will proceed as anticipated and we may determine subsequently that the integration will not be profitable or have the desired effect for our operations.  Any of these outcomes could have a materially adverse impact on our operations and profitability.

Our primary source of funding has been through the Sixth Equity Line and will be through the Seventh Equity Line with an entity that may be an affiliate of the holder of our Series H Preferred Stock and a $10 Million promissory note, which may give rise to conflicting interests with respect to the future operation of the Sixth and Seventh  Equity Lines.

As noted and discussed above, our primary source of funding recently has been the Sixth Equity Line. Under the Sixth Equity Line Agreement, we have the right to draw up to $20,000,000 from the Equity Line Investor.  We have also recently entered into a Seventh Equity Line Agreement, under which we have the right to draw up to $20,000,000.  We  terminated the Sixth Equity Line and began drawing on the Seventh Equity Line once the registration statement registering the resale of shares by the Equity Line Investor was declared effective.  We are entitled under the Seventh Equity Line Agreement to draw certain funds and to put to the Equity Line Investor shares of our Class A common stock in lieu of repayment of the draw.  The number of shares to be issued is determined by dividing the amount of the draw by 93% of the average of the two lowest closing bid prices of our Class A common stock over the ten trading days after the put notice is tendered. The Equity Line Investor is required under the Seventh Equity Line Agreement to tender the funds requested by us within two trading days after the ten-trading-day period used to determine the market price.  We anticipate that the Seventh Equity Line and perhaps other similar equity line arrangements with the Equity Line Investor or its affiliates will be the primary source of Fonix's funding in 2005.

In connection with the acquisition of the capital stock of LTEL, we issued to McCormack Avenue, Ltd., a British Virgin Island corporation (“McCormack”), a $10,000,000 secured promissory note (the “Note”) as well as 1,960.8 shares of our Series H Preferred Stock, for certain shares of LTEL held by McCormack.  McCormack may be deemed an affiliate, as defined in rules promulgated under the Securities Act, of the Equity Line Investor.  As the holder of the Note and a large number of the Series H Preferred Shares, McCormack may receive and, in fact, Fonix is obligated to pay to McCormack amounts as principal and interest on the Note and dividends on the Preferred Shares.  To the extent such payments are made out of draws we make under the Seventh Equity Line (or replacements thereof with the Equity Line Investor), it is possible that conflicts of interest could develop in how we draw against, and how the Equity Line Investor participates in, the Seventh Equity Line (or replacements thereof).

An inability to market and develop additional services may adversely affect our ability to retain existing customers or attract new customers.

Through LecStar Telecom, Inc., we currently offer local, long distance, data, and Internet telecommunications services.  Through the Fonix Speech Group, we offer speech technology solutions and products.  In order to address the future needs of our customers, we will be required to market and develop additional products and services. We may not be able to continue to provide the range of speech products or telecommunication services that our customers need or desire. We may lose some of our customers or be unable to attract new customers if we cannot offer the products and services our customers need or desire.

Risk Factors Associated with Our Core Technologies, Products and Speech Business

We have a limited Product offering and many of our key technologies are still in the product development stage.

Presently, there are a limited number of commercially available Products incorporating our Core Technologies. For Fonix to be ultimately successful, sales from these Products must be substantially greater.  An additional element of our business strategy is to achieve revenues through strategic alliances, co-development arrangements, and license arrangements with third parties.  For example, we have entered into licensing and joint-marketing agreements with Sony, Electronic Arts, Intel, Microsoft, HP, Panasonic, Epson, and others.  These agreements provide for joint marketing and application development for end-users or customers.  To date, these agreements have not produced significant revenues.  There can be no assurance that these collaboration agreements will produce license or other agreements which will generate significant revenues for us.

The market for many of our Core Technologies and Products is largely unproven and may never develop sufficiently to allow us to capitalize on our Core Technology and Products.

The market for speech-enabled Products is rapidly evolving.  Additionally, our Products are new and, in many instances, represent a significant departure from technologies which already have found a degree of acceptance in the speech-enabled technologies marketplace.  Our financial performance will depend, in part, on the future development, growth and ultimate size of the market for speech-enabled applications and Products generally, and applications and products incorporating our Products.  If the potential users of speech-enabled software in general and our products in particular do not perceive appropriate benefits, or if speech-enabled software platforms do not achieve commercial acceptance, our business could be harmed or even fail.

The Products which incorporate our Core Technologies will be competing with more conventional means of information processing such as data entry, access by keyboard, mouse or touch-tone telephone.  We believe that there is a substantial potential market for applications and products incorporating advanced speech-enabled technologies.  Nevertheless, such a market for our Products may never develop to the point that profitable operations can be achieved or sustained.

Speech-enabling Products may not achieve widespread acceptance by businesses or telecommunications carriers, which could limit our ability to grow our business.

Our ability to increase revenue in the future depends on the acceptance of speech-enabling products and applications by both our customers and end users. The adoption and integration of speech-enabling products and applications could be hindered by the perceived costs of these new products and applications, as well as the reluctance of enterprises that have invested substantial resources in existing applications to replace their current systems with these new products and applications. Accordingly, in order to achieve commercial acceptance, we will have to educate prospective customers, including large, established companies, about the uses and benefits of speech-enabling products and applications in general and our Products in particular. If these efforts fail, or if speech-enabling products and technology platforms do not achieve commercial acceptance, our business will not develop or may subsequently fail.

Continued development of the market for our Products also will depend upon the following factors over which we have little or no control:

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widespread deployment of speech-enabling applications by third parties, which is driven by consumer demand for services having a voice user interface;

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demand for new uses and applications of speech-enabling technology, including adoption of speech-enabled interfaces by companies that operate web sites;

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adoption of industry standards for speech-enabling and related technologies; and

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continuing improvements in hardware technology that may reduce the costs of speech-enabling technology solutions.

In many cases, the delivery of our Products to end users is dependent upon third-party integration and may be subject to delays and cancellations that are beyond our control.

Generally, we are pursuing third-party integration of our Products into mass market, general business, personal electronics products, and computing solutions.  Thus, lead time to revenue recognition will be longer than software products directly released into consumer channels.  Purchase of our Products often requires a significant expenditure by a customer.  Accordingly, the decision to purchase our Products typically requires significant pre-purchase evaluation.  We spend significant time educating and providing information to prospective customers regarding the use and benefits of our Products.  During this evaluation period, we may expend substantial sales, marketing and management resources.

Further, our Products sold and integrated into customer applications and products are subject to both customer production schedules and customer success in marketing their own products and generating product sales.  Our revenues are thus subject to delays and possible cancellation resulting from customer integration risks and delays.

In cases where our contract with our customers specifies milestones or acceptance criteria, we may not be able to recognize license or services revenue until these conditions are met.  We have in the past and may in the future experience unexpected delays in recognizing revenue.  Consequently, the length of our sales and implementation cycles and the varying order amounts for our Products make it difficult to predict the quarter in which revenue recognition may occur and may cause license and services revenue and operating results to vary significantly from period to period.  These factors could cause our stock price to be volatile or to decline.

Our Products can have a long sales cycle and, as a result, our quarterly operating results and our stock price may fluctuate.

The sales cycles for our Products are generally six to twelve months but may be shorter or longer depending on the size and complexity of the order, the amount of services to be provided and whether the sale is made directly by us or indirectly through an OEM, VAR, or systems integrator.  The length of the sales cycles could adversely impact our operating results.

Our failure to respond to rapid change in the speech-enabled technologies market could cause us to lose revenue and harm our business.

Our success will depend substantially upon our ability to enhance our existing Products and to develop and introduce, on a timely and cost-effective basis, new technologies, Products and features that meet changing end-user requirements and incorporate technological advancements.  If we are unable to develop new Products and enhanced functionalities or technologies to adapt to these changes, or if we cannot offset a decline in revenue from existing Products with sales of new Products, our business will suffer.

Commercial acceptance of our Products will depend, among other things, on:

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the ability of our Products to meet and adapt to the needs of our target markets;

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the performance and price of our Products and our competitors' products; and

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our ability to deliver customer services directly and through our resellers, VARs and OEM partners.

Any software defects in our Products could harm our business and result in litigation.

Complex software products such as ours may contain errors, defects and bugs.  Delivery of Products with undetected production defects or reliability, quality, or compatibility problems could damage our reputation.  Errors, defects or bugs could also cause interruptions, delays or a cessation of sales to our customers.  We could be required to expend significant capital and other resources to remedy these problems and customers whose could bring claims against us which, even if unsuccessful, would likely be time-consuming and could result in costly litigation and payment of damages.

In order to increase our international sales, we must increase the foreign language capacities of our Products.  If we are unable to do so, we may be unable to grow our revenue and execute our business strategy.

We intend to expand our international sales, which requires a significant investment to create and refine different language models for each particular language or dialect. These language models are required to create versions of products that allow end users to speak the local language or dialect and be understood. If we fail to develop additional foreign language capacity of our Products, our ability to benefit from international market opportunities and to grow our business will be limited.

Our operations and financial condition could be adversely affected by our failure or inability to protect our intellectual property or if our technologies are found to infringe the intellectual property of a third party.

Dependence on proprietary technology

Our success is heavily dependent upon our proprietary technology. Certain elements of our Core Technologies are the subject of seven patents issued and allowed by the United States Patent and Trademark Office and 10 other patent applications which are pending.  In addition to our patents, we rely on a combination of copyright and trademark laws, trade secrets, confidentiality procedures and contractual provisions to protect our proprietary rights.  Such means of protecting our proprietary rights may not be adequate because such laws provide only limited protection. Despite precautions that we take, it may be possible for unauthorized third parties to duplicate aspects of our technologies or the current or future products or technologies of our business units or to obtain and use information that we regard as proprietary.  Additionally, our competitors may independently develop similar or superior technology.  Policing unauthorized use of proprietary rights is difficult, and some international laws do not protect proprietary rights to the same extent as United States laws.  Litigation periodically may be necessary to enforce our intellectual property rights, to protect our trade secrets or to determine the validity and scope of the proprietary rights of others.

Risks of our infringement upon the technology of unrelated parties or entities

We are not aware and do not believe that any of our technologies or products infringe the proprietary rights of third parties.  Nevertheless, third parties may claim infringement with respect to our current or future technologies or products or products manufactured by others and incorporating our technologies.  We expect that developers of speech-enabled technologies increasingly will be subject to infringement claims as the number of products and competitors in the industry grows and the functionality of products in different industry segments overlaps. Responding to any such claims, whether or not they are found to have merit, could be time consuming, result in costly litigation, cause development delays, or require us to enter into royalty or license agreements. Royalty or license agreements may not be available on acceptable terms or at all. As a result, infringement claims could have a material adverse affect on our business, operating results, and financial condition.

Additional Risk Factors Associated with the Acquisition of LTEL Holdings Corporation

On February 24, 2004, we acquired all of the capital stock of LTEL Holdings Corporation, a privately held Delaware corporation ("LTEL").  LTEL has two wholly owned operating subsidiaries, LecStar Telecom, Inc., an Atlanta-based CLEC, and LecStar DataNet, Inc., a provider of internet services to business and residential customers (collectively, "LecStar").  More information about the purchase of LecStar can be found in the "Business" Section.  There are certain risks associated with the acquisition of LecStar which include, but are not limited to, the following risks.

TELECOMMUNICATIONS REGULATION

The following summary of regulatory developments and legislation does not purport to describe all present and proposed federal, state and local regulations and legislation affecting the telecommunications industry or the Company.  Other existing federal and state legislation and regulations are currently the subject of judicial proceedings, legislative hearings and administrative proposals, which could change, in varying degrees, the manner in which this industry operates.  Neither the outcome of these proceedings, nor their impact upon the telecommunications industry or the Company, can be predicted at this time

Overview

Our telecommunications operations are subject to federal, state, local and foreign laws, regulations, and orders affecting the rates, terms, and conditions of certain of our service offerings, our costs and other aspects of our operations, including our relations with other service providers. Regulation varies in each jurisdiction and may change in response to judicial proceedings, legislative and administrative proposals, government policies, competition and technological developments. We cannot predict what impact, if any, such changes or proceedings may have on our business or results of operations, and we cannot guarantee that regulatory authorities will not raise material issues regarding our compliance with applicable regulations.

Congressional leadership has expressed an interest in revising of the 1996 Telecommunications Act, which could have a material adverse impact on our telecommunications business and operations.

Several United States congressmen have recently suggested that Congress should consider revising substantial portions of the 1996 Telecommunications Act. Any effort to reform the 1996 Act could result in changes that would materially reduce the obligations of the Incumbent Local Exchange Carriers “ILECs” to interconnect with, or provide unbundled network elements to, competitors, such as LecStar. Any such legislative change could have a material adverse impact on our business and operations.

The FCC decision to substantially limit ILEC obligations to provide access to unbundled network elements (UNEs) at cost based rates will have a material effect on the way we conduct our business and operations and may have a material adverse effect on our profitability.  Access to unbundled network elements may be at prices that are above cost-based rates and may have a material adverse effect on our profitability.

The 1996 Act and FCC regulations adopted under the 1996 Act impose additional duties on ILECs, including the duty to provide access on an unbundled basis to individual network elements on non-discriminatory terms and cost-based rates; to allow competitors to interconnect with their networks in a nondiscriminatory manner at any technically feasible point on their networks; to permit collocation of competitors' equipment at the ILECs premises; and to offer retail services at wholesale rates to CLECs for resale.

Access to ILECs' unbundled network elements at cost-based rates is critical to LecStar's business.  Our local telecommunications services through June 2005 predominantly have been provided through the use of combinations of unbundled network elements, and it is the availability of cost-based rates for these elements that has enabled us to price our local telecommunications services competitively. However, the obligation of ILECs to provide the unbundled network elements upon which we have relied at such cost-based rates is the subject of recent regulatory action that has resulted in the availability of these elements being substantially reduced or otherwise subject to significantly higher, non-cost-based rates for new services effective March 11, 2005.

On December 15, 2004, the FCC adopted rules modifying the unbundling obligations for ILECs, reducing the ILECs' obligation to provide unbundled local switching as well as certain levels of unbundled loops and transport.  These rules are sometimes referred to as the Triennial Review Remand Order ("TRRO").  The FCC issued final rules on February 4, 2005.  Those rules had an effective date of March 11, 2005.

The FCC issued its final rules on February 4, 2005.  Appeals of the order have been filed in several U.S. appellate courts, and these cases will clarify key sections of the TRRO that have been challenged by various parties impacted by the Order.  In addition, Generic Change of Law dockets have been opened by BellSouth in all nine states of operation (AL, FL, GA, KY, LA, MS, NC, SC and TN) naming LecStar and all other CLECs as party to the cases to determine the appropriate language for interconnection contracts in order to implement the FCC’s TRRO Order.  These dockets are currently underway and should be complete before the end of 2005, addressing BellSouth’s unbundling obligations and associated rates, terms and conditions in light of state and Federal law.  The specific impact of this change of law will be come clearer at the conclusion of these cases.  The Company is actively participating in these cases and intends to defend our company’s right to unbundling under Section 271 of the Telecom Act of 1996 at just and reasonable rates.  It is the company’s position that the FCC did not eliminate the obligation to unbundled under this part of the Telecom Act in the TRRO.  The Tennessee and Missouri Public Service Commissions have affirmed this position, however, the validity of our arguments will be tested in state and federal courts.  We cannot predict what impact, such changes or proceedings may have on our business or results of operations.

The principal parts of the FCC's Triennial Review Remand Order (“TRRO”) regarding unbundled switching and unbundled loops and transport are summarized below including the transition plan:

Local Switching: The FCC eliminated an ILECs' obligation to provide local switching (and the unbundled network element platform "UNE-P' in particular, upon which we have historically relied) to requesting carriers at Total Element Long Run Incremental Cost, or "TELRIC," rates.  In doing so, the FCC found that CLECs are not impaired nationwide without access to unbundled local switching.  The FCC adopted a twelve-month transition plan for CLECs to transition away from the unbundled network element platform commencing on March 11, 2005 and ending on March 10, 2006.

The transition plan applies only to our customer base as it existed on March 11, 2005 and we will continue to be permitted to obtain local switching for our current customers at a rate per customer equal to the greater of:  (1) the rate at which we leased that combination of elements on June 15, 2004, plus one dollar; and (2) the rate, if any, the applicable state public utility commission establishes between June 16, 2004 and the effective date of the FCC's order, for the unbundled network element platform, plus one dollar. This means that while our existing UNE-P access lines with BellSouth will be subject to moderately higher wholesale rates during the next 12 months of the transition plan, our ability to add new customers using UNE-P lines is eliminated.  LecStar will be required to serve new customers using BellSouth Total Service Resale (a discount off of BellSouth retail rates for existing products), other wholesale switched access service providers to the extent that any can be found or provide its own switched access services.  The risk is a substantially adverse impact on our company's operations and profitability.

Local Loops and Transport:  The FCC also made impairment findings and placed certain limitations with respect to local loops and dedicated interoffice transport. The FCC established 10 DS1s and 12 DS3s as the maximum transport a carrier can purchase from the ILEC per route.  Furthermore, for local loops, the FCC concluded that CLECs are impaired without access to (1) DS1-capacity loops except in any building within the service area of a wire center containing 60,000 or more business lines and four or more fiber-based collocators; and (2) DS3-capacity loops except in any building within the service area of a wire center containing 38,000 or more business lines and four or more fiber-based collocations.  The FCC determined that CLECs are not impaired without access to dark fiber loops in any instance.  For dedicated transport, the FCC found that CLECs are impaired without access to (1) DS1 transport except on routes connecting a pair of wire centers where both wire centers contain at least four fiber-based collocators or at least 38,000 business lines; and (2) DS3 or dark fiber transport except on routes connecting a pair of wire centers where both wire centers contain at least three fiber-based collocators or at least 24,000 business lines.  The FCC concluded that CLECs are not impaired without access to entrance facilities connecting an ILEC's network with a CLEC's network in any instance.  For both local loops and dedicated transport, the FCC adopted a twelve-month transition plan for CLECs to transition away from the use of DS1 and DS3 loops and dedicated transport where there is no impairment, and an eighteen-month transition plan to transition away from dark fiber.

The transition plans apply only to the customer base as it existed on March 11, 2005, and do not permit CLECs to add new dedicated transport unbundled network elements in the absence of impairment.  During the transition periods, CLECs will retain access to unbundled high-capacity loops and transport at a rate equal to the greater of:  (1) 115% of the rate the requesting carrier paid for the unbundled network element on June 15, 2004; and (2) 115% of the rate the state commission has established or establishes, if any, between June 16, 2004, and the effective date of the FCC's order.  This means that while our existing unbundled network element loops and transport circuits with BellSouth will be subject to 15% higher wholesale rates over the 12-18 months of the transition plan, our ability to add new loops and transport is eliminated in serving wire centers that are determined to be "non-impaired" under the FCC impairment analysis outlined in the TRRO.  LecStar will be required to serve its new loops and transport requirements by using BellSouth Special Access circuits (at substantially higher wholesale rates) or other wholesale transport providers, to the extent that any acceptable alternatives are available.  The risk is a substantially adverse impact on our company's operations and profitability, as well as a risk to our alternative option of providing our own switched access services, since transport is a critical component required for offering Local Switching.

The unavailability of dedicated transport and other facilities could have a material adverse impact on our planned business operations.

As we build out our local network during 2005, the unavailability of these dedicated transport facilities, dark fiber and entrance facilities under the FCC's rules at cost-based rates may adversely impact us where our own switching facilities are being deployed and could substantially impede our plans to deploy additional network facilities.  We could be forced to use other means to effect this deployment, including the use of facilities purchased from the ILECs at higher tariffed special access rates or transport services purchased from other competitive access providers if available.   In either event, our cost of service could rise dramatically and our plans for a service rollout for use of our own network facilities could be delayed substantially or derailed entirely.

The unavailability of local circuit switching for new customers may have a material adverse impact on our business operations.

Although the ILECs unbundling requirements for local circuit switching arising under the 1996 Act have been eliminated by the FCC's TRRO order, competitive carriers' access to local circuit switching on an unbundled basis is preserved under the 1996 Act as a condition to the Regional Bell Operating Company's ability to provide in-region long distance services. However, the local circuit switching element, if accessible to competitive carriers only pursuant to the 1996 Act, may be offered at significantly higher rates and subject to less favorable terms and conditions imposed by the ILECs, including the possibility that the ILECs will not be required to combine unbundled local circuit switching provided pursuant with other non-unbundled network elements or tariffed services.  This is the subject of a number of legal and regulatory proceedings before state and federal regulators and courts, the outcome and impact on operations of any rulings cannot currently be predicted.

As of March 11, 2005, local circuit switching became effectively unavailable to us for new orders. Accordingly, for new customers and possibly new lines for existing customers, we will be unable to offer our telecommunications services as we have done in the past and will instead be required to serve customers by other means, including through total service resale agreements with the ILECs, commercial agreements with the ILECs, through the use of our own network facilities, by migrating customers onto the networks of other facilities-based CLECs or by purchasing critical network elements on an unbundled basis at "just and reasonable" rates, which presumably will be higher than the rates currently available to us.   Because element purchases will be on an unbundled basis, we will need to pay additional charges to combine these elements or to convert them to our own switching facilities.  For existing customers, as detailed earlier, the FCC announced a one year transition during which competitors, such as LecStar, will be obligated to pay an immediate $1 price increase for existing customer's switching.  With the transition period, we will have one year to transition such customers to our own network facilities, BellSouth Total Service Resale, competitive substitutes or other elements purchased through the ILECs.  Our transition from providing telecommunications services on an unbundled network element platform basis to providing services on our own network or otherwise will result in a significant reduction in the number of new customers that we add in the periods after March 11, 2005 compared to prior periods, will prevent service roll-out in some markets, increase our costs and negatively impact our business, prospects, operating margins, results of operations, cash flows and financial condition.

Deployment of local switching to reduce dependence on use of ILEC switches could expose our telecommunications operations to increased risks associated with the reduced availability of high capacity loops and transport at cost based rates and service disruptions and one time charges associated with conversions of customers to our facilities.

In anticipation of the recent developments regarding the FCC's unbundling rules, we are completing the process of installing a local switch in Georgia along with related collocation equipment in Georgia, North Carolina and potentially South Carolina, using a combination of our own switching capacity and unbundled loop and dedicated interoffice transport facilities purchased from BellSouth and other providers.  We have established six collocations and anticipate that we will have established three or four additional collocations by the end of 2005. We expect to have 8,000 lines on our network by the end of 2005.  The use of our own local switch will diminish our reliance on ILECs provided local circuit switching, but will increase our reliance on ILECs unbundled loop and unbundled transport facilities over time and expose us to one time charges for conversions to our facilities known as “hot cuts” as well as the risk of service disruptions for some customers during the hot cut process.

We believe the loss of the availability of high capacity circuits such as DS1 and DS3 loops and transport at cost-based rates will result in materially higher prices on loops that we must purchase from either the ILECs or a competitive access provider.    On April 15, 2005 BellSouth issued its list of wire centers that are removed from the available list for transport and high capacity loops.  We are currently evaluating the number of loops that will become unavailable at cost-based rates or the effect upon our network plans.

Our inability to negotiate new interconnection agreements, or extensions or replacements of existing interconnection agreements, on acceptable terms and conditions could adversely affect our results of operations.

We have agreements for the interconnection of our networks with the networks of the ILECs covering each market in which we serve customers. Our BellSouth Interconnection Agreement (“ICA”) is the most significant agreement of this type. Our initial term of the BellSouth ICA agreement expired on June 12, 2005. The initial term was extended through July 11, 2005.  Upon expiration, the language in our current agreement states that LecStar will operate on BellSouth’s “Standard Agreement”.  Despite the language in the agreement, the parties have agreed to retain the existing terms and conditions of the ICA in place during the period of negotiations.  The companies have also agreed to defer the most complex issues related to implementation of the FCC’s TRRO to the Generic Change of Law dockets, increasing the chances of reaching a negotiated settlement.  Despite these agreements and progress in our negotiations to date, we may not be able to successfully negotiate a new interconnection agreement, or “opt in” to new agreements on terms and conditions acceptable to us. Our inability to do so would adversely affect our existing operations and opportunities to grow our business in existing and new markets.  Filing for arbitration of a new agreement focusing on the unresolved issues is the primary remedy available to the company if an agreement cannot be reached through negotiations.  This is likely to end the agreement to retain our existing ICA rates terms and conditions in place, potentially resulting in increases in wholesale access rates and much less favorable contract terms during the period of arbitration, the outcome and associate impacts of which cannot be predicted.

There can be no assurances that a negotiated commercial agreement between the ILEC and LecStar regarding the use of ILEC switching can be reached.

The FCC has encouraged ILECs and CLECs to engage in commercial negotiations to provide access to ILEC facilities that may no longer be available as unbundled network elements as a result of the withdrawal of unbundling obligations, including the unbundled network element platform. Although a number of agreements have been announced, the majority of CLECs have not negotiated new commercial agreements as of this date.  While we have engaged in general discussions with BellSouth, and have reviewed the agreements between BellSouth and certain other CLECs filed to date, we have been unable to reach any agreement, and there can be no assurances that we will be able to reach any agreement in the future.

If the FCC orders substantial increases in TELRIC rates, it could have a material adverse impact on our profitability.

Rules implementing the local competition provisions of the 1996 Act currently permit CLECs to lease unbundled network elements at rates determined by state public utility commissions employing the FCC's Total Element Long Run Incremental Cost, or TELRIC, forward looking, cost-based pricing model. On September 15, 2003, the FCC opened a proceeding reexamining the TELRIC methodology and wholesale pricing rules for communications services made available for resale by ILECs in accordance with the 1996 Act. We cannot predict if the FCC will order new TELRIC pricing or if Congress will amend the 1996 Act, affecting such pricing. The application and effect of a revised TELRIC pricing model on the communications industry generally and on certain of our business activities cannot be determined at this time but it could have a material impact on our business.

FCC inter-carrier compensation rule changes could have a material adverse impact on our Access Revenues.

As a local exchange provider, we bill long distance providers' access charges for the origination and termination of long distance providers' long distance calls. Our local exchange business benefits from the receipt of intrastate and interstate long distance traffic. As an entity that collects access charges, we must properly track and record the jurisdiction of our communications traffic and collect access charges accordingly. The result of any changes to the existing regulatory scheme for access charges or a determination that we have been improperly collecting access revenues could have a material adverse effect on our business.

The FCC has indicated that its existing carrier compensation rules constitute transitional regimes that will conclude in mid to late 2005, when a new interstate, inter-carrier compensation regime based on bill-and-keep or another alternative should be in place. We cannot predict the impact that any such changes may have on our business.

If our collection procedures prove to be insufficient or if a taxing or regulatory authority determines that our remittances were inadequate, we could be required to make additional payments, which could have a material adverse effect on our business.

We are subject to numerous local, state and federal taxes and regulatory fees, including but not limited to a 3% federal excise tax on communications service, FCC regulatory fees and public utility commission regulatory fees. We have procedures in place to ensure that we properly collect taxes and fees from our customers and remit such taxes and fees to the appropriate entity pursuant to applicable law and/or regulation. If our collection procedures prove to be insufficient or if a taxing or regulatory authority determines that our remittances were inadequate, we could be required to make additional payments, which could have a material adverse effect on our business.

We have routinely collected excise taxes pursuant to various state and federal laws and regulations.  In some instances, we have not fully remitted these taxes to the relevant taxing authority and may be subject to their claims for penalties and interest.  We have accrued these amounts and our estimate of penalties and interest is set forth in our Consolidated Financial Statements.

On July 2, 2004, the Internal Revenue Service issued an advance notice of proposed rulemaking asking for public comment on expanding the current 3% excise tax to new communications services, such as VoIP and other IP-based services, applications, and technologies, to reflect changes in technology. The comment cycle ended September 30, 2004.  We cannot predict the outcome of this proceeding on our business.

Should BellSouth prevail in its Federal appeals of state PSC orders requiring BellSouth to comply with the change of law clause of its interconnection agreements associated with the FCC's TRRO, it would accelerate the adverse impacts of the rule changes on our business.

The 1934 Act maintains the authority of individual states to impose their own regulation of rates, terms and conditions of intrastate services, so long as such regulation is not inconsistent with the requirements of federal law. Because we provide communications services that originate and terminate within individual states, including both local service and in-state long distance toll calls, we are subject to the jurisdiction of the PSCs and other regulators in nine states: Alabama, Florida, Georgia, Kentucky, Louisiana, Mississippi, North Carolina, South Carolina and Tennessee.  Some states are considering legislation that would deregulate ILECs broadband facilities and services.  In addition, with the U.S. Supreme Court’s recent “Brand-X” decision, freeing he cable providers from the obligation to provide open access on its infrastructure to competitive Internet service providers, may have generated renewed interest by Chairman Martin and other Commissioners of the FCC in determining whether parity in federal regulatory treatment for ILECs is needed, resulting reclassification of broadband services as exempt from Title II restrictions.  This could result in the deregulation of all facilities used to deliver broadband signals.  If such legislation became law or if the implementation of the existing law by the FCC changes substantially, it could prevent state regulators from requiring that ILECs allow competitive carriers like the Company to interconnect with critical facilities used to provide broadband services on reasonable terms.

Following the issuance of the TRRO, on February 4, 2005, LecStar and other CLECs sought or supported Motions for Emergency Relief in each of our nine states.  On March 1, 2005 the Georgia Public Service Commission ("Georgia PSC") issued an order that requires BellSouth to pursue the change of law clause in the interconnection agreements with its competitors, including LecStar.   This Order and others like it in other states permit the Company to continue to order unbundled network elements until our agreement is modified.  On March 10, 2005, BellSouth revised the implementation date for the TRRO to April 17, 2005 across all nine states while reserving its right to appeal the Georgia PSC decision and to true-ups, if any, back to March 11, 2005 for wholesale access rate increases.  On March 11, 2005, BellSouth filed an Emergency Motion for a Preliminary Injunction against MCI and all other CLECs, including the Company from continuing to order unbundled network element access lines before the United States District Court for the Northern District of Georgia.  The BellSouth Emergency Motion also sought an expedited hearing related to the Georgia PSC Order.   On March 14, 2005, BellSouth sent, via email, a change of law notification to LecStar requesting that the 90-day change of law negotiation period begin. While that period has expired, the change of law dockets remain open and all changes associated with the TRRO related change of law will result from the outcome of these dockets.  The United States District Court for the Northern District of Georgia decision to Stay the Georgia PSC decision was appealed by the Company and several other CLECs to the United States Circuit Court of Appeals for the 11th District.  These two federal appeals are currently underway simultaneously to determine the jurisdiction of the Georgia PSC in implementing the FCC’s TRRO. While it is not possible to predict the outcome of the pending federal appeal, the pricing, terms and conditions under which the company acquires unbundled network element access lines and our ability to offer traditional local wireline services would be adversely impacted more rapidly than anticipated if BellSouth prevails with its appeal.

An individual with a judgment against an entity alleged to be LTEL's indirect predecessor is seeking injunctive relief, which could adversely affect LecStar's operations.

Two of our subsidiaries, LecStar Telecom, Inc., and LecStar DataNet, Inc., (the "Subsidiaries") are among the defendants who have been sued in the Superior Court of Fulton County, State of Georgia, by James D. Grenfell, the former CFO of LecStar.  The suit was filed in December 2003.  The plaintiff in that case alleges that he has an unpaid judgment in the amount of $1,015,000 plus interest against the former parent entities of the Subsidiaries and that the transfer of such stock and business in December 2002 was in violation of the Georgia Fraudulent Transfer statute. The plaintiff sought a preliminary injunction prior to our acquisition of the capital stock of LTEL in February 2004.  The Georgia state trial court denied the plaintiff's motion for injunctive relief. The Plaintiff did not appeal.  Several of the defendants in the action, including the Subsidiaries, have filed a motion to dismiss the action.  As of March 28, 2005, the trial court had not ruled on that motion.  LecStar Telecom, Inc. has also intervened in the underlying action relating to the judgment and has appealed the Court's order granting the judgment against the Subsidiaries' former parents.  That appeal is pending before the Georgia Court of Appeals.  Nevertheless, if the plaintiff obtains the injunctive relief as requested, our ability to operate LecStar could be adversely affected, which could, in turn, adversely affect our operations and financial condition generally.

Our continued success depends on our ability to manage and expand operations effectively.

Our ability to manage and expand our telecom operations effectively will depend on a variety of factors, including our ability to: offer high-quality, reliable services to our customers at reasonable costs; install and operate telecommunications equipment; acquire necessary equipment, software and facilities; scale operations; evaluate markets; monitor operations; control costs; maintain effective quality controls; hire, train and retain qualified personnel; enhance operating and accounting systems; address operating challenges; adapt to market and regulatory developments; and obtain and maintain required governmental authorizations.  For us to succeed, we must achieve these objectives in a timely manner and on a cost-effective basis. If we do not achieve these objectives, we may not be able to compete in our existing markets or expand into new markets. A failure to achieve one or more of these objectives could have a material adverse effect on our telecom operations and our business.

In addition, LecStar has grown rapidly since its inception and we expect it to continue to grow by expanding our product offerings. We expect our growth to place a strain on operational, human and financial resources, particularly if we grow through acquisitions. Our ability to manage operations and expansion effectively depends on the continued development of plans, systems and controls for our operational, financial and management needs. There can be no assurance that we will be able to satisfy these requirements or otherwise manage our operations and growth effectively. A failure to satisfy these requirements could have a material adverse effect on our financial condition and ability to fully implement our growth and operating plans.

A failure to effectively manage processes and systems for ordering, provisioning and billing, or the failure of third parties to deliver these services on a timely and accurate basis, could have a material adverse effect on our ability to retain our existing customers or to attract and retain new customers.

We have processes and procedures and are working with external vendors, including the ILECs, to implement customer orders for services, the provisioning, installation and delivery of services, and monthly billing for those services. Our inability to effectively manage processes and systems for these service elements or the failure of the vendors serving ILECs to deliver ordering, provisioning and billing services on a timely and accurate basis could have a material adverse effect on our ability to retain our existing customers or attract and retain new customers.

System disruptions could cause delays or interruptions of service, which could cause us to lose customers.

Our success depends on providing reliable service. Although we have designed our customer service system to minimize the possibility of service disruptions or other outages, our service may be disrupted by problems on our system, such as malfunctions in our software or other facilities, and by problems with a competitor's system, such as physical damage to telephone lines or power surges and outages. Any disruption in our network could cause us to lose customers and incur additional expenses.

We are dependent on third parties for acquiring customers and providing access to their networks for providing service to our customers.

We have arrangements with numerous independent parties to market our services to potential customers.  We are highly dependent on these relationships for our success.  Our agreements with utility companies provide us the exclusive right to provide services to their customers; however, these agreements do contain termination provisions.  If any of these relations were to terminate, it could result in a material adverse effect on our business, financial condition, and results of operations.  Our agreements with other independent third parties for the acquisition of customers are non-exclusive.  These entities are not under any obligation to continue to acquire customers for us.

We are dependent on local exchange carriers for co-location of equipment space, which may not be available on reasonable terms and in a timely manner. We are dependent on UNE-P from local exchange carriers and additional services from other telecommunication providers. We are also dependent on the efficient and smooth interface between our information systems and those of the local exchange carriers for certain processing functions and customer support.

We may not be able to retain customers.

A significant portion of our customers, especially residential customers, are not subject to any contractual obligations to continue to use our telecommunication services.  These customers may switch telecommunication service providers at will.  Furthermore, customers who have executed a contract with us may terminate if we are not able to provide acceptable quality of telecommunication service.  The loss of any significant number of customers would adversely affect our results of operations and financial condition.  Adverse regulatory rulings such as the FCC's TRRO may result in increased retail prices for both new and existing customers and increased customer churn rates.

Our existing method of providing service is susceptible to development of new technologies by competitors.

There exist other technologies that provide greater bandwidth than our methods of transmission and may be used instead of our services.  Significant penetration of these alternative technologies into our target market may reduce the demand for our services and harm our business.  Existing alternative technologies include:

•

Digital Subscriber Line Technology.  Digital subscriber line technology was developed to produce higher data transfer rates over the existing copper-based telephone network.  The data transfer rates for digital subscriber lines are reported to range between 144,000 bits of data per second and six million bits of data per second.

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Cable Modems.  Cable modems can allow users to send and receive data using cable television distribution systems.  According to industry sources, cable modem users typically experience download speeds of 1.5 million bits of data per second.

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Wireless Technologies.  Wireless technologies, such as satellite and microwave communications systems can provide high-speed data communications.  Not only are wireless technologies commercially deployed, there are significant tests underway to increase the bandwidth and availability of wireless technologies.

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Integrated Serviced Digital Networks.  Integrated services digital networks have been offered by the incumbent local telephone companies over the existing copper-based telephone network for some time.  These services offer data transfer speeds of 128,000 bits of data per second.

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Voice Over Internet Protocol.  Voice over internet protocol usually permits broadband users to place and receive local and long distance calls using the Internet.  When compared to traditional wireline services, VOIP is usually less expensive.

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Power Line Carrier.  Providing telecommunication service using electrical utilities' infrastructure has been successfully deployed in Europe for a number of years; however, in the United States this technology has experienced limited commercial deployment to date.  Several entities are researching this technology and have announced plans to launch testing its commercial viability.

There may be additional unknown risks, which could have a negative effect on our business.

The risks and uncertainties described in this section are not the only ones facing us. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. If any of the foregoing risks actually occur, our business, financial condition, or results of operations could be materially adversely affected.

INFORMATION ABOUT FONIX CORPORATION

BUSINESS

THIS PROSPECTUS CONTAINS, IN ADDITION TO HISTORICAL INFORMATION, FORWARD-LOOKING STATEMENTS THAT INVOLVE SUBSTANTIAL RISKS AND UNCERTAINTIES.  OUR ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THE RESULTS ANTICIPATED BY FONIX AND DISCUSSED IN THE FORWARD-LOOKING STATEMENTS.  FACTORS THAT COULD CAUSE OR CONTRIBUTE TO SUCH DIFFERENCES ARE DISCUSSED BELOW IN THE SECTION ENTITLED “FORWARD-LOOKING STATEMENTS,” "RISK FACTORS,"  AND ELSEWHERE IN THIS PROSPECTUS.  THE FOLLOWING DISCUSSION SHOULD BE READ TOGETHER WITH OUR FINANCIAL STATEMENTS AND RELATED NOTES THERETO INCLUDED ELSEWHERE IN THIS DOCUMENT.

General

About Fonix

Based in Salt Lake City, Utah, Fonix Corporation is a communications and technology company that provides integrated telecommunications services through Fonix Telecom, Inc., and LecStar Telecom, Inc., and value-added speech technologies through the Fonix Speech Group. The combination of interactive speech technology and integrated telecommunications services allows Fonix to provide customers with comprehensive, cost-effective solutions to enhance and expand their communications needs.

Fonix is currently emerging from a transitional phase of its development.  Through December 31, 2003, Fonix was solely reliant on the revenue earned from its proprietary speech technologies, development tools and applications.  With its acquisition of LecStar Telecom in February 2004, the Company's primary revenue source shifted to telecommunications services.  In the near term, the Company expects to continue its development of a diversified revenue base and expects that the telecommunication activities will become major sources of long-term revenue and earnings.

Fonix's Internet address is www.fonix.com and LecStar's Internet address is www.lecstar.com.

History and Development of the Company

The Company was incorporated in Delaware in 1985, and pursuant to a merger transaction in 1994, the Company's name was changed to Fonix Corporation. Fonix delivers, through the Fonix Speech Group, speech interface development tools, solutions and applications (the “Products”) that empower people to interact conversationally with information systems and computing devices. The Products are based on the Company's speech-enabling technologies, which include text-to-speech (“TTS”) and neural network-based automatic speech recognition (“ASR”).  ASR and TTS technologies are sometimes collectively referred to in this report as “Core Technologies.”  The Company believes its intuitive speech Products enhance user productivity and efficiency in a broad range of markets including mobile and wireless devices; entertainment game consoles; computer telephony and server applications; and assistive and language learning applications for everyday use with computers and electronic devices.

Prior to 2002, the Company focused on research and development (“R&D”) and prototype development projects for customized applications.  The R&D and prototype development used the Core Technologies and development and marketing of multiple operating systems and hardware platforms. The transition from R&D and prototype development to standard speech Products began in 2002.

Fonix serves markets that are adopting speech-enabled interfaces, solutions and applications. As memory requirements, noise robustness, recognition accuracy and efficiency of speech solutions become increasingly critical, Fonix expects its highly competitive speech technologies and solutions to meet customer demand for simple, convenient user interfaces.

On February 24, 2004, the Company completed its acquisition of all of the capital stock of LTEL Holdings Corporation (“LTEL”) and its wholly owned subsidiaries, LecStar Telecom, Inc. and LecStar DataNet, Inc. (collectively “LecStar”).  LecStar, an Atlanta-based competitive local exchange carrier (“CLEC”), offers wire line voice, data, long distance, and Internet services to business and residential customers throughout BellSouth's Southeastern United States operating territory.  The acquisition of LecStar significantly accelerates Fonix's growth strategy by providing a recurring revenue stream, built-in customer base and new marketing channels.

On November 22, 2004, Fonix signed a definitive agreement to acquire Empire One Telecommunications, Inc. (“Empire”). Empire is a privately held CLEC based in Brooklyn, NY.  Fonix anticipates that Empire will provide facility-based local and long distance phone service, Internet service to business and residential customers and Voice Over Internet Protocol (“VoIP”) services initially in the Northeastern United States.  Fonix is in the process of obtaining regulatory approvals for the acquisition of Empire. Fonix management anticipates that, subject to the completion of the regulatory approval process described above, and Empire's shareholder approval, the acquisition will close as soon thereafter as circumstances permit.

TELECOMMUNICATIONS

 Fonix Telecom, Inc.

On January 13, 2005, Fonix announced the official formation of Fonix Telecom, Inc., a wholly owned subsidiary. Fonix Telecom will begin offering new telecommunications products and services including VoIP as well as next-generation technologies such as Broadband Over Power Lines (“BPL”) through specialized sales and product groups.

On October 4, 2004 Fonix launched VoIP services for small-to medium-sized business customers in the Southeastern United States through LecStar Telecom. VoIP service provides customers with an economical alternative to private branch exchange (“PBX”) or central office exchange (“Centrex”) services with the flexibility and durability of Internet Protocol (“IP”).

The Fonix IP Phone Service, known as Fonix Fonesm, offers VoIP to business customers.  It is a feature-rich service package that provides all Class 5 switching features including E911 (911 service with enhanced abilities to locate mobile customers), conference calling, unified messaging, “find me - follow me” (virtual call forwarding) and a user portal. The service works over the customer's existing broadband connection and provides proven quality of service and interoperability with all common VoIP protocols. Fonix IP Phone Service is a cost-effective solution, combining all the features and functionalities of a virtual private network at a lower price than traditional voice service platforms.

On August 17, 2004 LecStar field-tested with Duke Power delivery of BPL and VoIP via power lines. On December 20, 2004, the trial was expanded from 10,000 to 15,000 homes in Duke Power's service area in North and South Carolina from the original 500-home trial. The trial's specific locations will be determined in the first quarter of 2005.

LecStar's BPL service allows users to turn any electrical outlet in their home into a gateway to the Internet, simply by plugging in their computer and BPL modem. LecStar expects the service will be available for businesses and consumers by mid-2005 in select markets.

LecStar Telecom, Inc.

LecStar Telecom, a wholly owned subsidiary of Fonix, provides a full array of wireline voice, data, long distance and Internet telephone services utilizing traditional lines. LecStar serves small-to medium-sized businesses and residential customers with a balanced focus on high-density metropolitan areas and under-served smaller communities.  Services are offered at moderate discounts off BellSouth prices and are delivered through the cost-effective use of LecStar Telecom's network facilities, Unbundled Network Elements (“UNEs”) leased from BellSouth and/or resold via services acquired through wholesale agreements with other carriers. LecStar Telecom's provisioning systems are electronically bonded with BellSouth enabling the efficient ordering of services in real-time.

LecStar Telecom believes the traditional CLEC model is unsustainable and has failed by putting short-term growth ahead of long-term fundamentals. Traditional CLECs have attempted to grow more quickly than the market could sustain by adding new network assets to new geographical markets too soon, and/or relying on unsustainable revenues such as reciprocal compensation. Instead, LecStar Telecom is taking a unique and cost-effective approach to building its business. As a result, LecStar Telecom has low customer churn and a growing customer base, complemented by an experienced management team.

LecStar Distribution Strategy

LecStar Telecom has entered into interconnection agreements with major incumbent carriers throughout the Southeastern United States, allowing the company to efficiently collocate network facilities with these carriers; lease UNEs; resell their services and utilize the carriers' provisioning, installation and maintenance services at favorable costs.  Interconnection and resale agreements have been entered with BellSouth, Qwest, US Lec and Global Crossings for access to other network and wholesale access services so the company may market a full suite of communications solutions on par with other major carriers.

LecStar Utility Partnerships

LecStar Telecom has implemented a marketing and distribution channel strategy that it believes to be one of the most cost-efficient in the industry.  LecStar has entered into strategic partnerships with local electric utilities in several parts of the Southeastern United States to market co-branded voice and data services to residential and business customers.  In addition, LecStar has developed marketing partnerships with interconnect companies and value-added agents that market more complex telecommunication services to medium and large businesses.

Competition and Industry Position

LecStar operates in a highly competitive market.  Several of its key competitors have significantly greater financial resources, well-established brand names and reputations, larger customer bases and diverse strategic plans and technologies.  Often, telecommunication services companies will compete for consumers based on price.  The dominant providers conduct extensive advertising campaigns to capture market share.  Competitors with greater financial resources may also be able to provide more attractive incentive packages to independent sales agents to encourage them to offer products that compete with LecStar services.  In addition, competitors with greater resources than LecStar may be better situated to negotiate more favorable contracts with independent sales agents and have the capital to rapidly deploy or leverage existing communications equipment and broadband networks.

In the provision of local access services, long distance services and data and integrated services, LecStar faces competition from incumbent local exchange carriers (“ILECs”) such as BellSouth and Verizon, other CLECs, such as US LEC, ITC Deltacom, TalkAmerica, Z-Tel and other integrated communications providers and inter-exchange carriers who may have a more substantial marketing presence or possess their own network facilities and may offer services similar to the Company at more favorable prices.

Both LecStar competitors and the Company rely substantially on independent agents to market and sell services to their respective customer bases.  Competitors may offer agents greater commissions, better terms or other incentives that hinder the Company's use of these agents.  In addition, these agents may enter into exclusive arrangements with competitors, which could hinder LecStar's ability to attract and retain these agents.

LecStar believes that various legislative initiatives, including the Telecommunications Act if 1996, have removed many of the remaining regulatory barriers to local exchange competition. Nevertheless, legislators and regulators are likely to provide ILECs with increased pricing flexibility as competition increases.  If ILECs are permitted to lower their rates substantially, or engage in excessive volume or term discount pricing practices for their customers, the net income or cash flow of integrated communications providers and CLECs such as LecStar could be materially adversely affected. Furthermore, several large, long distance providers have entered local exchange services markets.  LecStar cannot predict the number of competitors that will emerge as a result of currently existing or potential federal and state regulatory or legislative actions. Competition from the regional Bell operating companies with respect to inter-exchange services could have a materially adverse effect on the Company's business.

Existing competitors are likely to continue to expand their service offerings to appeal to agents and consumers and new competitors are likely to enter the telecommunications market and attempt to market services similar to LecStar's, which will result in greater competition.  If LecStar's existing competitors or new competitors devote significant additional resources to the provision of international or national long distance telecommunications services to their customer base, such actions could have a material adverse effect on its business, financial condition and results of operations, and LecStar can make no assurance that it will be able to compete successfully against such existing or new competitors.

In addition to traditional wireline competitors, LecStar also faces strong competition from competing telecommunication technologies.  Other technology exists that provides greater bandwidth than LecStar's methods of transmission which may be used instead of LecStar's services.  The development of new technologies, or the significant penetration of alternative technologies into LecStar's target market, may reduce the demand for its services and harm its business.  Existing alternative technologies include:

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Digital Subscriber Line (“DSL”) Technology - DSL technology was developed to produce higher data transfer rates over the existing copper-based telephone network. The data transfer rates for digital subscriber lines are reported to range between 144,000 bits of data per second and six million bits of data per second.

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Cable Modems - Cable modems can allow users to send and receive data using cable television distribution systems. According to industry sources, cable modem users typically experience download speeds of 1.5 million bits of data per second.

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Wireless Technologies - Wireless technologies, such as satellite and microwave communications systems, can provide high-speed data communications.  Not only are wireless technologies commercially deployed, there are significant tests underway to increase the bandwidth and availability of wireless technologies.

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Integrated Services Digital Networks (“ISDN”) - ISDN has been offered by the incumbent local telephone companies over the existing copper-based telephone network for some time.  These services offer data transfer speeds of 128,000 bits of data per second.

VALUE-ADDED SPEECH TECHNOLOGIES

Fonix Speech Group Market Focus

The Fonix Speech Group, an operating division of Fonix Corporation, provides speech technology solutions and development tools in four markets:

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Mobile/wireless devices

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Videogames

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Computer telephony and server systems

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Consumer products

Fonix speech interfaces are value-added solutions for computing and communications devices.  Manufacturers of consumer electronics products, software developers, wireless operators, telephony distributors, system integrators and value added re-sellers (“VARs”) integrate Fonix speech development tools and solutions to simplify the use and increase the functionality of their products and services.

Fonix speech solutions and development tools support multiple hardware and software platforms, are environment and speaker independent, optimize cost and power efficiencies, provide easy integration within a relatively small memory requirement for embedded applications, and enhance scalability for high channel capacity for computer telephony and server-based systems.

Fonix Speech Group Market Strategy

In the past two years, Fonix has been evolving its speech technology marketing strategy from direct sales to customers and retail product sales via the Web to a manufacturer- and distributor-based strategy. Fonix now markets our speech solutions and development tools to applicable channels and distributors in order to leverage their broader sales forces.

Fonix Speech Group Markets

Mobile/Wireless Devices

Fonix provides speech interface solutions for mobile phones, Smartphones, PDAs, Web pads and wireless communication devices. Fonix produces software applications that enable device users to place calls and navigate device menus and applications simply by speaking.

Fonix Mobile/Wireless Solutions:

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Fonix VoiceDial

Fonix VoiceDialTM is a hands-free software application for Windows Mobile Pocket PC and Smartphone devices that enables users to make calls simply by speaking the name of the contact or the phone number they wish to call. VoiceDial utilizes Fonix speaker-independent speech recognition, so no user training is involved. VoiceDial is available in English, French, German and Spanish. Fonix software currently supports a number of Microsoft Windows Mobile Pocket PC Phone Edition and Smartphone devices.

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Fonix VoiceCentral

Fonix VoiceCentral™ is a hands-free software application for Windows Mobile Pocket PC and Smartphone devices that allows users to manage email (listen to email, then choose to delete, reply or save), access calendar and tasks, launch or close applications, access names from the phone contact list, and make calls simply by speaking the name of the contact or the phone number they wish to call.

Fonix Mobile/Wireless Market Channels:

The Fonix Speech Group markets its mobile/wireless technologies and developer tools, including Fonix automatic speech recognition (“ASR”) and text-to-speech (“TTS”), through the following channels:

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OEMs & ODMs: Fonix markets its speech technology to original equipment manufacturers (“OEMs”) and original device manufacturers (“ODMs”). OEMs and ODMs embed Fonix solutions on mobile phones and PDAs or package the software with the device. To date, Fonix VoiceDial has shipped with Journada 928 WDA, Hitachi G1000, i-mate PDA2k, T-Mobile MDA III and the O2 XDA IIs (the MDA III and XDA IIs are only available in Europe). Fonix has agreements with Microsoft, Intel, Texas Instruments, Hitachi, O2, Motorola, Nokia and HTC.

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Mobile Operators: Mobile operators such as Sprint, T-Mobile, O2, Orange, Vodafone, Verizon and Cingular offer Windows Mobile Pocket PC, Smartphone and Symbian mobile phones that support Fonix VoiceDial and/or VoiceCentral. Users may load Fonix software directly on their device (included with the device on CD or purchased from Handango.com).

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Bundled Solutions: ALK Technologies, Inc. and Teletype have integrated Fonix speech technology into their mobile wireless GPS software applications for handheld devices.

Fonix Mobile/Wireless Competition:

Fonix has several competitors offering speech technologies for mobile/wireless products. ScanSoft, Voice Signal, Neuvoice and Acapella all deliver speaker-dependent and speaker-independent solutions. Other speech companies may introduce competitive products.

Videogames

Fonix software is available for videogame developers who wish to employ speech interfaces in videogames. Game developers worldwide can now build games that utilize a common application program interface across PlayStation®2, Xbox® and PC platforms.

Fonix Videogame Solution:

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Fonix VoiceIn Game Edition

Fonix voice command technology has been available in the Microsoft Xbox® developer's kit (XDK) since February 2003. Fonix directly sells this same voice interface solution to PlayStation®2 and PC developers. Fonix VoiceIn™ software is optimized for game development where memory and processing power are at a premium and is available in multiple languages, including English and UK English, German, French, Spanish, Japanese and Italian.

Fonix Videogame Market Opportunities:

Fonix VoiceIn allows game developers to implement voice command and control to enhance the excitement and realism of game play. VoiceIn gives players new access to games features, command and control functions and menu navigation.  As of March 28, 2005, Fonix VoiceIn is included on nine videogame titles. Electronic Arts, the world's largest game developer, has also licensed the Fonix voice platform for its game developers worldwide. Electronic Arts signed a multiple year license agreement with Fonix for PlayStation®2 entertainment consoles and has an option to license Fonix speech solutions for additional game platforms.

Fonix Videogame Competition:

Fonix's competitor in the videogame market is ScanSoft. Other speech companies may introduce competitive products.

Computer Telephony and Server Systems

Fonix provides telephony and server-based solutions for automated phone directory and database information systems.

Fonix Telephony and Server Systems Solutions:

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Fonix ConnectMe™

Fonix ConnectMe is a voice-automated telephone operator that routes incoming, outgoing and internal calls. Customers and employees dial one number, speak the name of a person or a department and are quickly connected to the person or department they want to reach. ConnectMe handles incoming calls simultaneously, so callers are not put on hold. Employees can create, maintain and access their own phone lists and can customize the delivery of calls.

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Server Systems Solutions

In July 2000, the Federal Communications Commission (“FCC”) assigned “511” as the number for nationwide access to traveler information. Fonix and partner Meridian Environmental Technology, Inc. provide a speech recognition-based 511 system in North Dakota, South Dakota, Nebraska, Montana and Kansas. By dialing 5-1-1, callers can access information about route-specific weather and road conditions.

Fonix Telephony and Server Market Opportunities:

Fonix's market strategy is to sell ConnectMe and server systems solutions through VARs and distributors, as well as to customers of Fonix Telecom and LecStar.

Fonix Telephony and Server Competition:

Potential competitors in the computer telephony and server market include ScanSoft and Avaya. Competition in the server systems market includes ScanSoft, IBM, Nuance and TellMe.

Consumer Products

Consumer electronics manufacturers, hardware and software designers utilize Fonix text-to-speech and speech recognition tools and software developer kits (SDKs) to make speech-enabled products and applications for:

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The assistive market, including people who have visual, vocal or mobility impairments

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People who are learning a foreign language

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Device and equipment operators who need a hands-free interface

Fonix Development Tools and SDKs:

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Fonix DECtalk (TTS)

OEMs and ODMs use Fonix DECtalk™ to give devices and applications "voice out" capabilities.  Fonix DECtalk text-to-speech produces clear, correct pronunciation of single characters, words, phrases and proper names. DECtalk is available in nine intelligible voices and seven languages and supports a wide array of operating systems and development platforms.

OEM partners in the assistive market (Dynavox, GW Micro, Prentke-Romich, Words+, Code Factory and Toby Churchill) incorporate Fonix DECtalk into products that allow disabled users to read documents, listen to email or have a voice to the outside world.

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Fonix VoiceIn Standard Edition (ASR)

Fonix offers VoiceIn™ Standard Edition to OEMs and ODMs to give devices and applications “voice in” capabilities. Fonix VoiceIn speech recognition provides end users with an easy, safe way to access information and operate device functions without pressing buttons, scrolling through menus, looking at screens or typing. VoiceIn is available in nine languages and supports a wide array of operating systems and development platforms.

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Fonix Language Learning Solution

Fonix has partnered with Epson to provide an integrated processor chip with Fonix speech technology to various language learning OEMs in Asia. Fonix has combined DECTalk TTS and VoiceIn ASR into one solution. Several OEMs including Casio and TopGrade are selling handheld electronic dictionaries that feature Fonix technology and allow individuals to speak a word in their native language (like Japanese) and have the word read back to them in English. Another Fonix partner in the Asian market is Kodensha, which produces online translation software using Fonix TTS.

Fonix Consumer Products Market Opportunities:

Revenue potential in the assistive, language learning and electronic device markets is significant as world markets evolve. In the assistive market, more governments are recognizing the benefits of providing accessibility to disabled citizens. Fonix expects significant market expansion as governments enact new regulations supporting and funding the use of speech-based solutions. With the acceptance of the Internet and an increasingly global economy, more people are endeavoring to learn foreign languages. Fonix believes that language learning tools, including translators and electronic dictionaries, will be a substantial market.

Fonix Consumer Products Competition:

Fonix's primary competitors in the consumer products market include ScanSoft, IBM, NextUp Technologies, Voice Signal and Premier Assistive Technology. Fonix's competitors are primarily other embedded speech software vendors like IBM and ScanSoft.

PROPERTIES

We own no real property.  Commencing in October 1996, we leased a 25,600 square foot facility in Draper, Utah, from an unaffiliated third party at which we conducted our principal scientific research, product development and sales and marketing activities.  Effective December 31, 2003, we terminated our lease agreement and vacated the facility.  Commencing in January 2004, we sub-leased a 24,308 square foot facility in Sandy, Utah from an unaffiliated third party to replace the Draper facility.  Our lease of that facility expires August 31, 2005.  The monthly lease payment is $24,000.

We lease approximately 2,100 square feet of office space in Boxborough, Massachusetts, where we conduct sales and marketing for our Products and development for certain Core Technologies.  This lease expires December 31, 2005.  The average base monthly lease payment over the two-year life of the lease is $2,000.

We leased 16,511 square feet of space in Atlanta, Georgia for Fonix Telecom and LecStar's operations.  The base monthly lease payment for the lease was $26,000.  This lease expired on February 28, 2005.  Commencing in February 2005, we entered into a sub-lease for 10,895 square feet of space in Atlanta, Georgia for Fonix Telecom and LecStar's operations.  This lease expires on July 31, 2008.  The base monthly lease payment for the lease is $14,000.  We also lease telecommunications property in LecStar's operating territories that include:

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switches;

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high capacity digital lines that interconnect LecStar's network with incumbent local exchange carrier networks;

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high capacity digital lines that connect LecStar's switching equipment to its transmission equipment located in incumbent local exchange carrier central offices;

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local loop lines which connect LecStar's customers to its network; and

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leasing space in incumbent local exchange carrier central offices for collocating LecStar's transmission equipment

We believe that the facilities and equipment described above are generally in good condition, are well maintained, and are generally suitable and adequate for our current and projected operating needs.

Management's discussion and analysis of financial condition and results of operations

THIS PROSPECTUS CONTAINS, IN ADDITION TO HISTORICAL INFORMATION, FORWARD-LOOKING STATEMENTS THAT INVOLVE SUBSTANTIAL RISKS AND UNCERTAINTIES.  ALL FORWARD-LOOKING STATEMENTS CONTAINED HEREIN ARE DEEMED BY FONIX TO BE COVERED BY AND TO QUALIFY FOR THE SAFE HARBOR PROTECTION PROVIDED BY SECTION 21E OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995.   ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THE RESULTS ANTICIPATED BY FONIX AND DISCUSSED IN THE FORWARD-LOOKING STATEMENTS.  WHEN USED IN THIS REGISTRATION STATEMENT, WORDS SUCH AS “BELIEVES,” “EXPECTS,” “INTENDS,” “PLANS,” “ANTICIPATES,” “ESTIMATES,” AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS, ALTHOUGH THERE MAY BE CERTAIN FORWARD-LOOKING STATEMENTS NOT ACCOMPANIED BY SUCH EXPRESSIONS.  FACTORS THAT COULD CAUSE OR CONTRIBUTE TO SUCH DIFFERENCES ARE DISCUSSED BELOW IN THE SECTION ENTITLED “INFORMATION CONCERNING FORWARD-LOOKING STATEMENTS” AND UNDER THE HEADING “CERTAIN SIGNIFICANT RISK FACTORS,” ABOVE.

The following discussion of the results of operations and financial condition should be read in conjunction with the consolidated financial statements and notes thereto included elsewhere in this report.

Overview

We are engaged in providing integrated telecommunications services through Fonix Telecom, Inc., and LecStar Telecom, Inc., and value-added speech technologies through The Fonix Speech Group.  We operate Fonix Telecom, Inc., and LecStar Telecom, Inc., a regional provider of telecommunications services in the Southeastern United States and LecStar DataNet, Inc., a provider of Internet services.  (LecStar Telecom, Inc. and LecStar DataNet are collectively referred to in this report as “LecStar”).

We offer offers its speech-enabling technologies including automated speech recognition (“ASR”) and text-to-speech ("TTS") through The Fonix Speech Group.  We offer our speech-enabling technologies to markets for wireless and mobile devices, computer telephony, server solutions and personal software for consumer applications. We have received various patents for certain elements of our core technologies and have filed applications for other patents covering various aspects of our technologies. We seek to develop relationships and strategic alliances with third-party developers and vendors in telecommunications, computers, electronic devices and related industries, including producers of application software, operating systems, computers and microprocessor chips.  Revenues are generated through providing telecommunication services, licensing of speech-enabling technologies, maintenance contracts and services.

Fonix Telecom's non-regulated telecommunication services include VoIP, BPL and wireless broadband access.  These services are initially available in the southeastern United States and we anticipate will eventually be available throughout the United States.

LecStar's telecommunication services include wireline voice, data, long distance and Internet services to business and residential customers.  LecStar Telecom, Inc., is certified by the Federal Communications Commission in nine states-Alabama, Florida, Georgia, Kentucky, Louisiana, Mississippi, North Carolina, South Carolina and Tennessee-as a competitive local exchange carrier (“CLEC”) to provide regulated local, long distance and international telecommunications services.  LecStar DataNet, Inc., provides non-regulated telecommunication services including Internet access.

For the years ended December 31, 2004, 2003 and 2002, we generated revenues of $14,902,000, $2,384,000 and $3,065,000, respectively; incurred net losses of $15,148,000, $13,543,000 and $19,898,000, respectively, and had negative cash flows from operating activities of $13,051,000, $9,243,000 and $9,531,000, respectively.  For the six months ended June 30, 2005, we generated revenues of $8,547,000, incurred a net loss of $8,414,000 and had negative cash flows from operating activities of $4,369,000.  As of December 31, 2004, we had an accumulated deficit of $226,625,000, negative working capital of $13,580,000, accrued liabilities of $6,815,000, accounts payable of $5,225,000 and accrued employee wages and other compensation of $1,756,000.  As of June 30, 2005, we had an accumulated deficit of $235,612,000, negative working capital of $15,207,000, accrued liabilities of $7,674,000, accounts payable of $5,903,000 and accrued employee wages and other compensation of $501,000.

We expect to continue to incur significant losses and negative cash flows from operating activities through at least December 31, 2005, primarily due to expenditure requirements associated with continued marketing and development of its speech-enabling technologies and further developing our telecommunications services business.

Our cash resources, limited to collections from customers, draws on the Sixth and Seventh Equity Lines and loans, have not been sufficient to cover operating expenses.  We have not been declared in default under the terms of any material agreements.

Significant Accounting Policies

 The discussion and analysis of our financial condition and results of operations are based upon our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States.  The preparation of these financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of sales and expenses during the reporting period.  Significant accounting policies and areas where substantial judgments are made by management include:

Accounting estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

  Valuation of long-lived assets - The carrying values of our long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that they may not be recoverable. When such an event occurs, we would project undiscounted cash flows to be generated from the use of the asset and its eventual disposition over the remaining life of the asset.  If projections were to indicate that the carrying value of the long-lived asset will not be recovered, the carrying value of the long-lived asset, other than software technology, is reduced by the estimated excess of the carrying value over the projected discounted cash flows.

Intangible assets - Customer base, contracts and agreements and brand names are amortized over their estimated useful lives unless they are deemed to have indefinite useful lives.  For intangible assets subject to amortization, an impairment charge is recognized if the carrying amount is not recoverable and the carrying amount exceeds the fair value of the intangible asset.  Intangible assets deemed to have indefinite useful lives, primarily the LecStar brand name are not amortized, are tested for impairment on a quarterly basis and impairment is recognized if the carrying amount is not recoverable or exceeds its fair value.  We recorded a charge of $1,124,000 during the year ended December 31, 2003, to fully impair the carrying value of its speech related intangible assets.  During the year ended December 31, 2004, we recorded an impairment loss on the intangible asset related to the contracts and agreements acquired in connection with the LecStar acquisition (see Note 2 of the Consolidated Financial Statements) of $738,000 based on estimated future cash flows.

Goodwill - Goodwill represents the excess of the cost over the fair value of net assets of acquired businesses. Goodwill is not amortized, but is tested for impairment quarterly or when a triggering event occurs.  If a triggering event occurs, the undiscounted net cash flows of the asset or entity to which the goodwill relates are evaluated.  Impairment is indicated if undiscounted cash flows are less than the carrying value of the assets.  The amount of the impairment is measured using a discounted-cash-flow model considering future revenues, operating costs, a risk-adjusted discount rate and other factors.

Revenue recognition - We recognize revenue when pervasive evidence of an arrangement exists, services have been rendered or products have been delivered, the price to the buyer is fixed and determinable and collectibility is reasonable assured.  Revenues are recognized by us based on the various types of transactions generating the revenue.  For software sales, we recognize revenues in accordance with the provisions of Statement of Position No. 97-2, “Software Revenue Recognition” and related interpretations.  We generate revenues from licensing the rights to its software products to end users and from royalties.  For telecommunications services, revenue is recognized in the period that the service is provided.

For The Fonix Speech Group, revenue of all types is recognized when acceptance of functionality, rights of return, and price protection are confirmed or can be reasonably estimated, as appropriate. Revenues from development and consulting services are recognized on a completed-contract basis when the services are completed and accepted by the customer.  The completed-contract method is used because our contracts are typically either short-term in duration or we are unable to make reasonably dependable estimates of the costs of the contracts.  Revenue for hardware units delivered is recognized when delivery is verified and collection assured.

Revenue for products distributed through wholesale and retail channels and through resellers is recognized upon verification of final sell-through to end users, after consideration of rights of return and price protection.  Typically, the right of return on such products has expired when the end user purchases the product from the retail outlet.  Once the end user opens the package, it is not returnable unless the medium is defective.

When arrangements to license software products do not require significant production, modification or customization of software, revenue from licenses and royalties are recognized when persuasive evidence of a licensing arrangement exists, delivery of the software has occurred, the fee is fixed or determinable, and collectibility is probable.   Post-contract obligations, if any, generally consist of one year of support including such services as customer calls, bug fixes, and upgrades.  Related revenue is recognized over the period covered by the agreement.  Revenues from maintenance and support contracts are also recognized over the term of the related contracts.

Revenues applicable to multiple-element fee arrangements are bifurcated among the elements such as license agreements and support and upgrade obligations using vendor-specific objective evidence of fair value. Such evidence consists primarily of pricing of multiple elements as if sold as separate products or arrangements.  These elements vary based upon factors such as the type of license, volume of units licensed, and other related factors.

For Fonix Telecom, Inc., our telecommunications revenue is comprised of two main components: (1) fees paid by business and residential subscribers of voice and data services and (2) carrier access fees.  Subscriber revenues include monthly recurring charges, usage charges and non-recurring charges.  Monthly recurring charges are flat monthly fees for local phone and data services.  Usage charges, which primarily include long distance fees, are generally billed on a per-minute or per-call basis.  Non-recurring charges are generally one-time charges for installation or changes to the subscriber's service.  Carrier access fees are paid to the Company by other telecommunications carriers as compensation for originating and terminating the carriers' long distance traffic.

Deferred revenue as of June 30, 2005, and December 31, 2004, consisted of the following:

Description	Criteria for Recognition	June 30, 2005	December 31, 2004
Deferred unit royalties and license fees	Delivery of units to end users or expiration of contract	$ 500,000	$ 458,000
Telecom deferred revenue	Service provided for customer	528,000	526,000
Total deferred revenue		$ 1,028,000	$ 984,000

Cost of revenues - Cost of revenues from telecommunications services consists mainly of billings from the incumbent local exchange carriers (" ILECs") for access to the ILECs network.  Cost of revenues from license, royalties, and maintenance consists of costs to distribute the product, installation and support personnel compensation, amortization and impairment of capitalized speech software costs, licensed technology, and other related costs.  Cost of service revenues consists of personnel compensation and other related costs.

Software Technology Development and Production Costs - All costs incurred to establish the technological feasibility of speech software technology to be sold, leased, or otherwise marketed are charged to product development and research expense. Technological feasibility is established when a product design and a working model of the software product have been completed and confirmed by testing.  Costs to produce or purchase software technology incurred subsequent to establishing technological feasibility are capitalized.  Capitalization of software costs ceases when the product is available for general release to customers.  Costs to perform consulting or development services are charged to cost of revenues in the period in which the corresponding revenues are recognized.  Costs of maintenance and customer support are charged to expense when related revenue is recognized or when these costs are incurred, whichever occurs first.

Capitalized software technology costs were amortized on a product-by-product basis.  Amortization was  recognized from the date the product was available for general release to customers as the greater of (a) the ratio that current gross revenue for a product bears to total current and anticipated future gross revenues for that product or (b) the straight-line method over the remaining estimated economic life of the products.  Amortization was charged to cost of revenues.

We assessed unamortized capitalized software costs for possible write down on a quarterly basis based on net realizable value of each related product. Net realizable value was determined based on the estimated future gross revenues from a product reduced by the estimated future cost of completing and disposing of the product, including the cost of performing maintenance and customer support. The amount by which the unamortized capitalized costs of a software product exceeded the net realizable value of that asset was written off.

During 2003, we modified our estimate of future cash flows to be provided by its software technology and determined that the carrying amount of the technology was in excess of future cash flows provided by the technology.  Accordingly, we recorded a charge of $1,124,000 during the year ended December 31, 2003, to fully impair the carrying value of the speech software technology.

Stock-based Compensation Plans -We account for our stock-based compensation issued to non-employees using the fair value method in accordance with SFAS No. 123, "Accounting for Stock-Based Compensation." Under SFAS No. 123, stock-based compensation is determined as either the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable.  The measurement date for these issuances is the earlier of the date at which a commitment for performance by the recipient to earn the equity instruments is reached or the date at which the recipient's performance is complete.

At December 31, 2004, we had stock-based employee compensation plans, which are described more fully in Note 14 to the Consolidated Financial Statements. We account for the plans under the recognition method and measurement principles of APB Opinion No. 25, "Accounting for Stock Issued to Employees," and the related Interpretations. Under APB Opinion No. 25, compensation related to stock options, if any, is recorded if an option's exercise price on the measurement date is below the fair value of our common stock, and amortized to expense over the vesting period.  Compensation expense for stock awards or purchases, if any, is recognized if the award or purchase price on the measurement date is below the fair value of our common stock, and is recognized on the date of award or purchase.  These accounting policies resulted in our not recognizing any stock-based employee compensation cost during the years ended December 31, 2004, 2003, or 2002.

Imputed Interest Expense - Interest is imputed on long-term debt obligations and notes receivable where management has determined that the contractual interest rates are below the market rate for instruments with similar risk characteristics.

Foreign Currency Translation - The functional currency of  our Korean subsidiary is the South Korean won.  Consequently, assets and liabilities of the Korean operations are translated into United States dollars using current exchange rates at the end of the year.  All revenue is invoiced in South Korean won and revenues and expenses are translated into United States dollars using weighted-average exchange rates for the year.

Comprehensive Income - Other comprehensive income presented in the accompanying consolidated financial statements consists of cumulative foreign currency translation adjustments.

Recently Enacted Accounting Standards - In June 2005, the FASB issued SFAS No. 154, Accounting Changes and Error Corrections, a replacement of APB Opinion No. 20, Accounting Changes, and FASB No. 3, Reporting Accounting Changes in Interim Financial Statements.  Statement 154 applies to all voluntary changes in accounting principle, and changes the requirements for accounting for and reporting of a change in accounting principle. Statement 154 requires retrospective application to prior periods’ financial statements of a voluntary change in accounting principle unless it is impracticable. It is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. Earlier application is permitted for accounting changes and corrections of errors made occurring in fiscal years beginning after June 1, 2005.  The Company expects that the adoption of SFAS 154 will not have a material impact on its financial statements.

In December 2004, the Financial Accounting Standards Board, or FASB, issued SFAS No. 123 (revised 2004), Share-Based Payment. SFAS No. 123(R) requires that the compensation cost relating to share-based payment transactions be recognized in financial statements.  The cost will be measured based on the fair value of the instruments issued. SFAS No. 123(R) covers a wide range of share-based compensation arrangements including share options, restricted share plans, performance-based awards, share appreciation rights and employee share purchase plans. SFAS No. 123(R) replaces SFAS No. 123 and supersedes APB Opinion No. 25. As originally issued in 1995, SFAS No. 123 established as preferable the fair-value-based method of accounting for share-based payment transactions with employees.  However, that Statement permitted entities the option of continuing to apply the guidance in Opinion 25, as long as the footnotes to financial statements disclosed what net income would have been had the preferable fair-value-based method been used. We will be required to apply SFAS No. 123(R) as of the first interim reporting period that begins after June 15, 2005, and we plan to adopt it using the modified-prospective method, effective July 1, 2005.  We are currently evaluating the impact SFAS No. 123(R) will have on us and, based on our preliminarily analysis, expects that the adoption will not have a material impact on our financial statements.

In December 2004, the FASB issued SFAS Statement No. 153, “Exchanges of Non-monetary Assets-an amendment of APB Opinion No. 29.” This Statement amends APB Opinion 29 to eliminate the exception for non-monetary exchanges of similar productive assets and replaces it with a general exception for exchanges of non-monetary assets that do not have commercial substance. A non-monetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. The statement will be effective in January 2006. We do not expect that the adoption of SFAS No. 153 will have a material impact on our consolidated financial statements.

Results of Operations

Six months ended June 30, 2005, compared with six months ended June 30, 2004

During the six months ended June 30, 2005, we recorded revenues of $8,547,000, an increase of $2,379,000 from $6,168,000 for the same period in 2004.  The increase was primarily due to the acquisition of LecStar accounting for $2,272,000, increase NRE revenues of $239,000, increased retail revenue of $43,000, increased licenses revenues of $7,000 and a decrease in DECTalk royalties of $182,000.

Cost of revenues was $4,686,000 for the six months ended June 30, 2005, an increase of $1,624,000 from $3,062,000 for the same period in 2004.  The increase was primarily due increased costs associated with providing our telecommunications services through LecStar.

Selling, general and administrative expenses were $6,817,000 for the six months ended June 30, 2005, representing an increase of $687,000 from $6,130,000 for the same period in 2004.  The increase was due to increased depreciation expense and increased amortization expense related to intangible assets acquired in the LecStar acquisition of $601,000, increased investor relations related expenses of $34,000, increase other operating expense of $30,000 and increased taxes and license fees of $9,000, partially offset by decreased legal and accounting fees of $232,000, decreased salary and wage related costs of $174,000, decreased travel related expenses of $60,000, decrease consulting expenses of $26,000 decreased occupancy related costs of $21,000 and decreased promotion and advertising expenses of $8,000.

We incurred research and product development expenses of $1,046,000 for the six months ended June 30, 2005, a decrease of $420,000 from $1,466,000 for the same period in 2004.  The decrease was primarily due to an overall decrease in salaries and wage related expenses of $263,000, decreased other operating expenses of $85,000, decreased consulting expenses of $48,000 due to a decrease in the utilization of external consultants, decreased depreciation of $18,000 due to the overall decrease in fixed assets and decrease travel expenses of $20,000, partially offset by increase occupancy related costs of $14,000.

Other expense, net of other income, was $1,240,000 for the six months ended June 30, 2005, an increase of $845,000 from $395,000 for the same period in 2004.  The overall increase is due to the increased interest expense related to debt acquired in connection with the LecStar acquisition of $327,000, the change in the gain on forgiveness of liabilities of $486,000, partially offset by the gain on the sale of investments of $134,000.

Fiscal Year 2004 Compared to 2003

During 2004, we recorded revenues of $14,902,000, an increase of $12,518,000 from $2,384,000 in 2003.  The increase was primarily due to the acquisition of LecStar, accounting for $13,673,000 of the increase, partially offset by decreased NRE revenues of $362,000, decreased licenses revenues of $330,000 decreased DECtalk royalties of $319,000, decrease support revenues of $53,000, decreased retail revenues of $39,000 and decreased hardware sales of $30,000.

Cost of revenues was $6,169,000, an increase of $5,140,000 from $1,029,000 in 2003.  The increase is primarily due to the acquisition of LecStar contributing $6,136,000 to the increase.  These costs represent expenses associated with providing LecStar's services through the leasing of network components from BellSouth and long distance services purchased from inter-exchange carriers.  This increase was partially offset by decreased expenses related to NRE projects due to the overall decrease in NRE contracts during the year and the lack of any impairment charges to capitalized software technology during 2004.

Selling, general and administrative expenses were $13,356,000 in 2004, an increase of $6,352,000 from $7,004,000 in 2003.  The increase is primarily due to the acquisition of LecStar, which contributed $8,650,000 to the increase, and increased legal and accounting fees of $523,000, increased travel expenses of $137,000, increased investor relations expenses of $110,000, partially offset by decreased salary and wage expenses of $1,420,000, decreased consulting expenses of $497,000, a reduction in accrued vacation of $344,000, a reduction in accrued payroll of $519,000, decreased occupancy related expenses of $163,000 and decreased depreciation expenses of $83,000, and decreased promotions of $42,000.

We incurred research and product development expenses of $2,559,000 in 2004, a decrease of $2,582,000 from $5,141,000 in 2003.  The decrease is primarily due to an overall decrease in salaries and wage-related expenses of $1,884,000, a reduction in accrued vacation of $200,000, decreased occupancy related costs of $164,000, decreased consulting expenses of $315,000 due to a decrease in the utilization of external consultants and decreased depreciation of $83,000 due to the overall decrease in fixed assets, partially offset by increased other operating expenses of $48,000 and increased travel expense of $16,000.

Net interest and other expense was $1,775,000 for 2004, a decrease of $676,000 from $2,451,000 for 2003.  The overall decrease is due to the gain on forgiveness of liabilities of $518,000 partially offset by increased interest expense related to the note payable issued in connection with the acquisition of LecStar and the LecStar credit facility.

Fiscal Year 2003 Compared to 2002

During 2003, we recorded revenues of $2,384,000, a decrease of $681,000 from $3,065,000 in 2002.  The decrease was due primarily to an overall decrease in the number of non-recurring engineering contracts during 2003 of $479,000, a decrease in DECTalk hardware sales of $319,000 and a decrease in DECTalk royalties of $188,000 partially offset by increased revenues from the Company's Korean subsidiary of $199,000, increased licensing revenues of $96,000 and increased support revenues of $54,000.

Cost of revenues was $1,029,000 in 2003, an increase of $372,000 from $657,000 in 2002.  This increase is due primarily to the impairment loss recognized of $822,000 partially offset by decreases in cost of hardware sales of $188,000 due to the discontinuance of the DECTalk hardware line and decreases in costs associated with NRE projects of $188,000 due to the overall decrease in NRE contracts.

Selling, general and administrative expenses were $7,004,000 in 2003, a decrease of $4,925,000 from $11,929,000 in 2002.  The decrease was primarily due to decreased wage and wage related expenses of $2,792,000 due to the overall decrease in headcount from 2002 to 2003, losses recognized in conjunction with the Unveil Technologies note receivable impairment of $1,114,000 recognized in 2002, decreased legal and accounting fees of $253,000 and decreased advertising of $179,000.

We incurred research and product development expenses of $5,141,000 during 2003, a decrease of $3,052,000 from $8,193,000 for 2002.  This decease was due to an overall decrease in wage and wage related expenses of $2,398,000 due to the overall decrease in R&D personnel during 2003, decreased expenditures on outside consultants of $474,000, decreased other operating expenses of $99,000 and decreased travel expenses of $68,000 during the year ended December 31, 2003.

Net interest and other expense was $2,091,000 for 2003, an overall increase of $1,510,000 from $581,000 for 2002.  This increase is due primarily to interest expense recognized in association with our Series D Debentures during 2003, the recognition of losses associated with the disposition of fixed assets of $179,000 partially offset by the gain recognized on the disposition of our investment in Audium of $53,000.

Selected Quarterly Operations Data

The following tables set forth selected unaudited statement of operations data for each of the quarters in the years ended December 31, 2004 and 2003 and for the quarters ended March 31,  and June 30, 2005.  This data has been derived from our unaudited financial statements that have been prepared on the same basis as the audited financial statements and, in the opinion of management,  include all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of the information when read in connection with the financial statements and the related notes.

Our quarterly operating results have varied substantially in the past and may vary substantially in the future.  Conclusions about our future results for any period should not be drawn from the selected unaudited statement of operations data, either for any particular quarter or taken as a whole.

	For the Quarter Ended
	Mar 31, 2005	Jun 30, 2005
	(Unaudited)
Net sales	$ 4,223,000	$ 4,324,000
Net loss	(4,080,000)	(4,337,000)
Preferred stock dividends	(297,000)	(276,000)
Net loss attributable to common stockholders	(4,377,000)	(4,613,000)
Basic and diluted loss per common share	$ (0.03)	$ (0.02)

	For the Quarter Ended
	Mar 31, 2004	Jun 30, 2004	Sep 30, 2004	Dec 31, 2004
	(Unaudited)
Net sales	$ 1,133,000	$ 4,242,000	$ 4,426,000	$ 5,101,000
Net loss	(2,342,000)	(5,565,000)	(3,321,000)	(3,920,000)
Preferred stock dividends	(2,986,000)	(315,000)	(315,000)	(311,000)
Net loss attributable to common stockholders	(5,328,000)	(5,880,000)	(3,636,000)	(4,231,000)
Basic and diluted loss per common share	$ (0.08)	$ (0.07)	$ (0.04)	$ (0.13)

	For the Quarter Ended,
	Mar 31, 2003	Jun 30, 2003	Sep 30, 2003	Dec 31, 2003
	(Unaudited)
Net sales	$ 90,000	$ 632,000	$ 457,000	$ 705,000
Loss before equity in net loss of affiliate	(4,158,000)	(3,510,000)	(2,868,000)	(2,647,000)
Net loss	(4,270,000)	(3,587,000)	(2,818,000)	(2,868,000)
Basic and diluted loss per common share	$ (0.30)	$ (0.19)	$ (0.11)	$ (0.06)

Liquidity and Capital Resources

We must raise additional funds to be able to satisfy our cash requirements during the next 12 months. Product development, corporate operations, and marketing expenses will continue to require additional capital.  Because our current revenue from operations is not sufficient to cover our operating expenses, we intend to continue to rely on financing through the sale of our equity and debt securities to satisfy future capital requirements until such time as we are able to acquire additional telecommunications customers or enter into additional third-party licensing, collaboration, or co-marketing arrangements such that we will be able to finance ongoing operations from sales, license and royalty revenue. There can be no assurance that we will be able to enter into such agreements. Furthermore, the issuance of equity or debt securities which are or may become convertible into equity securities of Fonix in connection with such financing could result in substantial additional dilution to the stockholders Fonix.

As of June 30, 2005, our cash resources were limited to collections from customers, draws on the Sixth Equity Line, proceeds from the issuance of preferred stock and loan proceeds, and were only sufficient to cover current operating expenses and payments of current liabilities.  We have entered into certain term payment plans with current and former employees and vendors.  As a result of cash flow deficiencies, payments to former employees and vendors not on a payment plan have been delayed.  At June 30, 2005, we had accrued liabilities of $7,647,000, accrued wages and other compensation payable to current and former employees amounted to approximately $501,000 and vendor accounts payable amounted to approximately $5,903,000.  We had not been declared in default under the terms of any material agreements.

We had $8,547,000 in revenue and a loss of $8,412,000 for the six months ended June 30, 2005. Net cash used in operating activities of $4,367,000 for the six months ended June 30, 2005, resulted principally from the net loss incurred of $8,412,000, decreased accrued payroll of $1,255,000, decreased prepaid expenses and other current assets of $134,000, gain recognized in connection with the sale of long-term assets of $134,000 and decreased other assets of $174,000, partially offset by amortization of intangible assets of $3,172,000, increased accrued liabilities of $774,000, increased accounts payable of $678,000, collection of LecStar accounts receivables of $328,000 and depreciation expense of $82,000.  Net cash used in investing activities of $467,000 was due to purchases of property and equipment of $838,000, partially offset by the sale of long-term investments of $371,000.  Net cash provided by financing activities of $4,806,000 consisted of the receipt of $4,791,000 in cash related to the sale of shares of Class A common stock and proceeds from related party notes payable of $110,000, partially offset by principal payments on notes payable of $95,000.

We had negative working capital of $15,207,000 at June 30, 2005, compared to negative working capital of $13,580,000 at December 31, 2004.  Current assets decreased by $224,000 to $1,896,000 from December 31, 2004, to June 30, 2005.  Current liabilities increased by $1,403,000 to $17,103,000 during the same period.  The change in working capital from December 31, 2004, to June 30, 2005, reflects, in part, increases resulting from increased accrued liabilities of $859,000, increased accounts payable of $678,000, reduced accounts receivable of $328,000, increased related party notes payable of $110,000 and the reclassification of long-term debt to current debt of $944,000, partially offset by the decreased accrued payroll balance of $1,255,000 due to scheduled payments made during the period and increased prepaid assets of $134,000.  Total assets were $16,297,000 at June 30, 2005, compared to $19,000,000 at December 31, 2004.

Investment In Audium Corporation

In February 2001, the Company entered into a collaboration agreement with Audium Corporation ("Audium") to provide an integrated platform for generating Voice XML solutions for Internet and telephony systems.  Audium is a mobile application service provider that builds and operates mobile applications that allow access to Internet information and to complete online transactions using any telephone. The collaboration includes integration of the Company's technologies with Audium's mobile applications development capability.

Note Receivable - In connection with the collaboration agreement with Audium, in February and May 2001, the Company advanced an aggregate of $400,000 to Audium as a bridge loan (the "Audium Note").  The loan bore interest at a rate of 5 percent per year, had a term of four years, and was convertible into shares of Audium Series A Convertible Preferred Stock ("Audium Preferred Stock").  The Audium Note was convertible into shares of Audium Preferred Stock at a price of $1.46 per share upon the occurrence of certain events.  The Audium Note was secured by Audium's intellectual property.  Further, at the closing, Audium granted the Company a fully paid, worldwide, non-exclusive license to Audium's software to make, manufacture, and use the software and any derivative works if Audium declared bankruptcy or ceases to do business.

Management determined that a 12 percent annual interest rate better reflected the risk characteristics of the Audium Note.  Accordingly, interest was imputed at 12 percent and the Audium Note was recorded at its original present value of $303,000.  For the years ended December 31, 2004, 2003 and 2002, the Company recorded interest income of $0, $44,000 and $40,000, respectively, including contractual and imputed interest.

Investment in Affiliate - In April 2001, the Company closed a stock purchase agreement with Audium, wherein the Company agreed to purchase up to $2,800,000 of Audium Preferred Stock at a price of $1.46 per share.  At closing, the Company paid $200,000 in cash and gave Audium a non-interest bearing note (the "Fonix Note") for the remaining $2,600,000.  Interest on the Fonix Note was imputed at 12 percent resulting in a present value of $2,370,000.  The resulting purchase price of the Audium Preferred Stock was $2,570,000.

Each share of Audium Preferred Stock is convertible into one share of Audium's common stock.  Holders of Audium Preferred Stock are entitled to eight percent cumulative dividends, a liquidation preference in excess of the original purchase price plus any declared but unpaid dividends, anti-dilution rights, and voting rights equal to the corresponding number of common shares into which it is convertible.  The stock purchase agreement also entitles Fonix to elect one member of Audium's board of directors.  Audium also granted Fonix certain registration rights after the closing of a public offering by Audium.

At closing, Audium issued 14 Audium Preferred Stock certificates to Fonix, each certificate for 136,986 shares, and delivered one certificate in exchange for the initial payment of $200,000.  The remaining certificates were held by Audium as collateral for the Fonix Note under the terms of a security agreement.  For each payment of $200,000 or multiple payments that aggregate $200,000, Audium agreed to release to Fonix one certificate for 136,986 shares of Audium Preferred Stock.

The difference between the total purchase price of the Audium Preferred Stock and the Company's portion of Audium's net stockholders' deficit at the time of the purchase was $2,701,000, which was allocated to capitalized software technology.  The excess purchase price allocated to the capitalized software technology was amortized on a straight-line basis over a period of eight years through December 31, 2010.  After the impairment in the investment in Audium discussed below, the remaining excess purchase price was $1,008,000 and was amortized over the remaining portion of the 8-year period.

The investment in Audium did not provide the Company with rights to any technology developed by Audium; the Company must obtain a license should it choose to do so.  Also, the Company did not own an interest sufficient to control Audium, if the Company were to convert the Audium Note to Audium Preferred Stock.  As a result, management has determined that it was appropriate to account for the investment, which represented 26.7 percent of Audium's voting stock, under the equity method and not as a research and development arrangement.

Audium has incurred losses since the Company acquired the Audium Preferred Stock and as such, Audium does not have the ability to declare or pay preferred dividends on the Preferred Stock.  The Company recognized losses for the years ended December 31, 2003 and 2002 as follows:

	Year Ended December 31, 2003	Year Ended December 31, 2002
Company share of Audium net loss	$ 193,000	$ 290,000
Amortization of difference between purchase price of Audium Preferred Stock and Company’s share of Audium’s net stockholders’ deficit	167,000	167,000
Total equity in loss of affiliate	$ 360,000	$ 457,000

A summary of the results of Audium’s operations for the years ended December 31, 2003 and 2002, and net assets as of December 31, 2003 and 2002 is as follows:

	2003	2002
Net sales	$637,000	$475,000
Loss from operations	(1,244,000)	(1,129,000)
Non-operating income	524,000	--
Net loss	(720,000)	(1,084,000)

Current assets	$241,000	$1,501,000
Total assets	1,163,000	2,817,000
Current liabilities	1,569,000	1,664,000
Total liabilities	1,619,000	2,064,000
Net assets	$(456,000)	$752,000

The fair value of this investment was determined based on Audium's estimated future net cash flows considering the status of Audium's product development. The Company evaluated this investment for impairment annually and more frequently when indications of decline in value existed.  An impairment loss that was other than temporary was recognized during the period it was determined to exist.  An impairment was determined to be other-than-temporary if estimated future net cash flows were less than the carrying value of the investment.  If projections indicated that the carrying value of the investment would not be recoverable, the carrying value was reduced by the estimated excess of the carrying value over the estimated discounted cash flows.

Note Payable to Affiliate - The Fonix Note was payable in 13 monthly installments of $200,000 beginning on June 1, 2001, and bore no interest unless an event of default occurred, in which case it would have borne interest at 12 percent per annum. No events of default occurred and the note was fully satisfied.  The Fonix Note was secured by shares of Audium Preferred Stock as described above.

Management determined that a 12 percent annual interest rate reflected the risk characteristics of the Fonix Note.  Accordingly, interest was imputed at 12 percent and the Company recorded a present value of $2,370,000 for the note payable.  For the year ended December 31, 2002, the Company recorded interest expense of $95,000 related to this note.  Through December 31, 2002, payments amounting to $1,800,000 had been made under the Fonix note.

Sale of Investment in Audium - On December 31, 2003, the Company entered into an agreement with Audium with respect to the Audium Note, the Fonix Note, and the Audium Preferred Stock.  Under the agreement, Fonix agreed that the balance owing under the Audium Note would be offset against the balance owing under the Fonix Note, and accordingly, the Audium Note was deemed to be paid in full.  Fonix further agreed to transfer to Audium all of its right, title, and interest in the Audium Preferred Stock in exchange for (a) Audium's deeming the Fonix Note to be paid in full; (b) Audium's granting to us a fully paid, worldwide, non-exclusive license to Audium's software to make, sell, offer for sale, and use the software and any derivative software (the specific terms of which are being finalized), to be used if Audium declares bankruptcy, defaults under the agreement, or ceases to do business for a period of 60 days; and (c) Audium's granting to Fonix a $1,800,000 prepaid license agreement to be applied to Audium's run-time licenses.  The prepaid license has a four-year life and allows the Company to utilize run-time licenses from Audium in the Company's products.  As the $1,800,000 prepaid license represents the amount of the investment the Company has made into Audium and that investment was reduced due to recognition of Fonix's portion of Audium's loss under the equity method of accounting for investments and through impairment charges during 2002, the Company did not value the prepaid license at December 31, 2003.  The Company intends to utilize the licenses by offsetting the cost of run time licenses against the prepaid license.  These transactions resulted in the Company recognizing a gain from the sale of Audium of $53,000 during December 2003, which gain is included in "other income (expense)" in the accompanying consolidated statements of operations.

Promissory Note

On December 14, 2001, we entered into an Asset Purchase Agreement with Force Computers, Inc. ("Force"). As part of the consideration for the purchase price, we issued a non-interest bearing promissory note on December 14, 2001, in the amount of $1,280,000.  Installment payments under the note were due over the 12-month period following the date of purchase.  Management determined that a seven percent annual interest rate reflects the risk characteristics of this promissory note.  Accordingly, interest was imputed at seven percent and we recorded a discount of $40,000 for the note payable.  We recorded interest expense of $36,000 for the year ended December 31, 2002.

As collateral for the promissory note, 175,000 shares of our Class A common stock were placed into escrow.  Under the terms of the escrow, the shares were not to be released to Force unless we were delinquent or late with respect to any payment under the note. Also, under the terms of the Asset Purchase Agreement, we were required to deposit all receipts from customers acquired in this transaction into a joint depository account.  We had the right to withdraw such funds; however, in the event of default on any payments to Force under the terms of the promissory note, Force had the right to withdraw funds from the depository account until the deficiency in payment was covered, at which time, we could again have use of the funds.  Through December 31, 2002, payments required under the note were made, except the final payment of $250,000, which remained outstanding at December 31, 2002.  The remaining balance was paid during 2003.

Notes Payable Related Parties

During 2002, two of our executive officers (the "Lenders") sold shares of our Class A common stock owned by them and advanced the resulting proceeds amounting to $333,000 to us under the terms of a revolving line of credit and related promissory note.  The funds were advanced for use in our operations.  The advances bear interest at 10 percent per annum, which interest is payable on a semi-annual basis.  The entire principal, along with unpaid accrued interest and any other unpaid charges or related fees, were originally due and payable on June 10, 2003.  Fonix and the Lenders agreed to postpone the maturity date on several occasions.  The note is presently due June 30, 2005.  All or part of the outstanding balance and unpaid interest may be converted at the option of the Lenders into shares of Class A common stock of Fonix at any time.  The conversion price was the average closing bid price of the shares at the time of the advances.  To the extent the market price of our shares is below the conversion price at the time of conversion, the Lenders are entitled to receive additional shares equal to the gross dollar value received from the original sale of the shares.  A beneficial conversion option of $15,000 was recorded as interest expense in connection with this transaction.  The Lenders may also receive additional compensation as determined appropriate by the Board of Directors.

In October 2002, the Lenders pledged 30,866 shares of the Company's Class A common stock to the Equity Line Investor in connection with an advance of $183,000 to us under the Third Equity Line (see Note 12 to Consolidated Financial Statements).  The Equity Line Investor subsequently sold the pledged shares and applied $82,000 of the proceeds as a reduction of the advance.  The value of the pledged shares of $82,000 was treated as an additional advance from the Lenders.

During the fourth quarter of 2003, we made a principal payment of $26,000 against the outstanding balance of the promissory note.  During 2004, we entered into an agreement with the holders of the promissory note to increase the balance of the note payable by $300,000 in exchange for a release of the $1,443,000 of accrued liabilities related to prior indemnity agreements between us and the note holders.  We classified the release of $1,143,000 as a capital contribution in the Consolidated Financial Statements during the fourth quarter of 2004.  We made principal payments against the note of $253,000 during the year ended December 31, 2004.  During the quarter ended June 30, 2005, the Company received an additional advance of $110,000 against the promissory note.  The balance due at June 30, 2005 was $545,000.

The unpaid balance of $545,000 is secured by a second priority security interest in the Company’s intellectual property rights.  As of June 30, 2005, the Lenders had not converted any of the outstanding balance or interest into common stock.

Notes Payable

In connection with the acquisition of the capital stock of LTEL in 2004, we issued a 5%, $10,000,000, secured, six-year note payable to McCormack Avenue, Ltd.  Under the terms of the note payable, quarterly interest only payments are required through January 15, 2005, with quarterly principal and interest payments beginning April 2005 and continuing through January 2010.  Interest on the promissory note is payable in cash or, at our option, in shares of our Class A common stock.  The note is secured by the capital stock and all of the assets of LTEL and its subsidiaries.  The note was valued at $4,624,000 based on an imputed interest rate of 25 percent per annum.  The note has a mandatory prepayment clause wherein we are required to make prepayments in any given month where we receive net proceeds in excess of $900,000 from the Fifth Equity Line (or replacements thereof with the Equity Line Investor).  The required prepayment is calculated by multiplying the net proceeds received over $900,000 by 33%.  For the year ended December 31, 2004, we made mandatory prepayments on the note of $415,000.

During the year ended December 31, 2004, we made scheduled interest only payments of $175,000, and issued 833,334 shares of our Class A common stock in satisfaction of the September 30, 2004, required interest only payment of $125,000.  We also elected to make the December 31, 2004, payment in stock and issued 655,162 shares of our Class A common stock in connection with this payment subsequent to December 31, 2004 in satisfaction of the December 31, 2004 required interest only payment of $124,000.  The discount on the note is based on an imputed interest rate of 25%.  The carrying amount of the note of $5,008,000 at March 31, 2005 is net of unamortized discount of $4,577,000.

We had unsecured demand notes payable to former stockholders of an acquired entity in the aggregate amount of $78,000 outstanding as of June 30, 2005.

During the second and third quarters of 2002, we entered into promissory notes with an unrelated third party in the aggregate amount of $75,000.  These notes accrued interest at 12% annually and were due and payable with accrued interest during the second and third quarters of 2003.  The notes had a conversion feature that allowed the holder to convert all or any portion of the principal amount and accrued interest into shares of our common stock.  The conversion price was calculated as the arithmetic average of the last closing bid price on each trading day during the five consecutive trading days immediately preceding the conversion. During the fourth quarter of 2003, we paid the notes in full.

During the first quarter of 2003, we entered into a promissory note with an unrelated third party converting accounts payable for outstanding lease payments (see Note 15 of Consolidated Financial Statements) of $114,000 to a note payable.  This note accrued interest at 10% annually and required monthly minimum payments of the greater of $3,000 or 2% of aggregate proceeds from our Third Equity Line of Credit and subsequent equity lines of credit until the note was been fully paid.  Under the loan agreement, we could not sell or transfer assets outside of the ordinary course of business, or enter a transaction resulting in a change of control, without written permission from the creditor.  The note was paid in full during the year ended December 31, 2004.

On February 28, 2003, LecStar established an asset securitization facility which provided LecStar with $750,000.  Assets securitized under this facility consist of executory future cash flows from LecStar customers in the states of Georgia, Tennessee, Florida, and Louisiana.  LecStar has pledged its interest in the special purpose securitization facility, LecStar Telecom Ventures LLC, and customer accounts receivable to the lender.  We have recorded the $750,000 as a note payable in our consolidated financial statements.  The note bears an interest rate of 6.5% and is due on February 27, 2007, with 24 equal monthly installments which began on March 6, 2005.

Series D Debentures

On October 11, 2002, the Company issued $1,500,000 of Series D 12% Convertible Debentures (the "Debentures"), due April 9, 2003, and 194,444 shares of Class A common stock to Breckenridge Fund, LLC ("Breckenridge"), an unaffiliated third party, for $1,500,000 before offering costs of $118,000.  The outstanding principal amount of the Debentures was convertible at any time at the option of the holder into shares of our common stock at a conversion price equal to the average of the two lowest closing bid prices of our Class A common stock for the twenty trading days immediately preceding the conversion date, multiplied by 90%.

We determined that Breckenridge had received a beneficial conversion option on the date the Debentures were issued.  The net proceeds of $1,382,000, were allocated to the Debentures and to the Class A common stock based upon their relative fair values and resulted in allocating $524,000 to the Debentures, $571,000 to the related beneficial conversion option, $373,000 to the 194,444 shares of Class A common stock, less $86,000 of deferred loan costs.  The resulting $976,000 discount on the Debentures and the deferred loan costs were amortized over the term of the Debentures as interest expense.

In connection with the issuance of the Debentures, we issued, as collateral to secure its performance under the Debenture, 2,083,333 shares of Class A common stock (the "Collateral Shares"), which were placed into an escrow pursuant to an escrow agreement.  Under the escrow agreement, the Collateral Shares would not be released to Breckenridge unless we were delinquent with respect to payments under the Debenture.

The Debentures were originally due April 9, 2003.  However, Fonix and Breckenridge agreed in January 2003 to modify the terms of the Debentures requiring the following principal payments plus accrued interest: $400,000 in January 2003; $350,000 in February 2003; $250,000 in March 2003; $250,000 in April 2003; and $250,000 in May 2003.  Additionally, we agreed to release 237,584 of the Collateral Shares to Breckenridge as consideration (the "Released Shares") for revising the terms of the purchase agreement.  The additional shares were accounted for as an additional discount of $285,000.  The value of the shares was amortized over the modified term of the Debentures as interest expense.  We did not make the last three payments as scheduled.  Breckenridge asserted its rights under the Debenture agreement for penalties as we did not meet the prescribed payment schedule.  Breckenridge asserted a claim of $379,000 which we disputed.  Both parties subsequently agreed to satisfy the claim in full through the issuance of 1,550,000 shares of our Class A common stock with a value of $225,000.  We transferred the shares to Breckenridge on October 20, 2003, in full satisfaction of the claim and recorded the penalty as interest expense.

In connection with the issuance of the Debentures, we entered into a registration rights agreement in which we agreed to register the resale of the shares underlying the Debentures, the Collateral Shares, and the Released Shares.  We filed a registration statement on Form S-2, which became effective February 14, 2003.  Additionally, we filed another registration statement on July 2, 2003, which was declared effective on July 7, 2003, which included shares issuable to Breckenridge in connection with the Debentures.  We were obligated to file such post-effective amendments as necessary to keep the registration statements effective as required by the registration rights agreement.

Through December 31, 2003, we had paid $650,000 of the outstanding principal, together with $54,000 in accrued interest.  Additionally, through December 31, 2003, the holder of the Debentures converted the remaining $850,000 principal amount and $41,000 in interest into 7,359,089 shares of Fonix Class A common stock.

As part of the Debenture agreement, we were required to pay Breckenridge a placement fee in the amount of $350,000 payable in stock at the conclusion of the Debenture.  We satisfied the obligation through the issuance of 2,000,000 shares of our Class A common stock valued at $358,000, or $0.179 per share and 377,717 shares of our Class A common stock valued at $59,000, or $0.157 per share.  We recorded the expense as interest expense in the accompanying financial statements.

In March 2004, we discovered that during 2003 an aggregate of 2,277,778 shares of Class A common stock (the "Unauthorized Shares") were improperly transferred to the Debenture holder as a result of (i) the unauthorized release from escrow of the Collateral Shares (net of the Released Shares), and (ii) the transfer to the Debenture holder of a duplicate certificate for 194,445 shares where the original certificate was not returned to the transfer agent for cancellation.  The Unauthorized Shares were, therefore, in excess of the shares the Debenture holder was entitled to receive.  No consideration was paid to or received by us for the Unauthorized Shares during 2003; therefore, we did not recognize the Unauthorized Shares as being validly issued during 2003 nor subsequently.  Accordingly, we do not deem the Unauthorized Shares to be validly outstanding and the transfer of the Unauthorized Shares to the Debenture holder has not been recognized in the accompanying consolidated financial statements.

Upon discovering in March 2004 that the Unauthorized Shares had been improperly transferred to the Debenture holder, we attempted to settle the matter with the Debenture holder but was unable to reach a settlement.  Accordingly, on May 3, 2004, we filed a lawsuit against the Debenture holder, alleging the improper transfer to and subsequent sale of the Unauthorized Shares by the Debenture holder.  The lawsuit was subsequently dismissed without prejudice and refilled on October 12, 2004.  The complaint seeks (i) a declaratory judgment that we may set off the fair value of the Unauthorized Shares against the value we owes to the Debenture holder in connection with the Series I Preferred Stock transaction (see Note 11 to Consolidated Financial Statements), (ii) judgment against the Debenture holder for the fair value of the Unauthorized Shares, and (iii) punitive damages from the Debenture holder for improper conversion of the Unauthorized Shares.

Equity Lines of Credit

Initial and Second Equity Line of Credit - In 2001 and 2002, we entered into  private equity line agreements (the "Equity Lines") with Queen, LLC ("the Equity Line Investor").  Under the Equity Lines, we had the right to draw up to $40,000,000 from the Equity Line Investor through a mechanism of draws and puts of stock.  We were entitled to draw funds and to "put" to the Equity Line Investor shares of Class A common stock in lieu of repayment of the draw.

For the year ended December 31, 2002, we received $9,358,000 in funds drawn under the Equity Lines, less commissions and fees of $276,000, and issued 3,356,998 shares of Class A common stock to the Equity Line investor.

Third Equity Line of Credit - In June 2002, we entered into a third equity line agreement (the "Third Equity Line") with the Equity Line Investor.  Under the Third Equity Line, we had the right to draw up to $20,000,000 under terms substantially identical to the initial Equity Lines.

For the year ended December 31, 2003, we received $2,625,000 in funds drawn under the Third Equity Line, less commissions and fees of $62,000, and issued 5,000,000 shares of Class A common stock to the Equity Line Investor.

Fifth Equity Line of Credit - We entered, as of July 1, 2003, into a fifth private equity line agreement (the "Fifth Equity Line Agreement") with the Equity Line Investor.  Under the Fifth Equity Line Agreement, we had the right to draw up to $20,000,000 against an equity line of credit ("the Fifth Equity Line") from the Equity Line Investor.  We were entitled under the Fifth Equity Line Agreement to draw certain funds and to put to the Equity Line Investor shares of our Class A common stock in lieu of repayment of the draw.  The number of shares to be issued is determined by dividing the amount of the draw by 90% of the average of the two lowest closing bid prices of our Class A common stock over the ten trading days after the put notice is tendered.  The Equity Line Investor is required under the Fifth Equity Line Agreement to tender the funds requested by us within two trading days after the ten-trading-day period used to determine the market price.

For the year ended December 31, 2003, we received $7,122,000 in funds and a subscription receivable of $245,000 drawn under the Fifth Equity Line, less commissions and fees of $291,000, and issued 25,494,145 shares of Class A common stock to the Equity Line Investor.

For the year ended December 31, 2004 we received $12,618,000 in funds drawn under the Fifth Equity Line, less commissions and fees of $413,000, and issued 54,768,198 shares of Class A common stock to the Equity Line Investor.

For the six months ended June 30, 2005, the Company issued 5,480,405 shares of Class A common stock to the Equity Line Investor in full satisfaction of an outstanding put of $668,000.

Sixth Equity Line of Credit – We entered, as of November 15, 2004, we entered into a sixth private equity line agreement (the "Sixth Equity Line Agreement") with the Equity Line Investor, on terms substantially similar to those of the previous equity lines.  Under the Sixth Equity Line Agreement, we have the right to draw up to $20,000,000 against an equity line of credit ("the Sixth Equity Line") from the Equity Line Investor.  We are entitled under the Sixth Equity Line Agreement to draw certain funds and to put to the Equity Line Investor shares of our Class A common stock in lieu of repayment of the draw.  The number of shares to be issued is determined by dividing the amount of the draw by 90% of the average of the two lowest closing bid prices of our Class A common stock over the ten trading days after the put notice is tendered.

The Equity Line Investor is required under the Sixth Equity Line Agreement to tender the funds requested by us within two trading days after the ten-trading-day period used to determine the market price.

In connection with the Sixth Equity Line Agreement, we granted registration rights to the Equity Line Investor and filed a registration statement on Form S-2, which covered the resales of the shares to be issued under the Sixth Equity Line.  We are obligated to maintain the effectiveness of the registration statement.

For the six months ended June 30, 2005, we received $4,263,000 in funds drawn under the Sixth Equity Line, less commissions and fees of $141,000 and issued 74,396,474 shares of Class A common stock to the Equity Line Investor.  Subsequent to June 30, 2005 and through August 10, 2005, we received $5,000 in funds drawn under the Sixth Equity Line, and issued 737,025 shares of Class A common stock to the Equity Line Investor.

Seventh Equity Line of Credit - On May 27, 2005, we entered into a seventh private equity line agreement (the "Seventh Equity Line Agreement") with the Equity Line Investor, on terms substantially similar to those of the Sixth Equity Line between Queen and us dated November 15, 2004.

Under the Seventh Equity Line Agreement, we have the right to draw up to $20,000,000 against an equity line of credit (the "Seventh Equity Line") from the Equity Line Investor.  We are entitled under the Seventh Equity Line Agreement to draw certain funds and to put to the Equity Line Investor shares of the Company's Class A common stock in lieu of repayment of the draw.  We are limited as to the amount of shares we may put to the Equity Line Investor in connection with each put; we may not put shares which would cause the Equity Line Investor to own more than 4.99% of our outstanding common stock on the date of the put notice.  The number of shares to be issued in connection with each draw is determined by dividing the amount of the draw by 93% of the average of the two lowest closing bid prices of our Class A common stock over the ten trading days after the put notice is tendered.  The Equity Line Investor is required under the Seventh Equity Line Agreement to tender the funds requested by us within two trading days after the ten-trading-day period used to determine the market price.

We entered into an agreement with the Equity Line Investor to terminate all previous equity lines, and cease further draws or issuances of shares in connection with all previous equity lines.  As such, as of the date of this report, the only active equity line of credit was the Seventh Equity Line.

In connection with the Seventh Equity Line Agreement, we granted registration rights to the Equity Line Investor and filed a registration statement which covers the resales of the shares to be issued under the Seventh Equity Line.

Subsequent to June 30, 2005 and through August 10, 2005, we received $1,000,000 in funds, less commissions and fees of $34,000 drawn under the Seventh Equity Line and issued 19,110,763 shares of our Class A common stock to the Equity Line Investor.

We entered into an agreement with the Equity Line Investor to terminate the first through fifth equity lines, and cease further draws or issuances of shares in connection with all previous equity lines.  We also agreed to terminate the Sixth Equity Line.  As such, as of the date of this report, the only active equity line of credit was the Seventh Equity Line.

Acquisitions

LecStar Acquisition - On February 24, 2004, we acquired all of the capital stock of LTEL Holdings Corporation ("LTEL") and its wholly-owned subsidiaries, LecStar Telecom, Inc., and LecStar DataNet, Inc. (collectively "LecStar"). The results of LecStar's operations are included in the consolidated financial statements from February 24, 2004.  We acquired LecStar to provide us with a recurring revenue stream, a growing customer base, new marketing channels for our Core Technologies and Products, and to reduce our cost of capital.

In accordance with FAS No. 141, "Business Combinations," the aggregate purchase price was $12,800,000 and consisted of the issuance of 7,036,802 shares of Class A common stock valued at $4,176,000 or $0.59 per share, 2,000 shares of 5% Series H nonvoting, nonconvertible preferred stock (the "Series H Preferred Stock") with a stated value of $10,000 per share valued at $4,000,000, and a 5% $10,000,000 secured, six-year promissory note (the "Note") valued at $4,624,000. The number of shares of Class A common stock issued under the terms of the purchase agreement was determined by dividing $3,000,000 by 90 percent of the average closing bid price of our common stock for the first 30 of the 33 consecutive trading days immediately preceding the date certain regulatory approvals were deemed effective.  Under the terms of the acquisition agreement, the number of Class A common shares was determinable on February 19, 2004.  Accordingly, the value of the shares of Class A common stock was established, in accordance with SFAS No. 141, as the average market price of our common stock over the three-day period through February 19, 2004. The values of the Series H Preferred Stock and the Note were determined based on the estimated risk-adjusted cost of capital for us at the date of the acquisition.

The fair value of the Series H Preferred Stock was based on an imputed yield rate of 25 percent per annum and the discount on the Note of $5,376,000 was based on an imputed interest rate of 25 percent per annum.

The purchase price was allocated to the assets acquired and liabilities assumed based on their estimated fair values. Negative goodwill was not recognized in connection with the acquisition of LecStar. Instead, the excess of the fair value of the net assets over the purchase price was allocated as a pro rata reduction of the amounts that otherwise would have been assigned to the long-term assets.  At February 24, 2004, the purchase price was allocated to the assets acquired and the liabilities assumed as follows:

Current Assets	$ 2,390,000
Investments	237,000
Property and equipment	148,000
Deposits and other assets	984,000
Intangible assets	18,500,000
Total assets acquired	22,259,000
Current liabilities	(8,923,000)
Long-term portion of notes payable	(536,000)
Total liabilities assumed	(9,459,000)
Net Assets Acquired	$ 12,800,000

Of the $18,500,000 of acquired intangible assets, $1,110,000 was assigned to LecStar's brand name, which has an indefinite life and therefore is not subject to amortization; $14,430,000 was assigned to the local telephone exchange customer base, with a 2.9-year weighted-average useful life; and $2,960,000 was assigned to established marketing contracts and agreements with utility companies, with a 1.8-year estimated useful life. Total intangible assets subject to amortization have a weighted-average useful life of approximately 2.7 years.

Empire One Telecommunications, Inc Acquisition - On November 19, 2004, we signed a Merger Agreement (the "Agreement") that set forth the principal terms on which Fonix would acquire Empire One Telecommunications, Inc., ("EOT"), a Brooklyn, New York-based CLEC.  EOT is a regional provider of communications services, including wireline voice, data, long distance and Internet services, to business and residential customers in 16 States and the District of Columbia.  The closing of the EOT transaction (as anticipated by the Agreement) is subject to several conditions including, among others, the completion of necessary regulatory approvals.  As set forth in the Agreement, the primary terms of the transaction will be as follows:

•

To the current holders of EOT's common stock, we will pay $2,500,000, less the amount of certain EOT debt assumed by the Company which debt will not exceed $1,500,000.

•

To the current holders of EOT's common stock, we will also issue $2 million of restricted Fonix common stock (the "Merger Stock") that we will agree to register within 120 days after closing.  Resales of these shares after the effectiveness of the registration statement, for all EOT stockholders, shall be limited to no more than (a) 200,000 shares per month or (b) 5% of the average daily volume for the trailing 4 weeks, commencing 6 months after the closing and until the date we are no longer required to maintain the effectiveness of the registration statement.  The number of shares of common stock issuable to the EOT common stock holders would be determined by dividing $2 million by the average closing bid price of our stock for the first 45 of the 48 consecutive trading days immediately preceding the closing.

•

At closing, 100% of the Merger Stock shall be deposited into escrow for the purpose of securing the indemnification obligations of the shareholders of EOT.  The Merger Stock shall be released from escrow as follows: (i) on the 120th day after the closing the escrow agent shall disburse to each EOT stockholder his, her or its share of an amount equal to 45% of the portion of the Merger Stock not yet claimed by Sub or the Company to be due Sub or the Company, as applicable, as a result of an indemnity claim pursuant to the Agreement (the "Unclaimed Escrowed Funds"), (ii) on the 210th day after the closing, the escrow agent shall disburse to each EOT stockholder his, her or its share of an amount equal 45% of the remaining Unclaimed Escrowed Funds, and (iii) on the 1 year anniversary of the closing the escrow agent shall disburse to each EOT stockholder his, her or its share of an amount equal to all of the remaining Unclaimed Escrow Funds.

The closing of the merger of Sub into EOT is subject to several conditions, including among others, the following:

•

The stockholders of EOT shall have approved the Agreement and the merger and the number of dissenting shares shall not exceed 2% of the number of EOT shares outstanding at the closing;

•

Necessary regulatory approvals;

•

The operation of Fonix and EOT after September 30, 2004 and through closing in the ordinary course without incurring any extraordinary liabilities, as defined; and

•

Certain existing employees of EOT shall enter into "at will" employment arrangements with EOT contingent upon the closing.

As of August 10, 2005, EOT has not completed the necessary closing conditions, including the completion of necessary regulatory approvals.  We have substantial questions about whether EOT can and will complete the required conditions to closing.  Accordingly, there can be no assurance that we will complete this acquisition.

Stock Options and Warrants

During the six months ended June 30, 2005, we granted options to employees to purchase 708,100 shares of Class A common stock.  The options have an exercise price of $0.12 per share, which was the quoted fair market value of the stock on the dates of grant.  The options granted vest over the three years following issuance.  Options expire within ten years from the date of grant if not exercised.  Using the Black-Scholes pricing model, the weighted average fair value of the employee options was $0.11 per share.

On January 19, 2005 we entered into an option exchange program with our employees, wherein we gave eligible Fonix employees the opportunity to exchange outstanding stock options for the same number of new options to be issued at least six months and one day from the expiration of the offer.  As a result of the option exchange program, we cancelled 414,450 options to purchase shares of our Class A common stock effective February 22, 2005.  We issued a promise to grant options on August 23, 2005 to employees who elected to tender their options.  As of June 30, 2005, we had a total of 962,750 options to purchase Class A common stock outstanding.

During 2004, we granted options to purchase 110,600 shares of Class A common stock at exercise prices ranging from $0.21 to $0.37.  All options were granted at the quoted market price at the date of grant.  All options granted vest over three years following issuance.  If not exercised, all options expire within ten years from the date of grant.

During 2003, we granted options to purchase 261,125 shares of Class A common stock at exercise prices ranging from $0.21 to $1.86.  All options were granted at the quoted market price at the date of grant.  All options granted vest over the three years following issuance.  If not exercised, all options expire within ten years from the date of grant.

During 2002, we granted options to purchase 157,225 shares of Class A common stock at exercise prices ranging from $2.00 to $5.60 per share.  All options were granted at the quoted market price at the date of grant.  Of the options granted during this period, 20,000 vested immediately and the balance of 137,225 vest over the three years following issuance. If not exercised, all options expire within ten years from the date of grant.

Subsequent to December 31, 2004, we entered into an option exchange program with its employees, wherein we gave eligible Fonix employees the opportunity to exchange outstanding stock options for the same number of new options to be issued at least six months and one day from the expiration of the offer.  As a result of the option exchange program, we cancelled 414,450 options to purchase shares of the Company's Class A common stock effective February 22, 2005.  We issued a promise to grant options on August 23, 2005 to employees who elected to tender their current outstanding options.

As of June 30, 2005, we had warrants to purchase a total of 980,389 shares of Class A common stock outstanding.

Summary of Contractual Obligations

The following summary reflects payments due under long-term obligations as of June 30, 2005:

	Total	Less Than One	One to Three	Three to Five	More than Five
Notes payable	$11,580,000	$ 1,523,000	$ 3,954,000	$ 6,103,000	--
Operating lease obligations	732,000	314,000	418,000	--	--
Preferred stock dividends	9,855,000	1,095,000	3,285,000	5,475,000	**
Total contractual cash obligations	$ 22,167,000	$ 2,932,000	$ 7,657,000	$ 11,578,000

**  Preferred stock dividends do not have a definite life, therefore dividend payment requirements greater than five years cannot reasonably be estimated.

Other

We presently have no plans to purchase new research and development or office facilities.

Outlook

Corporate Mission Statement, Strategic Goals, Financial Objectives and Growth Strategy

Mission Statement:  "Provide integrated communication products and services through innovative technologies."

Strategic Goals:

•

Deliver innovated technologies such as Voice Over Internet Protocol ("VoIP"), Broadband over Power Line ("BPL") and switched telecommunication services with efficient and profitable revenue.

•

Capitalize on LecStar's built-in and growing customer base.

•

Implement a CLEC roll-up and consolidation strategy using the LecStar platform and infrastructure.

•

Integrate our speech technologies with LecStar's product offerings to expand customer base and improve operating margins.

•

Provide competitive speech solutions for mobile/wireless devices, games, telephony systems and assistive markets based on text-to-speech technologies ("TTS") and automated speech recognition technologies ("ASR" and together with our TTS, the "Core Technologies").

•

Couple our award winning technology with the leading names in wireless devices, entertainment game platforms and telephony solutions.

•

Focus on clearly measured, value-added speech-based market solutions.

•

Expand awareness of our products and services by enhancing our public profile on a targeted basis.

•

Enhance our competitiveness by increasing value-added solutions, portability and ease of use.

Financial Goals:

•

Increase revenue and positive EBITDA based on the combination of LecStar's revenue and our speech technology revenue.

•

Deliver predictable revenue and earnings.

•

Provide return on shareholder equity.

Growth Strategy:

We will deliver VoIP services on our own soft switch and expand our partner relationship with Duke Energy facilitating BPL.  We expect to employ a consolidation-driven growth strategy in the telecom industry using LecStar as the platform.  We anticipate that strategic acquisitions of synergistic companies will deliver a stable revenue stream and expanded customer base.  We expect to transition our telecommunication customers and acquired customers to our VoIP and/or BPL solution.  Integration of support functions and overhead will create operational and financial efficiencies.  We expect implementation of our Core Technologies by acquired synergistic companies will

•

enhance operating margins;

•

improve customer service;

•

minimize customer churn; and

•

increase customer loyalty.

Most speech recognition products offered by other companies are based on technologies that are largely in the public domain and represent nothing particularly "new" or creative.  Many of the Fonix speech Products and Core Technologies are based on proprietary technology that is protected by patents.  Management believes our speech-enabled Products provide a superior competitive alternative compared to other technologies available in the marketplace.  In addition, we believe our unique market focus for our speech-enabled Products will be a substantial differentiator.  To accomplish this objective, we intend to proceed as follows:

Substantially Increase Marketing and Sales Activities.  We intend to expand our sales through partners, OEMs, VARs, direct sales, and existing sales channels, both domestically and internationally, who will focus on the wireless and mobile devices, telephony and server phone solutions, assistive and language learning devices.  To address global opportunities, we will continue to develop and expand our sales and marketing teams in Asia, Europe, and the United States.

Expand Strategic Relationships.  We have a number of strategic collaboration and marketing arrangements with developers and VARs.  We intend to expand such relationships and add additional similar relationships, specifically in the wireless and mobile devices, assistive and language learning devices and end-to-end solutions.  Further, when we are able to identify "first mover" speech-enabling applications in which we can integrate our Products and Core Technologies, we intend to investigate investment opportunities so we can obtain preferred or priority collaboration rights.

Continue to Develop Standard Speech Solutions Based on the Core Technologies.  We plan to continue to invest resources in the development and acquisition of standard speech solutions and enhancements to the Core Technologies of speech-enabling technologies, developer tools, and development frameworks to maintain our competitive advantages.

As we proceed to implement our strategy and to reach our objectives, we anticipate further development of complementary technologies, added product and applications development expertise, access to market channels and additional opportunities for strategic alliances in other industry segments.  The strategy adopted by us has significant risks, and shareholders and others interested in Fonix and our Class A common stock should carefully consider the risks set forth under the heading "Certain Significant Risk Factors" in Item 1, Part I, above.

As noted above, as of June 30, 2005, we had an accumulated deficit of $235,612,000, negative working capital of $15,207,000, accrued liabilities of $7,674,000, accounts payable $5,903,000 and accrued past due employee wages and other compensation of $501,000.  Sales of products and telecommunications services and revenue from licenses based on our technologies have not been sufficient to finance ongoing operations, although we have limited capital available under an equity line of credit.  These matters raise substantial doubt about our ability to continue as a going concern.  Our continued existence is dependent upon several factors, including our success in (1) increasing telecommunications services, license, royalty and services revenues, (2) raising sufficient additional funding, and (3) minimizing operating costs.  Until sufficient revenues are generated from operating activities, we expected to continue to fund our operations through the sale of our equity securities, primarily in connection with the Seventh Equity Line.  We are currently pursuing additional sources of liquidity in the form of traditional commercial credit, asset based lending, or additional sales of our equity securities to finance our ongoing operations.  Additionally, we are pursuing other types of commercial and private financing, which could involve sales of our assets or sales of one or more operating divisions.  Our sales and financial condition have been adversely affected by our reduced credit availability and lack of access to alternate financing because of our significant ongoing losses and increasing liabilities and payables.  Over the past several months, we have reduced our workforce in our speech business unit by approximately 50%.  This reduction may adversely affect our ability to fill existing orders.  As we have noted in our annual report and other public filings, if additional financing is not obtained in the near future, we will be required to more significantly curtail our operations or seek protection under bankruptcy laws.

Information Concerning Forward-Looking Statements

Certain of the statements contained in this report (other than the historical financial data and other statements of historical fact), including, without limitation, statements as to management’s expectations and beliefs, are forward-looking statements.  Forward-looking statements are made based upon managements’ good faith expectations and beliefs concerning future developments and their potential effect upon Fonix.  There can be no assurance that future developments will be in accordance with such expectations or that the effect of future developments on Fonix will be those anticipated by management.  Forward-looking statements can be identified by the use of words such as “believe,” “expect,” “plans,” “strategy,” “prospects,” “estimate,” “project,” “anticipate,” “intends” and other words of similar meaning in connection with a discussion of future operating or financial performance.  Many important factors could cause actual results to differ materially from management’s expectations, including:

•

unpredictable difficulties or delays in the development of new products and technologies;

•

changes in U.S. or international economic conditions, such as inflation, interest rate fluctuations, foreign exchange rate fluctuations or recessions in Fonix's markets;

•

pricing changes to our supplies or products or those of our competitors, and other competitive pressures on pricing and sales;

•

integration of acquired businesses, especially integration of LecStar;

•

changes in laws or different interpretations of laws including particularly potential revisions to the 1996 Telecommunications Act, which could have a material impact on our telecommunications business and operations;

•

recent FCC rules relating to independent local exchange carrier obligations to provide access to unbundled network elements, unbundled local switching, and unbundled loops and transport;

•

increases by the FCC in  Total Element Long Run Incremental Cost, or TELRIC, rates and inter-carrier compensation;

•

the outcome of BellSouth’s appeal of the Georgia Public Service Commission order requiring BellSouth to pursue the change of law clause in its interconnection agreements (as discussed in more detail in the Risk Factors section);

•

potential IRS rules relating to taxation of communications services, including Voice over Internet Protocol and other IP-based services, applications, and technologies;

•

difficulties in obtaining or retaining the management, engineering, and other human resource competencies that we need to achieve our business objectives;

•

the impact on Fonix or a subsidiary from the loss of a significant customer or a few customers;

•

risks generally relating to our international operations, including governmental, regulatory or political changes;

•

transactions or other events affecting the need for, timing and extent of our capital expenditures; and

•

the extent to which we reduce outstanding debt.

Market Price of and Dividends on our Class A Common Stock

Market information

Our Class A common stock is listed on the OTC Bulletin Board under the trading symbol FNIX.  The following table shows the range of high and low sales price information for our Class A common stock as quoted on the OTC Bulletin Board for the calendar years 2003 and 2004 and for the first quarter of 2005, through August 10, 2005.  The quotations reflect inter-dealer prices, without retail mark-up, mark-down or commissions and may not represent actual transactions.  The quotations also do not reflect price adjustments related to the Reverse Stock Split (see "Reverse Stock Split" below).

Calendar Year
2005 2004 2003
High Low High Low High Low

First Quarter $0.19 $0.04 $0.66 $0.28 $0.05 $0.01
Second Quarter $0.11 $0.02 $0.32 $0.22 $0.69 $0.13
Third Quarter* $0.07 $0.04 $0.28 $0.13 $0.26 $0.08
Fourth Quarter $0.28 $0.14 $1.19 $0.13
* Through August 10, 2005.

The Reverse Stock Split took effect on April 4, 2003.  All prices beginning in the second quarter of 2003 reflect post-reverse stock split share prices.

The high and low sales prices for our Class A common stock on August 10, 2005, were $0.06 and $0.04, respectively.  As of August 10, 2005, there were 271,265,451 shares of Fonix Class A common stock outstanding, held by approximately 1,036 holders of record and approximately 40,000 beneficial holders.  This number of beneficial holders represents an estimate of the number of actual holders of our stock, including beneficial owners of shares held in "nominee" or "street" name.  The actual number of beneficial owners is not known to us.

We have never declared any dividends on our Class A common stock and it is expected that earnings, if any, in future periods will be retained to further the development and sale of our Core Technologies and products.  No dividends can be paid on our common stock until such time as all accrued and unpaid dividends on our preferred stock have been paid.

Reverse Stock Split

At a special meeting of shareholders held on March 24, 2003, our shareholders approved a 1 share for 40 shares reverse stock split.  The Reverse Stock Split took effect at 12:01 a.m., April 4, 2003.

Selected Financial Data

The selected consolidated financial information set forth below is derived from our consolidated balance sheets and statements of operations as of and for the years ended December 31, 2004, 2003, 2002, 2001 and 2000 and as of and for the six months ended June 30, 2005.  The data set forth below should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the consolidated financial statements and related notes thereto included in this Report.

Six Months Ended June 30,
2005
Statement of Operations Data:
Revenues	$ 8,547,000
Cost of Revenues	4,686,000
Selling, general and administrative expenses	6,817,000
Product development and research	1,046,000
Amortization of intangible assets	3,172,000
Other expense, net	(1,240,000)
Net loss	(8,414,000)
Preferred stock dividends	(573,000)
Net loss attributable to common stockholders	(8,987,000)
Basic and diluted net loss per common share	$ (0.05)
Basic and diluted weighted average number of common shares outstanding	184,465,237

	For the Year Ended December 31,
	2004	2003	2002	2001	2000
Statement of Operations Data:
Revenues	$ 14,902,000	$ 2,384,000	$ 3,065,000	$ 582,000	$ 657,000
Cost of Revenues	6,169,000	1,029,000	657,000	9,899,000	1,852,000
Selling, general and administrative expenses	13,356,000	7,004,000	11,929,000	11,646,000	10,703,000
Product development and research	2,559,000	5,141,000	8,193,000	8,123,000	5,871,000
Amortization of intangible assets	5,453,000	–	31,000	604,000	604,000
Impairment loss on investment in affiliate	–	–	–	823,000	–
Impairment loss on convertible note receivable	–	–	1,114,000	–	–
Impairment loss on intangible assets	738,000	302,000	–	–	–
Purchased in-process research and development	–	–	–	–	474,000
Other expense, net	(1,775,000)	(2,451,000)	(1,039,000)	(173,000)	(3,991,000)
Loss from continuing operations, before equity in net loss of affiliate	(15,148,000)	(13,183,000)	(19,441,000)	(30,687,000)	(22,811,000)
Equity in loss of affiliate	–	(360,000)	(457,000)	(373,000)	–
Net loss	(15,148,000)	(13,543,000)	(19,898,000)	(31,060,000)	(22,761,000)
Preferred stock dividends	(3,927,000)	–	–	–	--
Net loss attributable to common stockholders	(19,075,000)	(13,543,000)	(19,898,000)	(31,060,000)	(22,761,000)
Basic and diluted net loss per common share	$ (0.21)	$ (0.50)	$ (1.73)	$ (5.20)	$ (5.60)
Basic and diluted weighted average number of common shares outstanding	89,795,728	26,894,005	11,471,564	5,978,281	4,067,107

As of June 30,
2005
Balance Sheet Data:
Current assets	$ 1,896,000
Total assets	16,297,000
Current liabilities	17,103,000
Long-term debt, net of current portion	4,517,000
Stockholders’ deficit	(5,323,000)

	As of December 31,
	2004	2003	2002	2001	2000
Balance Sheet Data:
Current assets	$ 2,120,000	$ 342,000	$ 691,000	$ 1,269,000	$ 3,752,000
Total assets	19,000,000	3,173,000	6,523,000	8,599,000	17,517,000
Current liabilities	15,700,000	13,530,000	15,120,000	7,370,000	3,572,000
Long-term debt, net of current portion	5,358,000	40,000	3,000	--	20,000
Stockholders’ (deficit) equity	(2,058,000)	(10,397,000)	(8,599,000)	1,229,000	13,926,000

Index to Financial Statements of Fonix Corporation

Index to Consolidated Financial Statements:

Report of Independent Registered Public Accounting Firm F-2

Consolidated Balance Sheets as of December 31, 2004 and 2003 F-5

Consolidated Statements of Operations and Comprehensive Loss for the Years Ended December 31, 2004, 2003, and 2002 F-6

Consolidated Statements of Stockholders’ Equity (Deficit) for the Years Ended December 31, 2002, 2003, and 2004 F-7

Consolidated Statements of Cash Flows for the Years Ended December 31, 2004, 2003, and 2002 F-8

Notes to Consolidated Financial Statements F-10

Condensed Consolidated Balance Sheets - As of June 30, 2005 and December 31, 2004 (Unaudited) 3

Condensed Consolidated Statements of Operations and Comprehensive Loss for the
Three Months and Six Months Ended June 30, 2005 and 2004 (Unaudited) 4

Condensed Consolidated Statements of Cash Flows for the Six Months Ended
June 30, 2005 and 2004 (Unaudited) 5

Notes to Condensed Consolidated Financial Statements (Unaudited) 7

Legal Proceedings

U.S. Department of Labor Settlement Agreement - On March 5, 2003, we entered into a settlement agreement with the U.S. Department of Labor relating to back wages owed to former and current employees during 2002.  Under the agreement we are required to pay an aggregate of $4,755,000 to certain former and current employees in twenty-four installment payments.  The first installment payment was due May 1, 2003.  The remaining payments are due on the first day of each month, until paid in full.  On June 30 2005, the balance due under this obligation was approximately $430,000.

Grenfell Litigation - Two of our subsidiaries, LecStar Telecom, Inc., and LecStar DataNet, Inc., (the "Subsidiaries") are among the defendants who have been sued in the Superior Court of Fulton County, State of Georgia, by James D. Grenfell, the former CFO of LecStar.  The suit was filed in December 2003. The plaintiff in that case alleges that he has an unpaid judgment in the amount of $1,015,000 plus interest against the former parent entities of the Subsidiaries and that the transfer of such stock and business in December 2002 was in violation of the Georgia Fraudulent Transfer statute.  LecStar Telecom, Inc. has also intervened in the underlying action relating to the judgment. To the extent that our subsidiaries or we are or should become proper parties to this action, we will defend vigorously against these claims.

First Empire Complaint - One of our subsidiaries, LTEL Holding Corporation, is among the defendants who have been sued in the Superior Court of Fulton County, State of Georgia, by First Empire Corporation and Allen B. Thomas, directly and derivatively in his capacity as shareholder of LecStar Corporation.  The lawsuit was filed in July 2004.  The plaintiffs in that case allege that certain of the defendants employed fraudulent and deceptive means to acquire the assets of LecStar Corporation, which included the capital stock of the Subsidiaries, LecStar Telecom, Inc.  and LecStar Datanet, Inc.  The plaintiffs further allege that those defendants subsequently transferred the stock of the subsidiaries to LTEL Holding Ltd., which we acquired through our subsidiary LTEL Acquisition Corporation in February 2004.  The plaintiffs argue that they are entitled to recover the value that we paid for LTEL Holding Corporation under multiple legal theories including breaches of fiduciary duty, negligence, gross negligence, conversion, fraud and violation of the Georgia Securities Act.  Three of the employees of the Subsidiaries have also been named as defendants in the litigation.

We have filed an answer in the litigation, but have not been involved in discovery in this litigation because the litigation is in the early stages.  Nonetheless, we believe that the claims of the plaintiffs are without merit and management intends to vigorously defend against the claims of the plaintiffs.

The principal Series H preferred stockholder has placed 300 shares of Series H Preferred Stock in escrow for a period of 12 months from the date of acquisition as protection with respect to breaches of representations and warranties of the LTEL selling stockholders, including any liability or payment that may arise from the above mentioned legal action.  As a result of the filing of the First Empire Litigation, we have asserted a claim for breach of certain representations and warranties.  To our knowledge, the Escrow Shares have not been released.

Breckenridge Lawsuit – In October 2004, we filed a lawsuit against The Breckenridge Fund, LLC ("Breckenridge"), alleging the improper transfer to and subsequent sale of shares of our common stock by Breckenridge (the “Breckenridge Lawsuit”).  The complaint seeks (i) a declaratory judgment that we may set off the fair value of the Unauthorized Shares against the value we owe to Breckenridge in connection with the Series I Preferred Stock transaction, (ii) judgment against Breckenridge for the fair value of the Unauthorized Shares, and (iii) punitive damages from Breckenridge for improper conversion of the Unauthorized Shares.  In March 2005, the court dismissed the Breckenridge Lawsuit without prejudice, finding that a forum selection clause required the claims to be litigated in New York.  We are now litigating those claims in New York (see Second Series I Complaint, below).

First Series I Complaint - On November 10, 2004, Breckenridge tendered to us a conversion notice, converting 16 shares of Series I Preferred Stock into 123,971 shares of common stock.  In response, we instructed our transfer agent to include on the share certificate a legend referencing the restraining order and the Breckenridge Lawsuit.   Subsequently, Breckenridge filed a complaint against us (Supreme Court of the State of New York, County of Nassau, Index No. 015822/04) (the "First Series I Complaint") alleging that it was improper for us to include any legends on the shares issued in connection with conversions of the Series I Preferred Stock other than those agreed to by Breckenridge in the Series I Preferred Stock purchase agreement (the "Series I Agreement").  Breckenridge also seeks liquidated damages for our failure to issue shares free of the allegedly inappropriate legend.  We seek $4,000,000 in compensatory damages and $10,000,000 in punitive damages.  We have filed a motion to dismiss and intend to vigorously defend against this complaint.

Subsequent to filing the complaint, Breckenridge moved for a temporary restraining order to prevent us from issuing shares with any legend other than those agreed upon by Breckenridge in the Series I Agreement.  On November 18, 2004, at a hearing on Breckenridge's motion, the court entered an order stating that we may not place any legend on shares issued to Breckenridge upon conversion of the Series I Preferred Stock other than those permitted under the Series I Agreement.

The Security Agreement Complaint - On November 23, 2004, Breckenridge filed a complaint against us (Supreme Court of the State of New York, County of Nassau, Index No. 015185/04) alleging: (1) Fonix executed a Security Agreement and a Registration Rights Agreement in connection with the Series I Agreement pursuant to which it granted to Breckenridge a security interest in certain collateral, including Fonix's intellectual property (the "Collateral"); (2) Fonix breached the Registration Rights Agreement and the Security Agreement; and (3) Breckenridge is entitled to damages totaling $585,000 and possession of the Collateral.  We have a motion to dismiss and intend to vigorously defend against this complaint.

Second Series I Complaint - On March 10, 2005, Breckenridge filed a complaint against us (Supreme Court of the State of New York, County of Nassau, Index No. 3457/05) in connection with the Series I Preferred Stock (the "Second Series I Complaint").  In the Second Series I Complaint, Breckenridge alleges that Fonix improperly failed to honor a conversion notice it tendered to us on February 25, 2005, converting 500 shares of Series I Preferred Stock into 6,180,469 shares of common stock.  Breckenridge sought a temporary restraining order and preliminary injunction requiring Fonix to honor that conversion notice, and all subsequently tendered conversion notices.  On March 14, 2005, the Court entered a temporary restraining order directing us to honor the February 25, 2005, conversion notice, and directed Breckenridge to deposit all proceeds from the sale of the converted shares to be deposited in an interest-bearing escrow account.  Breckenridge subsequently agreed that it would deposit the proceeds of all converted shares into the interest-bearing escrow account pending the outcome of the litigation.  We have filed a counterclaim against Breckenridge asserting the same causes of action as it alleged in the Breckenridge Lawsuit.  Discovery is proceedings and a trial is scheduled to commence on September 12, 2005.  We intend to vigorously defend against the claims of Breckenridge and to vigorously pursue our counterclaims against Breckenridge.

We are involved in other claims and actions arising in the ordinary course of business.  In the opinion of management, after consultation with legal counsel, the ultimate disposition of these other matters will not materially affect our consolidated financial position, liquidity, or results of operations.

DIRECTORS AND EXECUTIVE OFFICERS OF FONIX

The following table sets forth certain information concerning the executive officers and directors of Fonix as of June 30, 2005:

 Name

Age

Position

Thomas A. Murdock (1)*

61

Director, President & Chief Executive Officer

Roger D. Dudley

(2)*

52

Director, Executive Vice President & Chief Financial

   Officer

William A. Maasberg, Jr. (1) (2)

65

Director, Chief Operating Officer

(1)

Member, Compensation Committee

(2)

Member, Audit Committee

*

Committee Chairman

All directors hold office until the next annual meeting of the stockholders of Fonix or until their successors have been elected and qualified.  Our officers are elected annually and serve at the pleasure of the Board of Directors.

THOMAS A. MURDOCK is a co-founder of Fonix and has served as an executive officer and member of our board of directors since June 1994.  He has been our chief executive officer since January 26, 1999.  Mr. Murdock also has served as president of SCC Asset Management Inc., formerly Studdert Companies Corporation (“SCC”), a related party, since 1992.  For much of his career, Mr. Murdock was a commercial banker and a senior corporate executive with significant international emphasis and experience.

ROGER D. DUDLEY is a co-founder of Fonix and has served as an executive officer and member of our board of directors since June 1994.  Mr. Dudley currently serves as our executive vice president and chief financial officer.  After several years at IBM in marketing and sales, he began his career in the investment banking industry.  He has extensive experience in corporate finance, equity and debt private placements and asset management.

WILLIAM A. MAASBERG, Jr. became a director of Fonix in September 1999 and was named chief operating officer February 1, 2000.  From December 1997 through February 1999, Mr. Maasberg was vice president and general manager of the AMS Division of Eyring Corporation which manufactures multi-media electronic work instruction software application.  He was also a co-founder and principal in Information Enabling Technologies, Inc. (“IET”), and LIBRA Corporation (“LIBRA”), two companies focusing on software application development, and served in several key executive positions with both IET and LIBRA from May 1976 through November 1997.  Mr. Maasberg worked for IBM Corporation from July 1965 through May 1976 in various capacities.  He received his B.S. Degree from Stanford University in Electrical Engineering and his M.S. in Electrical Engineering from the University of Southern California.

Audit Committee Financial Expert

The Board of Directors has determined that we do not have an audit committee financial expert.  We have been seeking to add an individual with these qualifications to our Board of Directors but have been unable to find a suitable individual.  We continue to search for someone who meets the qualifications of an audit committee financial expert.

EXECUTIVE COMPENSATION

The following table sets forth information concerning the compensation paid or accrued to all persons serving as our chief executive officer and our most highly compensated executive officers other than its chief executive officer who were serving as executive officers at December 31, 2004, and whose annual compensation exceeded $100,000 during such year (collectively the “Named Executive Officers”):

Summary Compensation Table

	Annual Compensation				Long-Term Compensation

Name and Principal Position	Year	Salary		Other Annual Bonus	Securities Underlying Options/SARs (6)
Thomas A. Murdock (1)	2002	$ 315,096	(2)	--	23,750/0
Chief Executive Officer & President	2003	$ 309,400	(2)	--	0/0
	2004	$ 232,000		--	0/0

Roger D. Dudley (1)	2002	$ 315,487	(3)	--	23,750/0
Executive Vice President & Chief Financial Officer	2003	$ 309,400	(3)	--	0/0
	2004	$ 232,000		--	0/0

William A. Maasberg, Jr. (4)	2002	$ 226,584	(5)	--	12,500/0
Chief Operating Officer	2003	$ 225,000	(5)	--	0/0
	2004	$ 150,000		--	0/0

(1)

We have executive employment agreements with Messrs. Murdock and Dudley that were initiated November 1, 1996 and amended effective January 31, 2000 to extend the term of the agreement and reduce the base compensation.  The expiration date is December 31, 2005.  The material terms of each executive employment agreement with Messrs. Murdock and Dudley are identical and are as follows: the annual base salary for each executive officer is $309,400 and may be adjusted upward in future years as deemed appropriate by the board of directors.  However, Messrs Murdock and Dudley received $195,141 and $167,592 in 2002, respectively and $213,779 and $162,023 in 2003, respectively.  As bonus compensation for extending the term of each agreement at a compensation level less than provided in the original agreement, each executive was granted options to purchase 35,000 options of our Class A common stock at an exercise price of $1.01.  The options expire July 19, 2010.

Each such executive officer also is entitled to customary insurance benefits, office and support staff and an automobile allowance.  In addition, if any executive is terminated without cause during the contract term, then all salary then and thereafter due and owing under the executive employment agreement shall, at the executive’s option, be immediately paid in a lump sum payment to the executive officer, and all stock options, warrants and other similar rights granted by us and then vested or earned shall be immediately granted to the executive officer without restriction or limitation of any kind.

Each executive employment agreement contains a non-disclosure, confidentiality, non-solicitation and non-competition clause.  Under the terms of the non-competition clause, each executive has agreed that for a period of one year after the termination of his employment with us the executive will not engage in any capacity in a business which competes with or may compete with Fonix.

(2)

Because of our inability to access the Third Equity Line during much of 2002, we did not pay Mr. Murdock $114,259 of his compensation due for 2002.  Because of continued cash flow difficulties, we did not pay Mr. Murdock $95,621 of his compensation due for 2003.  These amounts have been included in our accrual of past due unpaid wages and are being paid out in accordance with the payment agreement established with the Department of Labor.

(3)

Because of our inability to access the Third Equity Line during much of 2002, we did not pay Mr. Dudley $141,808 of his compensation due for 2002.  Because of continued cash flow difficulties, we did not pay Mr. Dudley $147,377 of his compensation due for 2003.  These amounts have been included in our accrual of past due unpaid wages and are being paid out in accordance with the payment agreement established with the Department of Labor.

(4)

We have an employment agreement with Mr. Maasberg that was effective February 1, 2000.  The terms of the agreement establish the annual base salary of $225,000, which may be adjusted upward in future years as deemed appropriate by the board of directors.  However, Mr. Maasberg received $122,176 in 2002 and $138,118 during 2003.  Mr. Maasberg is entitled to customary insurance benefits, office and support staff.  In addition, if any executive is terminated without cause during the contract term then all salary then and thereafter due and owing under the employment agreement shall, at the executive’s option, be immediately paid in a lump sum payment to the executive officer and all stock options, warrants and other similar rights granted by us and then vested or earned shall be immediately granted to the executive officer without restriction or limitation of any kind.  The employment contract expired January 31, 2003, but we have extended the employment contract through December 31, 2005.

The employment agreement contains a non-disclosure, confidentiality, non-solicitation and non-competition clause.  Under the terms of the non-competition clause, Mr. Maasberg has agreed that for a period of 18 months after the termination of his employment with us he will not engage in any capacity in a business which competes with or may compete with us.

(5)

Because of our inability to access the Third Equity Line during much of 2002, we did not pay Mr. Maasberg $102,824 of his compensation due for 2002.  Because of continued cash flow difficulties, we did not pay Mr. Maasberg $86,882 of his compensation due for 2003.  These amounts have been included in our accrual of past due unpaid wages and are being paid out in accordance with the payment agreement established with the Department of Labor.

(6)

All options granted in 2002 were granted pursuant to our 1998 Stock Option Plan.  Subsequent to December 31, 2004, we entered into an option exchange program with our employees.  As a result of the exchange agreement, all of these shares have been cancelled and the executives currently do not have any options to purchase Fonix stock, however they do have the right to receive new options.

Option Grants in Fiscal Year 2004

Individual Grants					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
(a)	(b)	(c)	(d)	(e)	(f)	(g)
Name	Number of Securities Underlying Options Granted (#)	% of Total Options to Employees in Fiscal Year	Exercise Price ($/share)	Expiration Date	5%	10%
Thomas A. Murdock	--	--	--	--	--	--
Roger D. Dudley	--	--	--	--	--	--
William A. Maasberg, Jr.	--	--	--	--	--	--

Aggregated Option/SAR Exercises in Last Fiscal Year

and Related December 31, 2004 Option/SAR Values

(a)	(b)	(c)	(d)	(e)
Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options/SARs at December 31, 2004 Exercisable/Unexercisable (#)	Value of In-the-Money Options/SARs at December 31, 2004 Exercisable/Unexercisable ($)
Thomas A. Murdock	0	$ 0	126,250/6,250	$0/$0
Roger D. Dudley	0	$ 0	126,250/6,250	$0/$0
William A. Maasberg, Jr.	0	$ 0	42,500/2,500	$0/$0

Subsequent to December 31, 2004, we entered into an option exchange program with our employees.  As a result of the exchange program, all of these options have been cancelled, and the executives currently do not have any options to purchase Fonix stock.  However, they do have the right to receive new options pursuant to the exchange program.

Board of Directors Meetings, Committees and Director Compensation

Our board of directors took action at 2 duly noticed meetings of the board during 2004.  Each director attended (in person or telephonically) all of the meetings of Fonix’s board of directors.  During 2004, our board of directors had the following committees: Audit Committee, comprised of Messrs. Dudley (chairman) and Maasberg; and Compensation Committee, comprised of Messrs. Murdock (chairman) and Maasberg.  These standing committees conducted meetings in conjunction with meetings of the full board of directors.

Compensation of Directors

Prior to April 1996, our directors received no compensation for their service.  We historically have reimbursed our directors for actual expenses incurred in traveling to and participating in directors’ meetings, and we intend to continue that policy for the foreseeable future.  On March 30, 1996, our board of directors adopted, and our shareholders subsequently approved, our 1996 Directors’ Stock Option Plan (the “Directors’ Plan”).  Under the Directors’ Plan, members of the Board as constituted on the date of adoption received options to purchase 5,000 shares of our Class A common stock for each year (or any portion thereof consisting of at least six months) during which such persons had served on the board for each of fiscal years 1994 and 1995 and were granted 5,000 shares for each of fiscal years 1996 through 2002, which options vested after completion of at least six months’ service on the board during those fiscal years.   These options have terms of ten years.  No options were granted to our directors under the Directors’ Plan during 2004.  Similar grants have been made to our under our 1998 Stock Option Plan, as set forth elsewhere in this report.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.

The following table sets forth, as of August 10, 2005, the number of shares of Common Stock of Fonix beneficially owned by all persons known to be holders of more than five percent of our Common Stock and by the executive officers and directors of Fonix individually and as a group.  Unless indicated otherwise, the address of the stockholder is our principal executive offices, 9350 South 150 East, Suite 700, Sandy, Utah 84070.

Name and Address of 5% Beneficial Owners, Executive Officers, and Directors	Number of Shares Beneficially Owned	Percent of Class (1)
Thomas A. Murdock Chairman of the Board & Chief Executive Officer	11,252,018(2)	3.98%
Roger D. Dudley Executive Vice President & Chief Financial Officer, Director	6,652,069(3)	2.39%
William A. Maasberg Chief Operating Officer, Director	0	*
All Officers and Directors as a Group (3 persons)	17,904,087	6.19%

*

Less than 1 percent.

(1)

Percentages rounded to nearest 1/100th of one percent.  Except as indicated in the footnotes below, each of the persons listed exercises sole voting and investment power over the shares of Common Stock listed for each such person in the table.

(2)

Includes 40,000 shares of Common Stock deposited in a voting trust (the “Voting Trust”) as to which Mr. Murdock is the sole trustee and 11,211,244 shares of Common Stock issuable as of August 10, 2005, into the Voting Trust under a convertible promissory note (the “Convertible Note”) held by Mr. Murdock and Mr. Dudley.  Persons who have deposited their shares of Common Stock into the Voting Trust have dividend and liquidation rights (“Economic Rights”) in proportion to the number of shares of Common Stock they have deposited in the Voting Trust, but have no voting rights with respect to such shares.  All voting rights associated with the shares deposited into the Voting Trust are exercisable solely and exclusively by the Trustee of the Voting Trust.  The Voting Trust expires, unless extended according to its terms, on the earlier of September 30, 2005, or any of the following events: (i) the Trustee terminates it; (ii) the participating shareholders unanimously terminate it; or (iii) we are dissolved or liquidated.  Although as the sole trustee of the Voting Trust Mr. Murdock exercises the voting rights of all of the shares deposited into the Voting Trust, and accordingly has listed all shares in the table above, he has no economic or pecuniary interest in any of the shares deposited into the Voting Trust except for 4,559,255 shares issuable as of August 10, 2005, under the Convertible Note as to which he will directly own Economic Rights when issued.  Also includes 71 shares owned directly by Mr. Murdock, and 703 shares (including shares issuable upon the exercise of options) beneficially owned by members of Mr. Murdock’s immediate family residing in the same household.

(3)

Includes (i) 6,651,990 shares of Common Stock issuable as of August 10, 2005, under the Convertible Note which will be deposited into the Voting Trust when issued, (ii) 71 shares owned directly by Mr. Dudley; and (iii) 8 shares owned by Mr. Dudley’s minor children.

Securities authorized for issuance under equity compensation plans

The following table sets forth information about our equity compensation plans, including the number of securities to be issued upon the exercise of outstanding options, warrants, and rights; the weighted average exercise price of the outstanding options, warrants, and rights;  and the number of securities remaining available for issuance under the specified plan.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights	Weighted average exercise price of outstanding options, warrants, and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by shareholders	818,920	$42.24	19,526,079
Equity compensation plans not approved by shareholders	--	--	--
Total	818,920	$42.24	19,526,079

2002 Employee Compensation Plan

On February 6, 2003, the Fonix Board of Directors adopted the 2002 Employee Compensation Plan (the “2002 Plan”).  Shares of Class A common stock issued under the 2002 Plan would have been in partial payment of wages and salaries earned by employees during the plan period, which ran from December 1, 2002, through May 31, 2003.  Each then current employee had agreed to the terms of the 2002 Plan.

The Board of Directors subsequently abandoned the 2002 Employee Compensation Plan, and no shares were issued under the plan.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

SCC Asset Management Inc. (“SCC”) (formerly Studdert Companies Corp.)

SCC is a Utah corporation that provides investment and management services.  The officers, directors and owners of SCC are Thomas A. Murdock and Roger D. Dudley, each of whom is a director and executive officer of Fonix.

Prior to October 2002, we subleased office space at market rates from SCC Asset Management, Inc., formerly Studdert Companies Corp.   Messrs. Murdock and Dudley and a former executive officer of Fonix personally guaranteed these leases in favor of SCC’s landlord. The subleases required monthly rental payments of $10,000.   During October 2002, we assumed SCC’s lease obligation.  The subleases were terminated effective February 2003.  On March 18, 2003, we executed a promissory note with the landlord in the amount of $114,000 covering outstanding lease obligations.  The note was paid in full in March 2004.

Loans from Senior Management to Company

During 2002, two of our executive officers (the “Lenders”) sold shares of our Class A common stock owned by them and advanced the resulting proceeds amounting to $333,000 to us under the terms of a revolving line of credit and related promissory note.  The funds were advanced for use in our operations.  The advances bear interest at 10 percent per annum, which interest is payable on a semi-annual basis.  The entire principal, along with unpaid accrued interest and any other unpaid charges or related fees, were originally due and payable on June 10, 2003.  Fonix and the Lenders agreed to postpone the maturity date on several occasions.  The note is presently due June 30, 2005.  All or part of the outstanding balance and unpaid interest may be converted at the option of the Lenders into shares of Class A common stock of Fonix at any time.  The conversion price was the average closing bid price of the shares at the time of the advances.  To the extent the market price of our shares is below the conversion price at the time of conversion, the Lenders are entitled to receive additional shares equal to the gross dollar value received from the original sale of the shares.  A beneficial conversion option of $15,000 was recorded as interest expense in connection with this transaction.  The Lenders may also receive additional compensation as determined appropriate by the Board of Directors.

In October 2002, the Lenders pledged 30,866 shares of the Company's Class A common stock to the Equity Line Investor in connection with an advance of $183,000 to us under the Third Equity Line (see Note 12 to Consolidated Financial Statements).  The Equity Line Investor subsequently sold the pledged shares and applied $82,000 of the proceeds as a reduction of the advance.  The value of the pledged shares of $82,000 was treated as an additional advance from the Lenders.

During the fourth quarter of 2003, we made a principal payment of $26,000 against the outstanding balance of the promissory note.  During 2004, we entered into an agreement with the holders of the promissory note to increase the balance of the note payable by $300,000 in exchange for a release of the $1,443,000 of accrued liabilities related to prior indemnity agreements between us and the note holders.  We classified the release of $1,143,000 as a capital contribution in the Consolidated Financial Statements during the fourth quarter of 2004.  We made principal payments against the note of $253,000 during the year ended December 31, 2004.  During the quarter ended June 30, 2005, the Company received an additional advance of $110,000 against the promissory note.  The balance due at June 30, 2005 was $545,000.

The unpaid balance of $545,000 is secured by a second priority security interest in the Company’s intellectual property rights.  As of June 30, 2005, the Lenders had not converted any of the outstanding balance or interest into common stock.

Use of proceeds

All of the shares of Class A common stock issued as payment of interest on the Note or dividends on the Series H Preferred Stock to the Selling Shareholders if and when sold, are being offered and sold by those Selling Shareholders or their pledgees, donees, transferees or other successors in interest.  We will not receive any proceeds from those sales.

Selling shareholders

Kenzie Financial Management, Inc. (“Kenzie”), is not affiliated in any way with Fonix or any of our affiliates, other than in connection with its status as the holder of 39.2 shares (of a total of 2,000 shares) of Fonix Series H Preferred Stock.  McCormack Avenue, Ltd. (“McCormack”), is not affiliated in any way with Fonix or any of our affiliates, other than in connection with certain presently established investment relationships between McCormack on the one hand, and Fonix, on the other hand.  Specifically, McCormack may be deemed an affiliate, as defined in rules promulgated under the Securities Act, of the Equity Line Investor.  As the holder of the Note and a large number of the Series H Preferred Shares, McCormack may receive and, in fact, Fonix is obligated to pay to McCormack amounts as principal and interest on the Note and dividends on the Preferred Shares.

To the best of our knowledge, none of the Selling Shareholders held shares of our common stock prior to receiving the shares issued to her, him, or it in connection with the acquisition.

The following table provides information about the actual and potential ownership of shares of our Class A common stock by the Selling Shareholders in connection with the acquisition.  This prospectus and the registration statement of which it is a part covers the resale of up to 50,000,000 shares of our Class A common stock.  As noted above, this prospectus and the registration statement of which it is a part does not cover the resale of any of the shares of the Series H Preferred Stock or the Note.

The following information is not determinative of the Selling Stockholder’s beneficial ownership of our Class A common stock pursuant to Rule 13d-3 or any other provision under the Securities Exchange Act of 1934, as amended.

The following information is not determinative of the Selling Stockholder’s beneficial ownership of our Class A common stock pursuant to Rule 13d-3 or any other provision under the Securities Exchange Act of 1934, as amended.

Name of Selling Shareholder	Shares of Common Stock Owned by Selling Share-holder Prior to Offering	Shares of Common Stock Issued or Issuable to Selling Shareholder In Connection with Offering	Percentage of Common Stock Issued or Issuable to Selling Shareholder In Connection with the Offering (1)	Number of Shares of Common Stock Registered Hereunder (2)	Number of Shares of Common Stock Owned After Offering	Percentage of Common Stock Beneficially Owned After the Offering
Kenzie Financial Management, Inc.	0 (3)	1,000,000	(4)	1,000,000	0 (4)	0 (4)
McCormack Avenue, Ltd.	0 (3)	49,000,000	(4)	49,000,000	0 (4)	0 (4)

_____________________

*

Less than one percent.

(1)

Please note that the percentages set forth are not determinative of the Selling Shareholders’ beneficial ownership of our Class A common stock pursuant to Rule 13d-3 or any other provision under the Securities Exchange Act of 1934, as amended.

(2)

The registration statement of which this prospectus is a part covers up to 50,000,000 shares of Class A common stock consisting of  the issuance of up to 49,000,000 shares (at our option) as payment of dividends on the Note or dividends on the Series H Preferred Stock to McCormack, and the issuance of up to 1,000,000 shares (at our option) as payment of dividends on the Series H Preferred Stock to Kenzie.

(3)

To our best knowledge, none of the Selling Shareholders held any shares of our Class A common stock prior to the offering.

(4)

As noted above, we may issue up to 49,000,000 shares of our Class A common stock, at our option, as payment of interest on the Note or dividends on the Series H Preferred Stock to McCormack, and up to 1,000,000 shares of our Class A common stock, at our option, as payment of dividends on the Series H Preferred Stock to Kenzie Financial Management, Inc.  However, unless and until we decide to issue shares as payment of interest on the Note or dividends on the Series H Preferred Stock, the number of shares which may be resold by McCormack and Kenzie Financial Management, Inc., cannot be determined, but cannot exceed an aggregate of 49,000,000 shares to McCormack and 1,000,000 shares to Kenzie Financial Management, Inc., unless we file additional registration statements.

Investment Control of Selling Shareholders

For the Selling Shareholders who are not natural persons, the individuals with voting or investment control are as follows:

Kenzie Financial Management, Inc.

Daniel Spitzer, President

McCormack Avenue, Ltd.

David Sims

Plan of distribution

Once the registration statement of which this prospectus is part becomes effective with the Commission, the Shares covered by this prospectus may be offered and sold from time to time by the Selling Shareholders or their pledgees, donees, transferees or successors in interest.  Such sales may be made on the OTC Bulletin Board, in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price, or in negotiated transactions.  The Shares may be sold by any means permitted under law, including one or more of the following:

"

a block trade in which a broker-dealer engaged by the Selling Shareholder will attempt to sell the Shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

"

purchases by a broker-dealer as principal and resale by such broker-dealer for its account under this prospectus;

"

an over-the-counter distribution in accordance with the rules of the OTC Bulletin Board;

"

ordinary brokerage transactions in which the broker solicits purchasers; and

"

privately negotiated transactions.

In effecting sales, broker-dealers engaged by the Selling Shareholders may arrange for other broker-dealers to participate in the resales.

In connection with distributions of the Shares or otherwise, the Selling Shareholders may enter into hedging transactions with broker-dealers.  In connection with such transactions, broker-dealers may engage in short sales of the Shares covered by this prospectus in the course of hedging the positions they assume with the Selling Shareholders.  The Selling Shareholders may also sell the Shares short and redeliver the Shares to close out such short positions, subject to applicable regulations, including Regulation M (discussed below).  The Selling Shareholders may also enter into option or other transactions with broker-dealers which require the delivery to the broker-dealer of the Shares, which the broker-dealer may resell or otherwise transfer under this prospectus.  The Selling Shareholders may also loan or pledge the Shares registered hereunder to a broker-dealer and the broker-dealer may sell the shares so loaned or upon a default the broker-dealer may effect sales of the pledged shares pursuant to this prospectus.

Broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from the Selling Shareholders in amounts to be negotiated in connection with the sale. Such broker-dealers and any other participating broker-dealers are deemed to be "underwriters" within the meaning of the Securities Act, in connection with such sales and any such commission, discount or concession may be deemed to be underwriting discounts or commissions under the Securities Act.

We have advised the Selling Shareholders that the anti-manipulation rules under the Securities Exchange Act of 1934 may apply to sales of shares in the market and to the activities of the Selling Shareholders and their affiliates.  In addition, we will make copies of this prospectus available to the Selling Shareholders and have informed them of the need for delivery of copies of this prospectus to purchasers at or prior to the time of any sale of the Shares offered hereby.

All costs, expenses and fees in connection with the registration of the Shares will be borne by us.  Commissions and discounts, if any, attributable to the sales of the Shares will be borne by the Selling Shareholders.  The Selling Shareholders may agree to indemnify any broker-dealer or agent that participates in transactions involving sales of the Shares against certain liabilities, including liabilities arising under the Securities Act of 1933.  We will not receive any proceeds from the sale of the Shares.

We have agreed with the Selling Shareholders to keep the registration statement of which this prospectus constitutes a part effective for a period of two years. Trading of any unsold shares after the expiration of such period will be subject to compliance with all applicable securities laws, including Rule 144.

The Selling Shareholders is not obligated to sell any or all of the Shares covered by this prospectus.

In order to comply with the securities laws of certain states, the Shares will be sold in such jurisdictions only through registered or licensed brokers or dealers.  In addition, the sale and issuance of Shares may be subject to the notice filing requirements of certain states.

Regulation M

We have informed the Selling Shareholders that Regulation M promulgated under the Securities Exchange Act of 1934 may be applicable to them with respect to any purchase or sale of our common stock.  In general, Rule 102 under Regulation M prohibits any person connected with a distribution of our common stock from directly or indirectly bidding for, or purchasing for any account in which it has a beneficial interest, any of the Shares or any right to purchase the Shares, for a period of one business day before and after completion of its participation in the distribution.

During any distribution period, Regulation M prohibits the Selling Shareholders and any other persons engaged in the distribution from engaging in any stabilizing bid or purchasing our common stock except for the purpose of preventing or retarding a decline in the open market price of the common stock.  None of these persons may effect any stabilizing transaction to facilitate any offering at the market.  As the Selling Shareholders will be offering and selling our common stock at the market, Regulation M will prohibit them from effecting any stabilizing transaction in contravention of Regulation M with respect to the Shares.

Experts

Our consolidated balance sheets as of December 31, 2004 and 2003, and the consolidated statements of operations, stockholder’s equity, and cash flows for each of the three years in the period ended December 31, 2004, have been included in the registration statement on Form S-1, of which this prospectus forms a part, in reliance on the report of Hansen, Barnett & Maxwell, an independent registered public accounting firm, given on the authority of that firm as experts in auditing and accounting.

The consolidated balance sheets of LTEL Holdings Corporation and subsidiaries as of December 31, 2003 and 2002, and the related consolidated statements of operations, accumulated deficit, and cash flows for the year ended December 31, 2003 and for the period from December 6, 2002 through December 31, 2002, the combined statements of operations, accumulated deficit, and cash flows of LecStar Telecom, Inc. and LecStar DataNet, Inc. for the period from January 1, 2002 through December 5, 2002, and the combined balance sheet of LecStar Telecom, Inc. and LecStar DataNet, Inc. as of December 31, 2001 and the related combined statements of operations, stockholders' deficit and cash flows for the years ended December 31, 2001 and December 31, 2000, have been included in the registration statement on Form S-1, of which this prospectus forms a part, in reliance on the report of Sherb & Co., LLP, independent auditors, given on the authority of that firm as experts in auditing and accounting.

Legal matters

The validity of the Shares offered hereby will be passed upon for us by Durham Jones & Pinegar, P.C., 111 East Broadway, Suite 900, Salt Lake City, Utah 84111.

Additional Information

Selling Shareholders Holdings

To our knowledge, as of August 10, 2005, the Selling Shareholders held no shares of our common stock.

Periodic public reporting

On August 16, 2005, we filed our quarterly report, for the period ended June 30, 2005, on Form 10-Q/A with the Commission.  The quarterly report included unaudited financial statements as of June 30, 2005 and 2004, as well as other required information.

On June 6, 2005, we filed a Current Report on Form 8-K with the Securities and Exchange Commission (the “Commission”).   The Current Report related to our entry into a material definitive agreement (the Seventh Equity Line Agreement), and the potential issuance of unregistered securities in connection with the Seventh Equity Line.

On May 13, 2005, we filed our quarterly report, for the period ended March 31, 2005, on Form 10-Q with the Commission.  The quarterly report included unaudited financial statements as of March 31, 2005 and 2004, as well as other required information.

On March 31, 2005, we filed our 2004 annual report on Form 10-K with the Commission.  The annual report included audited consolidated financial statements as of December 31, 2004 and 2003, and for each of the three years in the period ended December 31, 2004, as well as other required information.

On February 24, 2005, we filed a Current Report on Form 8-K with the Commission.   The Current Report related to the issuance of shares of our common stock in connection with the Sixth Equity Line of Credit.

On February 11, 2005, we filed a Current Report on Form 8-K with the Commission.   The Current Report related to the issuance of shares of our common stock in connection with conversions of shares of Series I Preferred Stock by Breckenridge.

On February 9, 2005, we filed a Current Report on Form 8-K with the Commission.  The Current Report related to the issuance of shares of our common stock in connection with the Fifth Equity Line of Credit.

On January 11, 2005, we filed a Current Report on Form 8-K with the Commission.  The Current Report related to the issuance of shares of our common stock in connection with the Fifth Equity Line of Credit.

On January 3, 2005, we filed a Current Report on Form 8-K with the Commission.   The Current Report related to the issuance of shares of our common stock in connection with conversions of shares of Series I Preferred Stock by Breckenridge.

For a free copy of these filings, please contact us at:

Fonix Corporation, Investor Relations

9350 S 150 E, Suite 700

Salt Lake City, Utah  84070

(801) 553-6600

Fax (801) 553-6707

e-mail: invrel@fonix.com

Additionally, our annual and quarterly reports are available at the Commission's website at http://www.sec.gov.

Where to get additional information

Federal securities law requires us to file information with the Commission concerning our business and operations.  Accordingly, we file annual, quarterly, and special reports, proxy statements, and other information with the Commission.  You can inspect and copy this information at the public reference facility maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549.

You can get additional information about the operation of the Commission's public reference facilities by calling the Commission at 1-800-SEC-0330. The Commission also maintains a web site (http://www.sec.gov) at which you can read or download our reports, proxy and information statements and other information.  Reports and other information concerning us also may be inspected at the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006.

FONIX CORPORATION AND SUBSIDIARIES

INDEX TO FINANCIAL STATEMENTS

Report of Independent Registered Public Accounting Firm F-2

CONSOLIDATED FINANCIAL STATEMENTS:

Consolidated Balance Sheets as of December 31, 2004 and 2003 F-3

Consolidated Statements of Operations and Comprehensive Loss for the Years Ended
December 31, 2004, 2003 and 2002 F-4

Consolidated Statements of Stockholders’ Equity (Deficit) for the Years Ended
December 31, 2002, 2003 and 2004 F-5

Consolidated Statements of Cash Flows for the Years Ended December 31, 2004, 2003 and 2002 F-7

Notes to Consolidated Financial Statements F-9

HANSEN, BARNETT & MAXWELL
A Professional Corporation
CERTIFIED PUBLIC ACCOUNTANTS Registered with the Public Company
5 Triad Center, Suite 750 Accounting Oversight Board
Salt Lake City, UT 84180-1128
Phone: (801) 532-2200
Fax: (801) 532-7944
www.hbmcpas.com

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and the Shareholders

Fonix Corporation

We have audited the accompanying consolidated balance sheets of Fonix Corporation and subsidiaries as of December 31, 2004 and 2003, and the related consolidated statements of operations and comprehensive loss, stockholders’ equity (deficit), and cash flows for each of the three years in the period ended December 31, 2004. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Fonix Corporation and subsidiaries as of December 31, 2004 and 2003, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2004, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 1 to the consolidated financial statements, the Company has incurred significant losses and negative cash flows from operating activities during each of the three years in the period ended December 31, 2004.  As of December 31, 2004, the Company had an accumulated deficit of $226,625,000, and negative working capital of $13,580,000.  The Company has current accrued liabilities of approximately $6,815,000, vendor accounts payable amounting to approximately $5,225,000 and accrued payroll and other compensation of approximately $1,756,000.  These matters raise substantial doubt about the Company’s ability to continue as a going concern.  Management’s plans with respect to these matters are also described in Note 1.  The accompanying consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

HANSEN, BARNETT & MAXWELL

Salt Lake City, Utah

March 29, 2005

Fonix Corporation
CONSOLIDATED BALANCE SHEETS
	December 31,
	2004	2003

ASSETS

Current assets
Cash and cash equivalents	$ 423,000	$ 50,000
Accounts receivable	1,541,000	4,000
Subscriptions receivable	-	245,000
Prepaid expenses and other current assets	156,000	43,000

Total current assets	2,120,000	342,000

Long-term investments	237,000	-

Property and equipment, net of accumulated depreciation
of $1,465,000 and $1,176,000, respectively	236,000	125,000

Deposit in escrow	395,000	-

Deposits and other assets	1,072,000	75,000

Intangible assets, net of accumulated amortization
of $5,453,000 and $0, respectively	12,309,000	-

Goodwill	2,631,000	2,631,000

Total assets	$ 19,000,000	$ 3,173,000

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current liabilities
Accrued liabilities	$ 6,815,000	$ 1,189,000
Accounts payable	5,225,000	2,650,000
Accrued payroll and other compensation	1,756,000	6,964,000
Deferred revenues	984,000	540,000
Notes payable - related parties	513,000	467,000
Current portion of notes payable	214,000	30,000
Deposits and other	193,000	7,000
Accrued liabilities - related parties	-	1,443,000
Advance on Series I Preferred Stock	-	240,000

Total current liabilities	15,700,000	13,530,000

Long-term notes payable, net of current portion	5,358,000	40,000

Total liabilities	21,058,000	13,570,000

Commitments and contingencies

Stockholders' deficit
Preferred stock, $0.0001 par value; 50,000,000 shares authorized;
Series A, convertible; 166,667 shares outstanding
(aggregate liquidation preference of $6,055,000)	500,000	500,000
Series H, nonconvertible; 2,000 shares outstanding
(aggregate liquidation preference of $20,000,000)	4,000,000	-
Series I, convertible; 2,250 shares outstanding
(aggregate liquidation preference of $2,250,000)	2,250,000	-
Common stock, $0.0001 par value; 800,000,000 shares authorized;
Class A voting, 131,200,170 and 54,329,787 shares outstanding, respectively	13,000	5,000
Class B non-voting, none outstanding	-	-
Additional paid-in capital	217,061,000	195,284,000
Outstanding warrants to purchase Class A common stock	735,000	1,334,000
Cumulative foreign currency translation adjustment	8,000	30,000
Accumulated deficit	(226,625,000)	(207,550,000)

Total stockholders' deficit	(2,058,000)	(10,397,000)

Total liabilities and stockholders' deficit	$ 19,000,000	$ 3,173,000

See accompanying notes to consolidated financial statements.

Fonix Corporation

CONSOLIDATED STATEMENTS OF OPERATIONS

AND COMPREHENSIVE LOSS

	Years Ended December 31,
	2004	2003	2002
Revenues:
Telecommunications	$ 13,673,000	$ -	$ -
Speech licenses, royalties and maintenance	1,199,000	1,963,000	1,846,000
Service	30,000	391,000	870,000
Hardware	-	30,000	349,000

Total revenues	14,902,000	2,384,000	3,065,000

Cost of revenues:
Telecommunications costs	6,136,000	-	-
Impairment loss on capitalized software technology	-	822,000	-
Services	-	76,000	98,000
Licenses, royalties and maintenance	33,000	58,000	245,000
Amortization of capitalized software technology	-	52,000	104,000
Hardware	-	21,000	210,000

Total cost of revenues	6,169,000	1,029,000	657,000

Gross profit	8,733,000	1,355,000	2,408,000

Expenses:
Selling, general and administrative	13,356,000	7,004,000	11,929,000
Impairment loss on intangible assets	738,000	302,000	-
Impairment loss on convertible note receivable	-	-	1,114,000
Amortization of intangible assets	5,453,000	-	31,000
Product development and research	2,559,000	5,141,000	8,193,000

Total expenses	22,106,000	12,447,000	21,267,000

Loss from operations	(13,373,000)	(11,092,000)	(18,859,000)

Other income (expense):
Interest income	7,000	43,000	81,000
Gain on forgiveness of liabilities	518,000	-	-
Interest expense	(2,300,000)	(1,973,000)	(663,000)
Equity in net loss of affiliate	-	(360,000)	(457,000)
Other	-	(161,000)	-

Other expense, net	(1,775,000)	(2,451,000)	(1,039,000)

Net loss	(15,148,000)	(13,543,000)	(19,898,000)
Preferred stock dividends	(3,927,000)	-	-

Loss attributable to common stockholders	$ (19,075,000)	$ (13,543,000)	$ (19,898,000)

Basic and diluted loss per common share	$ (0.21)	$ (0.50)	$ (1.73)

Net loss	$ (15,148,000)	$ (13,543,000)	$ (19,898,000)
Other comprehensive loss - foreign currency translation	(22,000)	(2,000)	29,000

Comprehensive loss	$ (15,170,000)	$ (13,545,000)	$ (19,869,000)

See accompanying notes to consolidated financial statements.

Fonix Corporation

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT)

						Outstanding		Cumulative
						Warrants		Foreign
					Additional	to Purchase	Deferred	Currency
	Preferred Stock		Common Stock		Paid-in	Common	Consulting	Translation	Accumulated
	Shares	Amount	Shares	Amount	Capital	Stock	Expenses	Adjustment	Deficit	Total

BALANCE, DECEMBER 31, 2001	166,667	$ 500,000	8,754,891	$ 1,000	$ 172,020,000	$ 2,832,000	(18,000)	$ 3,000	$ (174,109,000)	1,229,000

Issuance of common stock under equity lines of credit	-	-	3,356,998	-	9,082,000	-	-	-	-	9,082,000

Expiration of warrants	-	-	-	-	1,472,000	(1,472,000)	-	-	-	-

Amortization of deferred consulting expenses	-	-	-	-	(18,000)	-	18,000	-	-	-

Cumulative foreign currency translation adjustment	-	-	-	-		-	-	29,000	-	29,000

Beneficial conversion feature on promissory note	-	-	-	-	15,000	-	-	-	-	15,000

Shares issued related to Series D financing	-	-	194,444	-	944,000	-	-	-	-	944,000

Net loss for the year ended December 31, 2002	-	-	-	-	-	-	-	-	(19,898,000)	(19,898,000)

BALANCE, DECEMBER 31, 2002	166,667	500,000	12,306,333	1,000	183,515,000	1,360,000	-	32,000	(194,007,000)	(8,599,000)

Issuance of common stock under equity lines of credit	-	-	30,494,145	3,000	9,928,000	-	-	-	-	9,931,000

Expiration of warrants	-	-	-	-	26,000	(26,000)	-	-	-	-

Cumulative foreign currency translation adjustment	-	-	-	-	-	-	-	(2,000)	-	(2,000)

Additional shares issued due to reverse split	-	-	4,919	-	-	-	-	-	-	-

Shares issued related to Series D financing	-	-	11,524,390	1,000	1,815,000	-	-	-	-	1,816,000

Net loss for year ended December 31, 2003	-	-	-	-	-	-	-	-	(13,543,000)	(13,543,000)

BALANCE, DECEMBER 31, 2003	166,667	500,000	54,329,787	5,000	195,284,000	1,334,000	-	30,000	(207,550,000)	(10,397,000)

Issuance of common stock under equity lines of credit	-	-	54,768,198	5,000	11,332,000	-	-	-	-	11,337,000

Issuance of Series H Preferred Stock	2,000	4,000,000	-	-	-	-	-	-	-	4,000,000

See accompanying notes to consolidated financial statements.

Fonix Corporation

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT)

Issuance of Series I Preferred Stock	3,250	429,000	-	-	-	-	-	-	-	429,000

Shares issued in connection with Series I Preferred Stock	-	-	2,414,596	1,000	729,000	-	-	-	-	730,000

Warrants issued in connection with Series I Preferred Stock	-	-	-	-	-	262,000	-	-	-	262,000

Beneficial conversion feature on Series I Preferred	-	-	-	-	1,830,000	-	-	-	-	1,830,000

Series I Preferred Stock beneficial conversion dividend	-	2,821,000	-	-	-	-	-	-	(2,821,000)	-

Cumulative foreign currency translation adjustment	-	-	-	-	-	-	-	(22,000)	-	(22,000)

Shares issued for payment of interest on long-term debt	-	-	833,334	-	125,000	-	-	-	-	125,000

Shares issued for payment of dividends on Series H Preferred	-	-	1,666,667	-	249,000	-	-	-	(249,000)	-

Series H Preferred Stock dividends accrued	-	-	-	-	-	-	-	-	(601,000)	(601,000)

Additional shares issued due to reverse split	-	-	1,494	-	-	-	-	-	-	-

Shares issued in connection with LTEL acquisition	-	-	7,036,802	1,000	4,174,000	-	-	-	-	4,175,000

Series I Preferred stock dividends accrued	-	-	-	-	-	-	-	-	(256,000)	(256,000)

Issuance of stock for services	-	-	1,713,423	-	334,000	-	-	-	-	334,000

Conversion of Series I Preferred into common stock	(1,000)	(1,000,000)	8,435,869	1,000	999,000	-	-	-	-	-

Forgiveness of related party debt	-	-	-	-	1,144,000	-	-	-		1,144,000

Expiration of warrants	-	-	-	-	861,000	(861,000)	-	-	-	-

Net loss for year ended December 31, 2004	-	-	-	-	-	-	-	-	(15,148,000)	(15,148,000)

BALANCE, DECEMBER 31, 2004	170,917	$ 6,750,000	131,200,170	$ 13,000	$ 217,061,000	$ 735,000	$ -	$ 8,000	$ (226,625,000)	$ (2,058,000)

See accompanying notes to consolidated financial statements.

Fonix Corporation

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Years Ended December 31,
	2004	2003	2002
Cash flows from operating activities
Net loss	$ (15,148,000)	$ (13,543,000)	$ (19,898,000)
Adjustments to reconcile net loss to net cash used in operating activities:
Non-cash expense related to the issuance of debentures,
warrants, preferred and common stock	-	640,000	-
Stock issued for services	41,000	-	-
Stock issued for interest expense related to McCormack Note	125,000	-	-
Accretion of discount on note receivable from affiliate	-	(21,000)	(19,000)
Accretion of discount on notes payable	613,000	868,000	513,000
Amortization of investment in affiliate	-	167,000	167,000
Amortization of deferred loan cost	-	-	35,000
Loss on disposal of property and equipment	-	-	13,000
Losses on asset disposals	-	179,000	-
Impairment losses	738,000	1,126,000	1,114,000
Gain on forgiveness of liabilities	(518,000)	-	-
Amortization of intangibles	5,453,000	-	-
Depreciation and amortization	338,000	389,000	502,000
Equity in net loss of affiliate	-	193,000	289,000
Gain on sale of affiliate	-	(53,000)	-
Foreign exchange gain	(22,000)	(5,000)	29,000
Changes in assets and liabilities, net of effects from purchase of LTEL:
Accounts receivable	738,000	23,000	5,000
Inventory	-	49,000	(15,000)
Prepaid expenses and other current assets	(48,000)	105,000	(81,000)
Other assets	(57,000)	50,000	(2,000)
Accounts payable	(1,336,000)	(320,000)	1,998,000
Accrued payroll and other compensation	(5,208,000)	1,698,000	5,266,000
Other accrued liabilities	1,415,000	(474,000)	749,000
Deferred revenues	(175,000)	(314,000)	(196,000)

Net cash used in operating activities	(13,051,000)	(9,243,000)	(9,531,000)

Cash flows from investing activities
Cash received in connection with LTEL acquisition	47,000	-	-
Collection of notes receivable	-	403,000	-
Issuance of notes receivable	-	-	(880,000)
Payments of deposit into escrow	(395,000)	-	-
Purchase of property and equipment	(256,000)	(9,000)	(83,000)

Net cash (used in) provided by investing activities	(604,000)	394,000	(963,000)

Cash flows from financing activities
Proceeds from issuance of Class A common stock, net	12,239,000	9,686,000	9,935,000
Proceeds from issuance of notes payable	-	-	1,962,000
Proceeds from Issuance of Series I Preferred Stock	3,010,000	240,000	-
Payment of dividend on Series H Preferred Stock	(349,000)	-	-
Principal payments on notes payable	(622,000)	(1,051,000)	(1,030,000)
Payments on note payable to related parties	(250,000)	-	(550,000)

Net cash provided by financing activities	14,028,000	8,875,000	10,317,000

Net increase (decrease) in cash and cash equivalents	373,000	26,000	(177,000)

Cash and cash equivalents at beginning of year	50,000	24,000	201,000

Cash and cash equivalents at end of year	$ 423,000	$ 50,000	$ 24,000

See accompanying notes to consolidated financial statements.

Fonix Corporation

CONSOLIDATED STATEMENTS OF CASH FLOWS (Continued)

Years Ended December 31,

2004

2003

2002

Supplemental Disclosure of Cash Flow Information

Cash paid during the year for interest

$

1,200,000

$

44,000

$

60,000

Cash paid during the year for income taxes

–

–

4,000

Supplemental Schedule of Non-cash Investing and Financing Activities

For the Year Ended December 31, 2004

Issued 8,453,869 shares of Class A common stock in conversion of 1,000 shares of Series I Preferred Stock.

Issued 1,463,735 shares of Class A common stock in full satisfaction of $292,000 of liabilities.

Issued 833,334 shares of Class A common stock as payment of $125,000 interest on long-term debt.

The Company purchased all of the capital stock of LTEL Holdings Corporation for $12,800,000.  In conjunction with the acquisition, the Company acquired $22,259,000 of assets and assumed $9,459,000 of liabilities of LTEL Holdings Corporation by the issuance of 7,036,802 shares of Class A common stock valued at $4,176,000, the issuance of 2,000 shares of 5% Series H nonvoting, nonconvertible preferred stock valued at $4,000,000 and the issuance of a 5% $10,000,000 promissory note valued at $4,624,000.

Warrants for 31,250 shares of Class A common stock, valued at $860,000 expired.

Series I Preferred Stock shares issued for $240,000 of advances received in 2003.

Issued 1,666,667 shares of Class A common stock for payment of $249,000 of dividends on Series H Preferred Stock.  Accrued $252,000 and $256,000 of dividends on Series H Preferred Stock and Series I Preferred Stock, respectively.

For the Year Ended December 31, 2003

Issued 7,359,080 shares of Class A common stock in conversion of $850,000 of Series D Debentures principal and $41,000 of related accrued interest.

Converted $113,768 of accounts payable into a note payable.

Issued 639,732 shares of Class A common stock for $245,000 subscription receivable.

Issued 237,584 shares of Class A common stock valued at $285,000 to Series D Debenture holder as consideration for revising terms of the Series D Debenture agreement.

Warrants for 5,000 shares of Class A common stock, valued at $26,000 expired.

For the Year Ended December 31, 2002

Warrants for 20,625 shares of Class A common stock, valued at $1,472,400 expired.

Amortization of deferred consulting expense in the amount of $18,000.

See accompanying notes to consolidated financial statements.

Fonix Corporation

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1.  NATURE OF OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations - Fonix Corporation and subsidiaries (collectively, the “Company” or “Fonix”) are engaged in providing integrated telecommunications services through Fonix Telecom, Inc., and value-added speech technologies through The Fonix Speech Group.  Through Fonix Telecom, Inc., the Company operates LecStar Telecom, Inc., a regional provider of telecommunications services in the Southeastern United States and LecStar DataNet, Inc., a provider of Internet services.  (LecStar Telecom, Inc. and LecStar DataNet are collectively referred to in this report as “LecStar”).

The Company offers its speech-enabling technologies including automated speech recognition (“ASR”) and text-to-speech (“TTS”) through the Fonix Speech Group.  The Company offers its speech-enabling technologies to markets for wireless and mobile devices, computer telephony, server solutions and personal software for consumer applications. The Company has received various patents for certain elements of its core technologies and has filed applications for other patents covering various aspects of its technologies. The Company seeks to develop relationships and strategic alliances with third-party developers and vendors in telecommunications, computers, electronic devices and related industries, including producers of application software, operating systems, computers and microprocessor chips.  Revenues are generated through providing telecommunication services, licensing of speech-enabling technologies, maintenance contracts and services.

LecStar’s telecommunication services include wireline voice, data, long distance and Internet services to business and residential customers.  LecStar Telecom, Inc., is certified by the Federal Communications Commission in nine states—Alabama, Florida, Georgia, Kentucky, Louisiana, Mississippi, North Carolina, South Carolina and Tennessee—as a competitive local exchange carrier (“CLEC”) to provide regulated local, long distance and international telecommunications services.  LecStar DataNet, Inc., provides non-regulated telecommunication services including Internet access.

Business Condition - For the years ended December 31, 2004, 2003 and 2002, the Company generated revenues of $14,902,000, $2,384,000 and $3,065,000, respectively; incurred net losses of $15,148,000, $13,543,000 and $19,898,000, respectively, and had negative cash flows from operating activities of $13,052,000, $9,243,000 and $9,531,000, respectively.  As of December 31, 2004, the Company had an accumulated deficit of $226,625,000, negative working capital of $13,580,000, accrued liabilities of $6,815,000, accounts payable of $5,225,000 and accrued past due employee wages and other compensation of $1,756,000.  The Company expects to continue to incur significant losses and negative cash flows from operating activities through at least December 31, 2005, primarily due to expenditure requirements associated with continued marketing and development of its speech-enabling technologies and further developing its telecommunications services business.

The Company’s cash resources, limited to collections from customers, draws on the Sixth Equity Lines and loans, have note been sufficient to cover operating expenses.  As a result, payments to employees and vendors have been delayed.  At December 31, 2004, current accrued liabilities were $6,815,000, vendor accounts payable were $5,225,000 and unpaid compensation payable to current and former employees amounted to approximately $1,756,000. The Company has not been declared in default under the terms of any material agreements.

These factors, as well as the risk factors set out elsewhere in this Annual Report on Form 10-K,  raise substantial doubt about the Company’s ability to continue as a going concern.  The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.  Management plans to fund further operations of the Company through revenues generated from its telecommunication operations, from cash flows from future license and royalty arrangements and with proceeds from additional issuance of debt and equity securities.  There can be no assurance that management’s plans will be successful.

Consolidation - The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries.  All significant intercompany balances and transactions have been eliminated in consolidation.  Investments in 20-to 50-percent-owned affiliates are accounted for using the equity method (see Note 5).

Fonix Corporation

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Accounting Estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Fair Value of Financial Instruments - The book values of the Company’s assets and liabilities approximate their fair values.  The estimated fair values have been determined using appropriate market information and valuation methodologies.

Concentration of Credit Risks - The Company’s cash and cash equivalents are maintained in bank deposit accounts which occasionally may exceed federally insured limits. Cash equivalents consist of highly liquid securities with maturities of three months or less when purchased.  The Company has not experienced any losses with respect to these deposits.  In the normal course of business, the Company provides credit terms to its customers.  Accordingly, the Company performs on-going credit evaluations of its customers and maintains allowances for possible losses, which when realized, have been within the range of management’s expectations.

Subscriptions Receivable - Proceeds from certain issuances of the Company’s equity securities prior to December 31, 2003, had not been received by the Company as of year end.  The cash proceeds were subsequently received in January 2004.

 Valuation of Long-lived Assets - The carrying values of the Company's long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that they may not be recoverable. When such an event occurs, the Company would project undiscounted cash flows to be generated from the use of the asset and its eventual disposition over the remaining life of the asset. If projections were to indicate that the carrying value of the long-lived asset will not be recovered, the carrying value of the long-lived asset, other than software technology, is reduced by the estimated excess of the carrying value over the projected discounted cash flows. The determination of whether the carrying value of software technology is recoverable is discussed below in the section titled “Software Technology Development and Production Costs” within this note.

Intangible Assets - Customer base, contracts and agreements and brand names are amortized over their estimated useful lives unless they are deemed to have indefinite useful lives.  For intangible assets subject to amortization, an impairment charge is recognized if the carrying amount is not recoverable and the carrying amount exceeds the fair value of the intangible asset.  Intangible assets deemed to have indefinite useful lives, primarily the LecStar brand name, are not amortized, are tested for impairment on a quarterly basis and impairment is recognized if the carrying amount is not recoverable or exceeds its fair value.  The Company recorded a charge of $1,124,000 during the year ended December 31, 2003, to fully impair the carrying value of its speech related intangible assets.  During the year ended December 31, 2004, the Company recorded an impairment loss on the intangible asset related to the contracts and agreements acquired in connection with the LecStar acquisition (see Note 2) of $738,000 based on estimated future cash flows.

Goodwill - Goodwill represents the excess of the cost over the fair value of net assets of acquired businesses. Goodwill is not amortized, but is tested for impairment quarterly or when a triggering event occurs.  If a triggering event occurs, the undiscounted net cash flows of the asset or entity to which the goodwill relates are evaluated.  Impairment is indicated if undiscounted cash flows are less than the carrying value of the assets.  The amount of the impairment is measured using a discounted-cash-flow model considering future revenues, operating costs, a risk-adjusted discount rate and other factors.

Revenue Recognition – The Company recognizes revenue when pervasive evidence of an arrangement exists; services have been rendered or products have been delivered; the price to the buyer is fixed and determinable; and collectibility is reasonably assured.  Revenues are recognized by the Company based on the various types of transactions generating the revenue.  For software sales, the Company recognizes revenues in accordance with the provisions of Statement of Position No. 97-2, “Software Revenue Recognition,” and related interpretations.  The Company generates revenues from licensing the rights to its software products to end users and from royalties.  For telecommunications services, revenue is recognized in the period that the service is provided.

Fonix Corporation

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For The Fonix Speech Group, revenue of all types is recognized when acceptance of functionality, rights of return, and price protection are confirmed or can be reasonably estimated, as appropriate. Revenues from development and consulting services are recognized on a completed-contract basis when the services are completed and accepted by the customer.  The completed-contract method is used because the Company’s contracts are typically either short-term in duration or the Company is unable to make reasonably dependable estimates of the costs of the contracts.  Revenue for hardware units delivered is recognized when delivery is verified and collection assured.

Revenue for products distributed through wholesale and retail channels and through resellers is recognized upon verification of final sell-through to end users, after consideration of rights of return and price protection.  Typically, the right of return on such products has expired when the end user purchases the product from the retail outlet.  Once the end user opens the package, it is not returnable unless the medium is defective.

When arrangements to license software products do not require significant production, modification or customization of software, revenue from licenses and royalties are recognized when persuasive evidence of a licensing arrangement exists, delivery of the software has occurred, the fee is fixed or determinable, and collectibility is probable.   Post-contract obligations, if any, generally consist of one year of support including such services as customer calls, bug fixes, and upgrades.  Related revenue is recognized over the period covered by the agreement.  Revenues from maintenance and support contracts are also recognized over the term of the related contracts.

Revenues applicable to multiple-element fee arrangements are bifurcated among the elements such as license agreements and support and upgrade obligations using vendor-specific objective evidence of fair value. Such evidence consists primarily of pricing of multiple elements as if sold as separate products or arrangements.  These elements vary based upon factors such as the type of license, volume of units licensed, and other related factors.

For Fonix Telecom, Inc., the Company’s telecommunications revenue is comprised of two main components: (1) fees paid by business and residential subscribers of voice and data services and (2) carrier access fees.  Subscriber revenues include monthly recurring charges, usage charges and non-recurring charges.  Monthly recurring charges are flat monthly fees for local phone and data services.  Usage charges, which primarily include long distance fees, are generally billed on a per-minute or per-call basis.  Non-recurring charges are generally one-time charges for installation or changes to the subscriber’s service.  Carrier access fees are paid to the Company by other telecommunications carriers as compensation for originating and terminating the carriers’ long distance traffic.

Deferred revenue as of December 31, 2004, consisted of the following:

Description	Criteria for Recognition	Amount
Deferred unit royalties and license fees	Delivery of units to end users or expiration of contract	$ 458,000
Telecom deferred revenue	Service provided for customer	526,000
Total deferred revenue		$ 984,000

Cost of Revenues - Cost of revenues from telecommunications services consists mainly of billings from the incumbent local exchange carriers (“ ILECs”) for access to the ILEC’s network.  Cost of revenues from license, royalties, and maintenance consists of costs to distribute the product, installation and support personnel compensation, amortization and impairment of capitalized speech software costs, licensed technology, and other related costs.  Cost of service revenues consists of personnel compensation and other related costs.

Software Technology Development and Production Costs - All costs incurred to establish the technological feasibility of speech software technology to be sold, leased, or otherwise marketed are charged to product development and research expense. Technological feasibility is established when a product design and a working model of the software product have been completed and confirmed by testing.  Costs to produce or purchase

Fonix Corporation

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

software technology incurred subsequent to establishing technological feasibility are capitalized.  Capitalization of software costs ceases when the product is available for general release to customers.  Costs to perform consulting or development services are charged to cost of revenues in the period in which the corresponding revenues are recognized.  Costs of maintenance and customer support are charged to expense when related revenue is recognized or when these costs are incurred, whichever occurs first.

Capitalized software technology costs were amortized on a product-by-product basis.  Amortization was recognized from the date the product was available for general release to customers as the greater of (a) the ratio that current gross revenue for a product bears to total current and anticipated future gross revenues for that product or (b) the straight-line method over the remaining estimated economic life of the products.  Amortization was charged to cost of revenues.

The Company assessed unamortized capitalized software costs for possible write down on a quarterly basis based on net realizable value of each related product. Net realizable value was determined based on the estimated future gross revenues from a product reduced by the estimated future cost of completing and disposing of the product, including the cost of performing maintenance and customer support. The amount by which the unamortized capitalized costs of a software product exceeded the net realizable value of that asset was written off.

During 2003, the Company modified its estimate of future cash flows to be provided by its software technology and determined that the carrying amount of the technology was in excess of future cash flows provided by the technology.  Accordingly, the Company recorded a charge of $1,124,000 during the year ended December 31, 2003, to fully impair the carrying value of the speech software technology.

Stock-based Compensation Plans -The Company accounts for its stock-based compensation issued to non-employees using the fair value method in accordance with SFAS No. 123, “Accounting for Stock-Based Compensation.” Under SFAS No. 123, stock-based compensation is determined as either the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable.  The measurement date for these issuances is the earlier of the date at which a commitment for performance by the recipient to earn the equity instruments is reached or the date at which the recipient’s performance is complete.

At December 31, 2004, the Company has stock-based employee compensation plans, which are described more fully in Note 14. The Company accounts for the plans under the recognition method and measurement principles of APB Opinion No. 25, “Accounting for Stock Issued to Employees,” and the related Interpretations. Under APB Opinion No. 25, compensation related to stock options, if any, is recorded if an option’s exercise price on the measurement date is below the fair value of the Company’s common stock, and amortized to expense over the vesting period.  Compensation expense for stock awards or purchases, if any, is recognized if the award or purchase price on the measurement date is below the fair value of the Company’s common stock, and is recognized on the date of award or purchase.  These accounting policies resulted in the Company not recognizing any stock-based employee compensation cost during the years ended December 31, 2004, 2003, or 2002. The effect on net loss and net loss per common share if the Company had applied the fair value recognition provisions of SFAS No. 123 to employee stock-based compensation is as follows:

Fonix Corporation

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

	Year Ended December 31,
	2004	2003	2002
Net loss, as reported	$ (15,148,000)	$ (13,543,000)	$ (19,898,000)
Add back: Total stock-based employee compensation	-	-	-
Deduct: Total stock-based employee compensation
determined under fair value based method for all awards	(67,000)	(165,000)	(477,000)
Pro forma net loss	$ (15,215,000)	$ (13,708,000)	$ (20,375,000)
Basic and diluted net loss per common share:
As reported	$ (0.21)	$ (0.50)	$ (1.73)
Pro forma	(0.21)	(0.51)	(1.78)

Advertising Costs - Advertising costs are expensed when incurred.  Total advertising expense was $121,000, $111,000, and $116,000 for the years ended December 31, 2004, 2003 and 2002, respectively.

Income Taxes - The Company recognizes deferred income tax assets or liabilities for the expected future tax consequences of events that have been recognized in the financial statements or tax returns.  Deferred income tax assets or liabilities are determined based upon the difference between the financial and income tax bases of assets and liabilities using enacted tax rates expected to apply when differences are expected to be settled or realized.

Net Loss Per Common Share - Basic and diluted net loss per common share are calculated by dividing net loss attributable to common stockholders by the weighted-average number of shares of common stock outstanding during the year. At December 31, 2004, 2003, and 2002,  there were outstanding common stock equivalents to purchase or receive 22,708,797, 11,849,261 and 1,754,492 shares of common stock, respectively, that were not included in the computation of diluted net loss per common share as their effect would have been anti-dilutive, thereby decreasing the net loss per common share.

The following table is a reconciliation of the net loss numerator of basic and diluted net loss per common share for the years ended December 31, 2004, 2003, and 2002:

Fonix Corporation

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

	Years Ended December 31,
	2004		2003		2002
		Per		Per		Per
		Share		Share		Share
	Amount	Amount	Amount	Amount	Amount	Amount
Net loss	$ (15,148,000)		$ (13,543,000)		$ (19,898,000)
Preferred stock dividends	(3,927,000)		-		-
Net loss attributable to common stockholders	$ (19,075,000)	$ (0.21)	$ (13,543,000)	$ (0.50)	$ (19,898,000)	$ (1.73)
Weighted-average common shares outstanding	89,795,728		26,894,005		11,471,564

Imputed Interest Expense and Income - Interest is imputed on long-term debt obligations and notes receivable where management has determined that the contractual interest rates are below the market rate for instruments with similar risk characteristics (see Notes 2, 5 and 7).

Fonix Corporation

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Foreign Currency Translation - The functional currency of the Company’s Korean subsidiary is the South Korean won.  Consequently, assets and liabilities of the Korean operations are translated into United States dollars using current exchange rates at the end of the year.  All revenue is invoiced in South Korean won and revenues and expenses are translated into United States dollars using weighted-average exchange rates for the year.

Comprehensive Income - Other comprehensive income presented in the accompanying consolidated financial statements consists of cumulative foreign currency translation adjustments.

Recently Enacted Accounting Standards - In December 2004, the Financial Accounting Standards Board, or FASB, issued SFAS No. 123 (revised 2004), Share-Based Payment. SFAS No. 123(R) requires that the compensation cost relating to share-based payment transactions be recognized in financial statements.  The cost will be measured based on the fair value of the instruments issued. SFAS No. 123(R) covers a wide range of share-based compensation arrangements including share options, restricted share plans, performance-based awards, share appreciation rights and employee share purchase plans. SFAS No. 123(R) replaces SFAS No. 123 and supersedes APB Opinion No. 25. As originally issued in 1995, SFAS No. 123 established as preferable the fair-value-based method of accounting for share-based payment transactions with employees.  However, that Statement permitted entities the option of continuing to apply the guidance in Opinion 25, as long as the footnotes to financial statements disclosed what net income would have been had the preferable fair-value-based method been used. The Company will be required to apply SFAS No. 123(R) as of the first interim reporting period that begins after June 15, 2005, and plans to adopt it using the modified-prospective method, effective July 1, 2005.  The Company is currently evaluating the impact SFAS No. 123(R) will have on it and, based on its preliminarily analysis, expects that the adoption will not have a material impact on its financial statements.

In December 2004, the FASB issued SFAS Statement No. 153, “Exchanges of Non-monetary Assets—an amendment of APB Opinion No. 29.” This Statement amends APB Opinion 29 to eliminate the exception for non-monetary exchanges of similar productive assets and replaces it with a general exception for exchanges of non-monetary assets that do not have commercial substance. A non-monetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. The statement will be effective in January 2006. The Company does not expect that the adoption of SFAS No. 153 will have a material impact on its consolidated financial statements.

NOTE 2.  ACQUISITIONS

LecStar Acquisition - On February 24, 2004, Fonix acquired all of the capital stock of LTEL Holdings Corporation (“LTEL”) and its wholly-owned subsidiaries, LecStar Telecom, Inc., and LecStar DataNet, Inc. (collectively “LecStar”). The results of LecStar's operations are included in the consolidated financial statements from February 24, 2004.  Fonix acquired LecStar to provide Fonix with a recurring revenue stream, a growing customer base, new marketing channels for its Core Technologies and Products, and to reduce the cost of capital.

In accordance with FAS No. 141, “Business Combinations,” the aggregate purchase price was $12,800,000 and consisted of the issuance of 7,036,802 shares of Class A common stock valued at $4,176,000 or $0.59 per share, 2,000 shares of 5% Series H nonvoting, nonconvertible preferred stock (the “Series H Preferred Stock”) with a stated value of $10,000 per share valued at $4,000,000, and a 5% $10,000,000 secured, six-year promissory note (the “Note”) valued at $4,624,000. The number of shares of Class A common stock issued under the terms of the purchase agreement was determined by dividing $3,000,000 by 90 percent of the average closing bid price of Fonix’s common stock for the first 30 of the 33 consecutive trading days immediately preceding the date certain regulatory approvals were deemed effective.  Under the terms of the acquisition agreement, the number of Class A common shares was determinable on February 19, 2004.  Accordingly, the value of the shares of Class A common stock was established, in accordance with SFAS No. 141, as the average market price of the Fonix common stock over the three-day period through February 19, 2004. The values of the Series H Preferred Stock and the Note were determined based on the estimated risk-adjusted cost of capital to Fonix at the date of the acquisition.  The fair value of the Series H Preferred Stock was based on an imputed yield rate of 25 percent per annum and the discount on the Note of $5,376,000 was based on an imputed interest rate of 25 percent per annum.

Fonix Corporation

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The purchase price was allocated to the assets acquired and liabilities assumed based on their estimated fair values. Negative goodwill was not recognized in connection with the acquisition of LecStar. Instead, the excess of the fair value of the net assets over the purchase price was allocated as a pro rata reduction of the amounts that otherwise would have been assigned to the long-term assets.  At February 24, 2004, the purchase price was allocated to the assets acquired and the liabilities assumed as follows:

Current Assets	$2,390,000
Investments	237,000
Property and equipment	148,000
Deposits and other assets	984,000
Intangible assets	18,500,000
Total assets acquired	22,259,000
Current liabilities	(8,923,000)
Long-term portion of notes payable	(536,000)
Total liabilities assumed	(9,459,000)
Net Assets Acquired	$12,800,000

Of the $18,500,000 of acquired intangible assets, $1,110,000 was assigned to LecStar's brand name, which has an indefinite life and therefore is not subject to amortization; $14,430,000 was assigned to the local telephone exchange customer base, with a 2.9-year weighted-average useful life; and $2,960,000 was assigned to established marketing contracts and agreements with utility companies, with a 1.8-year estimated useful life. Total intangible assets subject to amortization have a weighted-average useful life of approximately 2.7 years.

The following pro forma information is presented to reflect the operations of the Company and LecStar on a combined basis as if the acquisition of LecStar had been completed as of the beginning of the years ended December 31, 2004 and 2003, respectively:

Years Ended December 31,
	2004	2003
Revenues	$ 18,006,000	$ 18,243,000
Net loss	$ (16,648,000)	$ (22,323,000)
Basic and diluted net loss per common share	$ (0.18)	$ (0.70)

Empire One Telecommunications, Inc Acquisition - On November 19, 2004, the Company signed a Merger Agreement (the “Agreement”) that set forth the principal terms on which Fonix would acquire Empire One Telecommunications, Inc., a Delaware corporation (“EOT”), a Brooklyn, New York based CLEC.  EOT is a regional provider of communications services, including wireline voice, data, long distance and Internet services, to business and residential customers in 16 states and the District of Columbia.  The closing of the EOT transaction (as anticipated by the Agreement) is subject to several conditions including, among others, the completion of necessary regulatory approvals.

There can be no assurance that Fonix will complete this acquisition.

NOTE 3.  CONVERTIBLE NOTES RECEIVABLE

On December 1, 2001, the Company, as the lender, established a revolving line of credit and received a convertible promissory note from Unveil Technologies, Inc. (“Unveil”), that permitted Unveil to draw up to $2,000,000 for operations and other purposes.  Unveil is a developer of natural language understanding solutions for customer

Fonix Corporation

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

resource management (“CRM”) applications.  Fonix desired to obtain a license to Unveil’s CRM applications when completed and made the loan to Unveil to facilitate and expedite the development and commercialization of Unveil’s speech-enabled CRM software.

During the year ended December 31, 2002, Unveil drew $880,000 on the line of credit, bringing total draws on the line of credit to $1,450,000 as of December 31, 2002.  Due to limited resources available to the Company, additional requests for funding by Unveil under the line of credit were not met.  The Company estimated an impairment loss during the third quarter of 2002 in the amount of $1,524,000, consisting of the outstanding balance on the line of credit plus accrued interest thereon as of that date.  The Company advanced an additional $60,000 to Unveil in October 2002.  This advance was treated as a research and development expense.

During the first quarter of 2003, the Company entered into an agreement to terminate the revolving line of credit and satisfy the convertible promissory note with Unveil.  In full settlement of the balance of $1,450,000 due under the note, the Company received a payment of $410,000 and 1,863,636 shares of Unveil’s Series A Preferred Stock (the “Unveil Preferred Stock”).  Accordingly, the Company adjusted the estimated impairment, recorded in the third quarter of 2002, such that the carrying amount of the note receivable was equal to the amount received in January 2003.   The Company did not allocate value to the Unveil Preferred Stock due to Unveil’s overall financial condition.  As of December 31, 2004, the Company had still not assigned any value to the Unveil Preferred Stock.

NOTE 4.  PROPERTY AND EQUIPMENT

Property and equipment are stated at cost.  Depreciation is computed on a straight-line basis over the estimated useful lives of the assets as follows:

Computer equipment	3 to 5 years
Furniture and fixtures	5 years

Maintenance and repairs are charged to expense as incurred and major improvements are capitalized.  Gains or losses on sales or retirements are included in the consolidated statements of operations in the year of disposition. Depreciation expense was $338,000, $321,000 and $347,000 for the years ended December 31, 2004, 2003, and 2002, respectively. Property and equipment consisted of the following at December 31, 2004 and 2003:

	2004	2003
Computer equipment	$ 1,539,000	$ 1,170,000
Furniture and fixtures	162,000	131,000
	1,701,000	1,301,000
Less accumulated depreciation and amortization	(1,465,000)	(1,176,000)
Net Property and Equipment	$ 236,000	$ 125,000

NOTE 5. INVESTMENT IN AFFILIATE

In February 2001, the Company entered into a collaboration agreement with Audium Corporation (“Audium”) to provide an integrated platform for generating Voice XML solutions for Internet and telephony systems.  Audium is a mobile application service provider that builds and operates mobile applications that allow access to Internet information and to complete online transactions using any telephone. The collaboration includes integration of the Company’s technologies with Audium’s mobile applications development capability.

Note Receivable - In connection with the collaboration agreement with Audium, in February and May 2001, the Company advanced an aggregate of $400,000 to Audium as a bridge loan (the “Audium Note”).  The loan bore

Fonix Corporation

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

interest at a rate of 5 percent per year, had a term of four years, and was convertible into shares of Audium Series A Convertible Preferred Stock (“Audium Preferred Stock”).  The Audium Note was convertible into shares of Audium Preferred Stock at a price of $1.46 per share upon the occurrence of certain events.  The Audium Note was secured by Audium's intellectual property.  Further, at the closing, Audium granted the Company a fully paid, worldwide, non-exclusive license to Audium's software to make, manufacture, and use the software and any derivative works if Audium declared bankruptcy or ceases to do business.

Management determined that a 12 percent annual interest rate better reflected the risk characteristics of the Audium Note.  Accordingly, interest was imputed at 12 percent and the Audium Note was recorded at its original present value of $303,000.  For the years ended December 31, 2004, 2003 and 2002, the Company recorded interest income of $0, $44,000 and $40,000, respectively, including contractual and imputed interest.

Investment in Affiliate - In April 2001, the Company closed a stock purchase agreement with Audium, wherein the Company agreed to purchase up to $2,800,000 of Audium Preferred Stock at a price of $1.46 per share.  At closing, the Company paid $200,000 in cash and gave Audium a non-interest bearing note (the “Fonix Note”) for the remaining $2,600,000.  Interest on the Fonix Note was imputed at 12 percent resulting in a present value of $2,370,000.  The resulting purchase price of the Audium Preferred Stock was $2,570,000.

Each share of Audium Preferred Stock is convertible into one share of Audium’s common stock.  Holders of Audium Preferred Stock are entitled to eight percent cumulative dividends, a liquidation preference in excess of the original purchase price plus any declared but unpaid dividends, anti-dilution rights, and voting rights equal to the corresponding number of common shares into which it is convertible.  The stock purchase agreement also entitles Fonix to elect one member of Audium’s board of directors.  Audium also granted Fonix certain registration rights after the closing of a public offering by Audium.

At closing, Audium issued 14 Audium Preferred Stock certificates to Fonix, each certificate for 136,986 shares, and delivered one certificate in exchange for the initial payment of $200,000.  The remaining certificates were held by Audium as collateral for the Fonix Note under the terms of a security agreement.  For each payment of $200,000 or multiple payments that aggregate $200,000, Audium agreed to release to Fonix one certificate for 136,986 shares of Audium Preferred Stock.

The difference between the total purchase price of the Audium Preferred Stock and the Company’s portion of Audium's net stockholders' deficit at the time of the purchase was $2,701,000, which was allocated to capitalized software technology.  The excess purchase price allocated to the capitalized software technology was amortized on a straight-line basis over a period of eight years through December 31, 2010.  After the impairment in the investment in Audium discussed below, the remaining excess purchase price was $1,008,000 and was amortized over the remaining portion of the 8-year period.

The investment in Audium did not provide the Company with rights to any technology developed by Audium; the Company must obtain a license should it choose to do so.  Also, the Company did not own an interest sufficient to control Audium, if the Company were to convert the Audium Note to Audium Preferred Stock.  As a result, management has determined that it was appropriate to account for the investment, which represented 26.7 percent of Audium’s voting stock, under the equity method and not as a research and development arrangement.

Audium has incurred losses since the Company acquired the Audium Preferred Stock and as such, Audium does not have the ability to declare or pay preferred dividends on the Preferred Stock.  The Company recognized losses for the years ended December 31, 2003 and 2002 as follows:

Fonix Corporation

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

	Year Ended December 31, 2003	Year Ended December 31, 2002
Company share of Audium net loss	$ 193,000	$ 290,000
Amortization of difference between purchase price of Audium Preferred Stock and Company’s share of Audium’s net stockholders’ deficit	167,000	167,000
Total equity in loss of affiliate	$ 360,000	$ 457,000

A summary of the results of Audium’s operations for the years ended December 31, 2003 and 2002, and net assets as of December 31, 2003 and 2002 is as follows:

	2003	2002
Net sales	$637,000	$475,000
Loss from operations	(1,244,000)	(1,129,000)
Non-operating income	524,000	–
Net loss	(720,000)	(1,084,000)

Current assets	$241,000	$1,501,000
Total assets	1,163,000	2,817,000
Current liabilities	1,569,000	1,664,000
Total liabilities	1,619,000	2,064,000
Net assets	$(456,000)	$752,000

The fair value of this investment was determined based on Audium's estimated future net cash flows considering the status of Audium's product development. The Company evaluated this investment for impairment annually and more frequently when indications of decline in value existed.  An impairment loss that was other than temporary was recognized during the period it was determined to exist.  An impairment was determined to be other-than-temporary if estimated future net cash flows were less than the carrying value of the investment.  If projections indicated that the carrying value of the investment would not be recoverable, the carrying value was reduced by the estimated excess of the carrying value over the estimated discounted cash flows.

Note Payable to Affiliate - The Fonix Note was payable in 13 monthly installments of $200,000 beginning on June 1, 2001, and bore no interest unless an event of default occurred, in which case it would have borne interest at 12 percent per annum. No events of default occurred and the note was fully satisfied.  The Fonix Note was secured by shares of Audium Preferred Stock as described above.

Management determined that a 12 percent annual interest rate reflected the risk characteristics of the Fonix Note.  Accordingly, interest was imputed at 12 percent and the Company recorded a present value of $2,370,000 for the note payable.  For the year ended December 31, 2002, the Company recorded interest expense of $95,000 related to this note.  Through December 31, 2002, payments amounting to $1,800,000 had been made under the Fonix note.

Sale of Investment in Audium - On December 31, 2003, the Company entered into an agreement with Audium with respect to the Audium Note, the Fonix Note, and the Audium Preferred Stock.  Under the agreement, Fonix agreed that the balance owing under the Audium Note would be offset against the balance owing under the Fonix Note, and

Fonix Corporation

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

accordingly, the Audium Note was deemed to be paid in full.  Fonix further agreed to transfer to Audium all of its right, title, and interest in the Audium Preferred Stock in exchange for (a) Audium’s deeming the Fonix Note to be paid in full; (b) Audium’s granting to the Company a fully paid, worldwide, non-exclusive license to Audium’s software to make, sell, offer for sale, and use the software and any derivative software (the specific terms of which are being finalized), to be used if Audium declares bankruptcy, defaults under the agreement, or ceases to do business for a period of 60 days; and (c) Audium’s granting to Fonix a $1,800,000 prepaid license agreement to be applied to Audium’s run-time licenses.  The prepaid license has a four-year life and allows the Company to utilize run-time licenses from Audium in the Company’s products.  As the $1,800,000 prepaid license represents the amount of the investment the Company has made into Audium and that investment was reduced due to recognition of Fonix’s portion of Audium’s loss under the equity method of accounting for investments and through impairment charges during 2002, the Company did not value the prepaid license at December 31, 2003.  The Company intends to utilize the licenses by offsetting the cost of run time licenses against the prepaid license.

These transactions resulted in the Company recognizing a gain from the sale of Audium of $53,000 during December 2003, which gain is included in “other income (expense)” in the accompanying consolidated statements of operations.

NOTE 6. GOODWILL AND INTANGIBLE ASSETS

Goodwill relates solely to our speech-enabling business segment.  The carrying value of goodwill is assessed for impairment quarterly.  That assessment resulted in no impairment and the carrying value of goodwill remained unchanged at $2,631,000 for the year ended December 31, 2004.

Intangible Assets - The components of other intangible assets at December 31, 2004, were as follows:

	Gross Carrying Amount	Accumulated Amortization	Impairment of Intangibles	Net Carrying Amount
Customer base – business	$ 8,139,000	$ (2,055,000)	$ --	$ 6,084,000
Customer base – residential	6,291,000	(2,279,000)	--	4,012,000
Contracts and agreements	2,960,000	(1,119,000)	(738,000)	1,103,000
Total Amortizing Intangible Assets	17,390,000	(5,453,000)	(738,000)	11,199,000
Indefinite-lived Intangible Assets:
Brand name	1,110,000	--	--	1,110,000

Total Intangible Assets	$ 18,500,000	$ (5,453,000)	$ (738,000)	$ 12,309,000

Customer base amortization was $4,334,000 for the year ended December 31, 2004, and amortization related to contracts and agreements was $1,119,000 for the same period.  All amortization expense is charged to selling, general and administrative expense.  During 2004, the Company recognized an impairment loss on the contracts and agreements intangible asset acquired in connection with the LecStar acquisition of $738,000 based on estimated future cash flows.

Estimated aggregate amortization expense for the succeeding three years ending December 31, is as follows:

2005

$  6,305,000

2006

3,743,000

2007

1,151,000

Speech software technology amortization expense was $0, $52,000 and $104,000, during the years ended December 31, 2004, 2003 and, 2002, and was charged to cost of revenues. The costs of patents include direct costs incurred by the Company in applying for patents covering its internally developed speech software technologies.

During 2003, the Company modified its estimate of future cash flows to be provided by its speech-enabling intangible assets and determined that the carrying amount of intangibles was in excess of future cash flows provided

Fonix Corporation

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

by the intangibles.  Accordingly, the Company recorded a charge of $1,124,000 during the year ended December 31, 2003, to fully impair the carrying value of the intangible assets. Of the impairment recognized, $822,000 related to speech software technology and was charged to cost of revenue, and $302,000 related to customer relationships and was charged to operating expenses.

Intangible assets not subject to amortization as of December 31, 2004 consisted of the brand name acquired in the LecStar acquisition with a net carrying value of $1,110,000 and goodwill relating entirely to the Company’s speech-enabling reporting unit with a net carrying value of $2,631,000.

During 2002, the Company engaged Houlihan Valuation Advisors, an independent valuation firm, to assess the Company’s goodwill for impairment.  The resulting appraisal indicated no impairment and goodwill was not considered impaired.  The Company performed an internal valuation of goodwill at December 31, 2004, based on the same factors used by Houlihan, and determined that the carrying value of goodwill was not impaired.  However, should the Company’s marketing and sales plans not materialize in the near term, the realization of the Company’s goodwill could be severely and negatively impacted.

NOTE 7.  PROMISSORY NOTE

On December 14, 2001, the Company entered into an Asset Purchase Agreement with Force Computers, Inc. (“Force”). As part of the consideration for the purchase price, Fonix issued a non-interest bearing promissory note on December 14, 2001, in the amount of $1,280,000.  Installment payments under the note were due over the 12-month period following the date of purchase.  Management determined that a seven percent annual interest rate reflects the risk characteristics of this promissory note.  Accordingly, interest was imputed at seven percent and the Company recorded a discount of $40,000 for the note payable.  The Company recorded interest expense of $36,000 for the year ended December 31, 2002.

As collateral for the promissory note, 175,000 shares of the Company’s Class A common stock were placed into escrow.  Under the terms of the escrow, the shares were not to be released to Force unless the Company was delinquent or late with respect to any payment under the note. Also, under the terms of the Asset Purchase Agreement, Fonix was required to deposit all receipts from customers acquired in this transaction into a joint depository account. Fonix had the right to withdraw such funds; however, in the event of default on any payments to Force under the terms of the promissory note, Force had the right to withdraw funds from the depository account until the deficiency in payment was covered, at which time, Fonix could again have use of the funds.  Through December 31, 2002, payments required under the note were made, except the final payment of $250,000, which remained outstanding at December 31, 2002.  The remaining balance was paid during 2003.

Fonix Corporation

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 8.  NOTES PAYABLE

During the second and third quarters of 2002, the Company entered into promissory notes with an unrelated third party in the aggregate amount of $75,000.  These notes accrued interest at 12% annually and were due and payable with accrued interest during the second and third quarters of 2003.  The notes had a conversion feature that allowed the holder to convert all or any portion of the principal amount and accrued interest into shares of the Company’s common stock.  The conversion price was calculated as the arithmetic average of the last closing bid price on each trading day during the five consecutive trading days immediately preceding the conversion. During the fourth quarter of 2003, the Company paid the notes in full.

During the first quarter of 2003, the Company entered into a promissory note with an unrelated third party converting accounts payable for outstanding lease payments (see Note 15) of $114,000 to a note payable.  This note accrued interest at 10% annually and required monthly minimum payments of the greater of $3,000 or 2% of aggregate proceeds from the Company’s Third Equity Line of Credit and subsequent equity lines of credit until the note was been fully paid.  Under the loan agreement, the Company could not sell or transfer assets outside of the ordinary course of business, or enter a transaction resulting in a change of control, without written permission from the creditor.  The note was paid in full during the year ended December 31, 2004.

In connection with the acquisition of the capital stock of LTEL in 2004, the Company issued a 5%, $10,000,000, secured, six-year note payable to McCormack Avenue, Ltd.  Under the terms of the note payable, quarterly interest- only payments were required through January 15, 2005, with quarterly principal and interest payments beginning April 2005 and continuing through January 2010.  Interest on the promissory note is payable in cash or, at the Company’s option, in shares of the Company’s Class A common stock.  The note is secured by the capital stock and all of the assets of LTEL and its subsidiaries.  The note was valued at $4,624,000 based on an imputed interest rate of 25 percent per annum.  The note has a mandatory prepayment clause wherein the Company is required to make prepayments in any given month where the Company receives net proceeds in excess of $900,000 from the Fifth Equity Line (or replacements thereof with the Equity Line Investor).  The required prepayment is calculated by multiplying the net proceeds received over $900,000 by 33%.  For the year ended December 31, 2004, the Company made mandatory prepayments on the note of $415,000.

During the year ended December 31, 2004, the Company made scheduled interest only payments of $175,000, and issued 833,334 shares of the Company’s Class A common stock in satisfaction of the September 30, 2004, required interest-only payment of $125,000.  The Company also elected to make the December 31, 2004, payment in stock and issued 655,162 shares of the Company’s Class A common stock in connection with this payment subsequent to December 31, 2004 in satisfaction of the December 31, 2004 required interest only payment of $124,000.  The discount on the note is based on an imputed interest rate of 25%.  The carrying amount of the note of $4,822,000 at December 31, 2004, was net of unamortized discount of $4,762,000.

On February 24, 2004 when LecStar was acquired, it had an asset securitization facility which provided LecStar with a one time advance of $750,000.  Assets securitized under this facility consist of executory future cash flows from LecStar customers in the states of Georgia, Tennessee, Florida, and Louisiana.  LecStar has pledged its interest in the special purpose securitization facility, LecStar Telecom Ventures LLC, a wholly owned subsidiary of LTEL, and customer accounts receivable to the lender.  The Company has recorded the $750,000 as a note payable in its consolidated financial statements.  The note bears an interest rate of 6.5% and is due on February 27, 2007, with 24 equal monthly installments beginning on March 6, 2005. LecStar currently makes monthly interest payments on the note. The following schedule summarizes the Company’s current obligations and respective balances at December 31, 2004 and 2003

Fonix Corporation

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

::

	2004	2003
Note payable to a company, interest at 5.00%, interest only through 2004, quarterly
installments of $319,000 thereafter, matures January 2010	$ 4,822,000	$ -
Note payable to a company, due in monthly installments of $23,000, interest at 6.5%,
matures on January 2008, collateralized by trade accounts receivable	750,000	-
Note payable to related parties, interest at 12%, matures June 2005.	435,000	389,000
Note payable to a company, interest at 10%	-	70,000
Note payable related parties, interest at 5%, matures December 2005.	78,000	78,000
Total notes payable	6,085,000	537,000
Less current maturities	(727,000)	(497,000)
Long-Term Note Payable	$ 5,358,000	$ 40,000

The following table shows the schedule of principal payments under notes payable and related party notes payable as of December 31, 2004:

Year ending December 31,	Payments
2005	$ 727,000
2006	286,000
2007	335,000
2008	109,000
2009	114,000
Thereafter	4,514,000
$ 6,085,000

NOTE 9.  RELATED-PARTY NOTES PAYABLE

In connection with the acquisition of certain entities in 1998, the Company issued unsecured demand notes payable to former stockholders of the acquired entities in the aggregate amount of $1,710,000.  Of the notes payable, $78,000 remain unpaid as of December 31, 2004.  During 2000, the holders of these notes made demand for payment and the Company commenced negotiating with the holders of these notes to reduce the outstanding balance.  No additional demands have been made and no payments have been made by the Company to the holders of these notes.

During 2002, two executive officers of the Company (the “Lenders”) sold shares of the Company’s Class A common stock owned by them and advanced the resulting proceeds amounting to $333,000 to the Company under the terms of a revolving line of credit and related promissory note.  The funds were advanced for use in Company operations.  The advances bear interest at 10 percent per annum, which interest is payable on a semi-annual basis.

Fonix Corporation

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The entire principal, along with unpaid accrued interest and any other unpaid charges or related fees, were originally due and payable on June 10, 2003.  The Company and the Lenders agreed to postpone the maturity date on several occasions.

The note is presently due June 30, 2005.  All or part of the outstanding balance and unpaid interest may be converted at the option of the Lenders into shares of Class A common stock of the Company at any time.

The conversion price was the average closing bid price of the shares at the time of the advances.  To the extent the market price of the Company’s shares is below the conversion price at the time of conversion, the Lenders are entitled to receive additional shares equal to the gross dollar value received from the original sale of the shares.  A beneficial conversion option of $15,000 was recorded as interest expense in connection with this transaction.  The Lenders may also receive additional compensation as determined appropriate by the Board of Directors.

In October 2002, the Lenders pledged 30,866 shares of the Company's Class A common stock to the Equity Line Investor in connection with an advance of $183,000 to the Company under the Third Equity Line (see Note 12 below).  The Equity Line Investor subsequently sold the pledged shares and applied $82,000 of the proceeds as a reduction of the advance.  The value of the pledged shares of $82,000 was treated as an additional advance from the Lenders.

During the fourth quarter of 2003, the Company made a principal payment of $26,000 against the outstanding balance of the promissory note.  During 2004, the Company entered into an agreement with the holders of the promissory note to increase the balance of the note payable by $300,000 in exchange for a release of the $1,443,000 of accrued liabilities related to prior indemnity agreements between the Company and the note holders.  The Company classified the release of $1,143,000 as a capital contribution in the Consolidated Financial Statements during the fourth quarter of 2004.  The Company made principal payments against the note of $253,000 during the year ended December 31, 2004.  The remaining balance due at December 31, 2004 was $436,000.

The aggregate advances of $436,000 are secured by the Company’s intellectual property rights.  As of December 31, 2004, the Lenders had not converted any of the outstanding balance or interest into common stock.

NOTE 10.  SERIES D CONVERTIBLE DEBENTURES

On October 11, 2002, the Company issued $1,500,000 of Series D 12% Convertible Debentures (the “Debentures”), due April 9, 2003, and 194,444 shares of Class A common stock to Breckenridge Fund, LLC (“Breckenridge”), an unaffiliated third party, for $1,500,000 before offering costs of $118,000.  The outstanding principal amount of the Debentures was convertible at any time at the option of the holder into shares of the Company’s common stock at a conversion price equal to the average of the two lowest closing bid prices of the Company’s Class A common stock for the twenty trading days immediately preceding the conversion date, multiplied by 90%.

The Company determined that Breckenridge had received a beneficial conversion option on the date the Debentures were issued.  The net proceeds of $1,382,000 were allocated to the Debentures and to the Class A common stock based upon their relative fair values and resulted in allocating $524,000 to the Debentures, $571,000 to the related beneficial conversion option, $373,000 to the 194,444 shares of Class A common stock, less $86,000 of deferred loan costs.  The resulting $976,000 discount on the Debentures and the deferred loan costs were amortized over the term of the Debentures as interest expense.

In connection with the issuance of the Debentures, the Company issued, as collateral to secure its performance under the Debenture, 2,083,333 shares of Class A common stock (the “Collateral Shares”), which were placed into an escrow pursuant to an escrow agreement.  Under the escrow agreement, the Collateral Shares would not be released to Breckenridge unless the Company was delinquent with respect to payments under the Debenture.

The Debentures were originally due April 9, 2003.  However, the Company and Breckenridge agreed in January 2003 to modify the terms of the Debentures requiring the following principal payments plus accrued interest: $400,000 in January 2003; $350,000 in February 2003; $250,000 in March 2003; $250,000 in April 2003; and $250,000 in May 2003.  Additionally, the Company agreed to release 237,584 of the Collateral Shares to Breckenridge as consideration (the “Released Shares”) for revising the terms of the purchase agreement.  The additional shares were accounted for as an additional discount of $285,000.  The value of the shares was amortized over the modified term of the Debentures as interest expense.  The Company did not make the last three payments as

Fonix Corporation

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

scheduled.  Breckenridge asserted its rights under the Debenture agreement for penalties as the Company did not meet the prescribed payment schedule.  Breckenridge asserted a claim of $379,000 which the Company disputed.  Both parties subsequently agreed to satisfy the claim in full through the issuance of 1,550,000 shares of the Company’s Class A common stock with a value of $225,000.  The Company transferred the shares to Breckenridge on October 20, 2003, in full satisfaction of the claim and recorded the penalty as interest expense.

In connection with the issuance of the Debentures, the Company entered into a registration rights agreement in which the Company agreed to register the resale of the shares underlying the Debentures, the Collateral Shares, and the Released Shares.  The Company filed a registration statement on Form S-2, which became effective February 14, 2003.  Additionally, the Company filed another registration statement on July 2, 2003, which was declared effective on July 7, 2003, which included shares issuable to Breckenridge in connection with the Debentures. The Company was obligated to file such post-effective amendments as necessary to keep the registration statements effective as required by the registration rights agreement.

Through December 31, 2003, the Company had paid $650,000 of the outstanding principal, together with $54,000 in accrued interest.  Additionally, through December 31, 2003, the holder of the Debentures converted the remaining $850,000 principal amount and $41,000 in interest into 7,359,089 shares of Fonix Class A common stock.

As part of the Debenture agreement, the Company was required to pay Breckenridge a placement fee in the amount of $350,000 payable in stock at the conclusion of the Debenture.  The Company satisfied the obligation through the issuance of 2,000,000 shares of the Company’s Class A common stock valued at $358,000, or $0.179 per share and 377,717 shares of the Company’s Class A common stock valued at $59,000, or $0.157 per share.  The Company recorded the expense as interest expense in the accompanying financial statements.

In March 2004, the Company discovered that during 2003 an aggregate of 2,277,778 shares of Class A common stock (the “Unauthorized Shares”) were improperly transferred to the Debenture holder as a result of (i) the unauthorized release from escrow of the Collateral Shares (net of the Released Shares), and (ii) the transfer to the Debenture holder of a duplicate certificate for 194,445 shares where the original certificate was not returned to the transfer agent for cancellation.  The Unauthorized Shares were, therefore, in excess of the shares the Debenture holder was entitled to receive.  No consideration was paid to or received by the Company for the Unauthorized Shares during 2003; therefore, the Company did not recognize the Unauthorized Shares as being validly issued during 2003 nor subsequently.  Accordingly, the Company does not deem the Unauthorized Shares to be validly outstanding and the transfer of the Unauthorized Shares to the Debenture holder has not been recognized in the accompanying consolidated financial statements (see Note 19).

Upon discovering in March 2004 that the Unauthorized Shares had been improperly transferred to the Debenture holder, the Company attempted to settle the matter with the Debenture holder but was unable to reach a settlement.  Accordingly, on May 3, 2004, the Company filed a lawsuit against the Debenture holder, alleging the improper transfer to and subsequent sale of the Unauthorized Shares by the Debenture holder.  The lawsuit was subsequently dismissed without prejudice and refilled on October 12, 2004.  The complaint seeks (i) a declaratory judgment that the Company may set off the fair value of the Unauthorized Shares against the value the Company owes to the Debenture holder in connection with the Series I Preferred Stock transaction (see Note 11), (ii) judgment against the Debenture holder for the fair value of the Unauthorized Shares, and (iii) punitive damages from the Debenture holder for improper conversion of the Unauthorized Shares.

NOTE 11. PREFERRED STOCK

The Company’s certificate of incorporation allows for the issuance of preferred stock in such series and having such terms and conditions as the Company’s board of directors may designate.

Series A Convertible Preferred Stock - At December 31, 2004, there were 166,667 shares of Series A convertible preferred stock outstanding.  Holders of the Series A convertible preferred stock have the same voting rights as common stockholders, have the right to elect one person to the board of directors and are entitled to receive a one time preferential dividend of $2.905 per share of Series A convertible preferred stock prior to the payment of any dividend on any class or series of stock.  At the option of the holders, each share of Series A convertible preferred

Fonix Corporation

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

stock is convertible into one share of Class A common stock and in the event that the common stock price has equaled or exceeded $10 per share for a 15 day period, the shares of Series A convertible preferred stock will automatically be converted into Class A common stock.  In the event of liquidation, the holders are entitled to a liquidating distribution of $36.33 per share and a conversion of Series A convertible preferred stock at an amount equal to .0375 shares of common stock for each share of Series A convertible preferred stock.

Series H Preferred Stock - As further described in Note 2, the Company issued 2,000 shares of 5% Series H nonvoting, nonconvertible Preferred Stock during the year ended December 31, 2004.

Dividends on the stated value of the outstanding Series H Preferred Stock are payable at the rate of 5% per annum as and when declared by the Board of Directors. The annual dividend requirement is $1,000,000. If dividends are declared on Fonix's common stock, as a condition of that dividend, Fonix is required to pay three percent of the aggregate amount of such dividend to the Series H Preferred Stock. Dividends on the Series H Preferred Stock and interest on the McCormack Note are payable in cash or, at the option of Fonix, in shares of Class A common stock. The Note is secured by the assets and capital stock of the Company's subsidiary, LTEL Acquisition Corp., and the capital stock of LTEL and LecStar.

In the event of a voluntary or involuntary liquidation, dissolution or winding up of Fonix, the funds available for distribution, after payment to creditors and then to the holders of Fonix's Series A preferred stock of their liquidation payment, but before any liquidation payments to holders of junior preferred stock or common stock, would be payable to the holders of the Series H Preferred Stock (and any other subsequently created class of preferred stock having equal liquidation rights with the Series H Preferred Stock) in an amount equal to the stated value of the then outstanding Series H Preferred Stock plus any accumulated dividends thereon. The closing of any transaction or series of transactions involving the sale of all or substantially all of the assets of Fonix, LTEL or a merger, reorganization or other transaction in which holders of a majority of the outstanding voting control of Fonix do not continue to own a majority of the outstanding voting shares of the surviving corporation would be deemed to be a liquidation entitling the holders of the Series H Preferred Stock, at their option, to the payments described above.

Fonix has the option, but not the obligation, exercisable at any time, to redeem all or any portion of the outstanding Series H Preferred Stock. The redemption price is equal to any accumulated dividends on the redeemed shares plus a percentage of the $10,000 per share stated value of the redeemed shares, based on the date the redemption occurs in relation to the original issuance date as follows: before the second anniversary - 102%; thereafter but before the third anniversary - 104%; thereafter but before the fourth anniversary - 106% and thereafter - 108%. If shares of Series H Preferred Stock are redeemed, additional Series H preferred dividends will be recognized on the date of redemption in an amount equal to the difference between the amount paid to redeem the shares and their original fair value at the date of issuance of $2,000 per share.

Under the terms of the Series H Preferred Stock, the consent of the holders of 66% of the outstanding Series H Preferred Stock is required to:

▪

issue securities with any rights senior to or on parity with the Series H Preferred Stock;

▪

sell substantially all of Fonix's assets, grant any exclusive rights or license to Fonix's products or intangible assets (except in the ordinary course of business), or merge with or consolidate into any other entity in a transaction or series of related transactions, except during periods after the stated value of the outstanding Series H Preferred Stock is less than $5,000,000;

▪

redeem any outstanding equity securities, except for previously issued options, warrants, or preferred stock, except during periods after the stated value of the outstanding Series H Preferred Stock outstanding is less than $5,000,000; or

▪

make any changes in the rights, preferences, or privileges of the Series H Preferred Stock or amend the certificate of incorporation or bylaws.

Series I Convertible Preferred Stock - On October 24, 2003, the Company entered into a private placement of shares of its Class A common stock with The Breckenridge Fund, LLC, a New York limited liability company (“Breckenridge”).  Under the terms of the private placement, the Company agreed to sell 1,043,478 shares of our Class A common stock for $240,000 (the “Private Placement Funds”).

Fonix Corporation

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Subsequent to the Company’s receiving the Private Placement Funds, but before any shares were issued in connection with the private placement, the Company agreed with Breckenridge to rescind the private placement of the shares and to restructure the transaction.  The Company retained the Private Placement Funds as an advance in connection with the restructured transaction.  The Company paid no interest or other charges to Breckenridge for use of the Private Placement Funds.

Following negotiations with Breckenridge, on January 29, 2004, the Company issued to Breckenridge 3,250 shares of 8% Series I Convertible Preferred Stock (the “Preferred Stock”), for an aggregate purchase price of $3,250,000, including the Private Placement Funds which the Company had already received.  The Preferred Stock was sold under a purchase agreement (the “Purchase Agreement”) dated as of December 31, 2003. The Preferred Stock has a stated value of $1,000 per share.

In connection with the offering of the Preferred Stock, the Company also issued to Breckenridge warrants to purchase up to 965,839 shares of the Company’s Class A common stock at $0.50 per share through December 31, 2008, and issued 2,414,596 shares of our Class A common stock.

The Preferred Stock entitles Breckenridge to receive dividends in an amount equal to 8% of the then-outstanding shares of Preferred Stock.  The dividends are payable in cash or shares of our Class A common stock, at the Company’s option.  Aggregate annual dividend requirements as of December 31, 2004 for the Series I Preferred Stock are $180,000.  As of December 31, 2004, the balance of accrued dividends for Series I Preferred Stock was $257,000.

The Preferred Stock is convertible into shares of our Class A common stock as follows:

▪

The conversion of the first $250,000 of the Preferred Stock shall be as follows: (i) for conversion occurring prior to the date on which the SEC declares a registration statement effective (the “Effective Registration Date”) and through the tenth business day following the Effective Registration Date, the conversion price shall be the lower of $0.23 per share or 87.5% of the average of the two lowest closing bid prices over the twenty trading days prior to the conversion date; and (ii) for conversion occurring on or after the eleventh business day following the Effective Registration Date, the conversion price shall be $0.23 per share.

▪

The remaining $3,000,000 of the Preferred Stock may be converted into common stock of the Company at the option of the holder by using a conversion price which shall be the lower of (1) $0.75 per share or (2) 87.5% of the average of the two lowest closing bid prices for the twenty-day trading period prior to the conversion date.

Under the terms of the purchase agreement, the Company agreed to establish an escrow account (the “Escrow Account”), into which it deposits funds which can be used for the Company’s optional redemption of the Preferred Stock, or which may be used by Breckenridge to require the Company to redeem the Preferred Stock if the Company has defaulted under the purchase agreement.  The Company is required to deposit into the Escrow Account 25% of any amount it receives in excess of $1,000,000, calculated per put, under the terms of the Fifth Equity Line of Credit, or other similar equity line of financing arrangement.   As of December 31, 2004, the Company had deposited $395,000 into the escrow account in full compliance with the requirement.  The escrow deposit is reflected as a long-term asset in the accompanying financial statements.

In the event that there remains in the Escrow Account amounts following either (i) the conversion of all of the outstanding shares of Preferred Stock, together with any accrued and unpaid dividends thereon, or (ii) redemption of all of the outstanding shares of Preferred Stock, together with any accrued and unpaid dividends thereon, those remaining amounts shall be released from the Escrow Account to the Company.

The Company has granted Breckenridge a first lien position on the Company’s intellectual property assets as security under the Purchase Agreement. Breckenridge has agreed to release such lien upon the registration of the Company’s Class A common stock becoming effective, which has occurred, and the Company depositing $2,000,000 in the Escrow Account.

Fonix Corporation

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Redemption of the Preferred Stock, whether at our option or that of Breckenridge, requires the Company to pay, as a redemption price, the stated value of the outstanding shares of Preferred Stock to be redeemed, together with any accrued but unissued dividends thereon, multiplied (i) 120% for any redemption occurring between the 151st day and the second anniversary of the closing date of the issuance or (ii) 130% for any payment of the redemption price occurring on or after the second anniversary of the closing date of the issuance.

The Company allocated the proceeds from the issuance of the Series I Preferred Stock, warrants, additional shares and fee shares as follows: $262,000 was allocated to the warrants, $730,000 was allocated to the common shares, $429,000 to the Series I Preferred Stock, and $1,830,000 to a beneficial conversion option.  The amounts allocated to the warrants, common shares and the beneficial conversion option resulted in a discount on the Series I Preferred Stock that was fully amortized at the date of issuance, resulting in the recognition of a dividend on the Series I Preferred Stock of $2,821,000 on January 29, 2004.  The Series I Preferred Stock was recorded as an item of stockholders’ deficit with $2,821,000 recognized as a dividend distribution related to the beneficial conversion and $429,000 as the value of the Series I Preferred Stock.

For the year ended December 31, 2004, the Company issued 8,435,869 shares of the Company’s Class A common stock in response to conversion requests for 1,000 shares of Series I Preferred Stock.  As of December 31, 2004, there were 2,250 shares of Series I Preferred Stock outstanding.

NOTE 12.  EQUITY LINES OF CREDIT

Initial and Second Equity Line of Credit  - In 2001 and 2002, the Company entered into private equity line agreements (the “Equity Lines”) with a private investor the Equity Line Investor.  Under the Equity Lines, the Company had the right to draw up to $40,000,000 from the Equity Line Investor through a mechanism of draws and puts of stock.  The Company was entitled to draw funds and to “put” to the Equity Line Investor shares of Class A common stock in lieu of repayment of the draw.

For the year ended December 31, 2002, the Company received $9,358,000 in funds drawn under the Equity Lines, less commissions and fees of $276,000, and issued 3,356,998 shares of Class A common stock to the Equity Line investor.

Third Equity Line of Credit - In June 2002, the Company entered into a third equity line agreement (the “Third Equity Line”) with the Equity Line Investor.  Under the Third Equity Line, the Company had the right to draw up to $20,000,000 under terms substantially identical to the initial Equity Lines.

For the year ended December 31, 2003, the Company received $2,625,000 in funds drawn under the Third Equity Line, less commissions and fees of $62,000, and issued 5,000,000 shares of Class A common stock to the Equity Line Investor.

Fifth Equity Line of Credit - The Company entered, as of July 1, 2003, into a fifth private equity line agreement (the “Fifth Equity Line Agreement”) with the Equity Line Investor.  Under the Fifth Equity Line Agreement, the Company had the right to draw up to $20,000,000 against an equity line of credit (“the Fifth Equity Line”) from the Equity Line Investor.  The Company was entitled under the Fifth Equity Line Agreement to draw certain funds and to put to the Equity Line Investor shares of the Company’s Class A common stock in lieu of repayment of the draw.  The number of shares to be issued is determined by dividing the amount of the draw by 90% of the average of the two lowest closing bid prices of the Company’s Class A common stock over the ten trading days after the put notice is tendered.  The Equity Line Investor is required under the Fifth Equity Line Agreement to tender the funds requested by the Company within two trading days after the ten-trading-day period used to determine the market price.

For the year ended December 31, 2003, the Company received $7,122,000 in funds and a subscription receivable of $245,000 drawn under the Fifth Equity Line, less commissions and fees of $291,000, and issued 25,494,145 shares of Class A common stock to the Equity Line Investor.

Fonix Corporation

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the year ended December 31, 2004 the Company received $12,618,000 in funds drawn under the Fifth Equity Line, less commissions and fees of $413,000, and issued 54,768,198 shares of Class A common stock to the Equity Line Investor.

Sixth Equity Line of Credit – On November 15, 2004, the Company entered into a sixth private equity line agreement (the “Sixth Equity Line Agreement”) with the Equity Line Investor, on terms substantially similar to those of the previous equity lines.  Under the Sixth Equity Line Agreement, the Company has the right to draw up to $20,000,000 against an equity line of credit (“the Sixth Equity Line”) from the Equity Line Investor.  The Company is entitled under the Sixth Equity Line Agreement to draw certain funds and to put to the Equity Line Investor shares of the Company’s Class A common stock in lieu of repayment of the draw.  The number of shares to be issued is determined by dividing the amount of the draw by 90% of the average of the two lowest closing bid prices of the Company’s Class A common stock over the ten trading days after the put notice is tendered.  The Equity Line Investor is required under the Sixth Equity Line Agreement to tender the funds requested by the Company within two trading days after the ten-trading-day period used to determine the market price.

In connection with the Sixth Equity Line Agreement, the Company granted registration rights to the Equity Line Investor and filed a registration statement on Form S-2, which covered the resales of the shares to be issued under the Sixth Equity Line.  The Company is obligated to maintain the effectiveness of the registration statement.

The Company did not draw any funds during 2004 under the Sixth Equity Line.  The Fifth Equity Line was the only active equity line as of December 31, 2004.

NOTE 13.  COMMON STOCK AND COMMON STOCK SUBJECT TO REDEMPTION

Reverse Stock Split - On March 24, 2003, the Company’s shareholders approved a one-for-forty reverse stock split to its outstanding Class A common stock and common stock options and warrants.  The number of shares of Class A common stock and common stock options and warrants n the accompanying consolidated financial statements have been restated for the effects of the stock split for all periods presented.

Common Stock - On July 12, 2002, shareholders approved an amendment to the Company's Certificate of Incorporation to increase the authorized common stock of the Company from 500,000,000 shares to 800,000,000 shares.  The Company can issue these shares as either Class A voting Common Stock or Class B non-voting Common Stock.

During 2004, the Company issued 76,870,383 shares of Class A common stock.  Of such shares, 54,768,198 were issued upon conversion of draws on the equity lines, 10,850,465 were issued in connection with the Series I Preferred Stock (see Note 11), 7,036,802 were issued in connection with the LecStar acquisition (see Note 2), 1,713,423 were issued as payment for services rendered, 1,666,667 were issued in payment of dividends on Series H Preferred Stock, 833,334 were issued as payment of interest on long-term debt and 1,494 were issued due to converting fractional shares in connection with the Company’s reverse stock split.

During 2003, the Company issued 42,023,454 shares of Class A common stock.  Of such shares, 30,494,145 were issued upon conversion of draws on the equity lines, 11,524,390 were issued in connection with the Company’s Series D Debentures (see Note 10) and 4,919 were issued due to converting fractional shares in connection with the Company’s reverse stock split.

During 2002, the Company issued 3,551,442 shares of Class A common stock.  Of such shares, 3,356,998 shares were issued upon conversion of draws on the equity lines and 194,444 were issued in connection with the sale of the Company’s Series D Debentures (see Note 10).

NOTE 14. STOCK OPTIONS AND WARRANTS

Common Stock Options - In 1998, the Company’s board of directors and shareholders approved the 1998 Stock Option and Incentive Plan (“the “1998 Plan”) for directors, employees and other persons acting on behalf of the Company, under which the aggregate number of shares authorized for issuance was 250,000. The Company

Fonix Corporation

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

subsequently determined that it had issued 253,581 options in excess of the aggregate number authorized under the plan.   In 2004, the Company’s board of directors approved an increase in the number of shares under the Plan from 250,000 to 550,000 to cover the additional options issued.  In November 2004, the Board of Directors again amended the 1998 Plan to increase the aggregate number of shares under the 1998 Plan from 550,000 to 20,000,000.

The purpose of this amendment is to cover any additional issuances of shares made in excess of the number authorized under the 1998 Plan and to enable the Company to issue additional incentive stock options to key employees and non-qualified stock options, stock appreciation rights, cash and stock bonuses and other incentive grants to directors, employees and certain non-employees who have important relationships with the Company or its subsidiaries.  At a meeting of shareholders held on December 30, 2004, the amendments to the 1998 Plan were approved.  As of December 31, 2004, there were 19,341,512 shares available for grant under this plan.

In 1997, the Company’s board of directors approved the 1997 Stock Option and Incentive Plan for directors, employees and other persons acting on behalf of the Company, under which the aggregate number of shares authorized for issuance is 187,500.  As of December 31, 2004, there were 97,442 shares available for grant under this plan.

In 1996, the Company’s board of directors and shareholders approved the 1996 Directors’ Stock Option Plan, under which the aggregate number of shares of Class A common stock authorized for issuance is 135,000.  The plan provides that each director shall receive options to purchase 5,000 shares of Class A common stock for services rendered as a director during each entire calendar year or portion of a calendar year in excess of six months. The exercise price of such options is the closing market price of the Class A common stock on the date the options are granted.  The option term is 10 years from date of grant.  As of December 31, 2004, shares available for grant under this plan were 65,000.

In 1996, the Company’s board of directors approved a Long-Term Stock Investment and Incentive Plan for officers, key employees and other persons acting on behalf of the Company under which the aggregate number of shares authorized for issuance is 22,500.  The exercise price of these options is the closing market price of the Class A common stock on the date the options are granted.  The term of the plan is 10 years and options are subject to a three-year vesting schedule, pursuant to which one-third of the total number of options granted may be exercised each year.  As of December 31, 2004, shares available for grant under this plan were 22,125.

In 2002, options to purchase 25,000 shares of Class A common stock were issued to directors who were also executive officers of the Company for compensation and other services rendered to the Company.

A summary of options granted under the Company’s various stock option plans for the years ended December 31, 2004, 2003 and 2002 is presented below:

	2004		2003		2002
	Stock Options	Weighted Average Exercise Price	Stock Options	Weighted Average Exercise Price	Stock Options	Weighted Average Exercise Price
Outstanding at beginning of the year	808,901	$ 47.41	634,652	$ 65.60	601,970	$ 73.60
Granted	110,600	0.33	261,125	0.22	157,225	3.20
Exercised	-	-	-	-	-	-
Forfeited or canceled	(100,581)	37.44	(86,876)	37.27	(124,543)	27.20
Outstanding at end of the year	818,920	42.24	808,901	47.41	634,652	65.60
Exercisable at the end of the year	552,204	$ 62.09	461,850	$ 81.73	443,183	$ 90.80

Fonix Corporation

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

A summary of options outstanding and options exercisable under the Company’s various stock option plans at December 31, 2003 is presented below:

Options Outstanding				Options Exercisable
Range of Exercise Prices	Number Outstanding	Weighted Average Remaining Contractual Life	Weighted Average Exercise Price	Number Exercisable	Weighted Average Exercise Price
$ 0.21 – 2.00	346,017	8.5 years	$ 0.33	107,083	$ 0.55
3.60 - 4.00	74,841	7.1 years	3.62	51,643	3.62
5.60 - 8.40	88,917	6.9 years	5.91	88,500	5.91
11.20 - 43.60	147,400	5.3 years	28.34	143,233	28.00
47.20 - 340.00	161,745	2.6 years	182.42	161,745	182.42
$ 0.21 - 340.00	818,920	6.5 years	42.24	552,204	62.09

The weighted average fair value of options granted during the years ended December 31, 2004, 2003, and 2002 were $0.30, $0.19 and $3.20 per share, respectively.

The fair value of options and warrants is estimated on the date granted using the Black-Scholes option pricing model with the following weighted-average assumptions used for grants during 2004, 2003, and 2002:

	2004	2003	2002
Risk-free interest rate	4.02%	3.39%	4.99%
Expected dividend yield	0.0%	0.0%	0.0%
Expected exercise lives	5 years	5 years	5 years
Expected volatility	144%	134%	137%

The estimated fair value of options granted is subject to the assumptions made, and if the assumptions were to change the estimated fair value amounts could be significantly different.

Subsequent to December 31, 2004, the Company entered into an option exchange program with certain of its option holders (see Note 23).

Warrants - A summary of warrants granted by the Company during the years ended December 31, 2004, 2003, and 2002 is presented below:

	2004		2003		2002
	Shares	Weighted Average Exercise Price	Shares	Weighted Average Exercise Price	Shares	Weighted Average Exercise Price
Outstanding at beginning of the year	46,250	$ 23.51	51,250	$ 25.60	71,875	$ 90.00
Granted	965,389 965,389	0.50	—	—	—	—
Forfeited	(31,250)	15.60	(5,000)	45.00	(20,625)	249.60
Outstanding at end of the year	980,389	1.10	46,250	23.51	51,250	25.60
Exercisable at end of the year	980,389	1.10	46,250	23.51	51,250	25.60

Fonix Corporation

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 15.  RELATED-PARTY TRANSACTIONS

SCC Asset Management, Inc. - SCC Asset Management, Inc. (“SCC”), formerly Studdert Companies Corp., is a Utah corporation that previously provided investment and management services to the Company.  Two of the officers, directors and owners of SCC are directors and executive officers of the Company.  A third officer, director and owner of SCC is a former director and executive officer of the Company.  The Company rented office space under subleased office space from SCC.  Payments under the leases were guaranteed by three officers, owners and directors of SCC noted above.  The sublease required monthly payments of $10,000.   Expenses relating to the sublease amounted to $137,000 in 2002.  During October 2002, the Company assumed SCC’s lease obligation.  The leases were terminated effective February 2003.  On March 18, 2003, the Company executed a promissory note with Zions Securities, the lessor, in the amount of $114,000 covering outstanding lease payments (see Note 8).

Other Transactions - The secretary of the Company is a partner in a law firm that the Company uses to provide legal services.  During 2004, 2003 and 2002, the Company incurred expenses of approximately $604,000, $538,000 and $756,000, respectively, to the law firm for services provided to the Company.

NOTE 16.  RESEARCH AND PRODUCT DEVELOPMENT

IMC2 - In March 1998, the Company entered into a professional services agreement with IMC2, a research and development entity, to provide assistance to the Company in the continuing development of specific ASR technologies.  The agreement was for an initial term of 36 months and required the Company to make monthly payments of $22,000. In February 2001, the Company and IMC2 agreed to extend the contract on a month-to-month basis.  Under the terms of the agreement, the Company expended $0 in 2004, $220,000 in 2003 and $282,000 in 2002 for research and development efforts provided by IMC2.

NOTE 17.  INCOME TAXES

At December 31, 2004 and 2003, net deferred income tax assets, before considering the valuation allowance, totaled $52,361,000 and $49,445,000, respectively.  The amount and ultimate realization of the benefits from the deferred income tax assets are dependent, in part, upon the tax laws in effect, the Company’s future earnings, and other future events, the effects of which cannot be determined. The Company has established a valuation allowance for all deferred income tax assets not offset by deferred income tax liabilities due to the uncertainty of their realization.  The net change in the valuation allowance was a decrease of $1,748,000 for 2004, and an increase of $4,949,000 for 2003 and $6,946,000 for 2002.

At December 31, 2004, the Company has unused federal net operating loss carryforwards available of approximately $123,942,000 and unused state net operating loss carryforwards of approximately $115,222,000 which may be applied against future taxable income, if any, and which expire in various years from 2011 through 2024.  The Internal Revenue Code contains provisions which likely will reduce or limit the availability and utilization of these net operating loss carryforwards.  For example, limitations are imposed on the utilization of net operating loss carryforwards if certain ownership changes have taken place or will take place. The Company has not performed an analysis to determine whether any such limitations have occurred. The temporary differences and carryforwards which give rise to the deferred income tax assets as of December 31, 2004 and 2003 are as follows:

	2004	2003
Deferred income tax assets:
Net operating loss carryforwards:
Federal	$ 42,140,000	$ 38,528,000
State	3,802,000	3,452,000
Research expenditures credits	2,438,000	2,414,000
Accrued liabilities	124,000	834,000
Deferred revenues	367,000	201,000
Amortization of intangible assets	3,490,000	4,016,000
Total deferred income tax assets	52,361,000	49,445,000
Valuation allowance	(47,697,000)	(49,445,000)
Deferred income tax liability – intangible telecom assets	(4,664,000)	-
Net deferred income tax assets	$ -	$ -

Fonix Corporation

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

A reconciliation of income taxes at the federal statutory rate to the Company’s effective rate is as follows:

	Year Ended December 31,
	2004	2003	2002
Federal statutory income tax rate	34.0%	34.0%	34.0%
State and local income tax rate, net of federal benefit	3.3	3.3	3.3
Non-deductible items	(0.5)	(0.5)	(2.5)
Valuation allowance	(37.2)	(37.2)	(34.8)
Effective income tax rate	0.0%	0.0%	0.0%

NOTE 18.  COMMITMENTS AND CONTINGENCIES

U.S. Department of Labor Settlement Agreement - On March 5, 2003, the Company entered into a settlement agreement with the U.S. Department of Labor relating to back wages owed to former and current employees during 2002.  Under the agreement the Company will pay an aggregate of $4,755,000 to certain former and current employees in twenty-four installment payments.  The first installment payment was due May 1, 2003.  The remaining payments are due on the first day of each month, until paid in full.  If any of the installment payments are more than fifteen days late, the entire balance may become due and payable.

The Company did not have sufficient cash to pay the first installment payment due May 1, 2003.  The Company reached an agreement with the Department of Labor to extend the commencement date for installment payments to August 1, 2003 and has made the required payments due under the modified agreement.

Executive Employment Agreements - The Company has employment agreements with two executive officers that were initiated November 1, 1996 and amended effective January 31, 2000 to extend the term of the agreements and reduce the base compensation.  The current annual base salary for each executive officer is $309,400.  During 2002, the executive officers agreed to accept reduced cash compensation pursuant to the Company’s 2002 Employee Compensation Plan.  The expiration date of the agreements is December 31, 2005.

In the event that, during the contract term, both a change of control occurs, and within six months after such change in control occurs, the executive’s employment is terminated by the Company for any reason other than cause, death, or retirement, the executive shall be entitled to receive an amount in cash equal to all base salary then and thereafter payable within 30 days of termination.

Fonix Corporation

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

During 2000, the Company entered into employment contracts with two other executive officers which expired January 31, 2003.  At expiration, these agreements were extended to December 31, 2003.  The minimum annual salaries required by these agreements total $460,000.  The executive employees are also entitled to other normal benefits extended to executives and employees of the Company.  In the event that, during the contract term, both a change of control occurs and, within six months after such change in control was to occurs, the executive officers’ services are terminated by the Company for any reason other than cause, death or retirement, the executive officers shall be entitled to receive an amount in cash equal to all base salary then and thereafter payable within 30 days of termination.  The agreements contain non-disclosure, confidentiality, non-solicitation and non-competition clauses.  Under the terms of the non-competition clause, each executive has agreed that for a period of 18 months after the termination of his employment with the Company the executive will not engage in any capacity in a business which competes with or may compete with the Company.

Professional Services Agreements - In 2001, the Company entered into a professional services agreement with a marketing consultant.  The terms of the agreement require monthly payments of $20,000 for a period of 24 months.  Also, in connection with the agreement, the Company issued options to purchase 12,500 shares of Class A common stock. Because the Company had the option to cancel the agreement before the services were provided the options were revalued during the term of the agreement. At December 31, 2002 the options were valued at $1.20 per share using the Black-Scholes option pricing model assuming: a risk-free interest rate of 4.62 percent; expected dividend yield of 0 percent; expected exercise life of five years; and expected volatility of 130 percent.  The resulting amount was recorded as deferred consulting expense and was fully amortized at December 31, 2002.

Operating Lease Agreements - The Company leases certain facilities and equipment used in its operations.  The amounts of commitments for non-cancelable operating leases in effect at December 31, 2004, were as follows:

Fonix Corporation

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ending December 31,
2005	$ 518,000
2006	240,000
2007	205,000
2008	75,000
$ 1,038,000

The Company incurred rental expense, net of subleases, of $827,000, $603,000 and $663,000 during 2004, 2003 and 2002, respectively, related to these leases.

Effective May 25, 1999, the Company entered into an agreement to sublease its Cupertino, California facility to an unrelated third party. The agreement required the sublessee to pay $32,000 per month through May 31, 2003.  The lease was not subsequently renewed.

Forgiveness of Trade Payables and Accrued Interest - The Company negotiated reductions in amounts due various trade vendors amounting to $1,661,000 in 2004 and $169,000 in 2003.

NOTE 19 LITIGATION

Grenfell Litigation - Two of the Company’s subsidiaries, LecStar Telecom, Inc., and LecStar DataNet, Inc., (the “Subsidiaries”) are among the defendants who have been sued in the Superior Court of Fulton County, State of Georgia, by James D. Grenfell, the former CFO of LecStar.  The suit was filed in December 2003. The plaintiff in that case alleges that he has an unpaid judgment in the amount of $1,015,000 plus interest against the former parent entities of the Subsidiaries and that the transfer of such stock and business in December 2002 was in violation of the Georgia Fraudulent Transfer statute. The plaintiff sought a preliminary injunction prior to our acquisition of the capital stock of LTEL in February 2004.  The Georgia state trial court denied the plaintiff’s motion for injunctive relief. The Plaintiff did not appeal.  Several of the defendants in the action, including the Subsidiaries, have filed a motion to dismiss the action.  As of March 28, 2005, the trial court had not ruled on that motion.  LecStar Telecom, Inc. has also intervened in the underlying action relating to the judgment and has appealed the Court’s order granting the judgment against the Subsidiaries’ former parents. That appeal is pending before the Georgia Court of Appeals.

Fonix Corporation

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

To the extent that we or our subsidiaries are or should become proper parties to this action, and if the appeal and the motion to dismiss are denied, the Company will defend vigorously against these claims.

First Empire Complaint –One of our subsidiaries, LTEL Holding Corporation, is among the defendants who have been sued in the Superior Court of Fulton County, State of Georgia, by First Empire Corporation and Allen B. Thomas, directly and derivatively in his capacity as shareholder of LecStar Corporation.  The lawsuit was filed in July 2004.  The plaintiffs in that case allege that certain of the defendants employed fraudulent and deceptive means to acquire the assets of LecStar Corporation, which included the capital stock of the Subsidiaries, LecStar Telecom, Inc.  and LecStar Datanet, Inc.  The plaintiffs further allege that those defendants subsequently transferred the stock of the subsidiaries to LTEL Holding Ltd., which they claim is also LTEL Holding Corporation, which we acquired through our subsidiary LTEL Acquisition Corporation in February 2004.  The plaintiffs argue that they are entitled to recover the value that we paid for LTEL Holding Corporation under multiple legal theories including breaches of fiduciary duty, negligence, gross negligence, conversion, fraud and violation of the Georgia Securities Act.  Three of the employees of the Subsidiaries have also been named as defendants in the litigation.

We have recently filed an answer in the litigation and are in the process of opposing a motion by the plaintiffs to obtain a default judgment against us.  The plaintiffs claim that they are entitled to a default judgment because we did not timely answer the complaint.  However, the complaint was not properly delivered to us in a timely fashion, which we believe will be an adequate defense to the plaintiffs’ motion to have a default judgment entered against us.

We have not been involved in discovery in this litigation because the litigation is in the early stages.  Nonetheless, we believe that the claims of the plaintiffs are without merit and management intends to vigorously defend against the claims of the plaintiffs.

The principal Series H preferred stockholder has placed 300 shares of Series H Preferred Stock in escrow for a period of 12 months from the date of acquisition as protection with respect to breaches of representations and warranties of the LTEL selling stockholders, including any liability or payment that may arise from the above mentioned legal action.  As a result of the filing of the First Empire Litigation, we have asserted a claim for breach of certain representations and warranties.  To our knowledge, the Escrow Shares have not been released

Breckenridge Lawsuit - On May 3, 2004, the Company filed a lawsuit against The Breckenridge Fund, LLC (“Breckenridge”), alleging the improper transfer to and subsequent sale of shares of our common stock by Breckenridge.  That lawsuit was subsequently dismissed without prejudice and refilled in the Third Judicial District Court of Salt Lake County, Utah, on October 13, 2004 (the “Breckenridge Lawsuit”).  The complaint seeks (i) a declaratory judgment that we may set off the fair value of the Unauthorized Shares against the value we owe to Breckenridge in connection with the Series I Preferred Stock transaction, (ii) judgment against Breckenridge for the fair value of the Unauthorized Shares, and (iii) punitive damages from Breckenridge for improper conversion of the Unauthorized Shares.  We also sought and obtained a temporary restraining order against Breckenridge, prohibiting them from selling any of our common stock, or alternatively requiring Breckenridge to deposit the proceeds of any such sales into an interest bearing account.  Breckenridge removed the case to the United States District Court for the District of Utah, which: (1) found that the state court’s temporary restraining order had expired; and (2) declined to enter its own injunction.   On March 18, 2005, the federal court dismissed the Breckenridge Lawsuit without prejudice, finding that a forum selection clause required the claims to be litigated in New York.  The Company intends to litigate those claims in New York.

Fonix Corporation

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

First Series I Complaint – On November 10, 2004, Breckenridge tendered to Fonix a conversion notice, converting 16 shares of Series I Preferred Stock into 123,971 shares of common stock.  In light of the temporary restraining order that had been issued by the state court in the Breckenridge Lawsuit, Fonix instructed its transfer agent to include on the share certificate a legend referencing the restraining order and the Breckenridge Lawsuit.   Subsequently, Breckenridge filed a complaint against us (Supreme Court of the State of New York, County of Nassau, Index No. 015822/04) in connection with the Series I Preferred Stock (the “First Series I Complaint”).  In the First Series I Complaint, Breckenridge alleges that it was improper for us to include any legends on the shares issued in connection with conversions of the Series I Preferred Stock other than those agreed to by Breckenridge in the Series I Preferred Stock purchase agreement (the “Series I Agreement”).  Breckenridge also seeks liquidated damages for our failure to issue shares free of the allegedly inappropriate legend.  The Complaint seeks $4,000,000 in compensatory damages and $10,000,000 in punitive damages.  The Company has filed a motion to dismiss and intends to vigorously defend itself.

Subsequent to filing the complaint, Breckenridge moved for a temporary restraining order to prevent the Company from issuing shares with any legend other than those agreed upon by Breckenridge in the Series I Agreement.  On November 18, 2004, at a hearing on Breckenridge’s motion, the court entered an order stating that we may not place any legend on shares issued to Breckenridge upon conversion of the Series I Preferred Stock other than those permitted under the Series I Agreement.

The Security Agreement Complaint – On November 23, 2004, Breckenridge filed a complaint against the Company (Supreme Court of the State of New York, County of Nassau, Index No. 015185/04) alleging: (1) Fonix executed a Security Agreement and a Registration Rights Agreement in connection with the Series I Agreement pursuant to which it granted to Breckenridge a security interest in certain collateral, including Fonix’s intellectual property (the “Collateral”); (2) Fonix breached the Registration Rights Agreement and the Security Agreement; and (3) Breckenridge is entitled to damages totaling $585,000 and possession of the Collateral.  The Company has filed a motion to dismiss and intends to vigorously defend itself.

Second Series I Complaint – On March 10, 2005, Breckenridge filed a complaint against the Company (Supreme Court of the State of New York, County of Nassau, Index No. 3457/05) in connection with the Series I Preferred Stock (the “Second Series I Complaint”).  In the Second Series I Complaint, Breckenridge alleges that Fonix improperly failed to honor a conversion notice it tendered to us on February 25, 2005, converting 500 shares of Series I Preferred Stock into 6,180,469 shares of common stock.  Breckenridge sought a temporary restraining order and preliminary injunction requiring Fonix to honor that conversion notice, and all subsequently tendered conversion notices.  On March 14, 2005, the Court entered a temporary restraining order directing us to honor the February 25, 2005, conversion notice, and directed Breckenridge to deposit all proceeds from the sale of the converted shares to be deposited in an interest-bearing escrow account.  Breckenridge’s motion for a preliminary injunction regarding subsequently tendered conversion notices will be heard April 6, 2005.  The Company intends to vigorously defend itself.

NOTE 20.  EMPLOYEE PROFIT SHARING PLAN

The Company has a 401(k) profit sharing plan covering essentially all of its full-time employees.  Under the plan, employees may reduce their salaries, in amounts allowed by law, and contribute the salary reduction amount to the plan on a pretax basis.  The plan also allows the Company to make matching and profit sharing contributions as determined by the board of directors.  To date, no matching or profit sharing contributions have been made by the Company

Fonix Corporation

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

.

NOTE 21.  SIGNIFICANT CUSTOMERS

Of the Company’s revenues for 2004, 2003 and 2002, $14,862,000, $2,185,000 and $3,058,000 were from sources in the United States and $40,000, $199,000 and $8,000 were from South Korea.   During 2004, no single customer generated more than 10 percent of the Company’s total revenue. During 2003, two customers accounted for 16.4% and 11.8% of the Company’s total revenues.  During 2002, two customers accounted for 13.3% and 13.2% of the Company’s total revenues.  No other customer accounted for more than 10 percent of the Company’s total revenues for the years presented.

NOTE 22.  BUSINESS SEGMENTS

Information related to Fonix’s reportable operating business segments is shown below.  Fonix’s reportable segments are reported in a manner consistent with the way management evaluates the businesses.  The Company identifies its reportable business segments based on differences in products and services.  The accounting policies of the business segments are the same as those described in the summary of significant accounting policies.  The products and services of each business segment are further described in Note 1. The Company has identified the following business segments:

Telecom – Telecommunications services include wireline voice, data, long distance and Internet services to business and residential customers.

Speech – The Company’s speech enabling technologies include automated speech recognition and text-to-speech for wireless and mobile devices, computer telephony and server solutions, and personal software for consumer applications.

The following presents certain segment information as of and for year ended December 31, 2004

	Telecom	Speech	Total

Revenues from external customers	$ 13,673,000	$ 1,229,000	$ 14,902,000
Selling, general and administrative	(8,441,000)	(4,915,000)	(13,356,000)
Depreciation and amortization	(5,675,000)	(116,000)	(5,791,000)
Interest expense	(1,142,000)	(1,158,000)	(2,300,000)
Gain on forgiveness of debt	-	518,000	518,000
Segment loss	(8,536,000)	(6,612,000)	(15,148,000)
Segment assets	15,375,000	3,625,000	19,000,000

Fonix Corporation

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Expenditures for segment assets	126,000	130,000	256,000

For the years ended December 31, 2003 and 2002, the Company had only the speech operating segment.

NOTE 23.  SUBSEQUENT EVENTS

Subsequent to December 31, 2004, the Company issued 5,480,405 shares of its Class A common stock related to the final put under the Fifth Equity Line for which the proceeds were received in 2004.

Subsequent to December 31, 2004 and through March 28, 2005 the Company received $1,750,000 in funds drawn under the Sixth Equity Line, less commissions and fees of $59,000, and issued 24,295,751 additional shares of Class A common stock to the Equity Line Investor.

Subsequent to December 31, 2004, the Company entered into an option exchange program with its employees, wherein the Company gave eligible Fonix employees the opportunity to exchange outstanding stock options for the same number of new options to be issued at least six months and one day from the expiration of the offer. As a

Fonix Corporation

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

result of the option exchange program, the Company cancelled 414,450 options to purchase shares of the Company’s Class A common stock effective February 22, 2005.  The Company issued a promise to grant options on August 23, 2005 to employees who elected to tender their options.

Subsequent to December 31, 2004, and through March 28, 2005, the Company issued 10,054,561 shares of its Class A common stock in conversion of 900 shares of Series I Preferred Stock.

On January 15, 2005, the Company issued 655,162 shares of Class A common stock in payment of $125,000 of interest payable on the note payable to McCormack.

On January 15, 2005, the Company issued 1,354,275 shares of its Class A common stock in payment of $250,000 of Series H Preferred Stock dividends.

QUARTERLY FINANCIAL INFORMATION

Page

Financial Statements (Unaudited)

Condensed Consolidated Balance Sheets – As of June 30, 2005 and December 31, 2004 Q-2

Condensed Consolidated Statements of Operations and Comprehensive Loss for the
Three Months and Six Months Ended June 30, 2005 and 2004 Q-3

Condensed Consolidated Statements of Cash Flows for the Six Months Ended
June 30, 2005 and 2004 Q-4

Notes to Condensed Consolidated Financial Statements Q-6

Fonix Corporation and Subsidiaries

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

	June 30,	December 31,
	2005	2004

ASSETS

Current assets
Cash and cash equivalents	$ 393,000	$ 423,000
Accounts receivable	1,213,000	1,541,000
Prepaid expenses and other current assets	290,000	156,000

Total current assets	1,896,000	2,120,000

Long-term investments	-	237,000

Property and equipment, net of accumulated depreciation of $1,556,000 and $1,456,000, respectively	992,000	236,000

Deposit in escrow	395,000	395,000

Deposits and other assets	1,246,000	1,072,000

Intangible assets, net of accumulated amortization of $7,887,000 and $5,453,000, respectively	9,137,000	12,309,000

Goodwill	2,631,000	2,631,000

Total assets	$ 16,297,000	$ 19,000,000

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities
Accrued liabilities	$ 7,674,000	$ 6,815,000
Accounts payable	5,903,000	5,225,000
Accrued payroll and other compensation	501,000	1,756,000
Deferred revenues	1,028,000	984,000
Notes payable - related parties	623,000	513,000
Current portion of notes payable	1,158,000	214,000
Deposits and other	216,000	193,000

Total current liabilities	17,103,000	15,700,000

Long-term notes payable, net of current portion	4,517,000	5,358,000

Total liabilities	21,620,000	21,058,000

Commitments and contingencies

Stockholders' deficit
Preferred stock, $0.0001 par value; 50,000,000 shares authorized;
Series A, convertible; 166,667 shares outstanding (aggregate liquidation preference of $6,055,000)	500,000	500,000
Series H, nonconvertible; 2,000 shares outstanding (aggregate liquidation preference of $20,000,000)	4,000,000	4,000,000
Series I, convertible; 1,172 and 2,250 shares outstanding, respectively
(aggregate liquidation preference of $1,350,000)	1,172,000	2,250,000
Common stock, $0.0001 par value; 800,000,000 shares authorized;
Class A voting, 242,547,954 and 131,200,170 shares outstanding, respectively	24,000	13,000
Class B non-voting, none outstanding	-	-
Additional paid-in capital	223,828,000	217,061,000
Outstanding warrants to purchase Class A common stock	735,000	735,000
Cumulative foreign currency translation adjustment	30,000	8,000
Accumulated deficit	(235,612,000)	(226,625,000)

Total stockholders' deficit	(5,323,000)	(2,058,000)

Total liabilities and stockholders' deficit	$ 16,297,000	$ 19,000,000

See accompanying notes to condensed consolidated financial statements.

Fonix Corporation and Subsidiaries

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

 (Unaudited)

	Six Months Ended June 30,
	2005	2004

Revenues	$ 8,547,000	$ 6,168,000
Cost of revenues	4,686,000	3,062,000

Gross profit	3,861,000	3,106,000

Expenses:
Selling, general and administrative	6,817,000	6,130,000
Impairment of intangible assests	-	738,000
Amortization of intangible assets	3,172,000	2,282,000
Product development and research	1,046,000	1,466,000

Total expenses	11,035,000	10,616,000

Other income (expense):
Interest income	18,000	5,000
Gain on forgiveness of liabilities	16,000	502,000
Interest expense	(1,408,000)	(902,000)
Gain on sale of investments	134,000	-

Other expense, net	(1,240,000)	(395,000)

Net loss	(8,414,000)	(7,905,000)
Preferred stock dividends	(573,000)	(3,300,000)

Loss attributable to common stockholders	$ (8,987,000)	$ (11,205,000)

Basic and diluted loss per common share	$ (0.05)	$ (0.15)

Net loss	$ (8,414,000)	$ (7,905,000)
Other comprehensive (loss) income - foreign currency translation	22,000	-

Comprehensive loss	$ (8,392,000)	$ (7,905,000)

See accompanying notes to condensed consolidated financial statements.

Fonix Corporation and Subsidiaries

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

 (Unaudited)

	Six Months Ended June 30,
	2005	2004
Cash flows from operating activities
Net loss	$ (8,414,000)	$ (7,905,000)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock issued for interest expense related to McCormack Note	267,000	-
Accretion of discount on notes payable	375,000	214,000
Impairment losses	-	737,000
Gain on sale of long-term assets	(134,000)	-
Gain on forgiveness of liabilities	-	(502,000)
Amortization of intangibles	3,172,000	2,282,000
Depreciation and amortization	82,000	189,000
Foreign exchange loss (gain)	22,000	(13,000)
Changes in assets and liabilities, net of effects from purchase of LTEL:
Accounts receivable	328,000	355,000
Prepaid expenses and other current assets	(134,000)	(151,000)
Other assets	(174,000)	18,000
Accounts payable	678,000	(1,144,000)
Accrued payroll and other compensation	(1,255,000)	(3,121,000)
Other accrued liabilities	774,000	461,000
Deferred revenues	44,000	(107,000)

Net cash used in operating activities	(4,369,000)	(8,687,000)

Cash flows from investing activities
Cash received in connection with LTEL acquisition	-	47,000
Proceeds from sale of long term investment	371,000	-
Payments of deposit into escrow	-	(340,000)
Purchase of property and equipment	(838,000)	(171,000)

Net cash used in investing activities	(467,000)	(464,000)

Cash flows from financing activities
Proceeds from issuance of Class A common stock, net	4,791,000	7,809,000
Proceeds from related party note payable	110,000	-
Proceeds from issuance of Series I Preferred Stock	-	3,010,000
Payment of dividend on Series H Preferred Stock	-	(350,000)
Principal payments on notes payable	(95,000)	(95,000)
Proceeds from note payable	-	-

Net cash provided by financing activities	4,806,000	10,374,000

Net (decrease) increase in cash and cash equivalents	(30,000)	1,223,000

Cash and cash equivalents at beginning of year	423,000	50,000

Cash and cash equivalents at end of year	$ 393,000	$ 1,273,000

Supplemental disclosure of cash flow information
Cash paid during the period for interest	$ 238,000	$ 522,500

See accompanying notes to condensed consolidated financial statements.

Fonix Corporation and Subsidiaries

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Continued)

(Unaudited)

Supplemental schedule of noncash investing and financing activities

For the Six Months Ended June 30, 2005:

Issued 18,630,223 shares of Class A common stock in conversion of 1,078 shares of Series I Convertible Preferred Stock.

Issued 5,801,237 shares of Class A common stock as payment of $500,000 of dividends on Series H Preferred Stock.

Issued 7,093,445 shares of Class A common stock as payment of $443,000 of principal and interest on long-term debt.

Accrued $73,000 of dividends on Series I Preferred Stock.

Accrued $250,000 of dividends on Series H Preferred Stock

For the Six Months Ended June 30, 2004:

Issued 1,463,753 shares of Class A common stock in full satisfaction of $292,000 of liabilities.

In February 2004, the Company purchased all of the capital stock of LTEL Holdings Corporation for $12,800,000.  In conjunction with the acquisition, the Company acquired $22,259,000 of assets and assumed $9,459,000 liabilities of LTEL Holdings Corporation by the issuance of 7,036,801 shares of Class A common stock valued at $4,176,000, the issuance of 2,000 shares of 5% Series H nonvoting, nonconvertible preferred stock valued at $4,000,000 and the issuance of a 5% $10,000,000 promissory note valued at $4,624,000.

See accompanying notes to condensed consolidated financial statements.

Fonix Corporation and Subsidiaries

Notes to Condensed Consolidated Financial Statements

(Unaudited)

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation - The accompanying unaudited condensed consolidated financial statements of Fonix Corporation and subsidiaries (collectively, the “Company” or “Fonix”) have been prepared by the Company pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”).  Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted pursuant to such rules and regulations, although the Company believes that the following disclosures are adequate to make the information presented not misleading.  The Company suggests that these condensed consolidated financial statements be read in conjunction with the consolidated financial statements and the notes thereto included in the Company’s 2004 Annual Report on Form 10-K.

These condensed consolidated financial statements reflect all adjustments (consisting only of normal recurring adjustments) that, in the opinion of management, are necessary to present fairly the financial position and results of operations of the Company for the periods presented.  The Company’s business strategy is not without risk, and readers of these condensed consolidated financial statements should carefully consider the risks set forth under the heading “Certain Significant Risk Factors” in the Company’s 2004 Annual Report on Form 10-K.

Operating results for the six months ended June 30, 2005, are not necessarily indicative of the results that may be expected for the year ending December 31, 2005.

Nature of Operations – Fonix Corporation and its subsidiaries are engaged in providing integrated telecommunications services through LTEL Holdings Corporation and Fonix Telecom, Inc., and value-added speech-enabling technologies through The Fonix Speech Group.  Through LTEL Holdings Corporation, the Company operates LecStar Telecom, Inc., a regional provider of telecommunications services in the Southeastern United States, and LecStar DataNet, Inc., a provider of Internet services.  (LecStar Telecom, Inc., and LecStar DataNet are collectively referred to in this report as “LecStar.”)  Through Fonix Telecom, Inc., the Company offers Voice over Internet Protocol (VoIP”) and Broadband Power Line (“BPL”) telecommunication services primarily in the Southeastern United States.

The Company offers its speech-enabling technologies including automated speech recognition (“ASR”) and text-to-speech (“TTS”) through The Fonix Speech Group.  The Company offers ASR and TTS technologies to markets for wireless and mobile devices, computer telephony, server solutions and personal software for consumer applications. The Company has received various patents for certain elements of its core technologies and has filed applications for other patents covering various aspects of its technologies. The Company seeks to develop relationships and strategic alliances with third-party developers and vendors in telecommunications, computers, electronic devices and related industries, including producers of application software, operating systems, computers and microprocessor chips.  Revenues relating to the speech-enabling technologies are generated through licensing agreements, maintenance contracts and services.

LecStar’s telecommunication services include wireline voice, data, long distance and Internet services to business and residential customers.  LecStar Telecom, Inc., is certified by the Federal Communications Commission in nine states—Alabama, Florida, Georgia, Kentucky, Louisiana, Mississippi, North Carolina, South Carolina and Tennessee—as a competitive local exchange carrier (“CLEC”) to provide regulated local, long distance and international telecommunications services.  LecStar DataNet, Inc., provides non-regulated telecommunication services including Internet access.

Fonix Telecom’s VoIP telecommunication services include wireline voice, data, and long distance to primarily business customers.  Fonix Telecom’s BPL telecommunication services include wireline voice, data, and long distance to primarily residential customers.   Fonix Telecom, Inc., is in the process of becoming certified by the Federal Communications Commission and in various Southeastern states as a CLEC to provide regulated local, long distance and international telecommunications services

Fonix Corporation and Subsidiaries

Notes to Condensed Consolidated Financial Statements

(Unaudited)

Business Condition - For the three months ended June 30, 2005 and 2004, the Company generated revenues of $4,324,000 and $4,242,000, respectively, and incurred net losses of $4,337,000 and $5,565,000, respectively.  For the six months ended June 30, 2005 and 2004, the Company generated revenues of $8,547,000 and $6,168,000, respectively, incurred net losses of $8,414,000 and $7,905,000, respectively and had negative cash flows from operating activities of $4,369,000 and $8,687,000, respectively.  As of June 30, 2005, the Company had an accumulated deficit of $235,612,000, negative working capital of $15,207,000, accrued liabilities of $7,674,000, accounts payable of $5,903,000 and accrued employee wages and other compensation of $501,000.  The Company expects to continue to incur significant losses and negative cash flows from operating activities through at least December 31, 2005, primarily due to significant expenditure requirements associated with continued marketing and development of its speech-enabling technologies and further developing its telecommunications services business.

The Company’s cash resources, limited to collections from customers, draws on the Sixth and Seventh Equity Lines and loans, have not been sufficient to cover operating expenses.  As a result, payments to employees and vendors have been delayed.  The Company had not been declared in default under the terms of any material agreements.

These factors, as well as the risk factors set out in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004, raise substantial doubt about the Company’s ability to continue as a going concern.  The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.  Management plans to fund future operations of the Company through revenues generated from its telecommunications operations, from cash flows from future license and royalty arrangements and with proceeds from additional issuance of debt and equity securities.  There can be no assurance that management’s plans will be successful.

Net Loss Per Common Share - Basic and diluted net loss per common share are calculated by dividing net loss attributable to common stockholders by the weighted average number of shares of common stock outstanding during the period.  As of June 30, 2005 and 2004, there were outstanding common stock equivalents to purchase 38,264,776 and 17,970,599 shares of common stock, respectively, that were not included in the computation of diluted net loss per common share as their effect would have been anti-dilutive, thereby decreasing the net loss per common share.  The following table is a reconciliation of the net loss numerator of basic and diluted net loss per common share for the three months and six months ended June 30, 2005 and 2004:

	Three Months Ended June 30,
	2005		2004
		Per		Per
		Share		Share
	Amount	Amount	Amount	Amount
Net loss	$ (4,337,000)		$ (5,565,000)
Preferred stock dividends	(276,000)		(315,000)
Net loss attributable to common stockholders	$ (4,613,000)	$ (0.02)	$ (5,880,000)	$ (0.07)
Weighted-average common shares outstanding	216,972,730		87,435,005

	Six Months Ended June 30,
	2005		2004
		Per		Per
		Share		Share
	Amount	Amount	Amount	Amount
Net loss	$ (8,414,000)		$ (7,905,000)
Preferred stock dividends	(573,000)		(3,300,000)
Net loss attributable to common stockholders	$ (8,987,000)	$ (0.05)	$ (11,205,000)	$ (0.15)
Weighted-average common shares outstanding	184,465,237		76,801,462

Fonix Corporation and Subsidiaries

Notes to Condensed Consolidated Financial Statements

(Unaudited)

Imputed Interest Expense - Interest is imputed on long-term debt obligations where management has determined that the contractual interest rates are below the market rate for instruments with similar risk characteristics.

Comprehensive Loss - Other comprehensive loss as presented in the accompanying condensed consolidated financial statements consists of cumulative foreign currency translation adjustments.

Intangible Assets - Customer base, contracts and agreements and brand names are amortized over their estimated useful lives unless they are deemed to have indefinite useful lives.  For intangible assets subject to amortization, an impairment charge is recognized if the carrying amount is not recoverable and the carrying amount exceeds the fair value of the intangible asset.  Intangible assets deemed to have indefinite useful lives, primarily the LecStar brand name, are not amortized and are tested for impairment on a quarterly basis. Impairment of these intangible asserts is recognized if their carrying amounts are not recoverable or exceed their fair values.

Revenue Recognition - The Company recognizes revenue when persuasive evidence of an arrangement exists, services have been rendered or products have been delivered, the price to the buyer is fixed and determinable, and collectibility is reasonably assured.  Revenues are recognized by the Company based on the various types of transactions generating the revenue.  For software sales, the Company recognizes revenues in accordance with the provisions of Statement of Position No. 97-2, “Software Revenue Recognition,” and related interpretations.  The Company generates revenues from licensing the rights to its software products to end-users and from royalties.  For telecommunications services, revenue is recognized in the period that the service is provided.

For The Fonix Speech Group, revenue of all types is recognized when acceptance of functionality, rights of return, and price protection are confirmed or can be reasonably estimated, as appropriate.  Revenue for hardware units delivered is recognized when delivery is verified and collection assured.

Revenue for products distributed through wholesale and retail channels and through resellers is recognized upon verification of final sell-through to end users, after consideration of rights of return and price protection.  Typically, the right of return on such products has expired when the end user purchases the product from the retail outlet.  Once the end user opens the package, it is not returnable unless the medium is defective.

When arrangements to license software products do not require significant production, modification or customization of software, revenue from licenses and royalties are recognized when persuasive evidence of a licensing arrangement exists, delivery of the software has occurred, the fee is fixed or determinable, and collectibility is probable.   Post-contract obligations, if any, generally consist of one year of support including such services as customer calls, bug fixes, and upgrades.  Related revenue is recognized over the period covered by the agreement.  Revenues from maintenance and support contracts are also recognized over the term of the related contracts.

Revenues applicable to multiple-element fee arrangements are bifurcated among the elements such as license agreements and support and upgrade obligations using vendor-specific objective evidence of fair value. Such evidence consists primarily of pricing of multiple elements as if sold as separate products or arrangements.  These elements vary based upon factors such as the type of license, volume of units licensed, and other related factors.

For Fonix Telecom, and LTEL Holdings, the Company’s telecommunications revenue is comprised of two main components: (1) fees paid by business and residential subscribers of voice and data services and (2) carrier access fees.  Subscriber revenues include monthly recurring charges, usage charges and non-recurring charges.  Monthly recurring charges are flat monthly fees for local phone and data services.  Usage charges, which primarily include long distance fees, are generally billed on a per-minute or per-call basis.  Non-recurring charges are generally one-time charges for installation or changes to the subscriber’s service.  Carrier access fees are paid to the Company by other telecommunications carriers as compensation for originating and terminating the carriers’ long distance traffic.

Fonix Corporation and Subsidiaries

Notes to Condensed Consolidated Financial Statements

(Unaudited)

Deferred revenue as of June 30, 2005, and December 31, 2004, consisted of the following:

Description	Criteria for Recognition	June 30, 2005	December 31, 2004
Deferred unit royalties and license fees	Delivery of units to end users or expiration of contract	$ 500,000	$ 458,000
Telecom deferred revenue	Service provided for customer	528,000	526,000
Total deferred revenue		$ 1,028,000	$ 984,000

Cost of Revenues - Cost of revenues from telecommunications services consists mainly of billings from the incumbent local exchange carriers (“ILECs”) for access to the ILEC’s network.  With respect to The Fonix Speech Group, cost of revenues from license, royalties, and maintenance consists of costs to distribute the product, installation and support personnel compensation, amortization and impairment of capitalized speech software costs, licensed technology, and other related costs.  Cost of service revenues consists of personnel compensation and other related costs.

Software Technology Development and Production Costs - All costs incurred to establish the technological feasibility of speech software technology to be sold, leased, or otherwise marketed are charged to product development and research expense.  Technological feasibility is established when a product design and a working model of the software product have been completed and confirmed by testing.  Costs to produce or purchase software technology incurred subsequent to establishing technological feasibility are capitalized.  Capitalization of software costs ceases when the product is available for general release to customers.  Costs to perform consulting or development services are charged to cost of revenues in the period in which the corresponding revenues are recognized.  The cost of maintenance and customer support is charged to expense when related revenue is recognized or when these costs are incurred, whichever occurs first.

Stock-based Compensation Plans - The Company accounts for its stock-based compensation issued to non-employees using the fair value method in accordance with SFAS No. 123, “Accounting for Stock-Based Compensation.” Under SFAS No. 123, stock-based compensation is determined as either the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable.  The measurement date for these issuances is the earlier of the date at which a commitment for performance by the recipient to earn the equity instruments is reached or the date at which the recipient’s performance is complete.

At June 30, 2005, the Company had stock-based employee compensation plans.  The Company accounts for the plans under the recognition method and measurement principles of APB Opinion No. 25, “Accounting for Stock Issued to Employees,” and the related Interpretations. Under APB Opinion No. 25, compensation related to stock options, if any, is recorded if an option’s exercise price on the measurement date is below the fair value of the Company’s common stock, and amortized to expense over the vesting period.  Compensation expense for stock awards or purchases, if any, is recognized if the award or purchase price on the measurement date is below the fair value of the Company’s common stock, and is recognized on the date of award or purchase.  The effect on net loss and net loss per common share if the Company had applied the fair value recognition provisions of SFAS No. 123 to employee stock-based compensation is as follows:

Three Months Ended June 30,	2005	2004
Net loss, as reported	$ (4,337,000)	$ (5,565,000)
Add back: Total stock-based employee compensation	-	-
Deduct: Total stock-based employee compensation
determined under fair value based method for all awards	(15,000)	(10,000)
Pro forma net loss	$ (4,352,000)	$ (5,575,000)
Basic and diluted net loss per common share:
As reported	$ (0.02)	$ (0.07)
Pro forma	(0.02)	(0.07)

Fonix Corporation and Subsidiaries

Notes to Condensed Consolidated Financial Statements

(Unaudited)

Six Months Ended June 30,	2005	2004
Net loss, as reported	$ (8,414,000)	$ (7,905,000)
Add back: Total stock-based employee compensation	-	-
Deduct: Total stock-based employee compensation
determined under fair value based method for all awards	(37,000)	(59,000)
Pro forma net loss	$ (8,451,000)	$ (7,964,000)
Basic and diluted net loss per common share:
As reported	$ (0.05)	$ (0.15)
Pro forma	(0.05)	(0.15)

Recently Enacted Accounting Standards – In June 2005, the FASB issued SFAS No. 154, Accounting Changes and Error Corrections, a replacement of APB Opinion No. 20, Accounting Changes, and FASB No. 3, Reporting Accounting Changes in Interim Financial Statements.  Statement 154 applies to all voluntary changes in accounting principle, and changes the requirements for accounting for and reporting of a change in accounting principle. Statement 154 requires retrospective application to prior periods’ financial statements of a voluntary change in accounting principle unless it is impracticable. It is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. Earlier application is permitted for accounting changes and corrections of errors made occurring in fiscal years beginning after June 1, 2005.  The Company expects that the adoption of SFAS 154 will not have a material impact on its financial statements.

2.  ACQUISITIONS

LecStar Acquisition - On February 24, 2004, Fonix acquired all of the capital stock of LTEL Holdings Corporation ("LTEL") and its wholly owned subsidiaries, LecStar Telecom, Inc., and LecStar DataNet, Inc. (collectively "LecStar").  The results of LecStar's operations are included in the consolidated financial statements from February 24, 2004.  LecStar is a regional provider of communications services, including wireline voice, data, long distance and Internet services, to business and residential customers in the Southeastern United States.  LecStar Telecom, Inc., is certified by the Federal Communications Commission in nine states as a competitive local exchange carrier (“CLEC”) to provide regulated local, long distance and international telecommunications services.  LecStar DataNet, Inc., provides non-regulated telecommunications services such as Internet access.

The following pro forma information is presented to reflect the operations of the Company and LTEL on a combined basis as if the acquisition of LTEL had been completed as of the beginning of the six-month period ended June 30, 2004:

Six Months
Ended June 30, 2004
Revenues	$ 9,272,000
Net loss	$ (9,405,000)
Basic and diluted net loss per common share	$ (0.12)

Empire One Telecommunications, Inc Acquisition - On November 19, 2004, the Company signed a Merger Agreement (the “Agreement”) that set forth the principal terms on which Fonix would acquire Empire One Telecommunications, Inc., (“EOT”), a Brooklyn, New York-based CLEC.  EOT is a regional provider of communications services, including wireline voice, data, long distance and Internet services, to business and residential customers in 16 states and the District of Columbia.  The closing of the EOT transaction (as anticipated by the Agreement) is subject to several conditions including, among others, the completion of necessary regulatory approvals.  At the present time, EOT has not completed the necessary closing conditions, including the completion of necessary regulatory approvals.  The Company has substantial questions about whether EOT can and will complete the required conditions to closing. Accordingly, there can be no assurance that Fonix will complete this acquisition.

Fonix Corporation and Subsidiaries

Notes to Condensed Consolidated Financial Statements

(Unaudited)

3.  GOODWILL AND INTANGIBLE ASSETS

Goodwill - Goodwill relates solely to our speech-enabling business segment of The Fonix Speech Group.  The carrying value of goodwill is assessed for impairment quarterly.  These assessments resulted in no impairment and the carrying value of goodwill remained unchanged at $2,631,000 for the six months ended June 30, 2005.

Intangible Assets - The components of other intangible assets at June 30, 2005, which all relate to LTEL were as follows:

	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount
Customer base – business	$ 8,139,000	$ (3,289,000)	$ 4,850,000
Customer base – residential	6,291,000	(3,647,000)	2,644,000
Contracts and agreements	1,484,000	(951,000)	533,000
Total Amortizing Intangible Assets	15,914,000	(7,887,000)	8,027,000
Indefinite-lived Intangible Assets:
Brand name	1,110,000	--	1,110,000

Total Intangible Assets	$ 17,024,000	$ (7,887,000)	$ 9,137,000

Customer base amortization was $1,300,000 during the three months and $2,600,000 during the six months ended June 30, 2005.  Amortization related to contracts and agreements was $285,000 during the three months ended and $570,000 during the six months ended June 30, 2005.  All amortization expense is charged to selling, general and administrative expense.  At June 30, 2004, the Company recognized an impairment loss on the contracts and agreements intangible asset acquired in connection with the LecStar acquisition of $738,000 based on estimated future cash flows.  No further impairment was required at June 30, 2005.

Estimated aggregate amortization expense for the six months ending December 31, 2005, and each of the succeeding three full years is as follows:

2005	$3,134,000
2006	3,743,000
2007	1,151,000
2008	–

4.  NOTES PAYABLE

In connection with the acquisition of the capital stock of LTEL in 2004, the Company issued a 5%, $10,000,000, secured, six-year note payable to McCormack Avenue, Ltd.  Under the terms of the note payable, quarterly interest- only payments were required through January 15, 2005, with quarterly principal and interest payments of $319,000 beginning April 2005 and continuing through January 2010.  Interest on the promissory note is payable in cash or, at the Company’s option, in shares of the Company’s Class A common stock.  The note is secured by the capital stock and all of the assets of LTEL and its subsidiaries.  The note has a mandatory prepayment clause wherein the Company is required to make prepayments in any given month where the Company receives net proceeds in excess of $900,000 from the Fifth Equity Line (or replacements thereof with the Equity Line Investor).  The required prepayment is calculated by multiplying the net proceeds received over $900,000 by 33%.  During 2004, the Company made mandatory prepayments on the note of $415,000.  During the six months ended June 30, 2005, the Company made scheduled principal payments of $178,000.

On January 15, 2005, the Company issued 655,162 shares of its Class A common stock in payment of $124,000 of interest under the terms of the note.  On April 15, 2005, the Company issued 6,384,283 shares of its Class A common stock in payment of $319,000 of interest and principal under the terms of the note.

Fonix Corporation and Subsidiaries

Notes to Condensed Consolidated Financial Statements

(Unaudited)

On February 28, 2003, LecStar established an asset securitization facility that provided LecStar with $750,000.  Assets securitized under this facility consist of executory future cash flows from LecStar customers in the states of Georgia, Tennessee, Florida, and Louisiana.  LecStar has pledged its interest in the special purpose securitization facility, LecStar Telecom Ventures LLC, and customer accounts receivable to the lender.  The Company has recorded the $750,000 as a note payable in its consolidated financial statements.  The note bears an interest rate of 6.5% and is due on February 27, 2007, with 24 equal monthly installments that began on March 6, 2005.  The Company had made principal payments of $97,000 through June 30, 2005.

The following schedule summarizes notes payable at June 30, 2005, and December 31, 2004:

	June 30,	December 31,
Notes Payable	2005	2004
5% Note payable to a company, $9,408,000 and $9,584,000
face amount, respectively, due in quarterly installments of
$319,000, matures January 2010, less unamortized discount
based on interest imputed at 25% of $4,388,000 and
$4,762,000, respectively	$ 5,022,000	$ 4,822,000
Note payable to a company, due in monthly installments of
$23,000, interest at 6.5%, matures February 2007, collateralized
by trade accounts receivable	653,000	750,000
Note payable to related parties, interest at 12%, matures
September 2005	545,000	435,000
Note payable to related parties, interest at 5%, matures
December 2005	78,000	78,000
Total notes payable	6,298,000	6,085,000
Less current maturities	(1,781,000)	(727,000)
Long-Term Notes Payable	$ 4,517,000	$ 5,358,000

5.  RELATED-PARTY NOTES PAYABLE

In connection with the acquisition of certain entities in 1998, the Company issued unsecured demand notes payable to former stockholders of the acquired entities in the aggregate amount of $1,710,000.  Of the notes payable, $78,000 remained unpaid as of June 30, 2005.  During 2000, the holders of these notes made demand for payment and the Company commenced negotiating with the holders of these notes to reduce the outstanding balance.  No additional demands have been made and no payments have been made by the Company to the holders of these notes.

During 2002, two executive officers of the Company (the “Lenders”) sold shares of the Company’s Class A common stock owned by them and advanced the resulting proceeds amounting to $333,000 to the Company under the terms of a revolving line of credit and related promissory note.  The funds were advanced for use in Company operations.  The advances bear interest at 12 percent per annum, which interest is payable on a semi-annual basis.  The entire principal, along with unpaid accrued interest and any other unpaid charges or related fees, were originally due and payable on June 10, 2003.  The Company and the Lenders agreed to postpone the maturity date on several occasions.  The note is presently due September 30, 2005.  After December 11, 2002, all or part of the outstanding balance and unpaid interest became convertible at the option of the Lenders into shares of Class A common stock of the Company.  The conversion price was the average closing bid price of the shares at the time of the advances.  To the extent the market price of the Company’s shares is below the conversion price at the time of conversion, the Lenders are entitled to receive additional shares equal to the gross dollar value received from the original sale of the shares.  A beneficial conversion option of $15,000 was recorded as interest expense in connection with this transaction.  The Lenders may also receive additional compensation as determined appropriate by the Board of Directors.

Fonix Corporation and Subsidiaries

Notes to Condensed Consolidated Financial Statements

(Unaudited)

In October 2002, the Lenders pledged 30,866 shares of the Company's Class A common stock to the Equity Line Investor in connection with an advance of $183,000 to the Company under the Third Equity Line.  The Equity Line Investor subsequently sold the pledged shares and applied $82,000 of the proceeds as a reduction of the advance.  The value of the pledged shares of $82,000 was treated as an additional advance from the Lenders under the revolving line of credit.

During the fourth quarter of 2003, the Company made a principal payment of $26,000 against the outstanding balance of the promissory note.  At September 30, 2004 the Company entered into an agreement with the holders of the promissory note to increase the balance of the note payable by $300,000 in exchange for a release of the $1,443,000 of accrued liabilities related to prior indemnity agreements between the company and the note holders.  The Company classified the release of $1,443,000 as a capital contribution during the fourth quarter of 2004.  The Company made principal payments against the note of $253,000 during the year ended December 31, 2004.  During the quarter ended June 30, 2005, the Company received an additional advance of $110,000 against the promissory note.  The balance due at June 30, 2005 was $545,000.

The unpaid balance of $545,000 is secured by a second priority security interest in the Company’s intellectual property rights.  As of June 30, 2005, the Lenders had not converted any of the outstanding balance or interest into common stock.

6.  SERIES D CONVERTIBLE DEBENTURES

On October 11, 2002, the Company issued $1,500,000 of Series D 12% Convertible Debentures (the “Debentures”), due April 9, 2003, and 194,444 shares of Class A common stock to The Breckenridge Fund, LLC (“Breckenridge”), an unaffiliated third party, for $1,500,000 before offering costs of $118,000.  The outstanding principal amount of the Debentures was convertible at any time at the option of the holder into shares of the Company’s common stock at a conversion price equal to the average of the two lowest closing bid prices of the Company’s Class A common stock for the twenty trading days immediately preceding the conversion date, multiplied by 90%.

In connection with the issuance of the Debentures, the Company issued, as collateral to secure its performance under the Debenture, 2,083,333 shares of Class A common stock (the "Collateral Shares"), which were placed into an escrow pursuant to an escrow agreement.  Under the escrow agreement, the Collateral Shares were not released to Breckenridge unless the Company was delinquent with respect to payments under the Debenture.

The Debentures were originally due April 9, 2003.  However, the Company and Breckenridge agreed in January 2003 to modify the terms of the Debentures requiring principal and interest payments from January through May 2003 totaling $1,540,000.  Additionally, the Company agreed to release 237,584 of the Collateral Shares to Breckenridge as consideration (the “Released Shares”) for revising the terms of the purchase agreement.  The additional shares were accounted for as an additional discount to the Debentures of $285,000.

As part of the Debenture agreement, the Company was required to pay Breckenridge a placement fee in the amount of $350,000 payable in stock at the conclusion of the Debenture.  The Company satisfied the obligation through the issuance of 2,000,000 shares of the Company’s Class A common stock valued at $358,000, or $0.179 per share and 377,717 shares of the Company’s Class A common stock valued at $59,000, or $0.157 per share.  The Company recorded the expense as interest expense during December 2003.

In March 2004, the Company discovered that during 2003 an aggregate of 2,277,778 shares of Class A common stock (the “Unauthorized Shares”) were improperly transferred to the Debenture holder as a result of (i) the unauthorized release from escrow of the Collateral Shares (net of the Released Shares), and (ii) the transfer to the Debenture holder of a duplicate certificate for 194,445 shares where the original certificate was not returned to the transfer agent for cancellation.  The Unauthorized Shares were, therefore, in excess of the shares the Debenture holder was entitled to receive.  No consideration was paid to or received by the Company for the Unauthorized Shares during 2003; therefore, the Company did not recognize the Unauthorized Shares as being validly issued during 2003 nor subsequently.  Accordingly, the Company does not deem the Unauthorized Shares to be validly outstanding and the transfer of the Unauthorized Shares to the Debenture holder has not been recognized in the accompanying consolidated financial statements.

Fonix Corporation and Subsidiaries

Notes to Condensed Consolidated Financial Statements

(Unaudited)

Upon discovering in March 2004 that the Unauthorized Shares had been improperly transferred to the Debenture holder, the Company attempted to settle the matter with the Debenture holder but was unable to reach a settlement.  Accordingly, in October 2004, the Company asserted claims in a lawsuit against the Debenture holder, alleging the improper transfer to and subsequent sale of the Unauthorized Shares by the Debenture holder.  .  In the lawsuit the Company seeks (i) a declaratory judgment that the Company may set off the fair value of the Unauthorized Shares against the value the Company owes to the Debenture holder in connection with the Series I Preferred Stock transaction (see Note 7), (ii) judgment against the Debenture holder for the fair value of the Unauthorized Shares, and (iii) punitive damages from the Debenture holder for improper conversion of the Unauthorized Shares.

7.  PREFERRED STOCK

The Company’s certificate of incorporation allows for the issuance of preferred stock in such series and having such terms and conditions as the Company’s board of directors may designate.

Series A Convertible Preferred Stock - At June 30, 2005, there were 166,667 shares of Series A convertible preferred stock outstanding.  Holders of the Series A convertible preferred stock have the same voting rights as common stockholders, have the right to elect one person to the board of directors and are entitled to receive a one time preferential dividend of $2.905 per share of Series A convertible preferred stock prior to the payment of any dividend on any class or series of stock.  At the option of the holders, each share of Series A convertible preferred stock is convertible into one share of Class A common stock and in the event that the common stock price has equaled or exceeded $10 per share for a 15 day period, the shares of Series A convertible preferred stock will automatically be converted into Class A common stock.  In the event of liquidation, the holders are entitled to a liquidating distribution of $36.33 per share and a conversion of Series A convertible preferred stock at an amount equal to .0375 shares of common stock for each share of Series A convertible preferred stock.

Series H Preferred Stock - The Company issued 2,000 shares of 5% Series H nonvoting, nonconvertible preferred stock with a stated value of $10,000 per share on February 24, 2004.  The Series H Preferred Stock is carried at $4,000,000 or $2.00 per share.

Dividends on the stated value of the outstanding Series H Preferred Stock are payable at the rate of 5% per annum as and when declared by the Board of Directors.  The annual dividend requirement is $1,000,000.  If dividends are declared on Fonix's common stock, as a condition of that dividend, Fonix is required to pay 3% of the aggregate amount of such dividend to the holders of the Series H Preferred Stock.  Dividends on the Series H Preferred Stock are payable in cash or, at the option of Fonix, in shares of Class A common stock.

In the event of a voluntary or involuntary liquidation, dissolution or winding up of Fonix, the funds available for distribution, after payment to creditors and then to the holders of Fonix's Series A preferred stock of their liquidation payment, but before any liquidation payments to holders of junior preferred stock or common stock, would be payable to the holders of the Series H Preferred Stock (and any other subsequently created class of preferred stock having equal liquidation rights with the Series H Preferred Stock) in an amount equal to the stated value of the then outstanding Series H Preferred Stock plus any unpaid accumulated dividends thereon.  The closing of any transaction or series of transactions involving the sale of all or substantially all of the assets of Fonix, LTEL or a merger, reorganization or other transaction in which holders of a majority of the outstanding voting control of Fonix do not continue to own a majority of the outstanding voting shares of the surviving corporation would be deemed to be a liquidation entitling the holders of the Series H Preferred Stock, at their option, to the payments described above.

Fonix has the option, but not the obligation, exercisable at any time, to redeem all or any portion of the outstanding Series H Preferred Stock.  The redemption price is equal to any unpaid accumulated dividends on the redeemed shares plus a percentage of the $10,000 per share stated value of the redeemed shares, based on the date the redemption occurs in relation to the original issuance date as follows: before the second anniversary - 102%; thereafter but before the third anniversary - 104%; thereafter but before the fourth anniversary - 106% and thereafter - 108%.  If shares of Series H Preferred Stock are redeemed, additional Series H Preferred Stock dividends will be recognized on the date of redemption in an amount equal to the difference between the amount paid to redeem the shares and their original fair value at the date of issuance of $2,000 per share.

Under the terms of the Series H Preferred Stock, the consent of the holders of 66% of the outstanding Series H Preferred Stock is required in order to:

Fonix Corporation and Subsidiaries

Notes to Condensed Consolidated Financial Statements

(Unaudited)

$

issue securities with any rights senior to or on parity with the Series H Preferred Stock;

$

sell substantially all of Fonix's assets, grant any exclusive rights or license to Fonix's products or intangible assets (except in the ordinary course of business), or merge with or consolidate into any other entity in a transaction or series of related transactions, except during periods after the stated value of the outstanding Series H Preferred Stock is less than $5,000,000;

$

redeem any outstanding equity securities, except for previously issued options, warrants, or preferred stock, except during periods after the stated value of the outstanding Series H Preferred Stock outstanding is less than $5,000,000; or

$     make any changes in the rights, preferences, or privileges of the Series H Preferred Stock or amend the certificate of incorporation or bylaws.

Series I Convertible Preferred Stock - On October 24, 2003, the Company entered into a private placement of shares of its Class A common stock with The Breckenridge Fund, LLC, a New York limited liability company ("Breckenridge").  Under the terms of the private placement, Breckenridge agreed to purchase 1,043,478 shares of Fonix Class A common stock for $240,000 (the "Private Placement Funds").

Subsequent to the Company’s receiving the Private Placement Funds, but before any shares were issued in connection with the private placement, the Company agreed with Breckenridge to rescind the private placement of the shares and to restructure the transaction.  The Company retained the Private Placement Funds as an advance in connection with the restructured transaction.  The Company paid no interest or other charges to Breckenridge for use of the Private Placement Funds.

Following negotiations with Breckenridge, the Company entered into a purchase agreement (the "Purchase Agreement") with Breckenridge dated as of December 31, 2003 and on January 29, 2004, the Company issued to Breckenridge 3,250 shares of 8% Series I Convertible Preferred Stock (the "Series I Preferred Stock"), for an aggregate purchase price of $3,250,000, including the Private Placement Funds which the Company had already received.  .  The Series I Preferred Stock has a stated value of $1,000 per share.

In connection with the offering of the Series I Preferred Stock, the Company also issued to Breckenridge warrants to purchase up to 965,839 shares of the Company’s Class A common stock at $0.50 per share, exercisable through December 31, 2008, and issued 2,414,596 shares of Class A common stock.

In connection with the issuance of the Series I Preferred Stock, the Company agreed to register the resale by Breckenridge of the Class A common shares issued and the Class A common shares issuable upon conversion of the Series I Preferred Stock, issuable as payment of dividends accrued on the Series I Preferred Stock and issuable upon exercise of the warrants.

Dividends on the Series I Preferred Stock are payable at the annual rate of 8% of the stated value of the shares of Series I Preferred Stock outstanding.  The dividends are payable in cash or shares of our Class A common stock, at the Company’s option.  As of June 30, 2005, the Company had accrued dividends of $330,000 on its Series I Preferred Stock.

The Series I Preferred Stock is convertible into shares of our Class A common stock at the lower of (i) $0.75 per share or (ii) 87.5% of the average of the two lowest closing bid prices over the twenty trading days prior to the conversion date.

Under the terms of the purchase agreement, the Company agreed to establish an escrow account (the “Escrow Account”), into which it deposits funds which can be used for the Company’s optional redemption of the Preferred Stock, or which may be used by Breckenridge to require the Company to redeem the Preferred Stock if the Company has defaulted under the purchase agreement.  The Company is required to deposit into the Escrow Account 25% of any amount it receives in excess of $1,000,000, calculated per put, under the terms of the Fifth Equity Line of Credit, or other similar equity line of financing arrangement.   As of June 30, 2005, the Company had deposited $395,000 into the escrow account in full compliance with the requirement.  The escrow deposit is reflected as a long-term asset in the accompanying financial statements.

In the event that there remains in the Escrow Account amounts following either (i) the conversion of all of the outstanding shares of Preferred Stock, together with any accrued and unpaid dividends thereon, or (ii) redemption of all of the outstanding shares of Preferred Stock, together with any accrued and unpaid dividends thereon, those remaining amounts shall be released from the Escrow Account to the Company.

Fonix Corporation and Subsidiaries

Notes to Condensed Consolidated Financial Statements

(Unaudited)

The Company has granted Breckenridge a first lien position on the Company’s intellectual property assets as security under the Purchase Agreement. Breckenridge has agreed to release such lien upon the registration of the Company’s Class A common stock becoming effective, which has occurred, and the Company depositing $2,000,000 in the Escrow Account.

Redemption of the Preferred Stock, whether at our option or that of Breckenridge, requires the Company to pay, as a redemption price, the stated value of the outstanding shares of Preferred Stock to be redeemed, together with any accrued but unissued dividends thereon, multiplied (i) 120% for any redemption occurring between the 151st day and the second anniversary of the closing date of the issuance or (ii) 130% for any payment of the redemption price occurring on or after the second anniversary of the closing date of the issuance.

The Company allocated the proceeds from the issuance of the Series I Preferred Stock, warrants, additional shares and fee shares as follows: $262,000 was allocated to the warrants, $730,000 was allocated to the common shares, $429,000 to the Series I Preferred Stock, and $1,830,000 to a beneficial conversion option.  The amounts allocated to the warrants, common shares and the beneficial conversion option resulted in a discount on the Series I Preferred Stock that was fully amortized at the date of issuance, resulting in the recognition of a dividend on the Series I Preferred Stock of $2,821,000 on January 29, 2004.  The Series I Preferred Stock was recorded as an item of stockholders’ deficit with $2,821,000 recognized as a dividend distribution related to the beneficial conversion and $429,000 as the value of the Series I Preferred Stock.

As of June 30, 2005, the Company had issued 27,066,095 shares of the Company’s Class A common stock in response to conversion requests during 2004 and 2005 for 2,078 shares of Series I Preferred Stock.  As of June 30, 2005, there were 1,172 shares of Series I Preferred Stock outstanding.

The Company and Breckenridge are engaged in litigation in New York Superior Court concerning the Company’s assertion that it should be allowed to offset certain claims against Breckenridge against the balance due under the Series I Preferred Stock, as more fully described in Note 10 below.

8.  EQUITY LINES OF CREDIT

Fifth Equity Line of Credit - The Company entered, as of July 1, 2003, into a fifth private equity line agreement (the “Fifth Equity Line Agreement”) with Queen, LLC (the “Equity Line Investor”).  Under the Fifth Equity Line Agreement, the Company had the right to draw up to $20,000,000 against an equity line of credit (“the Fifth Equity Line”) from the Equity Line Investor.  The Company was entitled under the Fifth Equity Line Agreement to draw certain funds and to put to the Equity Line Investor shares of the Company’s Class A common stock in lieu of repayment of the draw.  The number of shares to be issued was determined by dividing the amount of the draw by 90% of the average of the two lowest closing bid prices of the Company’s Class A common stock over the ten trading days after the put notice was tendered.  The Equity Line Investor was required under the Fifth Equity Line Agreement to tender the funds requested by the Company within two trading days after the ten-trading-day period used to determine the market price.

For the six months ended June 30, 2005, the Company issued 5,480,405 shares of Class A common stock to the Equity Line Investor in full satisfaction of an outstanding put of $668,000.

Sixth Equity Line of Credit – On November 15, 2004, the Company entered into a sixth private equity line agreement (the “Sixth Equity Line Agreement”) with the Equity Line Investor.  Under the Sixth Equity Line Agreement, the Company had the right to draw up to $20,000,000 against an equity line of credit (“the Sixth Equity Line”) from the Equity Line Investor.  The Company was entitled under the Sixth Equity Line Agreement to draw certain funds and to put to the Equity Line Investor shares of the Company’s Class A common stock in lieu of repayment of the draw.  The number of shares to be issued was determined by dividing the amount of the draw by 90% of the average of the two lowest closing bid prices of the Company’s Class A common stock over the ten trading days after the put notice was tendered.  The Equity Line Investor was required under the Sixth Equity Line Agreement to tender the funds requested by the Company within two trading days after the ten-trading-day period used to determine the market price.

In connection with the Sixth Equity Line Agreement, the Company granted registration rights to the Equity Line Investor and filed a registration statement on Form S-2, which covered the resales of the shares to be issued under the Sixth Equity Line.  The Company was obligated to maintain the effectiveness of the registration statement.

Fonix Corporation and Subsidiaries

Notes to Condensed Consolidated Financial Statements

(Unaudited)

For the six months ended June 30, 2005, the Company received $4,263,000 in funds drawn under the Sixth Equity Line, less commissions and fees of $141,000 and issued 74,396,474 shares of Class A common stock to the Equity Line Investor.  As of June 30, 2005, the Company owed 737,025 shares of Class A common stock to the Equity Line Investor relating to funds received under a put notice valued at $85,000.  This amount is reflected in the financial statements as an accrued liability.

Seventy Equity Line of Credit – On May 27, 2005, the Company entered into a seventh private equity line agreement (the "Seventh Equity Line Agreement") with the Equity Line Investor, on terms substantially similar to those of the Sixth Equity Line between Queen and the Company dated November 15, 2004.

Under the Seventh Equity Line Agreement, the Company has the right to draw up to $20,000,000 against an equity line of credit (the "Seventh Equity Line") from the Equity Line Investor.  The Company is entitled under the Seventh Equity Line Agreement to draw certain funds and to put to the Equity Line Investor shares of the Company's Class A common stock in lieu of repayment of the draw.  The Company is limited as to the amount of shares we may put to the Equity Line Investor in connection with each put; the Company may not put shares which would cause the Equity Line Investor to own more than 4.99% of the Company’s outstanding common stock on the date of the put notice.  The number of shares to be issued in connection with each draw is determined by dividing the amount of the draw by 93% of the average of the two lowest closing bid prices of the Company’s Class A common stock over the ten trading days after the put notice is tendered.  The Equity Line Investor is required under the Seventh Equity Line Agreement to tender the funds requested by the Company within two trading days after the ten-trading-day period used to determine the market price.

The Company entered into an agreement with the Equity Line Investor to terminate all previous equity lines, and cease further draws or issuances of shares in connection with all previous equity lines.  As such, as of the date of this report, the only active equity line of credit was the Seventh Equity Line.

In connection with the Seventh Equity Line Agreement, the Company granted registration rights to the Equity Line Investor and filed a registration statement which covers the resales of the shares to be issued under the Seventh Equity Line.

9.  COMMON STOCK, STOCK OPTIONS AND WARRANTS

Class A Common Stock – During the six months ended June 30, 2005, the Company issued 5,480,405 shares of its Class A common stock under the Fifth Equity Line and 74,396,474 shares of its Class A common stock under the Sixth Equity Line (see Note 8); 18,630,223 shares were issued in conversion of 1,078 shares of Series I Preferred Stock; 3,636,042 shares were issued as payment of $500,000 of Series H Preferred dividends; and 7,039,445 shares were issued as payment of $443,000 of principal and interest on long-term debt.

Stock Options – On January 19, 2005 the Company entered into an option exchange program with its employees, wherein the Company gave eligible Fonix employees the opportunity to exchange outstanding stock options for the same number of new options to be issued at least six months and one day from the expiration of the offer.  As a result of the option exchange program, the Company cancelled 414,450 options to purchase shares of the Company’s Class A common stock effective February 22, 2005.  The Company issued a promise to grant options on August 23, 2005, to employees who elected to tender their options.  As of June 30, 2005, the Company had a total of 962,750 options to purchase Class A common stock outstanding.  During the six months ended June 30, 2005, the Company granted options to employees to purchase 708,100 shares of Class A common stock, none of which were to employees participating in the option exchange program.  The options have an exercise price of $0.12 per share, which was the quoted fair market value of the stock on the dates of grant.  The options granted vest over the three years following issuance.  Options expire within ten years from the date of grant if not exercised.  Using the Black-Scholes pricing model, the weighted average fair value of the employee options was $0.11 per share.

Warrants – As of June 30, 2005, the Company had warrants to purchase a total of 980,389 shares of Class A common stock outstanding that expire through 2010.

Fonix Corporation and Subsidiaries

Notes to Condensed Consolidated Financial Statements

(Unaudited)

10.  LITIGATION, COMMITMENTS AND CONTINGENCIES

U.S. Department of Labor Settlement Agreement - On March 5, 2003, the Company entered into a settlement agreement with the U.S. Department of Labor relating to back wages owed to former and current employees during 2002.  Under the agreement the Company is required to pay an aggregate of $4,755,000 to certain former and current employees in twenty-four installment payments.  The first installment payment was due May 1, 2003.  The remaining payments are due on the first day of each month, until paid in full.  On June 30 2005, the balance due under this obligation was approximately $430,000.

Grenfell Litigation - Two of the Company’s subsidiaries, LecStar Telecom, Inc., and LecStar DataNet, Inc., (the “Subsidiaries”) are among the defendants who have been sued in the Superior Court of Fulton County, State of Georgia, by James D. Grenfell, the former CFO of LecStar.  The suit was filed in December 2003. The plaintiff in that case alleges that he has an unpaid judgment in the amount of $1,015,000 plus interest against the former parent entities of the Subsidiaries and that the transfer of such stock and business in December 2002 was in violation of the Georgia Fraudulent Transfer statute.   LecStar Telecom, Inc. has also intervened in the underlying action relating to the judgment.   To the extent that our subsidiaries or we are or should become proper parties to this action, and if the appeal and the motion to dismiss are denied, the Company will defend vigorously against these claims.

First Empire Complaint – One of the Company’s subsidiaries, LTEL Holding Corporation, is among the defendants who have been sued in the Superior Court of Fulton County, State of Georgia, by First Empire Corporation and Allen B. Thomas, directly and derivatively in his capacity as shareholder of LecStar Corporation.  The lawsuit was filed in July 2004.  The plaintiffs in that case allege that certain of the defendants employed fraudulent and deceptive means to acquire the assets of LecStar Corporation, which included the capital stock of the Subsidiaries, LecStar Telecom, Inc.  and LecStar Datanet, Inc.  The plaintiffs further allege that those defendants subsequently transferred the stock of the subsidiaries to LTEL Holding Ltd., which we acquired through our subsidiary LTEL Acquisition Corporation in February 2004.  The plaintiffs argue that they are entitled to recover the value that we paid for LTEL Holding Corporation under multiple legal theories including breaches of fiduciary duty, negligence, gross negligence, conversion, fraud and violation of the Georgia Securities Act.  Three of the employees of the Subsidiaries have also been named as defendants in the litigation.

The Company has filed an answer in the litigation, but has not been involved in discovery in this litigation because the litigation is in the early states.  Nonetheless, the Company believes that the claims of the plaintiffs are without merit and management intends to vigorously defend against eh claims of the plaintiffs.

The principal Series H preferred stockholder has placed 300 shares of Series H Preferred Stock in escrow for a period of 12 months from the date of acquisition as protection with respect to breaches of representations and warranties of the LTEL selling stockholders, including any liability or payment that may arise from the above mentioned legal action.  As a result of the filing of the First Empire Litigation, we have asserted a claim for breach of certain representations and warranties.  To our knowledge, the Escrow Shares have not been released.

Breckenridge Lawsuit – In October 2004, the Company filed a lawsuit against The Breckenridge Fund, LLC (“Breckenridge”), alleging the improper transfer to and subsequent sale of shares of our common stock by Breckenridge (the “Breckenridge Lawsuit”).  The complaint seeks (i) a declaratory judgment that we may set off the fair value of the Unauthorized Shares against the value we owe to Breckenridge in connection with the Series I Preferred Stock transaction, (ii) judgment against Breckenridge for the fair value of the Unauthorized Shares, and (iii) punitive damages from Breckenridge for improper conversion of the Unauthorized Shares.  In March 2005, the court dismissed the Breckenridge Lawsuit without prejudice, finding that a forum selection clause required the claims to be litigated in New York.  The Company is now litigating those claims in New York (see Second Series I Complaint, below).

First Series I Complaint – On November 10, 2004, Breckenridge tendered to Fonix a conversion notice, converting 16 shares of Series I Preferred Stock into 123,971 shares of common stock.  In response, Fonix instructed its transfer agent to include on the share certificate a legend referencing the restraining order and the Breckenridge Lawsuit.   Subsequently, Breckenridge filed a complaint against us (Supreme Court of the State of New York, County of Nassau, Index No. 015822/04) (the “First Series I Complaint”) alleging that it was improper for us to include any legends on the shares issued in connection with conversions of the Series I Preferred Stock other than those agreed to by Breckenridge in the Series I Preferred Stock purchase agreement (the “Series I Agreement”).  Breckenridge also seeks liquidated damages for our failure to issue shares free of the allegedly inappropriate legend.  The Complaint seeks $4,000,000 in compensatory damages and $10,000,000 in punitive damages.  The Company has filed a motion to dismiss and intends to vigorously defend itself.

Fonix Corporation and Subsidiaries

Notes to Condensed Consolidated Financial Statements

(Unaudited)

Subsequent to filing the complaint, Breckenridge moved for a temporary restraining order to prevent the Company from issuing shares with any legend other than those agreed upon by Breckenridge in the Series I Agreement.  On November 18, 2004, at a hearing on Breckenridge’s motion, the court entered an order stating that we may not place any legend on shares issued to Breckenridge upon conversion of the Series I Preferred Stock other than those permitted under the Series I Agreement.

The Security Agreement Complaint – On November 23, 2004, Breckenridge filed a complaint against the Company (Supreme Court of the State of New York, County of Nassau, Index No. 015185/04) alleging: (1) Fonix executed a Security Agreement and a Registration Rights Agreement in connection with the Series I Agreement pursuant to which it granted to Breckenridge a security interest in certain collateral, including Fonix’s intellectual property (the “Collateral”); (2) Fonix breached the Registration Rights Agreement and the Security Agreement; and (3) Breckenridge is entitled to damages totaling $585,000 and possession of the Collateral.  The Company has filed a motion to dismiss and intends to vigorously defend itself.

Second Series I Complaint – On March 10, 2005, Breckenridge filed a complaint against the Company (Supreme Court of the State of New York, County of Nassau, Index No. 3457/05) in connection with the Series I Preferred Stock (the “Second Series I Complaint”).  In the Second Series I Complaint, Breckenridge alleges that Fonix improperly failed to honor a conversion notice it tendered to us on February 25, 2005, converting 500 shares of Series I Preferred Stock into 6,180,469 shares of common stock.  Breckenridge sought a temporary restraining order and preliminary injunction requiring Fonix to honor that conversion notice, and all subsequently tendered conversion notices.  On March 14, 2005, the Court entered a temporary restraining order directing us to honor the February 25, 2005, conversion notice, and directed Breckenridge to deposit all proceeds from the sale of the converted shares to be deposited in an interest-bearing escrow account.  Breckenridge subsequently agreed that it would deposit the proceeds of all converted shares into the interest-bearing escrow account pending the outcome of this litigation.  The Company has filed a counterclaim against Breckenridge asserting the same causes of action as it alleged in the Breckenridge Lawsuit.  Discovery is proceeding and a trial is scheduled to commence on September 12, 2005.  The Company intends to vigorously defend itself against the claims of Breckenridge and to vigorously purse its counterclaims against Breckenridge.

The Company is the subject of certain legal actions.  Management does not believe that current pending litigation involving the Company will have a material adverse effect on the Company’s consolidated financial position or results of operations.  This conclusion has been developed in consultation with outside counsel handling the Company’s defense in the matters.  However, the litigation and other claims noted in this report are subject to inherent uncertainties and it is possible that future results of operations for any particular quarterly or annual period could be materially affected by changes in management’s assumptions and the effectiveness of Fonix’s strategies related to these legal actions.

11. BUSINESS SEGMENTS

Information related to Fonix’s reportable operating business segments is shown below.  Fonix’s reportable segments are reported in a manner consistent with the way management evaluates the businesses.  The Company identifies its reportable business segments based on differences in products and services.  The accounting policies of the business segments are the same as those described in the summary of significant accounting policies.  The products and services of each business segment are further described in Note 1.  The Company has identified the following business segments:

LecStar Telecom - Telecommunications services include wireline voice, data, long distance and Internet services to business and residential customers.

Speech - The Company’s speech-enabling technologies include automated speech recognition and text-to-speech for wireless and mobile devices, computer telephony and server solutions, and personal software for consumer applications.

Fonix Telecom – Telecommunications services including Voice over Internet Protocol (“VoIP”) and Broadband over Power Line (“BPL”) and other services including satellite television and security services to business and residential customers

Fonix Corporation and Subsidiaries

Notes to Condensed Consolidated Financial Statements

(Unaudited)

The following presents certain segment information as of and for the six months ended June 30, 2005:

	LecStar Telecom	Fonix Telecom	Speech	Total

Revenues from external customers	$ 7,798,000	$ 29,000	$ 720,000	$ 8,547,000
Selling, general and administrative	3,372,000	1,031,000	2,332,000	6,735,000
Depreciation and amortization	3,222,000	--	32,000	3,254,000
Interest expense	761,000	--	647,000	1,408,000
Gain on sale of investments	134,000	--	--	134,000
Segment loss	(5,714,000)	(1,028,000)	(1,672,000)	(8,414,000)
Segment assets	12,043,000	686,000	3,568,000	16,297,000
Expenditures for segment assets	145,000	686,000	7,000	838,000

Revenues and assets outside the United States of America were not material.  During the three and six months ended June 30, 2005 and 2004, the Company had no customers that exceeded 10% of total revenues.

12.  SUBSEQUENT EVENTS

Subsequent to June 30, 2005 and through August 10, 2005 the Company received $5,000 in funds, drawn under the Sixth Equity Line and issued 737,025 additional shares of Class A common stock to the Equity Line Investor.

Subsequent to June 30, 2005 and through August 10, 2005, the Company received $1,000,000 in funds, less commissions and fees of $34,000 drawn under the Seventh Equity Line and issued 19,110,763 shares of Class A common stock to the Equity Line Investor.

Subsequent to June 30, 2005 and through August 10, 2005, the Company issued 3,881,988 shares as payment of Series H Preferred dividends of $250,000 and 4,987,721 shares of Class A commons tock as payment of $319,000 of principal and interest on the McCormack debt.

                               Fonix Corporation

                    UNAUDITED PRO FORMA FINANCIAL INFORMATION

On February 24, 2004, Fonix Corporation ("Fonix") closed its acquisition of all of the capital stock of LTEL Holdings Corporation including its wholly owned subsidiaries, LecStar Telecom, Inc. and LecStar DataNet, Inc. (collectively

"LTEL") in exchange for negotiated consideration of $33,000,000, which consisted of Fonix issuing 7,036,802 shares of Class A common stock, 2,000 shares of 5%

Series H non-voting, nonconvertible preferred stock, $10,000 stated value per share, and a 5% $10,000,000 secured, six-year promissory note. In accordance with Statements of Financial Accounting Standards No. 141, Business

Combinations, the consideration given and the purchase price were recorded at the estimated fair value of the securities issued, or $12,800,000.

Interest on the promissory note is due quarterly at 5% per annum beginning April

15, 2004, then quarterly payments of interest and principal of $319,000 are due beginning April 15, 2005 through January 10, 2010 when the remaining balance is due. Additional principal payments are due in amounts equal to 33% of the aggregate proceeds received from Fonix's Fifth Equity Line, and any successor equity line from the same investor, in excess of $900,000 during any calendar month, over the term of the note, commencing in August 2004.

Dividends on the stated value of the outstanding Series H preferred stock are payable at the rate of 5% per annum as and when declared by the Board of

Directors. The annual dividend requirement is $1,000,000. If dividends are declared on Fonix's common stock, as a condition of that dividend, Fonix is required to pay 3% of the aggregate amount of such dividend to the Series H preferred holders. Dividends on the Series H preferred stock and interest on the promissory note are payable in cash or, at the option of Fonix, in shares of

Class A common stock.

On January 29, 2004, Fonix issued 3,250 shares of 8% Series I convertible preferred stock, $1,000 stated value per share, in an offering that also included the issuance of warrants to purchase 965,839 shares of Class A common stock exercisable at $0.50 per share through December 31, 2008 and the issuance of 2,414,596 shares of Class A common stock, for aggregate proceeds of

$3,250,000. Dividends are payable at the rate of 8% per annum of the stated

value of the shares outstanding in cash or shares of Class A common stock, at

Fonix's option.

The following unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2003 has been prepared to present the effects of the acquisition of LTEL as though the acquisition had occurred and the 8% Series

I preferred stock had been issued on January 1, 2003. The unaudited pro forma financial information is illustrative of the effects of the acquisition and does not necessarily reflect the resulted of operations that would have resulted had the acquisition actually occurred on that date. In addition, the pro forma financial information is not necessarily indicative of the results that may be expected for the year ending December 31, 2004, or any other period.

                                Fonix Corporation

       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

                      FOR THE YEAR ENDED DECEMBER 31, 2003

                                                                                          LTEL

                                                                                    Acquisition Pro

                                                                                         Forma               Pro Forma

                                                       Fonix            LTEL          Adjustments              Results

                                                 ------------------  -------------- -----------------     -----------------

Revenues                                         $      2,384,000    $  15,859,000  $              -      $    18,243,000

Cost of revenues:

   Impairment loss on capitalized software

     Technology                                          (822,000)               -                 -             (822,000)

   Other cost of revenues                                (207,000)      (7,461,000)                -           (7,668,000)

                                                 ------------------  -------------- -----------------     -----------------

     Gross profit                                       1,355,000        8,398,000                 -            9,753,000

                                                 ------------------  -------------- -----------------     -----------------

Operating expenses:

   Selling, general and administrative                  7,004,000        8,757,000                 -           15,761,000

   Amortization of intangibles                                  -           99,000         6,259,000  (B)       6,358,000

   Product development and research                     5,141,000                -                 -            5,141,000

   Impairment loss on intangible assets                   302,000                -                 -              302,000

                                                 ------------------  -------------- -----------------     -----------------

     Total operating expenses                          12,447,000        8,856,000         6,259,000           27,562,000

                                                 ------------------  -------------- -----------------     -----------------

Loss from operations                                  (11,092,000)        (458,000)       (6,259,000)         (17,234,000)

Interest income                                            43,000                -                 -               43,000

Interest expense                                       (1,973,000)      (1,025,000)       (1,038,000) (A)      (4,036,000)

Other expense                                            (161,000)               -                 -             (161,000)

                                                 ------------------  -------------- -----------------     -----------------

Loss from operations before equity

   in net loss of affiliate                           (13,183,000)      (1,483,000)       (7,297,000)         (21,963,000)

Equity in net loss of affiliate                          (360,000)               -                 -             (360,000)

                                                 ------------------  -------------- -----------------     -----------------

Net loss                                         $    (13,543,000)   $  (1,483,000) $     (7,297,000)     $   (22,323,000)

                                                 ==================  ============== =================     =================

Basic and diluted net loss per common share            $    (0.50)                                    (C)      $    (0.70)

                                                 =================                                        =================

  See the accompanying notes to unaudited pro forma financial information.

                                Fonix Corporation

               NOTES TO UNAUDITED PRO FORMA FINANCIAL INFORMATION

A    To record  interest  expense on the carrying  amount of the 5%  $10,000,000 promissory note at the imputed interest rate of 25% per annum.

B    To adjust  depreciation  of property and equipment and  amortization of the intangible  assets over their estimated useful lives. Of the $18,500,000 of acquired  intangible  assets,  $1,110,000  was assigned to LecStar's  brand name,  which  has an  indefinite  life  and  therefore  is not  subject  to amortization,  $14,430,000  was  assigned to the local  telephone  exchange customer base, with a 2.9-year weighted-average useful life, and $2,960,000 was assigned to established marketing contracts and agreements with utility companies,  with a 1.8-year  estimated useful life. Total intangible assets

     subject  to   amortization   have  a   weighted-average   useful   life  of

     approximately  2.7 years.  Approximately  44% of the customer base includes residential customers with an estimated  weighted-average  customer life of

     2.3 years and 56% are business customers with an estimated weighted-average customer life of 3.3 years.

C    Historical  and pro forma basic and  diluted net loss per common  share for the year ended December 31, 2003 was computed as follows:

                                                                                  Fonix          Pro Forma

                                                                             ----------------- ----------------


         Loss from continuing operations                                       $ (13,543,000)   $ (22,323,000)

         5% Series H preferred stock dividends                                              -      (1,000,000)

         8% Series I preferred stock dividends                                              -        (260,000)(1)

                                                                             ----------------- ----------------

         Net loss attributable to common stockholders                          $ (13,543,000)   $ (23,583,000)

                                                                             ================= ================

         Basic and diluted weighted-average common shares outstanding

                                                                                  26,894,005       33,930,807

                                                                             ================= ================

         Basic and diluted net loss per common share                              $    (0.50)      $    (0.70)

                                                                             ================= ================

         __________________________

          1 Excludes $2,821,000 of nonrecurring Series I Preferred stock dividends recognized on January 29, 2004.

          The effects of the acquisition of LTEL and the issuance of the Series

          I preferred stock were increases to the pro forma basic and diluted net loss per common share for the year ended December 31, 2003 of

          $0.17 and $0.03 per share, respectively.

                   LTEL HOLDINGS CORPORATION AND SUBSIDIARIES

                        CONSOLIDATED FINANCIAL STATEMENTS

                     Years ended December 31, 2003 and 2002

CONTENTS

Report of Independent Auditors............................................F-2

Report of Independent Auditors............................................F-3

Consolidated Financial Statements

                                      F-1

                         REPORT OF INDEPENDENT AUDITORS

The Board of Directors and Stockholders

LecStar Telcom, Inc. and LecStar Datanet, Inc.

We have audited the accompanying combined statements of operations,  accumulated deficit, and cash flows of LecStar Telecom,  Inc. and LecStar Datanet,  Inc. for

the period  from  January 1, 2002  through  December  5, 2002.  These  financial

statements   are  the   responsibility   of  the   Company's   management.   Our

responsibility  is to express an opinion on these financial  statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable  assurance about whether the financial  statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting  the amounts and  disclosures in the financial  statements.  An audit also includes assessing the accounting principles used and significant estimates made by  management,  as well as  evaluating  the  overall  financial  statement presentation.  We believe  that our audits  provide a  reasonable  basis for our opinion.

In our opinion,  the combined  financial  statements  referred to above  present fairly, in all material respects, the results of their operations and their cash flows for the period from January 1, 2002 through December 5, 2002 in conformity with accounting principles generally accepted in the United States.

December 18, 2003

New York, New York

                                          Sherb & Co., LLP

                                          Certified Public Accountants

                                      F-2

                         REPORT OF INDEPENDENT AUDITORS

The Board of Directors and Stockholders

LTEL Holdings Corporation

We have audited the  accompanying  consolidated  balance  sheet of LTEL Holdings

Corporation  and  subsidiaries  as of December 31, 2003 and 2002 and the related consolidated  statements of operations,  accumulated deficit, and cash flows for the year ended  December  31, 2003 and the period from  December 6, 2002 through

December 31, 2002.  These  financial  statements are the  responsibility  of the

Company's  management.  Our  responsibility  is to  express  an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable  assurance about whether the financial  statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting  the amounts and  disclosures in the financial  statements.  An audit also includes assessing the accounting principles used and significant estimates made by  management,  as well as  evaluating  the  overall  financial  statement presentation.  We believe  that our audits  provide a  reasonable  basis for our opinion.

In our opinion, the consolidated  financial statements referred to above present fairly,  in all  material  respects,  the  financial  position of LTEL  Holdings

Corporation  and  subsidiaries at December 31, 2003 and 2002, and the results of their  operations  and their cash flows for the year ended December 31, 2003 and the period from December 6, 2002 through  December 31, 2002 in  conformity  with accounting principles generally accepted in the United States.

February 25, 2004

New York, New York

                                               Sherb & Co., LLP

                                               Certified Public Accountants

                                      F-3

                   LTEL HOLDINGS CORPORATION AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEETS

                                                                      December 31,   December 31,

                                                                         2003           2002

                                                                       ----------     ----------

ASSETS

Current assets:

   Cash and cash equivalents                                           $  145,604     $   20,905

   Accounts receivable, net of allowance for doubtful accounts

     of $271,781 and $259,281 at 2003 and 2002, respectively            1,942,865      1,078,714

   Prepaid expenses and other current assets                               66,414         44,418

                                                                       ----------     ----------

Total current assets                                                    2,154,883      1,144,037

Long-term investments                                                     250,000        250,000

Property and equipment:

   Furniture and fixtures                                                 211,989        211,989

   Network equipment                                                      850,324        787,195

   Software                                                               131,210        117,419

   Leasehold improvements                                                  67,863         65,013

                                                                       ----------     ----------

                                                                        1,261,386      1,181,616

   Accumulated depreciation                                              (597,158)       (59,746)

                                                                       ----------     ----------

Net property and equipment                                                664,228      1,121,870

Restricted cash                                                            30,000         45,000

Deposits and other assets                                               1,017,133        705,280

                                                                       ----------     ----------

Total other assets                                                      1,047,133        750,280

Goodwill                                                                3,764,105      3,764,105

                                                                       ----------     ----------

Total assets                                                           $7,880,349     $7,030,292

                                                                       ==========     ==========

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities:

   Accounts payable                                                    $4,709,470     $3,161,076

   Accrued expenses                                                     2,974,347      3,097,771

   Unearned revenue                                                       602,105        465,902

   Current portion of notes payable                                       346,721        783,156

                                                                       ----------     ----------

Total current liabilities                                               8,632,643      7,507,905

                                                                       ----------     ----------

Long-term portion of notes payable                                      8,036,102              -

                                                                       ----------     ----------

Stockholders' deficit:

   Preferred stock, series A, no par value:

     Authorized - 20 shares

     Issued and outstanding - 2.5 and 0 shares at December 31,

       2003 and December 31, 2002, respectively                                 -              -

   Preferred stock, series B, no par value:

     Authorized - 200 shares

     Issued and outstanding - 200 and 0 shares at December 31,

       2003 and December 31, 2002, respectively                                 -              -

   Common stock, class A, no par value:

     Authorized - 8,000 shares

     Issued and outstanding - 400 and 0 shares at December 31,

       2003 and December 31, 2002, respectively                                 -              -

   Common stock, class B, no par value:

     Authorized - 2,000 shares

     Issued and outstanding - 0 shares                                          -              -

   Additional paid-in capital                                             870,000              -

   Accumulated deficit                                                 (9,658,396)      (477,613)

                                                                       ----------     ----------

Total stockholders' deficit                                            (8,788,396)      (477,613)

                                                                       ----------     ----------

Total liabilities and stockholders' deficit                            $7,880,349     $7,030,292

                                                                       ==========     ==========

          See notes to consolidated and combined financial statements.

                                      F-4

                 LTEL HOLDINGS CORPORATION AND SUBSIDIARIES AND

                 LECSTAR TELECOM, INC. AND LECSTAR DATANET, INC.

               CONSOLIDATED AND COMBINED STATEMENTS OF OPERATIONS

                                                                                              LECSTAR TELECOM

                                                                                                     AND

                                                                  LTEL HOLDINGS               LECSTAR DATANET

                                                         -------------------------------       ------------

                                                                            December 6,         January 1,

                                                          Year Ended          2002 to            2002 to

                                                          December 31,      December 31,        December 5,

                                                             2003               2002                2002

                                                         ------------       ------------       ------------

Revenues                                                 $ 15,858,764       $  1,119,895       $  9,361,676

                                                         ------------       ------------       ------------

Operating expenses:

   Cost of services                                         7,461,447            723,716          6,687,569

   Selling, general and administrative expenses             8,219,047            755,133          8,367,207

   Depreciation and amortization                              636,283             70,963          1,081,317

   Write-down of net property and equipment                         -                  -            205,960

                                                         ------------       ------------       ------------

Total operating expenses                                   16,316,777          1,549,812         16,342,053

Loss from operations                                         (458,013)          (429,917)        (6,980,377)

Other income (expense):

   Interest expense                                        (1,025,333)           (47,696)       (12,526,997)

                                                         ------------       ------------       ------------

Net loss                                                 $ (1,483,346)      $   (477,613)      $(19,507,374)

                                                         ============       =============      ============

          See notes to consolidated and combined financial statements.

                                      F-5

                 LTEL HOLDINGS CORPORATION AND SUBSIDIARIES AND

                 LECSTAR TELECOM, INC. AND LECSTAR DATANET, INC.

           CONSOLIDATED AND COMBINED STATEMENTS OF ACCUMULATED DEFICIT

                                                                                          LECSTAR TELECOM

                                                                                               AND

                                                                 LTEL HOLDINGS            LECSTAR DATANET

                                                    -------------------------------       ------------

                                                                        December 6,         January 1,

                                                     Year Ended           2002 to            2002 to

                                                     December 31,       December 31,       December 5,

                                                        2003                2002               2002

                                                    ------------       ------------       ------------

Beginning accumulated deficit                      $   (477,613)      $          -       $(47,588,545)

Net loss                                             (1,483,346)          (477,613)       (19,507,374)

Distributions                                        (7,500,000)                 -         (1,036,720)

Preferred stock dividends                              (197,437)                 -         (1,036,720)

                                                    ------------       ------------       ------------

Ending accumulated deficit                         $ (9,658,396)      $   (477,613)      $(68,132,639)

                                                    ============       ============       ============

          See notes to consolidated and combined financial statements.

                                      F-6

                 LTEL HOLDINGS CORPORATION AND SUBSIDIARIES AND

                 LECSTAR TELECOM, INC. AND LECSTAR DATANET, INC.

               CONSOLIDATED AND COMBINED STATEMENTS OF CASH FLOWS

                                                                                                 LECSTAR TELECOM

                                                                                                      AND

                                                                        LTEL HOLDINGS            LECSTAR DATANET

                                                                  ----------------------------   ---------------

                                                                 Twelve Months     December 6,      January 1,

                                                                     Ended           2002 to          2002 to

                                                                  December 31,     December 31,    December 5,

                                                                      2003             2002            2002

                                                                  -----------      -----------      -----------

OPERATING ACTIVITIES

Net loss                                                          $(1,483,345)    $   (477,613)    $(19,507,374)

Adjustments to reconcile net loss to net cash used

in operating activities:

   Depreciation and amortization                                      636,283           70,963        1,081,317

   Write-down of net property and equipment                                 -                -          205,960

   Stock option compensation                                                -                -          561,788

   Non-cash interest expense                                                -                -       11,778,975

   Marketing rights                                                  (152,001)         (12,668)         228,000

   Changes in operating assets and liabilities:

     Accounts receivable                                             (864,151)          95,105         (625,401)

     Deposits and other assets                                       (432,721)        (103,917)        (136,088)

     Accounts payable                                               1,548,394           95,712          798,022

     Accrued expenses                                                (165,038)         266,269          848,438

     Unearned revenue                                                 136,203          (72,119)         382,420

                                                                 ------------     ------------      -----------

Net cash used in operating activities                                (776,376)        (138,268)      (4,383,943)

INVESTING ACTIVITIES

Purchases of property and equipment                                   (79,769)               -          (18,276)

(Increase) decrease in restricted cash                                 15,000           70,000          (70,000)

                                                                  ------------    ------------      -----------

Net cash (used in) provided by investing activities                   (64,769)          70,000          (88,276)

FINANCING ACTIVITIES

Net proceeds from the issuance of stock                               230,000                -                -

Proceeds from borrowing                                               750,000                -                -

Payment of long-term debt                                             (14,156)            (674)               -

Payment of capital lease obligations                                        -                -          (36,705)

Elimination of net amounts owed to LecStar Corporation                      -                -        4,543,578

                                                                  ------------     ------------      -----------

Net cash provided by (used in) financing activities                   965,844             (674)       4,506,873

                                                                  ------------     ------------      -----------

Increase (decrease) in cash and cash equivalents                      124,699          (68,942)          34,654

Cash and cash equivalents at beginning of period                       20,905           89,847           55,193

                                                                  ------------     ------------      -----------

Cash and cash equivalents at end of period                       $    145,604     $     20,905      $    89,847

                                                                 ============      ============      ===========

NON-CASH INVESTING AND FINANCING ACTIIVITIES

Note and preferred stock issued in connection

  with acquisition                                               $  7,500,000     $          -     $          -

Conversion of notes payable to preferred stock                   $    640,000     $          -     $          -

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

Cash paid for:

   Interest                                                      $    475,273     $     47,696     $    748,022



          See notes to consolidated and combined financial statements.

                                      F-7

                 LTEL HOLDINGS CORPORATION AND SUBSIDIARIES AND

                 LECSTAR TELECOM, INC. AND LECSTAR DATANET, INC.

             NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS

                                DECEMBER 31, 2003

1.         Description of Business and Significant Accounting Policies

     A.   Description Of Business - LecStar  Telecom,  Inc. and LecStar Datanet,

          Inc., (collectively "LecStar"),  formerly wholly owned subsidiaries of

          LecStar  Communications  Corporation,  are Competitive  Local Exchange

          Carriers  (CLEC) which market on a  region-wide  basis a full scope of advanced  telecommunication  services  that include  local access dial tone,  national and international long distance,  enhanced  subscriber

          services,   high-speed   data  and   Internet   services  and  network

          management.  LecStar  Communications  Corporation  was a wholly  owned subsidiary of LecStar Corporation.

          On December 6, 2002,  LecStar  Corporation and LecStar  Communications

          Corporation  entered into an Acceptance of Collateral  Agreement ("the

          Agreement") with McCormack Avenue, Ltd. ("McCormack"). Pursuant to the

          Agreement, LecStar Corporation and LecStar Communications Corporation,

          agreed to, among other things,  surrender to McCormack the  collateral securing  certain  indebtedness  for  borrowed  money  owed by LecStar

          Corporation  and  LecStar  Communications  Corporation  to  McCormack.

          McCormack  was the assignee and present  holder of various  promissory notes  evidencing  loans  made by  various  secured  third  parties to

          LecStar  Corporation  and  LecStar  Communications  Corporation.   The

          collateral  consisted  principally  of the  common  stock  of  LecStar

          Telecom,  Inc. and LecStar Datanet, Inc. The total of the indebtedness assigned to McCormack totaled $769,000 plus accrued interest.

          This  transaction  was considered an  acquisition of LecStar  Telecom,

          Inc.  and  LecStar  Datanet,  Inc.  and  other  assets  by  McCormack,

          effective  December 6, 2002,  and has been accounted for as a purchase of the net assets of LecStar Telecom,  Inc. and LecStar Datanet,  Inc.

          by  McCormack.  The assets  acquired and the  liabilities  assumed are included in the financial  statements of LTEL Holdings Corporation and subsidiaries at their estimated fair values.

          The excess of the $769,000  purchase  price over the fair value of the assets  acquired  and  liabilities  assumed of  ($2,995,105)  has been recorded as goodwill in the amount of $3,764,105.  The following table summarizes  the  estimated  fair  values of the  assets  acquired  and liabilities assumed at the date of acquisition.

          Fair value, as defined by generally accepted accounting principles, of assets acquired and liabilities assumed:

                         Cash                         $    89,847

                         Accounts receivable            1,364,957

                         Other assets                     809,513

                         Property and equipment         1,181,616

                         Goodwill                       3,764,105

                         Current liabilities           (6,378,538)

                         Other long-term liabilities      (62,500)

                                                       ----------

                         Net assets acquired          $   769,000

                                                       ==========

          Pro forma disclosures as required by SFAS 141, Business  Combinations,

          are not  included  as  there  would  not  have  been  any  changes  to historical information.

                                      F-8

                 LTEL HOLDINGS CORPORATION AND SUBSIDIARIES AND

                 LECSTAR TELECOM, INC. AND LECSTAR DATANET, INC

       NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS (Continued)

                                DECEMBER 31, 2003

          The statements of operations,  accumulated deficit, and cash flows for the period of January 1, 2002  through  December  5, 2002  reflect the combined results of operations and cash flows of LecStar Telecom, Inc.

          and LecStar  Datanet,  Inc. only. These financial  statements  include allocation of all of the expenses of LecStar Corporation.

          On  September  5, 2003,  McCormack  entered  into a  Contribution  and

          Assignment  Agreement  ("Contribution  Agreement")  with LTEL Holdings

          Corporation  ("LTEL" or the "Company").  Pursuant to the  Contribution

          Agreement,  McCormack  assigned and transferred to LTEL its rights and title to the  capital  stock of  LecStar  Telecom,  Inc.  and  LecStar

          Datanet,  Inc. for  consideration  of 200 shares of LTEL's Series B 3%

          convertible  Preferred  stock  and  a  secured  5%  debenture  in  the principal amount of $7,500,000.  As a result of this transaction,  the

          Company determined that the application of purchase accounting was not appropriate.  Therefore,  the  combined  assets  and  liabilities  are recorded at their historical basis. The corresponding Preferred shares and notes issued by LTEL have been recorded as a distribution.  Of the original indebtedness assigned to McCormack, $640,000 was converted to additional paid-in capital in 2003.

          The 5% Secured Debenture is due September 5, 2008.  Interest of 5% per

          annum is due on  September  5, 2008.  Prior to the  maturity  date the

          Company can redeem,  for cash,  all or any portion of the  outstanding principal.  To redeem any amount of the  debentures  the Company  must also pay all  accrued  and  unpaid  interest  existing  at the date of redemption.

          The Series B Preferred Stock accrue  dividends at an annual rate of 3%

          of the liquidation  preference  ($100,000 per share) which are payable annually on each  anniversary date in cash or shares of Class A common stock, as determined by the Company.

     B.   Use of Estimates - The  preparation  of the  financial  statements  in conformity with accounting principles generally accepted in the United

          States  requires  management to make  estimates and  assumptions  that

          affect  the  amounts   reported  in  the  financial   statements   and

          accompanying notes. Actual results could differ from those estimates.

     C.   Revenue  Recognition - The Company's revenues are derived  principally

          from  monthly   service   fees  to   customers   for  usage  of  their

          telecommunications services. The service fees are charged to customers at a fixed  rate per  month.  Service  fees are  billed  one  month in advance but recognized when earned, in the period in which the service is provided.

     D.   Cash and Cash  Equivalents  - The Company  considers all highly liquid investments  with an original  maturity of three  months or less to be cash  equivalents.  The Company's  cash and cash  equivalents  consist primarily of an operating checking account and certificate of deposit.

          The carrying  amount reported in the balance sheet  approximates  fair value.

     E.   Long-term Investments - Long-term Investments are carried at the lower of cost or market.

     F.   Restricted Cash - At December 31, 2003 and 2002 respectively,  $30,000 and $45,000 of cash was pledged as collateral on an outstanding letter of credit  related to a  guarantee  required in  conjunction  with the

          Company's   telephone  equipment  operating  lease.  The  amounts  are classified as restricted cash on the balance sheet.

                                      F-9

                 LTEL HOLDINGS CORPORATION AND SUBSIDIARIES AND

                 LECSTAR TELECOM, INC. AND LECSTAR DATANET, INC.

       NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS (Continued)

                                DECEMBER 31, 2003

     G.   Property  and  Equipment - Property  and  equipment is stated at cost.

          Depreciation  is  computed  on a  straight-line  basis  for  financial

          reporting   purposes  over  the  following   estimated  useful  lives.

          Depreciation  expense  includes  depreciation of assets recorded under capital leases.

                  Furniture                                   7 years

                  Leasehold improvements                      Term of lease

                  Network equipment and software              3-5 years

     H.   Goodwill - Goodwill,  representing the excess of the cost over the net tangible and identifiable intangible assets of acquired businesses, is stated at cost. The Company adopted SFAS 142 on January 1, 2002, which had no  material  effect on its  financial  statements.  On a periodic basis  the  Company  reviews  for  indications  of  impairment.  At of

          December  31,  2003  and  2002,  the  Company  had  not  observed  any indicators of impairment.

     I.   Impairment  of Long  Lived  Assets - The  Company  reviews  long-lived

          assets  to  assess   recoverability   from  future   operations  using

          undiscounted  cash flows.  When necessary,  charges for impairments of long-lived  assets are  recorded  for the amount by which the  present value of future cash flows exceeds the carrying value of these assets.

          The  Company  believes  that the balance of  long-lived  assets in the accompanying consolidated balance sheet is appropriately valued.

     J.   Stock  Based  Compensation  -  In  connection  with  debt  and  equity transactions by LecStar Corporation during the year ended December 31,

          2002, LecStar Corporation  recognized $11,778,975 of non-cash interest

          expense  and  $714,984  of  non-cash   compensation   expense,   which

          represented  the fair  value of  LecStar  Corporation's  common  stock issued for debt and services rendered.

     K.   Fair  Value  of  Financial   Instruments  -  The  Company's  financial

          instruments consist of cash and cash equivalents, accounts receivable,

          accounts payable,  accrued  expenses,  notes payable and capital lease obligations.  As of December 31, 2003 and December 31, 2002,  the fair value of these  instruments  approximated  their  financial  statement carrying amount.

     L.   Accrued  Expenses  - Accrued  expenses  include  accruals  for  unpaid

          Federal  excise,  state and local sales  taxes,  and other  regulatory fees.

     M.   Income Taxes - The Company  accounts  for income  taxes in  accordance with Statement of Financial  Accounting  Standards No. 109, Accounting

          for  Income  Taxes  ("SFAS  109"),  which  provides  for an asset  and liability  approach to accounting for income taxes. Under this method,

          deferred  tax  assets  and  liabilities  are  recorded  for future tax effects of temporary  differences  between the financial reporting and tax basis of assets and  liabilities,  and are measured  using current tax  rates  and  laws  that  are  expected  to be in  effect  when the underlying  assets or liabilities  are  anticipated to be recovered or settled.

     N.   Principles  of  Consolidation   and  Combination  -  The  consolidated

          financial  statements  include  the  accounts  of the  Company and its wholly owned subsidiaries.  The combined financial  statements include the accounts of LecStar Telecom,  Inc. and LecStar  Datanet,  Inc. All

          significant  intercompany  balances and transactions are eliminated in consolidation.

                                      F-10

                 LTEL HOLDINGS CORPORATION AND SUBSIDIARIES AND

                 LECSTAR TELECOM, INC. AND LECSTAR DATANET, INC.

       NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS (Continued)

                                DECEMBER 31, 2003

     O.   Financial  Condition  - As of  December  31,  2003,  the Company had a

          working  capital  deficiency  of  approximately   $6,478,000,   and  a

          stockholders'  deficit of  approximately  $8,788,000.  The  Company is continuing to pursue additional  equity and debt financing.  There are no assurances that the Company will receive the additional  equity and debt financing. The accompanying  consolidated financial statements do not  include  any  adjustments  that might  result from the outcome of these uncertainties.

2.   Significant Transactions

          On February 28,  2003,  LecStar  Telecom,  Inc.  established  an asset securitization  facility  which  provided the Company  with  $750,000.

          Assets  securitized  under this facility  consist of executory  future cash flows  from  LecStar  Telecom,  Inc.  customers  in the states of

          Georgia, Tennessee,  Florida, and Louisiana. LecStar Telecom, Inc. has

          pledged  both its  interest in the  securitization  facility,  LecStar

          Telecom Ventures LLC, and customer accounts receivable to the lender.

          LecStar  Telecom,  Inc. has recorded the $750,000 as a note payable in its consolidated financial statements. The note bears an interest rate of  6.5%  and is due on  February  27,  2007  with  36  equal  monthly installments beginning on March 6, 2004.

3.         Long-Term Debt

           Long-term debt consists of the following:

                                                         December 31,     December 31,

                                                             2003             2002

                                                          ----------       ----------

           Note payable secured by all of the

           assets and outstanding stock of the

           operating subsidiaries, bearing an

           interest rate of 5% per annum, and

           maturing in 2008                              $ 7,500,000       $        -

           Note payable related to asset

           securitization facility, bearing

           an interest rate of 6.5% per annum                750,000                -

           Unsecured demand notes to officers,

           directors and investors bearing an

           interest rate of 12% (a)                          132,823          769,000

           Obligation under capital lease for

           equipment                                               -           14,156

                                                          ----------       ----------

                                                           8,382,823          783,156

           Less: current portion of long-term debt          (346,721)         (783,156)

                                                          ----------       ----------

       Total long-term debt                              $ 8,036,102       $        -

                                                          ==========       ==========

          (a) As part of the Contribution  Agreement,  $640,000 of notes payable has been converted to additional paid-in capital.

                                      F-11

                 LTEL HOLDINGS CORPORATION AND SUBSIDIARIES AND

                 LECSTAR TELECOM, INC. AND LECSTAR DATANET, INC.

       NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS (Continued)

                                DECEMBER 31, 2003

          Scheduled  maturities of long-term debt as of December 31, 2003 are as follows:

                            2004       $  346,721

                            2005       $  248,305

                            2006       $  264,935

                            2007       $   22,862

                            2008       $7,500,000

4.         Stockholders' Deficit

          Authorized Shares

          The  total  number  of shares  of  stock,  which  the  corporation  is authorized to issue is 11,000. This consist of 8,000 shares of Class A common stock,  no par value per share,  2,000 shares of Class B common stock, no par value per share and 1,000 shares of preferred  stock, no par value per share.

          Class A common is  entitled to one vote per share while Class B common is entitled to ten votes per share.

          Series A Preferred  Stock: The Company has designated 20 shares out of a total of 1,000 authorized shares of its no par value preferred stock as Series A Convertible  Preferred Stock ("Series A Preferred Stock").

          Dividends of the Series A Preferred  Stock are  cumulative and payable annually on each  anniversary  of the date of issuance at a rate of 3%

          per  annum  on the sum of the  liquidation  preference  ($100,000  per share).  Dividends  may be paid in cash or  shares  of  Class A common stock,  at the option of the Company.  The Series A Preferred Stock is convertible  at the  option  of  the  holder  into  16  shares  of the

          Company's Class A common stock for each share of designated  preferred stock.  The  Series A  Preferred  Stock  may also be  redeemed  by the

          Company upon 10 days  written  notice at 110% of the  preferred  stock stated  value  ($100,000).  The  Company  has  the  option  to pay the redemption  in either cash or common stock.  During 2003,  the Company issued  2.5  shares  of Series A  Preferred  Stock  and  received  net proceeds of $230,000.  At December  31,  2003,  2.5 shares of Series A

          Preferred  Stock are outstanding  which have an aggregate  liquidation value of $250,000 and related accrued dividends of $2437.

          Series B Preferred Stock: The Company has designated 200 shares out of a total of 1,000 authorized shares of its no par value preferred stock as Series B Convertible  Preferred Stock ("Series B Preferred Stock").

          Dividends of the Series B Preferred  Stock are  cumulative and payable annually on each  anniversary  of the date of issuance at a rate of 3%

          per  annum  on the sum of the  liquidation  preference  ($100,000  per share).  Dividends  may be paid in cash or  shares  of  Class A common stock,  at the option of the Company.  The Series B Preferred Stock is convertible at the option of the holder into 6 shares of the Company's

          Class A common stock for each share of designated  preferred stock and

          4 shares  of the  Company's  Class B common  stock  for each  share of designated preferred stock. At December 31, 2003, 200 shares of Series

          B Preferred Stock are outstanding which have an aggregate  liquidation value of $20,000,000, and related accrued dividends of $195,000.

                                      F-12

                 LTEL HOLDINGS CORPORATION AND SUBSIDIARIES AND

                 LECSTAR TELECOM, INC. AND LECSTAR DATANET, INC.

       NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS (Continued)

                                DECEMBER 31, 2003

5.         Income Taxes

          At  December   31,   2003,   the  Company  had  net   operating   loss

          carry-forwards  for  federal  income  tax  purposes  of  approximately

          $8,574,000, which begin to expire in 2022. The Company's net operating loss  carry-forwards  are  subject  to certain  limitations  on annual utilization due to changes in ownership of the Company,  as defined in

          Section 382 of the Internal  Revenue  Code.  These  limitations  could

          significantly   reduce   the   amount  of  the  net   operating   loss

          carry-forwards available to the Company in the future.

          A  reconciliation  of the provision for income taxes  (benefit) to the

          Federal statutory rate of 34% is as follows:

                                                December 31,    December 31,    December 5,

                                                    2003            2002            2002

                                                -----------     -----------     -----------


           Tax (benefit) at statutory rate      $  (504,000)    $  (162,000)    $ (6,633,000)

           State taxes (net of Federal benefit)      (6,000)        (19,000)        (780,000)

           Permanent differences                          0               0        4,900,000

           Valuation allowance                      510,000         181,000        2,513,000

                                                -----------     -----------      -----------

                                                $         -     $         -     $          -

                                                ===========     ===========      ===========

          Permanent,  non  deductible  expenses of  $4,900,000 as of December 5,

          2002 represents non-cash interest and non-cash compensation expense.

          Deferred  income  taxes  reflect  the net  tax  effects  of  temporary differences between the carrying amounts of assets and liabilities for financial  reporting  purposes  and the  amounts  used for  income tax purposes.  Significant components of the Company's deferred tax assets at December 31, 2003 are as follows:

           Net operating loss              $ 3,198,000

           Valuation allowance              (3,198,000)

                                            ----------

           Net deferred tax assets         $         -

                                            ==========

          For financial reporting purposes, the Company has recorded a valuation allowance  against  deferred tax assets as management  has  determined that it is not more likely than not that the  deferred  tax assets for which the allowance has been established will materialize.

                                      F-13

                 LTEL HOLDINGS CORPORATION AND SUBSIDIARIES AND

                 LECSTAR TELECOM, INC. AND LECSTAR DATANET, INC.

       NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS (Continued)

                                DECEMBER 31, 2003

6.         Commitments and Contingencies

     A.   Lease Commitments

          Total rent expense for all operating  leases was $382,240 and $410,346 during  the years  ended  December  31,  2003 and 2002,  respectively.

          Future  minimum  lease  payments  under the  non-cancelable  operating leases as of December 31, 2003,  with initial  lease terms of at least one year at the time of inception, are as follows:

                       2004                                    387,184

                       2005                                    118,812

                       2006                                     59,363

                       2007                                     56,093

                       Thereafter                               29,928

                                                            ----------

                       Total                                $  651,380

                                                            ==========

     B.   Legal Matters

          Other than the claim described  below,  the Company is not currently a party to any legal  proceeding  other than various claims and lawsuits arising in the normal course of business. The Company does not believe that these lawsuits  would  individually  or in the aggregate,  have a material  adverse  effect  on our  business,  financial  condition  or results of operations. Furthermore, the Company believes that adequate coverage of these  claims has been  recorded  in  accounts  payable or accrued liabilities.

          In connection with a $1,000,000  judgment  rendered  against an entity named  LecStar/Corzon,  Inc.  in favor of a former  officer of LecStar

          Communications  Corporation,  the former  officer  has filed an action seeking attachment of the assets of LecStar Telecom,  Inc. and LecStar

          Datanet,  Inc. The Company has moved to vigorously  defend this claim.

          The likelihood of an  unfavorable  outcome or estimate of any possible loss cannot be determined at this time.

7.         Subsequent Events

          On November 24, 2003, LTEL signed a non-binding term sheet relating to the  anticipated  acquisition  of all of the capital  stock of LTEL by

          Fonix Corporation ("Fonix"). The significant terms of this acquisition were that Fonix would acquire LTEL for $33 million in secured debt and preferred and common stock;  McCormack would convert its $7,500,000 of secured debt to LTEL Series B Preferred  stock; the Series A Preferred stockholder  would convert its stock to Series B Preferred  stock, and

          LTEL would obtain the necessary stockholder and regulatory approvals.

          On February 25, 2004, Fonix Corporation conjugated this transaction whereby LTEL became a wholly owned subsidiary of Fonix.

                                                                                                             F-14

Table of Contents

Summary about Fonix Corporation and this offering	2	Fonix Corporation
Risk factors	6
Information about Fonix Corporation	22	50,000,000
Business	22	SHARES
Management's discussion and analysis of financial condition
and results of operations	29	CLASS A COMMON STOCK
Special note regarding forward looking statements	47	____________________
Market price of and dividends on Fonix Class A common stock	48
Selected financial data	49	PROSPECTUS
Index to financial statements of Fonix Corporation	50
Legal proceedings	51	___________________
Directors and officers of Fonix	52
Security ownership of certain beneficial owners and management	56	September __, 2005
Certain relationships and related transactions	57
Use of proceeds	58
Selling Shareholders	58
Plan of distribution	59
Regulation M	60
Experts	61
Legal matters	61
Additional information	61
Where to get additional information	62
Financial Statements	63

____________________

Dealer Prospectus Delivery Obligation.  Until [a date which is 90 days following the effective date], all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth the various expenses to be incurred in connection with the sale and distribution of the securities being registered hereby, all of which will be borne by the Company. All amounts shown are estimates except the Securities and Exchange Commission registration fee.

Filing Fee - Securities and Exchange Commission $ 295
Legal fees and expenses of the Company 20,000
Accounting Fees 20,000
Printing expenses 500
Miscellaneous expenses 5,000
----------
Total Expenses $ 45,295
==========

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Subsection (a) of Section 145 of the General Corporation Law of the State of Delaware empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect to any claim issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 145 further provides that to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any such action, suit or proceeding referred to in subsections (a) and (b) of Section 145 or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith; that the indemnification provided for by Section 145 shall not be deemed exclusive of any other rights which the indemnified party may be entitled; that indemnification provided by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person's heirs, executors and administrators; and empowers the corporation to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liabilities under Section 145.

Section 102(b)(7) of the General Corporation Law or the State of Delaware provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of the director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

Article Ninth of the registrant's Charter provides that, the registrant shall, “to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-Law, agreement, vote of stockholders or disinterested Directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.”

Article VII, Section 7 of the registrant's Bylaws further provides that  the registrant “shall indemnify its officers, directors, employees and agents to the extent permitted by the General Corporation Law of Delaware.”

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ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES

For the year ended December 31, 2004, we received $12,618,000 in funds drawn under the Fifth Equity Line, less commissions and fees of $379,000, and issued 54,768,198 shares of Class A common stock to the Equity Line Investor.  The shares were issued without registration under the 1933 Act in reliance on Section 4(2) of the 1933 Act and the rules and regulations promulgated thereunder.  The resales of the shares were subsequently registered under registration statements on Form S-2.

On February 11, 2004, we issued 900,000 shares of Class A common stock to our legal counsel in payment of services rendered.  We also issued 813,423 shares to consultants as payment for services rendered.

Series I Preferred Stock - On October 24, 2003, we entered into a private placement of shares of our Class A common stock with The Breckenridge Fund, LLC, a New York limited liability company (“Breckenridge”).  Under the terms of the private placement, we agreed to sell 1,043,478 shares of our Class A common stock for $240,000 (the “Private Placement Funds”).  The shares were issued without registration under the 1933 Act in reliance on Section 4(2) of the Securities Act of 1933, as amended (the “1933 Act”), and the rules and regulations promulgated thereunder.

Subsequent to our receiving the Private Placement Funds, but before any shares were issued in connection with the private placement, we agreed with Breckenridge to rescind the private placement of the shares and to restructure the transaction.  We retained the Private Placement Funds as an advance in connection with the restructured transaction.  We paid no interest or other charges to Breckenridge for use of the Private Placement Funds.

Following negotiations with Breckenridge, we agreed to sell to Breckenridge 3,250 shares of our Series I 8% Convertible Preferred Stock (the “Preferred Stock”), for an aggregate purchase price of $3,250,000, net of the Private Placement Funds which we had already received.  The sale of the Preferred Stock to Breckenridge closed on January 30, 2004.

In connection with the offering of the Preferred Stock, we also issued to Breckenridge (i) warrants (the “Warrants”) to purchase up to 965,839 additional shares of our Class A common stock; (ii) 1,931,677 shares of our Class A common stock (the “Additional Shares”); and (iii) 482,919 shares of our Class A common stock (the “Fee Shares”).  The shares of Series I Preferred Stock, the Warrants, the Additional Shares, and the Fee Shares were issued without registration under the 1933 Act in reliance on Section 4(2) of the 1933 Act and the rules and regulations promulgated thereunder. We filed a registration statement on Form S-2 to register the resales of the shares underlying the Warrants and the Series I Preferred Stock, as well as the Additional Shares and the Fee Shares on March 5, 2004.

For the year ended December 31, 2004, we issued 8,435,869 shares of our Class A common stock in conversion of 1,000 shares of our Series I Preferred Stock.  Subsequent to December 31, 2004, and through March 28, 2005, we issued 10,054,561 shares of our Class A common stock in conversion of 900 shares of Series I Preferred Stock.

LecStar Acquisition - On February 24, 2004, we acquired all of the capital stock of LTEL Holdings Corporation (“LTEL”) and its wholly-owned subsidiaries, LecStar Telecom, Inc., and LecStar DataNet, Inc. (collectively “LecStar”). The results of LecStar's operations are included in the consolidated financial statements from February 24, 2004.  We acquired LecStar to provide us with a recurring revenue stream, a growing customer base, new marketing channels for our Core Technologies and Products, and to reduce the cost of capital.

In accordance with FAS No. 141, “Business Combinations,” the aggregate purchase price was $12,800,000 and consisted of the issuance of 7,036,802 shares of Class A common stock valued at $4,176,000 or $0.59 per share, 2,000 shares of 5% Series H nonvoting, nonconvertible preferred stock (the “Series H Preferred Stock”) with a stated value of $10,000 per share valued at $4,000,000, and a 5% $10,000,000 secured, six-year promissory note (the “Note”) valued at $4,624,000. The number of shares of Class A common stock issued under the terms of the purchase agreement was determined by dividing $3,000,000 by 90 percent of the average closing bid price of our common stock for the first 30 of the 33 consecutive trading days immediately preceding the date certain regulatory approvals were deemed effective.  Under the terms of the acquisition agreement, the number of Class A common shares was determinable on February 19, 2004.  Accordingly, the value of the shares of Class A common stock was established, in accordance with SFAS No. 141, as the average market price of the Fonix common stock over the three-day period through February 19, 2004. The values of the Series H Preferred Stock and the Note were determined based on the estimated risk-adjusted cost of capital to Fonix at the date of the acquisition.  The fair value of the Series H Preferred Stock was based on an imputed yield rate of 25 percent per annum, and the discount on the Note of $5,376,000 was based on an imputed interest rate of 25 percent per annum.

The purchase price was allocated to the assets acquired and liabilities assumed based on their estimated fair values.  Negative goodwill was not recognized in connection with the acquisition of LecStar. Instead, the excess of the fair value of the net assets over the purchase price was allocated as a pro rata reduction of the amounts that otherwise would have been assigned to the long-term assets.  At February 24, 2004, the purchase price was allocated to the assets acquired and the liabilities assumed as follows:

Current Assets	$ 2,390,000
Investments	237,000
Property and equipment	148,000
Deposits and other assets	984,000
Intangible assets	18,500,000
Total assets acquired	22,259,000
Current liabilities	(8,923,000)
Long-term portion of notes payable	(536,000)
Total liabilities assumed	(9,459,000)
Net Assets Acquired	$12,800,000

Of the $18,500,000 of acquired intangible assets, $1,110,000 was assigned to LecStar's brand name, which has an indefinite life and therefore is not subject to amortization; $14,430,000 was assigned to the local telephone exchange customer base, with a 2.9-year weighted-average useful life; and $2,960,000 was assigned to established marketing contracts and agreements with utility companies, with a 1.8-year estimated useful life. Total intangible assets subject to amortization have a weighted-average useful life of approximately 2.7 years.

Dividends on the stated value of the outstanding Series H Preferred Stock are payable at the rate of 5% per annum as and when declared by the Board of Directors. The annual dividend requirement is $1,000,000. If dividends are declared on our common stock, as a condition of that dividend, we are required to pay three percent of the aggregate amount of such dividend to the Series H Preferred Stock. Dividends on the Series H Preferred Stock and interest on the Note are payable in cash or, at our option, in shares of Class A common stock. We have registered the Class A common stock issued in the acquisition and 12,000,000 additional shares of Class A common stock issuable as payment of interest on the Note and as dividends on the Series H Preferred Stock. The Note is secured by the assets and capital stock of our subsidiary and the capital stock of LTEL and LecStar.

In the event of a voluntary or involuntary liquidation, dissolution or winding up of Fonix, the funds available for distribution, after payment to creditors (including the holder of the Note) and then to the holders of Fonix's Series A preferred stock of their liquidation payment, but before any liquidation payments to holders of junior preferred stock or common stock, would be payable to the holders of the Series H Preferred Stock (and any other subsequently created class of preferred stock having equal liquidation rights with the Series H Preferred Stock) in an amount equal to the stated value of the then outstanding Series H Preferred Stock plus any accumulated dividends thereon. The closing of any transaction or series of transactions involving the sale of all or substantially all of the assets of Fonix, LTEL or a merger, reorganization or other transaction in which holders of a majority of the outstanding voting control of Fonix do not continue to own a majority of the outstanding voting shares of the surviving corporation would be deemed to be a liquidation entitling the holders of the Series H Preferred Stock, at their option, to the payments described above.

We have the option, but not the obligation, exercisable at any time, to redeem all or any portion of the outstanding Series H Preferred Stock. The redemption price is equal to any accumulated dividends on the redeemed shares plus a percentage of the $10,000 per share stated value of the redeemed shares, based on the date the redemption occurs in relation to the original issuance date as follows: before the second anniversary - 102%; thereafter but before the third anniversary - 104%; thereafter but before the fourth anniversary - 106% and thereafter - 108%. If shares of Series H Preferred Stock are redeemed, additional Series H preferred dividends will be recognized on the date of redemption in an amount equal to the difference between the amount paid to redeem the shares and their original fair value at the date of issuance of $2,000 per share.

Under the terms of the Series H Preferred Stock, the consent of the holders of 66% of the outstanding Series H Preferred Stock is required to:

•

issue securities with any rights senior to or on parity with the Series H Preferred Stock;

•

 sell substantially all of Fonix's assets, grant any exclusive rights or license to Fonix's products or intangible assets (except in the ordinary course of business), or merge with or consolidate into any other entity in a transaction or series of related transactions, except during periods after the stated value of the outstanding Series H Preferred Stock is less than $5,000,000;

•

 redeem any outstanding equity securities, except for previously issued options, warrants, or preferred stock, except during periods after the stated value of the outstanding Series H Preferred Stock outstanding is less than $5,000,000; or

•

 make any changes in the rights, preferences, or privileges of the Series H Preferred Stock or amend the certificate of incorporation or bylaws.

The principal Series H preferred stockholder has placed 300 shares of Series H Preferred Stock in escrow (the “Escrow Shares”) for a period of 12 months from the date of acquisition as protection with respect to breaches of representations and warranties of the LTEL selling stockholders, including any liability or payment that may arise from the above mentioned legal action.  As a result of the filing of the First Empire Litigation, we have asserted a claim for increase of certain representations and warranties.  To our knowledge, the Escrow Shares have not been released from escrow.

For the year ended December 31, 2004, we issued 833,334 shares of our Class A common stock as payment on the Note and 1,666,667 shares of our Class A common stock as dividend payments on our Series H Preferred Stock.

Subsequent to December 31, 2004, and through March 28, 2005, we received $1,750,000 in funds drawn under the Sixth Equity Line, less commissions and fees of $59,000, and issued 24,295,751 shares of Class A common stock to the Equity Line Investor.  The shares were issued without registration under the 1933 Act in reliance on Section 4(2) of the 1933 Act and the rules and regulations promulgated thereunder.  The resales of the shares were subsequently registered under registration statements on Form S-2.

There have been no repurchases of equity securities by Fonix during the year ended December 31, 2004.

During the six months ended June 30, 2005, we issued 5,480,405 shares of our common stock under the Fifth Equity Line and 74,396,474 shares of our common stock under the Sixth Equity Line to the Equity Line Investor.  We issued 18,630,233 shares of our common stock in connection with conversions of our Series I Preferred stock to Breckenridge.  Subsequent to June 30, 2005 and through August 10, 2005, we issued 737,405 shares of our common stock under the Sixth Equity Line and 19,110,763 shares of our common stock under the Seventh Equity Line.  The shares of common stock were issued without registration under the 1933 Act in reliance on Section 4(2) of the 1933 Act and the rules and regulations promulgated thereunder.  The resales of the shares were subsequently registered under registration statements on Form S-2 and Form S-1.  The proceeds from the Sixth and Seventh Equity Line transactions were used for working capital.

ITEM 16. LIST OF EXHIBITS.

3.1

Corrected Certificate of Designation of Rights and Preferences for Series I 8% Convertible Preferred Stock (filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on February 17, 2004, and incorporated herein by reference).

3.2

Certificate of Designations of Fonix Series H Preferred Stock as filed with the Delaware Secretary of State on February 24, 2004 (filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on March 4, 2004, and incorporated herein by reference).

5

Opinion of Durham Jones & Pinegar, P.C.*

10.1

Series I 8% Convertible Preferred Stock Purchase Agreement between Fonix Corporation and The Breckenridge Fund, LLC, dated as of December 31, 2003 (filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on February 17, 2004, and incorporated herein by reference).

10.2

Exchange Agreement dated February 24, 2004, by and among Fonix Corporation, LTEL Acquisition Corporation, LTEL Holdings Corporation, the capital stock holders of LTEL identified therein, and McCormack Avenue Ltd. (filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on March 4, 2004, and incorporated herein by reference).

10.3

Secured Promissory Note dated February 24, 2004 in the principal amount of $10,000,000 made by Fonix Corporation and in favor of McCormack Avenue, Ltd. (filed as Exhibit 2.2 to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on March 4, 2004, and incorporated herein by reference).

10.4

Security Agreement by and between Fonix Corporation and McCormack Avenue Ltd. dated February 24, 2004 (filed as Exhibit 2.3 to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on March 4, 2004, and incorporated herein by reference).

10.5

Collateral Pledge Agreement by and among Fonix Corporation, LTEL Acquisition Corporation, LTEL Holdings Corporation and McCormack Avenue, Ltd. (filed as Exhibit 2.4 to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on March 4, 2004, and incorporated herein by reference).

10.6

Form of Registration Rights Agreement by and among Fonix Corporation and the Sellers (filed as Exhibit 2.5 to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on March 4, 2004, and incorporated herein by reference).

23.1

Consent of Durham Jones & Pinegar, P.C., included in Exhibit 5.*

23.2

Consent of Hansen Barnett & Maxwell.*

23.3

Consent of Sherb & Co., LLP.*

24

Power of Attorney (See page II-10 of this Registration Statement)

___________________

* - Previously filed

ITEM 17. UNDERTAKINGS.

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any derivation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that are incorporated by reference in this Registration Statement.

(2) That, for the purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Corporation pursuant to the indemnification provisions described herein, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Salt Lake City, State of Utah, on this 1st day of September, 2005.

                                  Fonix Corporation

                                  By: /s/ Thomas A. Murdock

                                     ---------------------------

                                  Thomas A. Murdock

                                  President, Chief Executive Officer

                                  By: /s/ Roger D. Dudley

                                     ---------------------------

Roger D. Dudley

Executive Vice President, Chief Financial

Officer, and Principal Accounting Officer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby authorizes Thomas A. Murdock and Roger D. Dudley, and each of them, with full power of substitution, to execute in the name and on behalf of such person any amendment (including any post-effective amendment) to this Registration Statement (or any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act) and to file the same, with exhibits thereto, and other documents in connection therewith, making such changes in this Registration Statement as the person(s) so acting deems appropriate, and appoints each of such persons, each with full power of substitution, attorney-in-fact to sign any amendment (including any post-effective amendment) to this Registration Statement (or any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act) and to file the same, with exhibits thereto, and other documents in connection therein.

Name

Date

/s/ Thomas A. Murdock

September 1, 2005

--------------------------

Thomas A. Murdock

/s/ Roger D. Dudley

September 1, 2005

--------------------------

Roger D. Dudley

/s/ William A. Maasberg Jr.

September 1, 2005

--------------------------

William A. Maasberg Jr.

EXHIBIT INDEX

3.1

Corrected Certificate of Designation of Rights and Preferences for Series I 8% Convertible Preferred Stock (filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on February 17, 2004, and incorporated herein by reference).

3.2

Certificate of Designations of Fonix Series H Preferred Stock as filed with the Delaware Secretary of State on February 24, 2004 (filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on March 4, 2004, and incorporated herein by reference).

5

Opinion of Durham Jones & Pinegar, P.C.*

10.1

Series I 8% Convertible Preferred Stock Purchase Agreement between Fonix Corporation and The Breckenridge Fund, LLC, dated as of December 31, 2003 (filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on February 17, 2004, and incorporated herein by reference).

10.2

Exchange Agreement dated February 24, 2004, by and among Fonix Corporation, LTEL Acquisition Corporation, LTEL Holdings Corporation, the capital stock holders of LTEL identified therein, and McCormack Avenue Ltd. (filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on March 4, 2004, and incorporated herein by reference).

10.3

Secured Promissory Note dated February 24, 2004 in the principal amount of $10,000,000 made by Fonix Corporation and in favor of McCormack Avenue, Ltd. (filed as Exhibit 2.2 to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on March 4, 2004, and incorporated herein by reference).

10.4

Security Agreement by and between Fonix Corporation and McCormack Avenue Ltd. dated February 24, 2004 (filed as Exhibit 2.3 to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on March 4, 2004, and incorporated herein by reference).

10.5

Collateral Pledge Agreement by and among Fonix Corporation, LTEL Acquisition Corporation, LTEL Holdings Corporation and McCormack Avenue, Ltd. (filed as Exhibit 2.4 to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on March 4, 2004, and incorporated herein by reference).

10.6

Form of Registration Rights Agreement by and among Fonix Corporation and the Sellers (filed as Exhibit 2.5 to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on March 4, 2004, and incorporated herein by reference).

23.1

Consent of Durham Jones & Pinegar, P.C., included in Exhibit 5.*

23.2

Consent of Hansen Barnett & Maxwell.*

23.3

Consent of Sherb & Co., LLP.*

24

Power of Attorney (See page II-10 of this Registration Statement)

* - Previously filed